                                                                     Exhibit 4.4

Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002



The Subcontract made the 18th day of March 2004 between the Nautronix Ltd, A.C.N 009 019 603, and having its registered office at 108 Marine Terrace Fremantle WA 6160 (hereinafter referred to as "NIX") and Offshore Systems Limited Of 107 - 930 West 1st Street, North Vancouver, British Columbia, Canada V7P 3N4 ("OSL")

RECITALS

A. The Commonwealth has a requirement for the supply of Navigation Display Systems.

B. On 4 March 2004, NIX entered into a contract (Contract No C438991) with the Commonwealth for the supply of Navigation Display Systems.

B. OSL has offered to provide the Supplies on the terms set out in the Subcontract.

C. NIX has agreed to accept the offer by OSL on the terms set out in the Subcontract.

THE PARTIES AGREE AS FOLLOWS






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Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002




                            CONDITIONS OF SUBCONTRACT

                                TABLE OF CONTENTS


1.         SUBCONTRACT FRAMEWORK............................................................................1-1

1.1        Definitions......................................................................................1-1

1.2        Interpretation...................................................................................1-5

1.3        Commencement of Operation and Subcontract Period.................................................1-5

1.4        Entire Agreement.................................................................................1-5

1.5        Precedence of Documents..........................................................................1-5

1.6        Contracted Requirement...........................................................................1-6

1.7        Provision of Supplies............................................................................1-6

1.8        Order Procedures.................................................................................1-7

1.9        Quotation Acceptance Procedures..................................................................1-7

1.10       Guiding Principles...............................................................................1-8

1.11       Transfer of Work.................................................................................1-9


2.         ROLES AND RESPONSIBILITIES.......................................................................2-1

2.1        NIX..............................................................................................2-1

2.2        OSL's Representative.............................................................................2-1

2.3        Notices..........................................................................................2-1


3.         PRODUCTION OF THE SUPPLIES.......................................................................3-1

3.1        Language and Measurement.........................................................................3-1

3.2        Design, Development and Provision of Supplies....................................................3-1

3.3        Export Approvals.................................................................................3-1

3.4        Imported Supplies and Customs Entry..............................................................3-1

3.5        Delivery and Receipt of GFM......................................................................3-2

3.6        Use of GFM.......................................................................................3-2

3.7        Care of GFM......................................................................................3-2

3.8        Liability for GFM................................................................................3-2

3.9        GFM Ownership and Restrictions...................................................................3-3

3.10       Government Furnished Facilities..................................................................3-3


4.         AUSTRALIAN INDUSTRY INVOLVEMENT..................................................................4-1

4.1        Australian Industry Involvement..................................................................4-1


5.         INTELLECTUAL PROPERTY............................................................................5-1

5.1        Intellectual Property Requirements...............................................................5-1

5.2        Lower Tier Contractors...........................................................................5-2

5.3        Ownership........................................................................................5-2


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
5.4        Intellectual Property Licences...................................................................5-2

5.5        Release to Third Parties.........................................................................5-2

5.6        Additional Intellectual Property.................................................................5-2

5.7        Provision of Technical Information...............................................................5-3

5.8        Software Updates.................................................................................5-4

5.9        Commonwealth Use of Technical Information........................................................5-4

5.10       Form of Technical Information....................................................................5-4

5.11       Management of Litigation.........................................................................5-5

5.12       Termination for Default..........................................................................5-5

5.13       Software Design Data.............................................................................5-6

5.14       Moral Rights.....................................................................................5-6


6.         DELIVERY, ACCEPTANCE AND OWNERSHIP...............................................................6-1

6.1        Delivery.........................................................................................6-1

6.2        Postponement.....................................................................................6-1

6.3        Postponement Costs...............................................................................6-2

6.4        Progress Certification...........................................................................6-2

6.5        Acceptance.......................................................................................6-3

6.6        System Acceptance................................................................................6-3

6.7        Ownership and Risk...............................................................................6-4


7.         PRICE AND PAYMENT................................................................................7-1

7.1        Price and Price Basis............................................................................7-1

7.2        Milestone Payments...............................................................................7-1

7.3        Not Used.........................................................................................7-2

7.4        Performance Security.............................................................................7-2

7.5        Securities.......................................................................................7-2

7.6        Not Used.........................................................................................7-2

7.7        Not Used.........................................................................................7-2

7.8        Critical Milestones..............................................................................7-2

7.9        Early and Late Payment...........................................................................7-2

7.10       Liquidated Damages...............................................................................7-3

7.11       Taxes and Duties.................................................................................7-4

7.12       Not Used.........................................................................................7-4

7.13       Value Management.................................................................................7-4

7.14       New Developments.................................................................................7-5

7.15       Benchmarking.....................................................................................7-6

7.16       Pricing Reviews..................................................................................7-7


8.         INSURANCE AND LIABILITY..........................................................................8-1

8.1        Subcontractor's Employees........................................................................8-1



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Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002

8.2        Property Damage and Public Risk..................................................................8-1

8.3        Care of the Supplies.............................................................................8-1

8.4        Intellectual Property Indemnity..................................................................8-1

8.5        Limitation of Liability..........................................................................8-2

8.6        Insurance........................................................................................8-2


9.         WARRANTIES AND SUPPORT OF THE SUPPLIES...........................................................9-1

9.1        Fitness for Purpose..............................................................................9-1

9.2        Date Dependency..................................................................................9-1

9.3        Warranty.........................................................................................9-1

9.4        Notification of Defects..........................................................................9-2

9.5        Latent Defects...................................................................................9-2

9.6        Technical Information Warranty...................................................................9-2

9.7        Continued Manufacture and Support................................................................9-2

9.8        Help Desk........................................................................................9-3

9.9        Nonconforming Supplies - OSL's Primary Responsibility............................................9-4

9.10       Rights Not Affected..............................................................................9-5

9.11       Service Levels...................................................................................9-5

9.12       Adjustment of Service Levels.....................................................................9-6

9.13       Not Used.........................................................................................9-7


10.        SUBCONTRACT MANAGEMENT..........................................................................10-1

10.1       Change to the Subcontract.......................................................................10-1

10.2       Condition as to Disclosure by OSL...............................................................10-1

10.3       Waiver..........................................................................................10-1

10.4       Commercial-in-Confidence Information............................................................10-1

10.5       Assignment and Novation.........................................................................10-2

10.6       Negation of Employment and Agency...............................................................10-2

10.7       NIX Access......................................................................................10-2

10.8       Accounting......................................................................................10-3

10.9       Open Book Records...............................................................................10-3

10.10      Auditing........................................................................................10-4

10.11      OSL Access......................................................................................10-4

10.12      Lower Tier Contracts............................................................................10-5

10.13      Defence Security................................................................................10-5

10.14      Not Used........................................................................................10-6

10.15      Coordination with Other Contractors.............................................................10-6


11.        POLICY AND LAW..................................................................................11-1

11.1       Applicable Law..................................................................................11-1

11.2       Compliance With Laws............................................................................11-1

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
11.3       Policy Requirements.............................................................................11-1

11.4       Occupational Health and Safety..................................................................11-1

11.5       Severability....................................................................................11-2


12.        DISPUTES AND TERMINATION........................................................................12-1

12.1       Resolution of Disputes..........................................................................12-1

12.2       OSL Default.....................................................................................12-1

12.3       Termination for Convenience.....................................................................12-2

12.4       Right of NIX to Recover Money...................................................................12-3

12.5       Survivorship....................................................................................12-3




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ATTACHMENTS


A.    Price and Delivery Schedule                                     A-1

B.    Training Courses                                                B-1

C.    Schedule of Payments                                            C-1

D.    Commercial-In-Confidence Information                            D-1

E.    Catalogue of Equipment                                          E-1

F.    Schedule of Labour Rates                                        F-1

G.    Liquidated Damages                                              G-1

H.    Government Furnished Material                                   H-1

I.    Australian Industry Involvement Plan                            I-1

J.    Deeds                                                           J-1

K.    Schedule of Approved Subcontractors                             K-1

L.    Certificates                                                    L-1

M.    Contract and Engineering Change Proposals                       M-1

N.    Financial Security Deeds                                        N-1

O.    Deed of Confidentiality and Fidelity                            O-1

P.    Tasking Directive Form                                          P-1

Q.    Statement of Work                                               Q-1

R.    Key Personnel                                                   R-1

S.    Intellectual Property Schedule                                  S-1




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Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002




1.         SUBCONTRACT FRAMEWORK

1.1        DEFINITIONS
--------------------------------------------------------------------------------

1.1.1      In the Subcontract, unless the contrary intention appears:

           "Acceptance" means acceptance of the Supplies under clause 6.5 signified by NIX signature of the Supplies Acceptance Certificate; and "Accept" has a corresponding meaning.

           "Approved Subcontractor" means OSL.

           "Attachment" means an attachment to the Subcontract listed in the table of contents.

           "Australian Industry Involvement Plan" or "AII Plan" means the plan which describes the activities and the methodology for the management, monitoring, verification, reporting, auditing and validation of Local Content and Strategic Industry Development Activities to achieve the Industry Requirements set out at Attachment I.

           "Background IP" means IP that:

           a. is in existence at the Effective Date or is subsequently brought into existence other than as a result of the performance of the Subcontract; and

           b. is embodied in, or attaches to, the Supplies or is otherwise necessarily related to the functioning or operation of the Supplies.

           "Base Date" means 16 July 2002.

           "Claim" means any suit, demand, proceedings, dispute, claim or action which OSL may make or bring against NIX:

           a. under, arising out of, or in connection with, the Subcontract;

           b.         arising out of, or in connection with, the Supplies; or

           c.         otherwise at law or in equity including:

                      (i)        by statute;

                      (ii) in tort for negligence or otherwise, including negligent misrepresentation; or

                      (iii)      for restitution for unjust enrichment,

           in respect of any fact, matter or thing under, arising out of, or in connection with the Supplies or the Subcontract.

           "Commercial-in-Confidence Information" means information including, without limitation, trade secrets, know-how and any information comprised in Technical Information that:

           a.         is by its nature confidential; or

           b. the receiving party knows or ought to know is confidential,

           but does not include information which:

           c. is or becomes public knowledge other than by breach of the Subcontract;

           d. is in the possession of a party without restriction in relation to disclosure before the date of receipt; or

           e. has been independently developed or acquired by the receiving party.

           "Committed Deliverables" means those Supplies identified as such in
           Section 4.1 of the Statement of Work and which are Ordered by NIX under clause 1.8 and 1.9 from time to time.

           "Core Support Functions" means the Supplies identified as such in
           Section 4.1.2 of the Statement of Work which are not subject to the Order procedures specified in clauses 1.8, 1.9 and 9.8.

           "Core Support Functions Fee" means the fee so specified in Attachment C.


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           "day" means a calendar day.

           "Defence Custodian" has the meaning given to that term in clause 1.1 of the ECPINS Software Licence Deed set out at Part 4 of Attachment J to the Contract."

           "Defence Purpose" means any purpose within the power of the Commonwealth with respect to the defence of the Commonwealth.

           "Developed Software" means the software described in sections 2, 3 and 4 of the Functional Performance Specification in the Statement of Work and includes the ECPINS Software.

           "document" includes:

           a. any paper or other materials on which there are writing, marks, figures, symbols or perforations having meaning for persons qualified to interpret them; and

           b. any article or material from which sound, images, or writings are capable of being reproduced with or without the aid of any other article or device.

           "ECPINS Software" means the computer program or programs described in
           Schedule 1 - of the ECPINS Software Licence set out at Part 4 of Attachment J consisting of a set of instructions or statements in both machine readable and source code form together with any modification of that program (including any patch, fix or other alteration to the program produced primarily to overcome defects in the ECPINS Software) and the Documentation (within the meaning of the ECPINS Software Licence Deed set out at Part 4 of Attachment J).

           "Effective Date" means 4th March 2004.

           "Estimated Price" means an Order Price that is based on an estimate of the work effort and materials required for the completion of the Order.

           "Firm Price" means an Order Price that is, subject to clause 10.1, unalterable.

           "Fixed Deliverables" means Supplies identified as such in Section 4 of the SOW.

           "Follow-On Support Period" means the period beginning from Acceptance of the first NDS Unit on a RAN vessel until the end of the Subcontract Period.

           "Follow-On Support Services" means the Supplies identified as such in section 8.21 of the Statement of Work which are subject to the Order procedures specified in clauses 1.8, 1.9 and 9.8.

           "Foreground IP" means IP which is created under or otherwise in connection with the Subcontract.

           "Government Furnished Data" or "GFD" means the data listed in Part 1 of Attachment H under the heading "Government Furnished Data" or which is listed in an Order.

           "Government Furnished Equipment" or "GFE" means the equipment listed in Part 1 of Attachment H under the heading "Government Furnished Equipment" or which are listed in an Order.

           "Government Furnished Facilities" or "GFF" means the facilities listed in Part 1 of Attachment H under the heading "Government Furnished Facilities" or which are listed in an Order.

           "Government Furnished Information" or "GFI" means the information listed in Part 1 of Attachment H under the heading "Government Furnished Information" or which is listed in an Order.

           "Government Furnished Material" or "GFM" is the collective name for the GFE, GFF, GFI and GFD to be provided to OSL under the Subcontract and which is listed in Part 1 of Attachment H or which is listed in an Order.

           "Imported Content" means that part of the Supplies that is not Local Content or Australian Government charges or duties, including GST. This includes that part of the Supplies that is of overseas (other than New Zealand) origin and comprises all associated costs including international freight and cartage (by other than Australian and New Zealand industry carriers), agent's fees, and overseas storage.


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Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002

           "Industry Requirement" means the statement in Attachment I describing a capability in technology, skills or equipment supportability terms, which is necessary in Australian and New Zealand industry to satisfy Defence requirements.

           "Intellectual Property" or "IP" means all copyright and all rights in relation to inventions (including patent rights), registered and unregistered trademarks (including service marks), registered and unregistered designs, confidential information (including trade secrets and know how), and circuit layouts, and any rights resulting from intellectual activity in the industrial, scientific, literary and artistic fields recognised in domestic law anywhere in the world.

           "Latent Defect" means a deficiency in design, materials or workmanship not discoverable by reasonable care or inspection prior to Acceptance, which causes:

           a.         a software failure; or

           b. a failure of Supplies other than software which falls outside the incidence of random failures to be expected from those Supplies.

           "Local Content" means that part of the Supplies that is value added by Australian and New Zealand industry.

           "Lower Tier Contractor" means any person that for the purposes of the Subcontract, furnishes Supplies directly to OSL or indirectly to OSL through another person and "Lower Tier Contract" has a corresponding meaning.

           "Milestone" means an event or series of events for which OSL is responsible as specified in Attachment C or in an Order that is to be achieved to the satisfaction of NIX.

           "Milestone Payment" means a payment of an amount set out in Attachment C, or an Order, (as applicable) in respect of a Milestone, made under clause 7.2.

           "month" means a calendar month.

           "Navigation Display System" or "NDS Unit" means a standalone system of hardware and software as specified in the Statement of Work.

           "New Release" means a new version of any software Supplies (other than in respect of the ECPINS Software) to be provided under the Subcontract which has been developed primarily to provide an extension, alteration, improvement or additional functionality to that software.

           "Order" means an order created in accordance with clause 1.9.4a, requiring OSL to provide additional Supplies to those specified in Attachment A.

           "Order Price" means the price payable in accordance with clause
           1.9.8.

           "Other Contractors" include any other contractor, consultant, service provider or other person engaged to perform work of any description for NIX, whether or not in connection with the provision of Supplies.

           "Progress Certificate" is the certificate issued under clause 6.4 and as set out at Part 1 of Attachment L.

           "Progress Certification" means progress certification under clause
           6.4 signified by NIX signature of the Progress Certificate.

           Not Used.

           "Quotation" means the offer to be submitted by OSL under clause 1.8.2 in response to a Tasking Directive issued by NIX.

           "RAN" means the Royal Australian Navy.

           "Service Levels" means the objective minimum standards of performance required by NIX of OSL in the provision of the Supplies which are stated at paragraph 8.27 in the Statement of Work (as adjusted under the Subcontract) which, if not achieved by OSL, shall result in a reduction in the operational capability of the Commonwealth.

           "Software Design Data" means data which describes the internal design and operation of a computer program and its interface with the hardware in which it operates including


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Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002

           explanations of particular codes, standard headers or distinct procedures (with reference to inputs, outputs and processing).

           "Source Code" means the expression of software in human readable language which is necessary for the understanding, maintaining, modifying, correction and enhancing of that software.

           "Standing Offer Deliverables" means the Supplies identified as such in Section 4.1 of the Statement of Work.

           "Statement of Work" or "SOW" means the statement of the work at Attachment Q and includes any specification referred to in the Statement of Work.

           "Strategic Industry Development Activity" or "SIDA" means an activity that:

           a. provides Australian industry with the skills, technology and infrastructure to support the Australian Defence Force and its equipment throughout its service life;

           b.         does not form part of the Supplies; and

           c. complements specified Local Content in achieving the Industry Requirements.

           "Subcontract" means this document including the conditions of subcontract, the Attachments including the Statement of Work, each Order and any document expressly incorporated as part of the Subcontract.

           "Subcontract Period" means the period referred to in clause 1.3.2, and if the Subcontract Period is extended under clause 1.3, includes the period of any extension.

           "Subcontract Price" means the total of all amounts payable by NIX under the Subcontract, and includes the amount set out in Attachment A, and the sum of all Order Prices.

           "Supplementary Conditions" means any other conditions attached to and forming part of a Tasking Directive.

           "Supplies" means goods and services including Intellectual Property and Technical Information required to be supplied under the Subcontract and includes:

           a. items acquired in order to be incorporated in the Supplies;

           b. the services to be provided by OSL in accordance with the SOW;

           c. all other tasks or things which OSL is required to do or provide under the Subcontract including fulfilment of Orders;

           d.         Fixed Deliverables;

           e.         Committed Deliverables;

           f.         Core Support Functions; and

           g.         as and when required, Standing Offer Deliverables.

           "Supplies Acceptance Certificate" is the certificate issued under clause 6.5 and as set out at Part 2 of Attachment L.

           "System Acceptance" means acceptance of the system in accordance with clause 6.6 signified by NIX signature of the System Acceptance Certificate.

           "System Acceptance Certificate" means the certificate set out at part 3 of Attachment L.

           "Tasking Directive" or "TD" is a directive issued under clause 1.8.1 and substantially in the form as set out at Attachment P, including any Supplementary Conditions.

           "Technical Information" or "TI" means all technical know how and information (whether in recorded or unrecorded form) produced or acquired by OSL in relation to the Supplies and includes without limitation all data, manuals, handbooks, designs, standards, specifications, reports, writings, models, sketches, plans, drawings, calculations, software, Source Code, Software Design Data, and other items describing or providing information relating to the Supplies or their operations.


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           "Update" means a new version of any software Supplies to be provided under the Subcontract that has been produced primarily to overcome defects in earlier versions of that software.

           "Working Day" in relation to the doing of an action in a place means any day other than a Saturday, Sunday or public holiday in that place.

           "year" means a 12 month period of the Subcontract Period, unless a contrary intention appears.

1.2        INTERPRETATION
--------------------------------------------------------------------------------

1.2.1      In the Subcontract, unless the contrary intention appears:

           a. headings are for the purpose of convenient reference only and do not form part of the Subcontract;

           b.         the singular includes the plural and vice-versa;

           c.         a reference to one gender includes the other;

           d. a reference to a person includes a body politic, body corporate or a partnership;

           e. where the last day of any period prescribed for the doing of an action falls on a day which is not a Working Day, the action shall be done no later than the end of the next Working Day;

           f. a reference to an Act is a reference to an Act of the Commonwealth, State or Territory of Australia, as amended from time to time, and includes a reference to any subordinate legislation made under the Act;

           g. a reference to a clause includes a reference to a subclause of that clause;

           h. a reference to a "dollar" or "$" means the Australian dollar unless otherwise stated;

           i. a reference to a specification, publication, Commonwealth policy or other document is a reference to that specification, publication, Commonwealth policy or document, in effect on the Effective Date, or alternatively, a reference to another version of the document if agreed in writing between the parties;

           j. the word "includes" in any form is not a word of limitation; and

           k. a reference to a party includes that party's administrators, successors, and permitted assigns, including any person to whom that party novates any part of the Subcontract.

1.3        COMMENCEMENT OF OPERATION AND SUBCONTRACT PERIOD
--------------------------------------------------------------------------------

1.3.1      The Subcontract commences on the Effective Date.

1.3.2 Subject to clause 1.3.3, the Subcontract Period shall be for five years from the Effective Date unless terminated in accordance with the terms of the Subcontract.

1.3.3 NIX shall have the option to extend the Subcontract Period, on the same terms and conditions, by additional periods of two years each to a maximum Subcontract Period of fifteen years. However, nothing obliges NIX to exercise any of the options granted under this clause, in any manner or at all.

1.3.4 NIX may exercise the extension options in clause 1.3.3 by providing written notice to OSL no later than three months prior to the expiry of the then current Subcontract Period.

1.4        ENTIRE AGREEMENT
--------------------------------------------------------------------------------

1.4.1 The Subcontract represents the parties' entire agreement in relation to the subject matter and supersedes all tendered offers and prior representations, communications, agreements, statements and understandings, whether oral or in writing.

1.5        PRECEDENCE OF DOCUMENTS
--------------------------------------------------------------------------------

1.5.1 If there is any inconsistency between provisions of the Subcontract, a descending order of precedence shall be accorded to:


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Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002

           a.         the conditions of subcontract;

           b.         any Order;

           c.         the Statement of Work;

           d.         Attachment J, Part 4;

           e.         the other Attachments; and

           f. any document incorporated by express reference as part of the Subcontract,

           so that the provision in the higher ranked document, to the extent of the inconsistency, shall prevail.

1.6        CONTRACTED REQUIREMENT
--------------------------------------------------------------------------------

1.6.1 OSL shall, for the Subcontract Price, provide the Supplies and fulfil all of its other obligations under the Subcontract.

1.6.2      Not Used.

1.7        PROVISION OF SUPPLIES
--------------------------------------------------------------------------------

1.7.1 OSL shall design and develop the Fixed Deliverables in accordance with the Statement of Work and shall deliver the Fixed Deliverables to NIX in accordance with the Delivery Schedule at Attachment A. Fixed Deliverables are not subject to the Order procedures specified in clauses 1.8, 1.9 and 9.8.

1.7.2      Subject to:

           a.         Progress Certification of Milestone number 5; and

           b. Acceptance of the training courses forming part of the Fixed Deliverables,

           NIX shall, from time to time, place Orders for Committed Deliverables and NDS Mil Spec ship-sets during the Subcontract Period in accordance with clauses 1.8 and 1.9 and clause 4.1.3 of the Statement of Work. Nothing in this clause 1.7.2 prevents NIX from placing Orders for Committed Deliverables and NDS Mil Spec ship-sets prior to NIX Acceptance of the Supplies referred to in paragraphs a. and b.

1.7.3 OSL must continue to offer the Standing Offer Deliverables for the Subcontract Period. NIX may, from time to time, place Orders for Standing Offer Deliverables, in accordance with clauses 1.8 and 1.9, during the Subcontract Period but is in no way obliged to Order such Supplies.

1.7.4 In addition to its rights under clause 1.7.3, NIX may, from time to time, place Orders for Follow-On Support Services in accordance with clause 9.8. All Follow-On Support Services performed are subject to clauses 9.11 and 9.12.

1.7.5 OSL shall provide Core Support Functions during the Follow-On Support Period. Core Support Functions are not subject to the Order procedures specified in clauses 1.8 , 1.9 or 9.8. All Core Support Functions are subject to clauses 9.11 and 9.12.

1.7.6 OSL shall fulfil all Orders created up to and including the last day of the Subcontract Period, notwithstanding that Order completion may be after that date.

1.7.7 Subject to clause 1.7.2, NIX is under no legal or equitable obligation to place any Order with OSL under the Subcontract.

1.7.8      There is no limit to the number of Orders which may be placed by NIX.

1.7.9 NIX is not liable for any loss which may be incurred by OSL as a result of:

           a. forward provisioning of spare parts, raw materials, or other material or equipment in anticipation of Orders being placed where such Orders do not eventuate; or

           b. the failure to make such forward provisioning where unanticipated Orders are placed.


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1.7.10     Nothing in the Subcontract hinders or prevents NIX (without any duty to account to or compensate OSL) from engaging or requiring any third person or persons at any time to provide any goods or services the same as or similar to the Supplies.

1.8        ORDER PROCEDURES
--------------------------------------------------------------------------------

1.8.1 At any time during the Subcontract Period, NIX may send a Tasking Directive to OSL, outlining NIX requirements for Supplies which, at NIX discretion, may include NIX required delivery schedule, budget limitations, proposed GFM and required Supplementary Conditions.

1.8.2 If and when OSL receives a Tasking Directive under clause 1.8.1, OSL shall give NIX a written notice ("Quotation"):

           a. for Follow-On Support Services, within the timeframes specified in Section 8 of the SOW; or

           b. for all Supplies other than Follow-On Support Services, within 5 Working Days;

           setting out in detail:

           c. the steps which OSL recommends be taken to implement the Tasking Directive;

           d. the time in which the steps referred to in paragraph 1.8.2c will be implemented;

           e. the proposed Order Price, which must include all costs associated with performance of the tasks required under the Tasking Directive; and

           f. any other information as may be required from time to time by NIX.

1.8.3      The Quotation must:

           a. be an offer to perform all tasks required to complete the Tasking Directive;

           b. be based on the rates and prices specified in Attachments B, E and F (as those rates and prices may be varied from time to time in accordance with the Subcontract);

           c. comply with, and be submitted subject to, any Supplementary Conditions as may be required from time to time by NIX; and

           d. unless otherwise approved by NIX - be a Firm Price for the performance of the steps required to implement the Tasking Directive.

1.8.4      In respect of placing an Order, the following conditions also apply:

           a. NIX may, from time to time, place Orders for Follow-On Support Services either in accordance with this clause 1.8 or clause 9.8;

           b. an Estimated Price shall be subject to variation based on the actual work effort and materials required, however, NIX shall not be liable for any expenditure or obligations incurred by OSL in excess of the Estimated Price without the prior written approval of NIX; and

           c. OSL shall, where it has obtained the prior written approval of NIX, be paid for reasonable and proper travel and accommodation expenses incurred by OSL's personnel directly engaged in the delivery of Follow-On Support Services under an Order, at a cost calculated as follows, without allowance for profit or any general, administrative or other overhead charge:

                      (i) air travel within Australia shall be paid to OSL at actual cost, and shall not exceed normal economy class rates; and

                      (ii) accommodation and meals shall be paid to OSL at non-SES rates for the Australian Public Service.

1.9        QUOTATION ACCEPTANCE PROCEDURES
--------------------------------------------------------------------------------

1.9.1 If a Quotation submitted under clause 1.8.2 is acceptable to NIX, NIX may accept that Quotation by notifying OSL that its Quotation is accepted and directing OSL to fulfil that Order.


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1.9.2      If NIX does not agree with any details set out in a Quotation, NIX may:

           a. give OSL a direction rejecting the Quotation and requiring OSL to resubmit a revised Quotation, within the time specified in the direction and addressing the matters raised in the direction;

           b. nevertheless give OSL a notice to perform the steps required to implement the Tasking Directive, subject to OSL's entitlements under clause 1.9.8b; or

           c. reject the Quotation and, if required, have the Supplies, that are the subject of the Tasking Directive, provided by an Other Contractor or undertake the work itself.

1.9.3      If OSL is given a direction under clause 1.9.2a:

           a. it must submit a revised Quotation within the time specified in the direction; and

           b. the revised Quotation will be deemed to have been given under clause 1.8.2.

1.9.4      An Order:

           a.         is created only if and when NIX:

                      (i)        accepts a Quotation in accordance with clause
                                 1.9.1; or

                      (ii)       gives a direction in accordance with clause
                                 1.9.2b; and

           b. once created - is to be fulfilled by OSL in accordance with the Subcontract, any relevant Tasking Directive, all relevant Attachments, any Supplementary Conditions and any other document expressly incorporated as part of that Order.

1.9.5 Subject to clause 9.8, OSL shall only submit Quotations to, and receive Tasking Directives from, NIX or its authorised representative.

1.9.6 Any costs incurred by OSL for preparation of Quotations shall be at OSL's own risk and cost. NIX shall not be liable for any work undertaken, nor expenditure incurred by OSL, which has not been authorised by NIX in accordance with the Order procedures.

1.9.7 NIX shall not be liable on any Claim (insofar as is permitted by law) arising out of or in connection with an Order unless:

           a. OSL complies strictly with all requirements of clause 1.8 and this clause 1.9; and

           b.         an Order has been created in accordance with clause 1.9.4.

1.9.8      The Order Price for a particular Order shall be:

           a. if the Order is approved under clause 1.9.1 - the amount specified in the relevant Quotation; and

           b. if the Order is the subject of a direction under clause 1.9.2b - an amount:

                      (i)        agreed between NIX and OSL; or

                      (ii) failing agreement within 15 Working Days of placing the Order - which is a reasonable amount determined by NIX.

1.10       GUIDING PRINCIPLES
--------------------------------------------------------------------------------

1.10.1 In the Subcontract, the parties agree to the principles described in paragraphs (a) to (g) of this clause 1.10.1. By adopting these principles, the parties intend to ensure the successful performance of the Subcontract, and to meet NIX objectives in this project. The principles are:

           a. working relationship: the parties agree that the successful performance of the Subcontract and achieving the best outcomes for both parties depends on the parties working effectively and efficiently together (subject to their respective rights and obligations) in a spirit of mutual respect and understanding, honest and open communication and teamwork;

           b. mutual benefit: the parties acknowledge that both will achieve the maximum benefit from their relationship under the Subcontract by working cooperatively and performing their respective obligations;


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           c.         conflict resolution: the parties acknowledge that they
                      both will benefit from a cooperative relationship under the Subcontract if they ensure that conflicts, if any, which arise are resolved quickly through negotiation, honesty and an understanding of each party's interests and requirements;

           d.         business needs: the parties acknowledge and agree that:

                      (i)        NIX is the customer in this transaction;

                      (ii) NIX seeks the provision of high quality, value for money Supplies; and

                      (iii) the solutions and services provided by OSL must meet the existing and predicted strategic business and military needs of the Commonwealth, as articulated by NIX from time to time, in a cost effective way for the Subcontract Period;

           e. flexibility: the Commonwealth's business and military needs may change during the Subcontract Period, so there must be a commitment on the part of OSL to:

                      (i) efficiently and effectively deal with change to meet the Commonwealth's future business;

                      (ii) advise NIX of industry trends and technology changes and their likely impact on military capabilities; and

                      (iii)      make optimum use of advances in technology;

           f. OSL competency: the parties agree the competencies of OSL at the organisational and individual level are critical to NIX and OSL achieving successful outcomes from the performance of the Subcontract, and OSL shall ensure that it, its staff and its Lower Tier Contractors exhibit a high level of competency in all its activities under the Subcontract; and

           g. probity, accountability and transparency: the parties recognise that the Department of Defence, as part of the Commonwealth of Australia, is subject to the laws and policies that impose requirements relating to probity, accountability and transparency. Accordingly the parties agree to conduct their relationship in accordance with these requirements.

1.10.2     The parties acknowledge and agree that:

           a. clause 1.10.1 is not intended to, and does not in fact, create any legal or equitable right or obligation for either party which:

                      (i) is supplementary to the parties' respective rights and obligations under or in connection with the Subcontract; or

                      (ii) derogates from any of the parties' respective rights and obligations under or in connection with the Subcontract; and

           b.         references in this clause to:

                      (i) "rights" include a reference to procedural rights and substantive rights; and

                      (ii) "obligations" include a reference to procedural obligations and substantive obligations.

1.11       TRANSFER OF WORK
--------------------------------------------------------------------------------

1.11.1 Upon termination or expiry of the Subcontract, OSL shall cooperate with NIX and arrange for the orderly and efficient transfer of work to NIX or an Other Contractor nominated by NIX. In that event, OSL shall provide all reasonable assistance to NIX, which includes an obligation to:

           a. conduct such transfer of work in a manner which minimises any interruption by OSL to the operational capability of the Australian Defence Force and the Commonwealth;

           b. novate to NIX, or to any person nominated by NIX, any Lower Tier Contract as required by NIX on the terms of a novation deed reasonably satisfactory to NIX;


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           c.         if any Lower Tier Contract is not specific to the
                      Subcontract - use its best endeavours to procure the Lower Tier Contractor to enter into a contract with NIX, or any person nominated by NIX, as required by NIX on terms reasonably satisfactory to NIX;

           d. cooperate with NIX and provide to NIX or any person nominated by NIX all Subcontract and all other information relating to OSL's provision of the Supplies;

           e. return to NIX all GFM and other property provided by the Commonwealth through NIX to OSL under or in connection with the Subcontract in the condition required by the Subcontract to the satisfaction of NIX;

           f. as and when reasonably required by NIX, meet NIX and any other persons nominated by NIX (including any Other Contractors) with a view to ensuring that NIX and the nominated persons have sufficient information to enable the nominated persons to provide the Supplies or goods or services of a similar nature to the Supplies;

           g. provide for continuity of the Supplies until there is a take-over of OSL's responsibilities by NIX or an Other Contractor nominated by NIX;

           h. engage in debriefing meetings with NIX and any other person that NIX nominates;

           i. provide a written response, within 5 Working Days of request by NIX (or such other period as NIX may agree to), to questions in relation to the methods and processes used for delivery of the Supplies which are delivered by NIX to OSL within 12 weeks of the date of termination or expiry of the Subcontract;

           j. if required by NIX - arrange for the transfer to NIX, or an Other Contractor nominated by NIX, of any:

                      (i)        leases or service agreements; and

                      (ii) hardware, software, parts, components, consumables or equipment used by OSL to provide, or provided as part of, the Supplies at a fair market value; and

           k. transfer all of the Commonwealth's data to NIX or an Other Contractor nominated by NIX.

1.11.2 OSL acknowledges that it may be replaced by NIX or an Other Contractor nominated by NIX, and that retention of highly skilled and trained personnel is of paramount importance for satisfactory support of the Supplies.

1.11.3 If requested by NIX, OSL agrees to take all steps necessary to facilitate the transfer of OSL's personnel working directly on this Subcontract and who wish to transfer to NIX, or an Other Contractor nominated by NIX.

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2.         ROLES AND RESPONSIBILITIES

2.1        NIX
--------------------------------------------------------------------------------

2.1.1 NIX is responsible for administering the Subcontract. NIX may delegate its functions, or authorise that functions be carried out on its behalf. Any delegation or authorisation shall be notified in writing to OSL.

2.1.2 Where NIX appoints a person who is not a NIX employee, NIX shall obtain the prior written consent of OSL, whose consent shall not be unreasonably withheld.

2.1.3 OSL shall comply with the reasonable directions of NIX made within the scope of the administration of the Subcontract. If given orally a direction shall be confirmed in writing within 14 days. Unless otherwise specified in the Subcontract, NIX shall have no authority to waive any provision of, or release OSL from, its obligations under the Subcontract except in accordance with clause 10.1.

2.2        OSL'S REPRESENTATIVE
--------------------------------------------------------------------------------

2.2.1 OSL shall on or before the Effective Date, nominate in writing the person with the authority to represent OSL for the purposes of the Subcontract. Any communication passed by NIX to this person shall be deemed to have been delivered to OSL.

2.3        NOTICES
--------------------------------------------------------------------------------

2.3.1 Unless the contrary intention appears, any notice or communication under the Subcontract shall be effective if it is in writing, signed and delivered to NIX or OSL's representative referred to in clause 2.2, as the case may be, at the following address:

           NIX:
           Senior Project Manager, SEA1430 Phase 2A
           Nautronix Ltd
           108 Marine Terrace
           FREMANTLE WA 6160

           Fax: +61 8 9430 5901

           OSL'S REPRESENTATIVE:
           Project Manager SEA 1430
           Offshore Systems Limited
           107 - 930 West 1st Street
           North Vancouver BC
           Canada V7P 3N4

           Fax: +1 604 987 2555

           A notice or communication shall be deemed to have been delivered:

           a. by prepaid post, when it would be received by the recipient in normal course of postage; or

           b. by facsimile at the time recorded by the transmitting machine, unless within 1 Working Day the sender is informed that the transmission was received in incomplete or garbled form; in which case a re-transmitted notice or other communication shall be received when it is effectively delivered in accordance with this clause 2.3: or

           c.         by signed document in PDF format via email.




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3.         PRODUCTION OF THE SUPPLIES

3.1        LANGUAGE AND MEASUREMENT
--------------------------------------------------------------------------------

3.1.1 All information delivered as part of the Supplies under the Subcontract shall be written in English. Where such documentation is a translation into the English language, the translation shall be accurate and free from ambiguity.

3.1.2 Measurements of physical quantity shall be in Australian legal units (metric) as prescribed under the National Measurement Act (Cth) 1960, or, if Supplies are imported, units of measurement as agreed by NIX.

3.2        DESIGN, DEVELOPMENT AND PROVISION OF SUPPLIES
--------------------------------------------------------------------------------

3.2.1 OSL shall design, develop and provide the Supplies with a high degree of professional skill and care, and in accordance with the Subcontract. Where the Subcontract does not specify a particular standard, OSL shall apply industry best practice relevant to the Supplies and notify NIX in writing of the standard to be applied. NIX retains the right to reject the nominated standard or to specify another standard.

3.2.2 OSL shall design, develop and provide the Supplies so they are compatible with and do not restrict the performance of or adversely affect existing equipment. For the purposes of this clause "existing equipment" means equipment specified or referred to in the Subcontract or any other equipment used by NIX that OSL knows, or reasonably ought to know, will be used with the Supplies, and includes the equipment described at Section 5 of the Statement of Work.

3.3        EXPORT APPROVALS
--------------------------------------------------------------------------------

3.3.1 Within 3 months of the Effective Date OSL shall obtain all necessary valid export licences or other approvals to meet the requirements of the Subcontract. OSL shall provide, on request by NIX, a copy of any licence, or proof that such licence or approval has been obtained.

3.3.2 OSL shall notify NIX in writing of the occurrence of each of the following events within 10 days:

           a.         the application for;

           b.         OSL becoming aware of the grant of;

           c.         OSL becoming aware of the refusal or revocation of;

           d.         OSL becoming aware of the qualification of,

           an export licence or other approval.

3.3.3 NIX shall, on request by OSL, give OSL all assistance reasonably required to facilitate the provision of an export licence or other approval, including the provision of a certificate by the Commonwealth as to the end use of the Supplies.

3.3.4 Nothing in clause 3.3.3 shall release OSL from responsibility to take all reasonable steps to secure any export licence or approval required for the Supplies.

3.4        IMPORTED SUPPLIES AND CUSTOMS ENTRY
--------------------------------------------------------------------------------

3.4.1 OSL shall, within the Subcontract Price, arrange customs entry and the payment of any customs duty applicable to the Supplies, except as provided in this clause 3.4.

3.4.2 OSL shall provide NIX with notice in writing, including supporting evidence, of any variation to the rate of customs duty applicable to the Supplies between the Base Date and the date of entry of the item and:

           a. in the case of an increase, OSL may claim reimbursement in the amount of such increase; or

           b. in the case of a decrease, NIX may recover such money as a debt recoverable under clause 12.4.


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3.4.3      NIX shall not be liable to reimburse OSL for any fines or penalties imposed on OSL under Australian Customs legislation from time to time in force, for any offence under the legislation.

3.5        DELIVERY AND RECEIPT OF GFM
--------------------------------------------------------------------------------

3.5.1 NIX shall deliver or provide access to GFM to OSL at the place and times stated in Part 1 of Attachment H or in an Order. On delivery of an item of GFM to OSL it shall be accompanied by an issue voucher from the Commonwealth and/or NIX as evidence that the item is a GFM item. OSL shall acknowledge in writing receipt of the GFM to NIX within 5 days of delivery. Where GFM is not accompanied by an issue voucher OSL shall at the same time report that omission.

3.5.2 OSL shall, within the period or periods identified in Part 1 of Attachment H or in an Order:

           a. inspect GFM for defects or deficiencies and any physical damage which impact on, or are likely to impact on, the intended use of the GFM; and

           b.         report in writing any dissatisfaction with the GFM to NIX.

3.5.3 OSL shall not commence work on GFM that has been found on inspection to be damaged, defective or deficient.

3.5.4 In addition to the requirement under clause 3.5.2, OSL shall, at least 25 days prior to the date that any work is to be commenced in relation to the GFE, carry out appropriate functional testing to the extent feasible of any GFE item or part thereof to determine that the GFE is serviceable for use as required by the Subcontract. Any deficiency significantly affecting the function of GFE as required by the Subcontract shall be reported in writing to NIX by OSL within 5 days of functional testing.

3.6        USE OF GFM
--------------------------------------------------------------------------------

3.6.1 OSL shall incorporate the GFM into the Supplies or utilise the GFM in production of the Supplies with a high degree of professional skill and care and in accordance with the Subcontract.

3.6.2 OSL shall return GFM that is not incorporated into the Supplies (other than consumable items of GFM) to NIX as directed by NIX.

3.7        CARE OF GFM
--------------------------------------------------------------------------------

3.7.1 OSL shall take all reasonable care of GFM in its care, custody or control.

3.7.2 OSL shall have available adequate warehouse facilities to store and handle all GFM as it is received.

3.7.3 OSL shall institute, maintain and apply a system for, and comply with the provisions of the Subcontract and any directions of NIX, in respect of the accounting for and control, handling, preservation, protection and maintenance of GFM and any installation, setting to work, inspection, test or trial of GFM required under the Subcontract.

3.7.4 OSL shall at its expense carry out such physical stocktakes and certification of the GFM as NIX may by notice in writing from time to time require.

3.8        LIABILITY FOR GFM
--------------------------------------------------------------------------------

3.8.1 OSL shall, within 5 days of becoming aware that any GFM in its care is lost, destroyed, damaged, defective or deficient, inform NIX of the event in writing.

3.8.2 Where NIX fails to deliver or provide access to GFM on the dates set out in Part 1 of Attachment H or in an Order, OSL may claim postponement of the date for delivery of affected Supplies and postponement costs except to the extent that the failure to deliver or provide access to the GFM was caused by a default or an unlawful or negligent act or omission of OSL, its officers, employees, agents or Lower Tier Contractors. The process for submission and consideration of the claim shall be in accordance with clauses 6.2 and 6.3.

3.8.3 NIX shall be responsible for loss or destruction of, damage to or defects or deficiencies in the GFM where the GFM is lost or destroyed, or is delivered as, or subsequently becomes, damaged, defective or deficient except to the extent that the loss, destruction, damage,


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           defectiveness, or deficiency of the GFM was caused by a default or an unlawful or negligent act or omission of OSL, its officers, employees, agents or Lower Tier Contractors.

3.8.4 OSL shall be responsible for loss or destruction of, damage to or defects or deficiencies in, the GFM where caused by a default or an unlawful or negligent act or omission of OSL, its officers, employees, agents or Lower Tier Contractors. Subject to clause 3.8.5, or an agreement by the parties to replace the GFM, OSL shall compensate NIX for the loss or destruction of, damage to or defects or deficiencies in, the GFM.

3.8.5 Where, in the opinion of NIX, OSL has the necessary capacity, NIX may require OSL by notice in writing to transport, dispose of or repair damaged, defective or deficient GFM in the care of OSL. Where under clause 3.8.4, OSL is liable for the damage, defect or deficiency, the work properly performed by OSL pursuant to this clause 3.8.5 shall discharge or partially discharge OSL's liability. Where clause 3.8.4 does not apply, OSL shall perform the work at the cost of NIX. The cost of the work shall be agreed by the parties prior to the work being undertaken by OSL.

3.8.6 OSL shall be responsible for ensuring that the GFM does not adversely impact on production, delivery or functionality of Supplies.

3.8.7 The parties acknowledge that the GFI is not furnished to OSL for the purpose of either directing or guiding OSL's task under the Subcontract. NIX does not warrant the suitability of such GFI for any particular use or application, nor does NIX warrant the accuracy or precision of the GFI.

3.8.8 Except as otherwise provided in this clause 3.8, OSL shall be responsible for the application or use of the GFI and any conclusions, assumptions or interpretations made by OSL on the basis of the GFI, or its application or use thereof.

3.8.9 The parties acknowledge that the GFD is furnished for the purpose of enabling OSL to perform its obligations under the Subcontract. Through NIX, the Commonwealth warrants that all GFD is, and shall be, fit for its intended purpose.

3.8.10 For the purposes of this clause 3.8, the "intended purpose" of any item of GFD shall be the purpose specified against that item in Part 1 of Attachment H or in an Order.

3.9        GFM OWNERSHIP AND RESTRICTIONS
--------------------------------------------------------------------------------

3.9.1 Subject to any third party rights notified under clause 3.9.3, GFM remains the property of the Commonwealth. The Commonwealth retains the right to reasonably identify GFM as its property and OSL shall preserve any means of identification.

3.9.2      OSL shall not:

           a.         without the prior written approval of NIX:

                      (i) use GFM other than for the purposes of the Subcontract;

                      (ii)       modify GFM;

                      (iii) transfer possession or control of GFM to any other party;

                      (iv) move GFM from the location to which it was delivered; or

                      (v) communicate or divulge GFI or GFD to any other party; or

           b. create or allow to be created any lien, charge, mortgage or encumbrance over any GFM.

3.9.3 NIX shall notify OSL of any Intellectual Property rights applicable to the GFM and OSL shall not act contrary to the existence of such rights.

3.10       GOVERNMENT FURNISHED FACILITIES
--------------------------------------------------------------------------------

3.10.1 Through NIX, the Commonwealth shall grant to OSL a non-exclusive licence to occupy and use the GFF for the purpose of performing work under the Subcontract.





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4.         AUSTRALIAN INDUSTRY INVOLVEMENT

4.1        AUSTRALIAN INDUSTRY INVOLVEMENT
--------------------------------------------------------------------------------

4.1.1 OSL shall implement relevant elements of the AII Plan at Attachment I and achieve the stated levels of Local Content and Strategic Industry Development Activities.

4.1.2 Completion of relevant elements of the AII Plan shall not relieve OSL from responsibility to complete the Supplies, or from liability for any defect in the Supplies arising from the design, workmanship or materials provided by Australian and New Zealand (ANZ) industry.

4.1.3 Acceptance of the Supplies shall not relieve OSL from meeting its obligations under the AII Plan.





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Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002


5.         INTELLECTUAL PROPERTY

5.1        INTELLECTUAL PROPERTY REQUIREMENTS
--------------------------------------------------------------------------------

5.1.1 Subject to clauses 5.1.2 and 5.1.3, OSL shall procure (including, where applicable, for and on behalf of the Commonwealth), all:

           a.         licence rights for Foreground IP and Background IP; and

           b.         access to TI,

           which are or will be necessary for the Commonwealth, NIX, OSL, or a third party (as the case may be) to Operate, Maintain, Modify, Develop, Manufacture and Dispose of the Supplies for Defence Purposes as may be permitted or required under the Subcontract.

5.1.2 In respect of the ECPINS Software only, OSL shall ensure that within 12 days of the Effective Date, it duly executes a deed in the form of the ECPINS Software Licence Deed set out at Part 4 of Attachment J.

5.1.3 In respect of any Supplies provided by OSL other than the ECPINS Software, OSL shall:

           a. ensure that it duly executes a deed in the form of the Approved Subcontractor IP Deed set out at Part 3 of Attachment J (for the purposes of this clause 5.1.3, the "Deed"; and

           b. delivers the duly executed Deed to NIX within 12 days of the Effective Date.

5.1.4      Not Used.

5.1.5      In relation to IP:

           a. "Operate" means to operate, use, work, or run the Supplies or part of the Supplies, and to train personnel to Operate the Supplies, and in the case of software and other copyright material, includes the right to reproduce in a material form;

           b. "Maintain" means to maintain or otherwise keep the Supplies or part of the Supplies in an efficient working order and in a condition in which the performance and functionality of the Supplies or part of the Supplies is retained, including to repair, refurbish, integrate or otherwise correct any defect in the Supplies or any part of the Supplies, including to train personnel to Maintain the Supplies, and in the case of software, includes undertaking corrective maintenance;

           c. "Modify" means to modify, alter, including by extending, extrapolating, adapting, improving or redesigning, the form, quality, configuration, performance or functionality of the Supplies or part of the Supplies, and in the case of software, includes undertaking perfective, preventative and/or adaptive maintenance. The right to Modify includes the right to Maintain;

           d. "Develop" means to develop, generate or evolve similar items in form, fit and functionality to the Supplies or part of the Supplies (including through research and design) and includes the right to use these items to:

                      (i) explore the creation of other capabilities and other potential uses of those Supplies; and

                      (ii) develop any prototype, model or capability technology demonstrator based on the Supplies or part of the Supplies.

                     The right to Develop includes the right to Modify;

           e. "Manufacture" means to manufacture, create, craft, construct or otherwise produce similar items in form, fit and functionality to the Supplies or part of the Supplies. The right to Manufacture includes the right to Develop; and

           f. "Dispose" means to dispose or carry out the final discarding or transfer of the Supplies or part of the Supplies.


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Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002

5.2        LOWER TIER CONTRACTORS
--------------------------------------------------------------------------------

5.2.1 OSL shall not subcontract work under the Subcontract where a Lower Tier Contractor will bring IP to the Subcontract or create IP under the Subcontract which OSL will use to perform its obligations under the Subcontract, without first obtaining NIX written approval in accordance with clause 10.12.

5.2.2 Where approval is given under clause 5.2.1, OSL shall deliver to NIX a duly executed Deed referred to in clause 5.1.2 from the approved Lower Tier Contractor within 10 days of receipt of written notice of the approval.

5.3        OWNERSHIP
--------------------------------------------------------------------------------

5.3.1      Nothing in the Subcontract shall affect the ownership of Background
           IP.

5.3.2 Ownership of all Foreground IP vests on its creation in OSL or approved Lower Tier Contractors as the case may be.

5.4        INTELLECTUAL PROPERTY LICENCES
--------------------------------------------------------------------------------

5.4.1 OSL grants, through NIX, to the Commonwealth a royalty-free, irrevocable, world-wide, perpetual, non-exclusive licence in respect of all OSL owned Foreground IP and Background IP:

           a.         to Operate, Maintain and Dispose of the Supplies;

           b. to undertake (including the right to sub-license the undertaking of) any design or installation activities relating to the installation of the NDS Units, including into RAN vessels and Defence shore establishments;

           c. to rectify (including the right to sub-license the rectification of) any defect or omission in the Supplies in accordance with any of clauses 6.4, 6.5, 9.3, 9.5 or
                      9.9 and to Modify the Supplies to the extent necessary for that rectification; and

           d. to supply (including the right to sub-license the supply of) the Supplies in accordance with clause 9.9 and to Manufacture the Supplies to the extent necessary for that supply.

5.4.2 Without limiting NIX rights under the Subcontract, or otherwise at law or in equity:

           a. if NIX terminates the Subcontract other than in accordance with clause 12.3, OSL grants to the Commonwealth, through NIX, a royalty-free, irrevocable, world-wide, perpetual, non-exclusive licence in respect of all OSL owned Foreground IP and Background IP, including a right to sub-license, to Operate, Maintain, Modify, Develop, Manufacture and Dispose of the Supplies for Defence Purposes; and

           b. if NIX does not exercise an option to extend the Subcontract Period, OSL grants the Commonwealth, through NIX, the right to purchase the licence rights referred to in paragraph 5.4.2.a. The Commonwealth may, through NIX, exercise the right to purchase by providing written notice to OSL in accordance with clause 5.6. The price and payment terms for the purchase of the licence rights shall be in accordance with clause 5.6.

5.5        RELEASE TO THIRD PARTIES
--------------------------------------------------------------------------------

5.5.1 Where the Commonwealth makes available to another person any Foreground IP or Background IP owned by OSL, NIX shall obtain from the Commonwealth a deed executed by that person in the form of the IP Confidentiality Deed set out at Part 1 of Attachment J.

5.6        ADDITIONAL INTELLECTUAL PROPERTY
--------------------------------------------------------------------------------

5.6.1 OSL acknowledges that in performing its obligations under this clause NIX relies on OSL's good faith and expertise.

5.6.2 If the Commonwealth requires any IP or TI (or both) additional to that to which the Commonwealth, through NIX, is entitled in accordance with this clause 5 (for the purposes of this clause "Additional IP"), NIX may request an offer for that Additional IP in writing from OSL.


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Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002

5.6.3 Within 25 days, or as otherwise agreed by NIX, of receiving a written request from NIX under clause 5.6.2 OSL shall:

           a. to the extent the Additional IP is owned by OSL - offer to license the Commonwealth, through NIX, on terms no less favourable than the terms of the Subcontract;

           b. to the extent the Additional IP is owned by an Approved Lower Tier Contractor - exercise the right under the Deed from that Approved Lower Tier Contractor to obtain an offer to provide, through NIX, that Additional IP to the Commonwealth on terms no less favourable than the terms of the Lower Tier Contract or on the best available commercial terms, whichever is more favourable to the Commonwealth; or

           c. to the extent the Additional IP is owned by a person other than OSL or any Approved Lower Tier Contractor - obtain an offer to provide, through NIX, that Additional IP to the Commonwealth on the best available terms.

5.6.4 Without limiting NIX rights under the Subcontract, or otherwise at law or in equity, in order to verify that an offer submitted by OSL meets the requirements of clause 5.6.3, OSL shall permit NIX or any person authorised by NIX access to its premises, and access to any of its records or accounts.

5.7        PROVISION OF TECHNICAL INFORMATION
--------------------------------------------------------------------------------

5.7.1 Except as otherwise specified in this clause 5.7, OSL shall deliver the TI via NIX to the Commonwealth with the Supplies or part of the Supplies to which the TI relates.

5.7.2 Without limiting any other obligation of OSL or any of its Lower Tier Contractors under this Subcontract or any other arrangement with NIX, OSL shall ensure that the ECPINS Software Source Code and Software Design Data ("ECPINS Data") is lodged with the Defence Custodian and that the ECPINS Data is updated to take account of each modification (including any patch, fix or other alteration) to the ECPINS Software in accordance with the ECPINS Software Licence Deed set out at Part 4 of Attachment J.

5.7.3 Except for the ECPINS Data, the security of which is provided for under the ECPINS Software Licence Deed, and without limiting the Commonwealth's obligations under clause 10.7, the Commonwealth shall use reasonable endeavours to keep TI secure at all times.

5.7.4 OSL shall update all TI (not including the ECPINS Data) with any Updates or New Releases at its own cost from time to time during the Subcontract Period.

5.7.5 Without limiting NIX rights under the Subcontract, or otherwise at law or in equity, if NIX terminates the Subcontract other than in accordance with clause 12.3:

           a. OSL shall provide to the Commonwealth, via NIX, all TI required to complete the Supplies within 25 days of receipt of the notice of termination; and

           b. in respect of the ECPINS Software, the Commonwealth will be immediately entitled to take possession of the Source Code and Software Design Data held by the Defence Custodian.

5.7.6 Without limiting NIX rights under the Subcontract, or otherwise at law or in equity, if NIX does not exercise an option to extend the Subcontract Period, OSL grants the Commonwealth, through NIX, the right to purchase the Source Code and Software Design Data, and all other TI necessary to complete the Supplies. The Commonwealth may exercise the right to purchase by providing written notice, through NIX to OSL in accordance with clause 5.6. The price and payment terms for the purchase of the Source Code, Software Design Data and other TI shall be in accordance with clause 5.6.

5.7.7 Where, through NIX, the Commonwealth elects to rectify (including use of the right to sub-license the rectification of) defects or omissions in the Supplies in accordance with any of clauses 6.4, 6.5, 9.3, 9.5 or 9.9, OSL shall provide to the Commonwealth, via NIX, the TI required to rectify the defects or omissions in the Supplies within 2 Working Days of receipt of a written request from NIX. This includes granting the Commonwealth access to the Source Code and Software Design Data to the extent necessary to rectify the defects or omissions in the Supplies.


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Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002

5.7.8 Where the Commonwealth elects to supply (including use of the right to sub-license the supply of) the Supplies in accordance with clause 9.9, OSL shall provide to the Commonwealth, via NIX, the TI required to supply the Supplies within 1 Working Day of receipt of a written request from NIX. This includes granting the Commonwealth access to the Source Code and Software Design Data to the extent necessary to supply the Supplies.

5.8        SOFTWARE UPDATES
--------------------------------------------------------------------------------

5.8.1 On request by NIX, or as soon as any Update or New Release becomes available, OSL shall, within the Subcontract Price, offer to NIX, or ensure that NIX is offered, each Update and New Release.

5.8.2 The terms and conditions of the ECPINS Software Licence Deed set out at Part 4 of Attachment J to the Contract shall apply to the ECPINS Software.

5.8.3 NIX is not obliged to accept any offered New Release or Update and may, in its absolute discretion, refuse to accept any one or all of the offered Updates or New Releases.

5.8.4 If NIX accepts the offer of an Update to, or New Release of, software other than the ECPINS Software, the OSL shall deliver all TI in relation to that Update or New Release in accordance with clause 5.7.

5.9        COMMONWEALTH USE OF TECHNICAL INFORMATION
--------------------------------------------------------------------------------

5.9.1 In respect of any TI provided to the Commonwealth by NIX in accordance with the Subcontract, including any TI that is released to the Commonwealth by an escrow agent, if the IP to which that TI relates is licensed, or required to be licensed, to the Commonwealth in accordance with clause 5 - the Commonwealth is entitled to use the TI for the same purposes as permitted by that licence.

5.10       FORM OF TECHNICAL INFORMATION
--------------------------------------------------------------------------------

5.10.1 OSL shall provide all TI referred to in this clause 5, in electronic format, or where requested by NIX, in printed form. Where NIX requests more than the number of printed or electronic copies identified in the Subcontract, NIX shall pay all reasonable costs of additional reproduction.

5.10.2     OSL shall mark all TI as follows:

           "This document has been produced for the Commonwealth of Australia by [...INSERT COPYRIGHT OWNERS NAME AND ADDRESS...] for Defence Project SEA 1430 under the terms and conditions of Contract C438991. This document may be used and reproduced for the purposes of operating, maintaining and disposing of Supplies under that Contract and may be used for other purposes. Persons having any questions regarding Contract C438991 should contact the:

           Project Director, Navigation Display Systems,
           R3-2-082
           Department of Defence
           CANBERRA  ACT  2600

           Fax (02) 6265-6766"


5.10.3 OSL acknowledges the truth and accuracy of the legend specified in clause 5.10.2.

5.10.4 OSL may mark TI with a Commercial-in-Confidence legend if the information meets the Commercial-in-Confidence Information criteria of the Subcontract. Existing documents to be delivered as TI may retain existing legends provided:

           a.         the documents are also marked with the legend in clause
                      5.10.2; and

           b. the existing legends are consistent with the legend to be used under clause 5.10.2.

5.10.4A OSL shall ensure that the ECPINS Software does not contain or display any note, screen, message or marking without the prior written approval of NIX.


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Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002

5.10.5 Without limiting NIX rights under the Subcontract, or otherwise at law or in equity, NIX may reject and not pay for TI which is not marked in accordance with this clause 5.10.

5.10.6 Any right to release of TI held in escrow under clause 5.7 does not limit the Commonwealth's rights under the Subcontract, the Escrow Agreement or otherwise at law or in equity.

5.10A      IP REGISTER
--------------------------------------------------------------------------------

5.10A.1 Subject to clause 5.10.4A, within one month of the Effective Date, OSL must prepare a register substantially in the form set out at Attachment S to the Subcontract setting out any Intellectual Property which is or will be supplied or used by OSL under or in connection with the Subcontract ("IP REGISTER"). That register must specify and describe:

           a. the nature of each Intellectual Property right and the material in which it subsists;

           b.         the owner of those rights; and

           c. any licencing arrangements in connection with this Subcontract.

5.10A.2 The IP Register must be made available to NIX at any time on request by NIX, and, to the extent that any person other than OSL or NIX is the owner of such Intellectual Property, OSL must provide such evidence as NIX reasonably requires to substantiate any ownership or licensing statements made in the register.

5.10A.3 OSL must update the IP Register in accordance with any direction of NIX and from time to time as is necessary to ensure that it is an accurate and current register of the Intellectual Property which is or will be supplied or used by OSL under or in connection with the Subcontract.

5.11       MANAGEMENT OF LITIGATION
--------------------------------------------------------------------------------

5.11.1 NIX shall notify OSL in writing as soon as practicable of any action, claim, dispute, suit or proceeding ("Proceedings") threatened or brought, against NIX or the Commonwealth arising from an infringement or alleged infringement referred to in clause 8.4.

5.11.2 NIX and the Commonwealth shall, on leave being granted, withdraw from the Proceedings and OSL shall, in its own name and at its own expense, conduct the Proceedings.

5.11.3 For Proceedings where either NIX or the Commonwealth is not granted leave to withdraw, if OSL admits its obligations under the indemnity in clause 8.4 and upon request lodges security in a reasonable amount with NIX, NIX shall:

           a.         continue to keep OSL informed of all developments; and

           b. defend, arbitrate, appeal, settle or otherwise conduct the Proceedings as OSL may from time to time reasonably direct subject to the Legal Services Directions in force from time to time issued in accordance with the Judiciary Act 1903.

5.11.4 If a final judgment or award is made against NIX or the Commonwealth in the Proceedings, or if a settlement is agreed with the plaintiff in a situation covered by the indemnity under clause 8.4, but without limiting OSL's obligations under that indemnity, OSL shall pay to NIX by bank cheque a sum equivalent to the sum that NIX or the Commonwealth is required to pay under that judgment, award or settlement at least five days before the date on which NIX or the Commonwealth is required to pay.

5.11.5 NIX shall obtain OSL's prior written consent to a settlement referred to in clause 5.11.4, and such consent shall not be unreasonably withheld.

5.11.6 If OSL fails to comply with this clause 5.11, NIX has the right without prejudice to any other right or remedy it may have to suspend any payment due under the Subcontract until such Proceedings have been finalised.

5.12       TERMINATION FOR DEFAULT
--------------------------------------------------------------------------------

5.12.1 Any breach of clauses 5.1, 5.2, 5.4, 5.7, 5.8 or 5.10 shall entitle NIX to issue a notice of termination for default pursuant to clause 12.2.


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Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002

5.13       SOFTWARE DESIGN DATA
--------------------------------------------------------------------------------

5.13.1 Without limiting the effect of clause 9.6, any Software Design Data to be provided as TI in accordance with this clause 5 shall be in sufficient detail to:

           a. provide a clear understanding of the design and operation of internal interfacing and external interfacing software systems;

           b. provide a complete and accurate technical description of the design and operation of the software system to permit investigation and isolation of software failures and defects in service; and

           c. provide material and information to enable software maintenance, modifications and design enhancements to be implemented and fully tested.

5.14       MORAL RIGHTS
--------------------------------------------------------------------------------

5.14.1 OSL warrants that it has obtained, or will obtain from each author of all copyright works in any IP that is to be vested in or licensed to the Commonwealth, via NIX in accordance with the Subcontract ("the Subcontract Material") an enforceable, irrevocable and unconditional written:

           a. waiver of that author's Moral Rights in the Subcontract Material; and

           b. consents to any conduct that would otherwise infringe that author's Moral Rights in the Subcontract Material,

           for the benefit of OSL, NIX, the Commonwealth, its licensees, successors in title and anyone authorised by any of them to do acts permitted under the terms of the Subcontract.

5.14.2 OSL must also obtain specific, unconditional and irrevocable Moral Rights consents in relation to Subcontract Material from employees and Approved Lower Tier Contractors.

5.14.3 In this clause "Moral Rights" means rights of integrity of authorship, rights of attribution of authorship, rights not to have authorship falsely attributed, and rights of a similar nature conferred by statute that exist, or may come to exist, in the Subcontract Material.



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Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002


6.         DELIVERY, ACCEPTANCE AND OWNERSHIP

6.1        DELIVERY
--------------------------------------------------------------------------------

6.1.1 OSL shall deliver the Supplies in accordance with the Subcontract and comply with the delivery requirements set out in the Price and Delivery Schedule in Attachment A and (where applicable) as specified in the relevant Order.

6.2        POSTPONEMENT
--------------------------------------------------------------------------------

6.2.1 OSL shall take all reasonable steps to prevent and minimise delay and to mitigate its losses due to delay.

6.2.2 OSL shall, within 5 days of becoming aware that delivery of the Supplies or the achievement of a Milestone or both will be delayed, by any cause, advise NIX in writing of the cause and nature of the delay.

6.2.3      OSL shall, within a further 10 days of the notification under clause
           6.2.2 advise NIX in writing:

           a.         of the steps it shall take to contain the delay;

           b.         the anticipated duration of the delay; and

           c. whether it shall be claiming postponement of the date of delivery or the Milestone date.

6.2.4 OSL shall be entitled to postponement of the date of delivery of the Supplies or the Milestone date, or both, only to the extent that the event giving rise to the claim:

           a. delays OSL in the performance of its obligations under the Subcontract;

           b.         is beyond the reasonable control of OSL;

           c. could not have been reasonably contemplated or allowed for by OSL before entering the Subcontract; and

           d.         is not provided for elsewhere in the Subcontract,

           and provided that OSL:

           e. submits a Subcontract change proposal (SCCP) in accordance with clause 10.1 requesting a postponement of the date for delivery of the Supplies or the Milestone date within 15 days of its notice under clause 6.2.3;

           f. demonstrates to NIX satisfaction that work under the Subcontract cannot be performed in such a way as to meet the date for delivery or Milestone date, as is reasonable with regard to the Subcontract Price and any other relevant circumstances;

           g. takes all reasonable steps to minimise the delay and mitigate its losses; and

           h. supports the claim referred to in clause 6.2.4e. with substantiating documentation to the satisfaction of NIX.

6.2.5 Where the delay affects more than one delivery date or Milestone date or both under the Subcontract, OSL shall submit a revised Attachment A and Attachment C, as appropriate, with the SCCP submitted under clause 6.2.4e. OSL shall not be entitled to claim a postponement of the date for delivery or Milestone date for a period greater than the duration of the delay.

6.2.6 NIX shall evaluate Subcontract change proposals provided under clause 6.2.4e in accordance with clause 10.1.

6.2.7 Any delay attributable to a Lower Tier Contractor shall be considered for the purposes of this clause 6.2 only to the extent that the reasons for the delay satisfy this clause 6.2 and are beyond the reasonable control of the Lower Tier Contractor and OSL.

6.2.8 The Parties acknowledge and agree that clauses 6.2.2 to 6.2.7 inclusive only apply in relation to Supplies forming part of the Fixed Deliverables.


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Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002

6.3        POSTPONEMENT COSTS
--------------------------------------------------------------------------------

6.3.1 Subject to clause 6.3.3, OSL shall be entitled to postponement costs where all of the following are satisfied:

           a. postponement of the date for delivery of the Supplies or postponement of the Milestone date is granted under clause 6.2;

           b. the delay is caused by an act or omission of NIX in relation to the Subcontract;

           c. OSL notifies NIX in writing of the quantum of the postponement costs it claims immediately following the determination of the costs by OSL but no later than 5 months from the granting of the relevant postponement claim in accordance with clause 6.2.4; and

           d. OSL provides substantiating evidence to the satisfaction of NIX of the costs incurred and steps taken to mitigate OSL's loss.

6.3.2      NIX shall within 35 days of receiving the claim:

           a. grant the claim and notify OSL of the amount of postponement costs awarded; or

           b. reject the claim and notify OSL of the reason for rejection.

6.3.3 OSL shall only be entitled to postponement costs equal to the unavoidable additional costs incurred by OSL as a direct consequence of the act or omission of NIX.

6.4        PROGRESS CERTIFICATION
--------------------------------------------------------------------------------

6.4.1 Milestones requiring Progress Certification are nominated in Attachment C or in an Order. Where OSL seeks Progress Certification of a Milestone OSL shall complete and present a signed Progress Certificate certifying that the Milestone has been achieved in accordance with the Subcontract.

6.4.2 NIX shall, within 21 days of the presentation of the Progress Certificate in accordance with clause 6.4.1 advise OSL that:

           a. OSL has achieved the Milestone, in which case NIX shall sign and issue the Progress Certificate; or

           b. OSL has failed to achieve the Milestone, in which case NIX shall advise OSL in writing of the reason for the failure.

6.4.3 The issue of a Progress Certificate by NIX shall not constitute Acceptance, or bind NIX to any later Acceptance, of any item of the Supplies to which the Progress Certificate relates.

6.4.4 NIX may issue Progress Certification despite the existence of minor omissions or defects in the Supplies. NIX shall endorse such omissions or defects on the Progress Certificate or on an attachment to the Progress Certificate. OSL shall, within 10 days after issue of the Progress Certificate, or within such further time as NIX may at its discretion allow, make good the omissions or defects to the satisfaction of NIX.

6.4.5 Where OSL fails to make good the omissions or defects in accordance with clause 6.4.4 NIX may perform or have performed the necessary remedial work in accordance with clause 9.9.

6.4.6 Where the NIX notifies OSL under clause 6.4.2b that it has failed to achieve the Milestone OSL shall, within 10 days of receipt of the advice, provide full written details to NIX of its proposed remedy.

6.4.7 NIX shall within 21 days of receipt of the written notice referred to in clause 6.4.6 either:

           a. instruct OSL in writing to complete any course of action proposed by OSL within a specified time; or

           b. issue a notice of rejection of OSL's proposal and require that OSL submit an alternative proposal within 10 days of that notice.

6.4.8 Where an application for Progress Certification is rejected and resubmitted, processing of the resubmitted application shall be subject to the same conditions as if it were the original.


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Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002

6.5        ACCEPTANCE
--------------------------------------------------------------------------------

6.5.1 Milestones requiring Acceptance are nominated in Attachment C or in an Order. OSL shall offer conforming Supplies to NIX for Acceptance at the delivery points and dates specified in Attachment A or as specified in the relevant Order.

6.5.2      OSL shall, when seeking Acceptance:

           a. complete and present a signed Supplies Acceptance Certificate certifying that the Supplies listed on the Supplies Acceptance Certificate conform with the requirements of the Subcontract, except for any non-conforming materials or work approved by NIX detailed on the Supplies Acceptance Certificate or attachment; and

           b. provide any other supporting evidence required by NIX, including confirmation of successful completion of any Acceptance testing required by the Subcontract or specified in an Order.

6.5.3      NIX shall, within 28 days of the offer of Supplies for Acceptance:

           a. Accept the Supplies by signing the Supplies Acceptance Certificate; or

           b. reject the Supplies, in which case NIX shall advise OSL in writing of the reasons for the failure and the extent of the non-conformance.

6.5.4 NIX may accept Supplies despite the existence of minor omissions or defects in the Supplies. NIX shall endorse such omissions or defects on the Supplies Acceptance Certificate or on an attachment to the certificate. OSL shall, within 10 days after issue of the Supplies Acceptance Certificate, or within such time as NIX may at its discretion allow, make good the omissions or defects to the satisfaction of NIX.

6.5.5 Where OSL fails to make good the omissions or defects in accordance with clause 6.5.4 NIX may without limiting OSL's warranties and obligations under clause 9, perform or have performed the necessary remedial work in accordance with clause 9.9.

6.5.6 Where NIX rejects Supplies as not conforming to the requirements of the Subcontract under clause 6.5.3b, OSL shall, within 10 days of receipt of the advice, provide full written details to NIX of its proposed remedy.

6.5.7 NIX shall within 21 days of receipt of the written notice referred to in clause 6.5.6 either:

           a. instruct OSL in writing to complete any course of action proposed by OSL within a specified time; or

           b. issue a notice of rejection of OSL's proposal and require that OSL submit an alternative proposal within 10 days of that notice.

6.5.8 Where an application for Acceptance is rejected and resubmitted, processing of the resubmitted application shall be subject to the same conditions as if it were the original.

6.5.9 NIX may require OSL to retake possession of any item of Supplies within such period as the NIX may specify where a notice of failure to achieve Acceptance is issued under clause 6.5.3b. Repossession of Supplies shall not affect the obligation of OSL to provide conforming Supplies.

6.5.10 OSL shall bear all costs associated with replacing or correcting rejected Supplies and of complying with the directions of NIX.

6.5.11 Any action of OSL in correcting or replacing the Supplies and in complying with the directions of NIX under this clause 6.5 shall not entitle OSL to claim postponement of the date of delivery of the Supplies or the Milestone date, or relieve OSL from performing its obligations under the Subcontract.



6.6        SYSTEM ACCEPTANCE
--------------------------------------------------------------------------------

6.6.1      OSL shall, when seeking System Acceptance:


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           a.         complete and present a signed System Acceptance
                      Certificate certifying that OSL has fulfilled its obligations under the Subcontract, except to the extent that OSL's obligations expressly, or by implication, survive the System Acceptance Milestone including without limitation, the obligations in clause 12.5; and

           b. provide any other supporting evidence required by NIX, including confirmation of successful completion of any System Acceptance testing required by the Subcontract.

6.6.2      NIX shall, within 25 days of OSL seeking System Acceptance:

           a. endorse the System Acceptance Certificate where the following requirements are met:

                      (i) OSL has achieved all previous Milestones and Acceptance of all Supplies in accordance with clause 6.5; and

                      (ii) OSL demonstrates to the satisfaction of NIX that the Supplies function and integrate as a system as required by the Subcontract and that OSL has fulfilled its obligations in accordance with the Subcontract, except to the extent that OSL's obligations expressly, or by implication, survive the System Acceptance Milestone, including without limitation, the obligations in clause 12.5; or

           b. notify OSL that it has failed to achieve the requirements of System Acceptance detailed in clause 6.6.2a. In which case NIX shall advise OSL in writing of the reasons for the failure.

6.6.3 Where NIX notifies OSL under clause 6.6.2b. that it has failed to achieve System Acceptance, OSL shall, within 10 days of receipt of that advice, provide full written details to NIX of its proposed remedy.

6.6.4 NIX shall within 15 days of receipt of the written notice referred to in clause 6.6.3 either:

           a. instruct OSL in writing to complete any course of action proposed by OSL within a specified time; or

           b. issue a notice of rejection of OSL's proposal and require that OSL submit an alternative proposal within 10 days of that notice.

6.6.5 Where an application for System Acceptance is rejected and resubmitted, processing of the resubmitted application shall be subject to the same conditions as if it were the original.

6.6.6 NIX may require OSL to retake possession of any item of Supplies within 7 days where a notice of failure to achieve System Acceptance is issued under clause 6.6.2b. Repossession of Supplies shall not affect the obligation of OSL to provide conforming Supplies.

6.6.7 OSL shall bear all costs associated with achieving System Acceptance and of complying with the directions of NIX.

6.6.8 Any action of OSL in achieving System Acceptance and in complying with the directions of NIX under clause 6.6 shall not relieve OSL from performing its obligations under the Subcontract.



6.7        OWNERSHIP AND RISK
--------------------------------------------------------------------------------

6.7.1 Subject to clause 5, ownership of Supplies or partially completed Supplies shall pass to NIX:

           a. where the Supplies or partially completed Supplies are included in a Milestone, upon payment of a claim for that Milestone in accordance with clause 7.2; or

           b. where the Supplies or partially completed Supplies are not included in a Milestone nominated for Progress Certification or Acceptance, on payment of a claim for those Supplies.

6.7.2 At the time ownership of any item of Supplies passes to NIX, those Supplies shall be free of any registered or unregistered charge, lien, mortgage or other encumbrance.


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6.7.3      Where ownership of Supplies or partially completed Supplies forming part of a Milestone subject to Progress Certification under clause
           6.4 passes to NIX in accordance with clause 6.7.1a and those Supplies or partially completed Supplies are subsequently rejected by NIX in accordance with clause 6.5, NIX may elect to repass ownership of those Supplies or partially completed Supplies to OSL by notice in writing within 45 days of issuing a notice of rejection under clause 6.5.3b.

6.7.4 Risk of loss of or damage to the Supplies resides with OSL until the Supplies have been delivered to NIX in accordance with Attachment A or as specified in the relevant Order.

6.7.5 Where NIX rejects Supplies as not conforming to the requirements of the Subcontract, or where OSL retakes possession of the Supplies in accordance with the Subcontract, risk of loss of, or damage to, those Supplies shall revert to OSL on repossession or 5 days after issue of a notice under clause 6.5.9, whichever is the earlier.



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7.         PRICE AND PAYMENT

7.1        PRICE AND PRICE BASIS
--------------------------------------------------------------------------------

7.1.1 Subject to the rights reserved to NIX under the Subcontract, in consideration for OSL performing its Subcontract obligations, NIX shall pay to OSL:

           a.         the Milestone Payments specified in Attachment C;

           b. the Core Support Functions Fee specified in Attachment A on a quarterly basis in arrears commencing from the beginning of the Follow-On Support Period; and

           c. amounts properly invoiced for Supplies which are the subject of an Order;

           in accordance with:

           d.         Attachment C;

           e.         if the payment relates to Core Support Functions -
                      Attachment C;

           f.         if the payment relates to an Order - the Order; and

           g.         the Conditions of Subcontract.

7.1.2 In order to be entitled to receive any payment under clause 7.1.1b or 7.1.1c, OSL shall submit a claim in a form acceptable to NIX which:

           a.         specifies the NIX reference number, if applicable;

           b. includes such information and supporting documentation as NIX may require;

           c. contains a statement by OSL that the claim is complete and accurate; and

           d.         complies with clause 7.11.4.

7.2        MILESTONE PAYMENTS
--------------------------------------------------------------------------------

7.2.1 Where OSL submits a claim for a Milestone Payment it shall be accompanied by:

           a. where the Milestone relates to Progress Certification of the Supplies, the relevant Progress Certificate signed by both parties;

           b. where the Milestone relates to Acceptance of the Supplies, the Supplies Acceptance Certificates signed by both parties for the Supplies listed in Attachment C or in the relevant Order in relation to that Milestone;

           c. where the Milestone relates to System Acceptance of the Supplies, the System Acceptance Certificate signed by both parties; and

           d. any other relevant documentation necessary to establish that, to the satisfaction of NIX, the claim is in accordance with the Subcontract, including documentation establishing that OSL is able to pass title to relevant Supplies to NIX on payment of the Milestone.

7.2.2      On receipt of a claim for a Milestone Payment NIX shall either:

           a. approve the claim where it is submitted in accordance with clause 7.2.1;

           b. approve part of the claim where the part is submitted in accordance with clause 7.2.1; or

           c. reject the claim where the claim is not submitted in accordance with clause 7.2.1.

7.2.3 Where a claim or part of a claim is approved under clause 7.2.2, NIX shall make payment within 45 days of the submission of the claim.

7.2.4 Where NIX rejects the claim or part of a claim, NIX shall, within 21 days of receipt of the claim, notify OSL in writing of the need to resubmit the claim or part of the claim and the reasons for rejection and any action to be taken by OSL for the claim or part of the claim to be rendered correct for payment.

7.2.5 Upon receipt of a notice issued pursuant to clause 7.2.4 OSL shall, immediately take all necessary steps to make the claim for payment conform to the requirements of the

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           Subcontract and shall submit a revised claim to NIX when such action is complete. The resubmitted claim shall be subject to the same conditions as if it were the original claim.

7.3        NOT USED

7.4        PERFORMANCE SECURITY
--------------------------------------------------------------------------------

7.4.1 OSL shall provide financial security for the performance of the Subcontract, in the amount of 10% of the component of the Subcontract Price relating to the Fixed Deliverables, no later than 21 days after the Effective Date.

7.4.2 The security shall be unconditional and shall be from a bank or financial institution acceptable to NIX, and in the form of the Performance Security Deed set out at Part 2 of Attachment N. Any security provided under clause 7.4 shall be released by NIX when the System Acceptance Certificate has been issued by NIX.

7.4.3 The security under clause 7.4.1 shall be exercisable by NIX for either or both of the following:

           a. to obtain compensation for loss suffered in the event that OSL fails to perform the Subcontract, including upon termination of the Subcontract in accordance with clause 12.2; or

           b. to recover any debts due to NIX in relation to the Subcontract.

7.5        SECURITIES
--------------------------------------------------------------------------------

7.5.1 If OSL fails to provide or maintain any security required by clause 7.4, NIX may withhold all or part of any payment under the Subcontract until OSL meets those obligations.

7.5.2 If NIX exercises any or all of its rights under the securities provided under clauses 7.4, NIX shall not be liable for, and OSL shall release NIX from liability for, any resultant loss or damage to OSL.

7.5.3 The rights of NIX to recover from OSL the balance, after draw down of the security provided under clause 7.4, of loss or damage suffered by NIX shall not be limited by NIX exercise of those securities.

7.6        NOT USED

7.7        NOT USED

7.8        CRITICAL MILESTONES
--------------------------------------------------------------------------------

7.8.1 Where OSL fails to complete a critical Milestone identified in Attachment C by the relevant Milestone date, NIX at its discretion shall, without prejudice to the right of NIX to terminate the Subcontract under clause 12.2.1.l, be entitled to withhold all of that Milestone Payment and all subsequent payments until that Milestone has been achieved.

7.9        EARLY AND LATE PAYMENT
--------------------------------------------------------------------------------

7.9.1 Where payment of an amount due under the Subcontract is made early, interest shall be payable to NIX in accordance with the formula at clause 7.9.3.

7.9.2 Where payment of an amount due under the Subcontract is made late, interest shall be payable by NIX in accordance with the formula at clause 7.9.3. Any payment not made within 75 days after the date it is to be made under the Subcontract shall be in breach of the Subcontract.
                               I% x Pxn
7.9.3      Interest Payment = ----------
                                365
           Where:

           "I%" for early payments, means the Department of Finance and Administration sourced overdraft rate current at the date of payment expressed as a percentage;

           "I%" for late payments, means the Australian Taxation Office (ATO) sourced General Interest Charge rate current at the due date of payment expressed as a percentage. The General Interest Charge rate can be accessed on the ATO web site via http://www.ato.gov.au/content.asp?doc=/content/professionals/gic.htm;


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           "P" means the amount of the early or late payment; and

           "n" means the number of days before or after the due date for payment that the payment is made.

7.9.4 Where the interest payment is not offset or paid as part of the subject claim, NIX shall adjust the next approved payment under the Subcontract. If there are no further payments, the relevant party shall pay the interest payment within 30 days of being provided with written notice.

7.10       LIQUIDATED DAMAGES
--------------------------------------------------------------------------------

7.10.1 The parties acknowledge that if OSL delays achievement of any Milestone beyond the Milestone date set out at Attachment C or in the relevant Order:

           a.      NIX will suffer loss and damage; and

           b. all such loss and damage will, having regard to the governmental and non-commercial nature of the Supplies and their significance to the defence of Australia, be impossible, complex or expensive to quantify accurately in financial terms and the loss and damage arising from such delay may not be able to be precisely calculated or proved, and therefore, the parties agree that the amount of liquidated damages specified in Attachment G is a genuine pre-estimate of the damage which would be suffered by NIX in such event.

7.10.2 If OSL delays achievement of any Milestone beyond the relevant date set out at Attachment G or in any Order, NIX shall be entitled to recover from OSL as liquidated damages and not as a penalty, the amount specified at Attachment G for that Milestone for each day of the delay. No amount shall be owing to NIX until NIX elects, in accordance with clause 7.10.3, to recover any such liquidated damages.

7.10.3     Upon becoming entitled to recover liquidated damages under clause
           7.10.2 NIX may, within the period determined under clause 7.10.4, elect in respect of a particular period of delay to do either or both of the following:

           a. recover the amount of liquidated damages as a debt under clause 12.4; or

           b. accept agreed compensation from OSL to the extent (if any) that liquidated damages are not recovered under clause 7.10.3a. Such compensation, together with any liquidated damages elected to be recovered under clause 7.10.3a, shall be equivalent in value to the total liquidated damages recoverable for that period of delay.

7.10.4 Unless some other period is agreed in writing between the parties, the period within which NIX may make an election under clause 7.10.3 will be:

           a.         four months after the end of the relevant period of delay;
                      or

           b. if any limit on the amount of liquidated damages is reached before the end of the relevant period of delay, four months after NIX receives written notification from OSL that the limit has been reached.

7.10.5 Where NIX elects to accept compensation in lieu of liquidated damages OSL shall at its expense prepare a SCCP to effect a change to the Subcontract and any other contract between NIX and OSL which may be affected. Where any part of the compensation to be provided is in the form of goods or services, the SCCP shall provide that the goods or services shall be incorporated into the supplies under whichever relevant contract is agreed by NIX.

7.10.6 NIX right to claim liquidated damages for delay or to recover other compensation as agreed shall be NIX sole remedy for loss or damage suffered by NIX as a result of delay during the period in which an entitlement to recover liquidated damages accrues under clause
           7.10.2. Nothing in this clause 7.10 shall affect, limit, or exclude NIX rights or remedies in respect of:

           a. a delay in delivery of Supplies for which an entitlement to recover liquidated damages does not accrue under the Subcontract;


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           b.         loss or damage suffered by NIX at any time for causes
                      other than OSL's delay in delivering the Supplies;

           c.         termination for default of OSL; or

           d.         termination for convenience in accordance with clause
                      12.3.

7.10.7     This clause 7.10 operates subject to clause 9.9.

7.11       TAXES AND DUTIES
--------------------------------------------------------------------------------

7.11.1 All taxes, duties and government charges imposed or levied in Australia or overseas in connection with the Subcontract shall be met by OSL and, with the exception of the Australian Goods and Services Tax (GST), shall be included within the Subcontract Price.

7.11.2 Subject to clause 7.11.4, NIX shall, in addition to the Subcontract Price, pay the amount of GST imposed on any taxable supply made by OSL to NIX under the Subcontract.

7.11.3 For the purposes of clause 7.11.2 the additional amount is the amount of GST payable on that part of the Subcontract Price to which the taxable supply relates as if that part of the Subcontract Price is the value of the taxable supply for the purpose of the GST Act.

7.11.4 OSL shall submit each claim for payment pursuant to this clause 7 in the form of a valid tax invoice. The tax invoice shall include the amount and method of calculation of any GST payable OSL in relation to that claim for payment as a separate item.

7.11.5 Where OSL incorrectly states the amount of GST payable, or paid, by NIX on an otherwise valid tax invoice, OSL shall issue to NIX a valid adjustment note in accordance with the GST Act.

7.11.6 If NIX makes, or is assessed by the Australian Taxation Office (ATO) as having made, a taxable supply to OSL under or in connection with the Subcontract, NIX shall be entitled to recover from OSL upon presentation of a valid tax invoice, the amount of GST paid or payable by NIX to the ATO.

7.11.7 Any amount of GST to be paid by OSL under clause 7.11.6 shall be a debt recoverable by NIX in accordance with clause 12.4.

7.11.8 For the purposes of this clause 7.11 "GST Act" means A New Tax System (Goods and Services Tax) Act 1999 and associated taxation legislation. The expressions "adjustment note", "taxable supply" and "tax invoice" have the meanings given to those expressions in the GST Act.

7.12       NOT USED

7.13       VALUE MANAGEMENT
--------------------------------------------------------------------------------

7.13.1     In this clause, "Value Management Change" means a change:

           a. to the Subcontract, the Supplies or OSL's method of providing the Supplies; and

           b. which results in an increase of the value for money which NIX directly derives from the Supplies, whether because of a reduction in the amounts payable to OSL under the Subcontract, an increase in the deliverables and benefits which NIX receives from OSL (without, or with a proportionately OSLller, increase in cost), other cost savings to NIX or otherwise.

7.13.2     OSL:

           a. warrants to NIX that it will identify and implement Value Management Changes, whenever possible throughout the Subcontract Period, but without derogating from OSL's other obligations under the Subcontract; and

           b. acknowledges that NIX has entered into the Subcontract relying upon the warranty in paragraph 7.13.2a.

7.13.3 NIX may from time to time give OSL written notice of its recommendations as to possible Value Management Changes.

7.13.4 For the purposes of furthering the warranty in clause 7.13.2a but without limiting its obligations under the Subcontract, OSL must:


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           a.         use its best endeavours throughout the Subcontract Period
                      to identify and document all possible Value Management Changes;

           b.         from time to time during the Subcontract Period provide
                      NIX with:

                      (i) its preliminary written recommendations as to any Value Management Changes which it has identified;

                      (ii) the proposed amount of, or method of calculating, the cost savings to NIX or the other increases in value for money available to NIX arising out of the recommended Value Management Changes; and

                      (iii) the basis on which OSL would propose to be paid for implementing the Value Management Changes; and

           c. promptly meet with NIX (and any other persons nominated by NIX) after giving written recommendations under paragraph
                      (b) or as required by NIX to:

                      (i) discuss its recommendations or any recommendations proposed by NIX of which it has received prior written notice under the Subcontract; and

                      (ii) in the case of recommendations proposed by the NIX, identify:

                                 A.         the amount of, or method of
                                            calculating the cost savings to NIX
                                            or the other increases in value for
                                            money available to NIX arising out
                                            of the recommendations; and

                                 B. the basis of which OSL would propose to be paid for implementing the Value Management Changes.

7.13.5     NIX may approve or reject a Value Management Change proposal.

7.13.6 If a Value Management Change is agreed by NIX following a meeting under paragraph 7.13.4c., then:

           a.         NIX will issue a written direction to OSL setting out:

                      (i) the changes to be made to the Subcontract in accordance with clause 10.1, the Supplies and otherwise to give effect to the Value Management Change; and

                      (ii) the agreed basis on which OSL will be paid for implementing the Value Management Change;

           b. OSL must implement the Value Management Change in accordance with NIX direction; and

           c. OSL will be entitled to payment for implementing any Value Management Change in accordance with the Subcontract on the payment basis set out in the direction under paragraph 7.13.6a.

7.14       NEW DEVELOPMENTS
--------------------------------------------------------------------------------

7.14.1 In this clause, "New Developments" mean trends and new developments, including in technology, services and methodology, that are relevant to the Supplies, their maintenance or both.

7.14.2 At all times, OSL must consider the effects of New Developments on its provision of Supplies and plan for evolution of the Supplies and their delivery and maintenance.

7.14.3 Without limiting the effect of clause 7.14.2, NIX and OSL's Representative must meet to discuss New Developments:

           a.         annually, at a time and place which is:

                      (i)        agreed between the NIX and OSL's
                                 Representative; or

                      (ii) in the absence of agreement - notified by NIX to OSL's Representative; and

           b.         at other times, as and when required by NIX.


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7.14.4     The parties acknowledge and agree that the purposes of the meetings referred to in clause 7.14.3 will be to:

           a. ensure NIX is kept up-to-date by OSL on recent and emerging New Developments;

           b. examine the impact of New Developments on NIX then current and future requirements for the Supplies, support and other technology; and

           c.         discuss whether any New Developments offer:

                      (i) the opportunity for cost savings in connection with the Subcontract; and

                      (ii) associated gain-sharing opportunities for the parties.

7.14.5 If and when required, and at no additional cost to NIX, OSL must assist NIX in its technology planning activities, including by:

           a. providing a written proposal or offer for the supply of goods or services, in a form acceptable to NIX;

           b. without limiting paragraph a., adding to Attachment E any new technology, product, equipment or software that, from time to time, is:

                      (i)        created by OSL or any of its Lower Tier
                                 Contractors;

                      (ii) sold by OSL to, or acquired by OSL on behalf of, any other customer of OSL; or

                      (iii) otherwise available for purchase and re-sale by OSL;

           c. providing written analysis of, and advice about, new technology or services relevant to the Supplies; and

           d. attending and participating in other meetings with NIX, including its advisers.

7.14.6     Clause 7.14.5 does not commit NIX to:

           a. purchase any Supplies, or any other goods or services from OSL; or

           b. require any assistance from OSL in connection with NIX technology planning activities.

7.15       BENCHMARKING
--------------------------------------------------------------------------------

7.15.1 From time to time during the Subcontract Period, NIX may measure any performance or cost in connection with the Subcontract to determine if the performance matches, and the price is competitive with, then current Australian market prices and standards of delivery for similar contracts ("Benchmarking").

7.15.2 If the Benchmarking shows that OSL's performance fails to match then current Australian market prices and standards of delivery of similar contracts, then OSL must:

           a.         determine the causes of the failure; and

           b. unless it satisfies NIX that the difference in performance is due to NIX unique requirements and not OSL's performance, at no additional cost to NIX, promptly take corrective action to match the then current Australian market prices and standards of delivery, including, where necessary, by:

                      (i)        providing additional staffing;

                      (ii)       increasing levels of training;

                      (iii)      upgrading the delivery system for Supplies; or

                      (iv) introducing new and improved tools and improving processes.

7.15.3 If the Benchmarking shows that all or part of the Subcontract Price is not price competitive because it is higher than charges for goods and services comparable to the Supplies, then OSL must:

           a. assist NIX to determine the causes of the uncompetitive pricing; and


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Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002

           b. to the extent that the uncompetitive pricing is not caused by NIX unique requirements, lower all or part of the Subcontract Price to match the then current Australian market prices.

7.15.4 Unless otherwise agreed, each party will bear its own costs of Benchmarking.

7.15.5 Nothing in this clause 7.15 gives rise to a right of OSL, or an obligation on NIX, to increase all or part of the Subcontract Price.

7.16       PRICING REVIEWS
--------------------------------------------------------------------------------

7.16.1 The Subcontract Price may be adjusted in accordance with the provisions of this clause 7.16.

7.16.2 Except as otherwise expressly provided in this clause 7.16, OSL is not entitled to an increase in the Subcontract Price for Fixed Deliverables, either in accordance with this clause 7.16 or otherwise, during the Subcontract Period.

7.16.3     The:

           a.         labour rates specified in Attachment F; and

           b. where OSL substantiates any labour rates used in calculating the Core Support Function Fee and the training course fees in Attachment B,

           will be adjusted in accordance with clause 7.16.4.

7.16.4 Within 45 days of the second anniversary of the Effective Date, and every second anniversary thereafter, OSL may seek an adjustment to the labour rates by:

           a.         submitting a proposal in a form satisfactory to NIX; and

           b. otherwise demonstrating to the satisfaction of NIX (including by providing all relevant documentation to substantiate the accuracy of OSL's proposal and compliance with this clause 7.16):

                      (i) that the then current labour rates referred to in 7.16.3 are substantially below the then current average market labour rate in Australia applicable to goods or services of a nature, standard and quantity similar to the Supplies ("Market Rate");

                      (ii) that the Market Rate has materially increased since the Effective Date and (if applicable) the time of the most recent proposed adjustment under this clause 7.16;

                      (iii) that the circumstances referred to in subparagraphs (i) and (ii):

                                 A.         at all times have been beyond the
                                            control of OSL; and

                                 B. could not have been planned for or avoided by an expert professional provider in OSL's position; and

                      (iv)       any other matters that NIX may require.

7.16.5 Subject to OSL's strict compliance with this clause 7.16, if NIX is satisfied as to the matters referred to in clause 7.16.4b, then the labour rates shall be adjusted by an amount that is:

           a. agreed between the parties within 40 Working Days of NIX receipt of the proposal referred to in clause 7.16.4a; or

           b.         failing agreement, determined by NIX.

7.16.6 The purpose of any adjustment under clause 7.16.5 is not to increase the labour rates above the Market Rate.

7.16.7     OSL's direct costs which are:

           a. not otherwise the subject of a proposed or actual adjustment under this clause 7.16;

           b. costs comprising the Core Support Function Fee specified in Attachment A ("CSF Costs"); and


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Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002

           c. costs relating to the Catalogue of Equipment prices contained in Attachment E ("COE Costs"),

           will be reviewed and adjusted each year in accordance with clause 7.16.8.

7.16.8 Within 40 days of each anniversary of the Effective Date, and at any other time that NIX may require, OSL may:

           a.         review its then current CSF Costs and COE Costs; and

           b. propose adjustments to the Core Support Function Fee and the prices contained in Attachment E,

           by:

           c.         submitting a proposal in a form satisfactory to NIX; and

           d. otherwise demonstrating to the satisfaction of NIX (including by providing all relevant documentation to substantiate the accuracy of OSL's proposal and compliance with this clause 7.16):

                      (i) for each of the then current CSF Costs and COE Costs - whether they have increased, decreased or remained static over the preceding year ("Cost Changes");

                      (ii) what the individual and net impacts of those Cost Changes are;

                      (iii) that the proposed adjustments referred to in paragraph b. are not based on, and will not result in, any change to the Contractor's profit margin in relation to the Subcontract Price;

                      (iv) that OSL has done everything reasonably to be expected of an expert professional provider in OSL's position to avoid, and minimise the effect of, any Cost Changes (including by fully investigating all possible alternative sources of supply to obtain the best value for money for NIX); and

                      (v)        any other matters that NIX may require.

7.16.9     For each proposal referred to in clause 7.16.4 or clause 7.16.8:

           a. NIX shall notify OSL, within 50 days after receipt that the proposal is:

                      (i)        approved; or

                      (ii) rejected, and if so giving reasons for such rejection;

           b.         if the NIX rejects the proposal under paragraph a:

                      (i) NIX may require that OSL resubmit a revised proposal; and

                      (ii) OSL shall, within the period specified in the notice by NIX, make such changes to the proposal as are reasonably required by NIX, and submit to NIX the revised proposal;

           c. a revised proposal submitted under subparagraph b.(ii) shall be deemed to have been submitted as a fresh proposal under clause 7.16.4 or clause 7.16.8 (as the case may be); and

           d.         if NIX approves a proposal under paragraph a.(i):

                      (i) the labour rates referred to in 7.16.3, CSF Fee and COE prices, as applicable shall be adjusted to the extent specified in the approved proposal;

                      (ii) unless otherwise agreed by NIX - the adjustment shall take effect from the date of NIX approval; and

                      (iii) OSL shall bring into existence and sign any documentation necessary to give effect to that adjustment.


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7.16.10    Without limiting NIX rights under the Subcontract, or otherwise at law or in equity, in order to verify that any proposal submitted by OSL meets the requirements of this clause 7.16, NIX, and any person authorised by NIX, may exercise NIX rights under clauses 10.7, 10.9 and 10.10.

7.16.11 Unless otherwise agreed, each party shall bear its own costs of performing its obligations under this clause 7.16.

7.16.12 Except as otherwise outlined in this clause 7.16 and clauses 1.8, 1.9, 9.8 and 10.1, OSL shall not be entitled to any variation in the Subcontract Price.



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Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002


8.         INSURANCE AND LIABILITY

8.1        SUBCONTRACTOR'S EMPLOYEES
--------------------------------------------------------------------------------

8.1.1 OSL shall indemnify NIX against liability of NIX for death of or personal injury to any person employed by OSL on work under the Subcontract, except to the extent that such death or injury results from any unlawful or negligent act or omission on the part of NIX or any person acting through NIX.

8.2        PROPERTY DAMAGE AND PUBLIC RISK
--------------------------------------------------------------------------------

8.2.1      OSL shall indemnify NIX, its officers, employees and agents against:

           a. claims by any person in respect of personal injury or death, except to the extent that OSL's indemnity under clause 8.1.1 applies;

           b. loss of, or damage to, any property (other than the Supplies and GFM); and

           c. costs and expenses including the costs (on a solicitor and own client basis) of defending or settling any claim referred to in clauses 8.2.1a and 8.2.1b,

           arising out of or as a consequence of a default or unlawful or negligent act or omission on the part of OSL, its officers, employees, agents or Lower Tier Contractors except to the extent that such death, injury, or property loss or damage results from any unlawful or negligent act or omission on the part of NIX or any person acting through NIX.

8.3        CARE OF THE SUPPLIES
--------------------------------------------------------------------------------

8.3.1 Subject to clause 8.5, OSL shall make good any loss or damage caused to the Supplies while risk resides with OSL, except to the extent that the loss or damage was a direct consequence of an excepted risk.

8.3.2      For the purposes of clause 8.3.1, "excepted risks" means:

           a. any negligent act or omission of NIX or officers, employees or agents of NIX;

           b. war, invasion, acts of foreign enemies, hostilities between nations, civil insurrection or militarily usurped power;

           c.         confiscation by governments or public authorities; or

           d. ionising radiation, contamination by radioactivity from nuclear fuel or waste, or combustion of nuclear fuels,

           which in the case of clauses 8.3.2c and 8.3.2d is not caused by OSL.

8.4        INTELLECTUAL PROPERTY INDEMNITY
--------------------------------------------------------------------------------

8.4.1 OSL shall indemnify NIX and the Commonwealth, its officers, employees, agents, licensees and sub-licensees against any liability, loss, damage, cost (including the cost of any settlement and legal costs and expenses on a solicitor and own client basis), compensation or expense sustained or incurred by NIX and/or the Commonwealth which arises out of any action, claim, dispute, suit or proceeding brought by any third party in respect of any:

           a. infringement or alleged infringement of that third party's IP where the infringement or alleged infringement arises out of any activity permitted under any licence or assignment referred to in clause 5 or otherwise under the Subcontract; or

           b. breach or alleged breach of any duty of confidentiality owed to that third party, where the breach is caused by any act or omission on the part of OSL or any of its Lower Tier Contractors, officers, employees or agents (whether or not such act or omission constitutes a breach of the Subcontract).

8.4.2 For the purposes of this clause 8.4, "infringement" includes unauthorised acts which would, but for the operation of section 163 of the Patents Act 1990, section 40A of the Designs Act 1906, section 183 of the Copyright Act 1968, and section 25 of the Circuits Layout Act 1989, constitute an infringement.


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Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002

8.5        LIMITATION OF LIABILITY
--------------------------------------------------------------------------------

8.5.1 Subject to clause 8.5.2, the liability of OSL to NIX arising out of OSL's performance of the Subcontract shall be limited as follows:

           a. for liability for obligations and warranties under clause 9, in aggregate to the value of the Subcontract Price;

           b. for loss of, or damage to, the Supplies, in aggregate to the value of the Subcontract Price plus 5%;

           c. for loss of, or damage to, NIX property, including GFM, in annual aggregate to $A50 Million; and

           d. for a breach of subcontract, breach of statute or negligent act or omission not mentioned in clause 8.5.1a. to 8.5.1c, in aggregate to Subcontract Price plus 5%.

8.5.2      The limitations in clause 8.5.1 do not apply to liability of OSL for:

           a.         personal injury and death;

           b.         loss of, or damage to, third party property; or

           c.         the IP indemnity provided by OSL under clause 8.4.

8.5.3 If more than one limitation mentioned in paragraphs 8.5.1a. to 8.5.1d. is capable of applying to a particular liability, and the cap under one limitation is reached, NIX may recover from OSL for the remainder of that liability under the other limitation up to the applicable cap.

8.6        INSURANCE
--------------------------------------------------------------------------------

8.6.1 Before commencing work under the Subcontract, OSL shall be fully insured or registered with the appropriate statutory authority against liability for death of or injury to persons employed by OSL, including liability under statute and common law. The insurance shall be maintained until all work under the Subcontract is completed.

8.6.2 OSL shall ensure each Lower Tier Contractor is insured against the Lower Tier Contractor's corresponding liabilities.

8.6.3 Before commencing work under the Subcontract, OSL shall be insured in respect of Commercial General Liability providing a minimum coverage of CAD 5 Million per occurrence and CAD 5 Million in the annual aggregate for Products Liability.

8.6.4 Before commencing work under the Subcontract, OSL must effect the following policies:

           a. an industrial special risks policy which includes coverage for property in the contractor's care custody and control;

           b. marine cargo insurance adequate to cover OSL's and NIX goods in transit in connection with the Subcontract; and

           c. third party motor vehicle insurance in respect of all vehicles used in connection with the Subcontract,

           whether arranged through a continuation of captive insurance and appropriate reinsurance or purchased from reputable commercial insurers, in amounts and upon terms which a professional and commercially prudent risk manager of a supplier of supplies similar to the Supplies, upon the open market, could reasonably be expected to procure.

8.6.5      OSL shall maintain the insurance required under clause 8.6.3 and
           8.6.4 for the duration of the work under the Subcontract and, on request, shall produce satisfactory evidence of the insurance to NIX.

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Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002



9.         WARRANTIES AND SUPPORT OF THE SUPPLIES

9.1        FITNESS FOR PURPOSE
--------------------------------------------------------------------------------

9.1.1 OSL shall ensure and warrants that any Supplies provided under the Subcontract shall be fit for the purpose or purposes detailed in the Subcontract.

9.1.2      OSL:

           a.         acknowledges that:

                      (i) it has been provided with access to Royal Australian Navy vessels for the purposes of obtaining details of and data samples from those equipment and technologies with which the Supplies will be required to integrate and interoperate ("Sample Data");

                      (ii) the Commonwealth does not warrant, guarantee or make any representation about the content, accuracy, fitness for purpose or adequacy of any Sample Data collected by OSL; and

                      (iii) the access referred to in paragraph a. has been unfettered and adequate for the purposes of collecting the Sample Data, and that OSL has collected the Sample Data under separate contractual arrangements;

           b.         warrants that:

                      (i) it has relied solely upon its own opinions, investigations, enquiries and expertise in collecting the Sample Data; and

                      (ii) the Sample Data is fit for the purposes of designing, producing and providing Supplies in accordance with this Subcontract; and

           c. to the extent permitted by law, releases the Commonwealth from all Claims which it may now or in the future have arising out of or in connection with the Sample Data.

9.2        DATE DEPENDENCY
--------------------------------------------------------------------------------

9.2.1      OSL warrants that:

           a. the Supplies correctly interpret dates and correctly perform calculations or functions using dates; and

           b. the operation of the Supplies, including in conjunction with related products, will not be adversely affected by the date.

9.3        WARRANTY
--------------------------------------------------------------------------------

9.3.1 OSL warrants that the design, materials and workmanship in the Supplies conform with, and that the Supplies meet, the requirements of the Subcontract.

9.3.2 OSL shall, within such time as may be specified by NIX, remedy by repair, replacement or modification, all items of Supplies that are affected by defects in the Supplies which are notified to OSL by NIX:

           a. in the case of the ECPINS Software - within 15 years from the Effective Date;

           b. in the case of Developed Software - within 18 months from Acceptance; or

           c. in the case of any other Supplies - within 12 months from delivery or first productive use by the Commonwealth (whichever occurs later),

            (for the purposes of this clause 9.3 called the "Warranty Period").

9.3.3 OSL's obligations under clause 9.3.2 do not apply to the extent that the defect arises from NIX negligent or wilful damage of the Supplies.

9.3.4 OSL, unless NIX otherwise allows, shall meet all costs of and incidental to the performance of remedial work under this clause 9.3, including any packing, freight (not exceeding the freight cost between the Subcontract delivery point and OSL's Approved repair facility and return), disassembly and re-assembly costs.


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Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002

9.3.5 NIX may at its discretion require OSL to carry out tests as are reasonably necessary to show that Supplies remedied by OSL comply with the Subcontract. If such tests show that Supplies remedied by OSL do not comply with the Subcontract OSL shall rectify the defect, and the costs of the tests shall be borne by OSL. NIX shall bear the cost of any test where the Supplies which have been remedied fulfil the Subcontract requirements.

9.3.6 All remedial work performed by OSL under this clause 9.3 is warranted from the date the work is performed for a period equal to the remainder of the Warranty Period plus:

           a.         in respect of the ECPINS Software - an extra year; and

           b.         in respect of all other Supplies - half the Warranty
                      Period.

9.3.7      To avoid doubt:

           a.         whether the remedy to be provided by OSL under clause
                      9.3.2 is to be a repair, replacement or modification, will be determined by NIX; and

           b. if OSL fails to rectify a defect in the Supplies within the time specified by NIX under clause 9.3.2, NIX may exercise its rights under clause 9.9.

9.4        NOTIFICATION OF DEFECTS
--------------------------------------------------------------------------------

9.4.1 If during the period of 15 years, commencing on the Effective Date, OSL becomes aware of any defect in the Supplies which adversely affects, or is likely to adversely affect, the operation of the Supplies or the safety of personnel, OSL shall immediately give notice of the defect to NIX. OSL shall within 21 days of the initial notice provide a written statement of the nature of the defect, its cause and effect, and proposed remedial action.

9.5        LATENT DEFECTS
--------------------------------------------------------------------------------

9.5.1 OSL shall, within the Subcontract Price, diagnose and correct all items of Supplies that are affected by any Latent Defect, provided that the Latent Defect is notified to OSL in writing by NIX within the period of 15 years commencing on the Effective Date.

9.5.2 Without limiting OSL's obligations under clause 9.5.1, OSL shall, at its own expense:

           a. where the Latent Defect is the result of a design deficiency, redesign the Supplies (including provision of effective test procedures to demonstrate the rectification of the deficiency);

           b. correct the Supplies notified by NIX under clause 9.5.1 and all similar items of Supplies by repair, modification or replacement of the Supplies or by any other means acceptable to NIX; and

           c. make any necessary correction, modification or replacement of any other Supplies (including Technical Information) which are affected by the Latent Defect,

           whether or not those Supplies have already been Accepted, subject to System Acceptance or delivered.

9.5.3      To avoid doubt:

           a.         whether the remedy to be provided by OSL under this clause
                      9.5 is to be a repair, replacement or modification, will be determined by NIX; and

           b. if OSL fails to rectify a Latent Defect in the Supplies within such time as may be specified by NIX, NIX may exercise its rights under clause 9.9.

9.6        TECHNICAL INFORMATION WARRANTY
--------------------------------------------------------------------------------

9.6.1 OSL warrants that the TI provided to the Commonwealth via NIX in accordance with clause 5 will enable a person reasonably skilled in performing the applicable acts referred to in clause 5.1.5 to perform those acts efficiently and effectively.

9.7        CONTINUED MANUFACTURE AND SUPPORT
--------------------------------------------------------------------------------

9.7.1 OSL acknowledges and agrees that NIX is not obliged to accept any Update or New Release, or any modification (including any patch, fix or other alteration) of or to the ECPINS Software, and that OSL will at all times continue to support any version of the software or hardware that NIX has acquired or will acquire for the duration of the Subcontract Period.


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9.7.2      Any Update or New Release, and any modification (including any patch, fix or other alteration) of or to the ECPINS Software, is to be provided subject to the terms and conditions of the Subcontract, including Acceptance testing. Acceptance tests shall be conducted in accordance with the initial Acceptance test plan, or otherwise as NIX may determine.

9.7.3 OSL warrants that, in respect of Supplies, it will for the Subcontract Period and at no additional cost to NIX:

           a. continue to manufacture and support the Supplies and all components of the Supplies (including replacements, upgrades, New Releases, Updates or attachments) during the Subcontract Period;

           b. supply substantially similar or other appropriate substitutes for the Supplies, or component of the Supplies, if for any reason the Supplies, or components, are no longer available. Any substituted component of the Supplies must have the same or better functionality, and have the same form and fit as the original component. The decision by NIX whether to Accept or reject a substituted component is in its absolute discretion;

           c. as part of the Core Support Function, obtain, maintain and update all necessary user, system, engineering manuals and associated documentation, all tools, test equipment and the like, including where NIX updates any part of the Supplies itself or where an Other Contractor does so on behalf of NIX;

           d. continue to provide support and spare parts for the Supplies, and any replacement, upgrade or substitute for the Supplies;

           e. during the Subcontract Period, continue to supply all other assistance that may be required by NIX in relation to the Supplies that OSL makes available to its other customers; and

           f. have sufficient replacement parts available to provide the Follow-On Support Services.

9.7.4      Where OSL replaces a part of the Supplies, the replacement parts:

           a. shall be new, or warranted as new, unless otherwise permitted by NIX; and

           b. notwithstanding clause 6.7.1, become the property of NIX on delivery (where OSL has replaced components owned by NIX).

9.7.5 As part of the Core Support Function, OSL shall maintain records of all faults, all remedial action taken and all replaced parts, including for those activities undertaken by NIX or by an Other Contractor on behalf of NIX, and send copies of such records to NIX on request by NIX.

9.8        HELP DESK
--------------------------------------------------------------------------------

9.8.1 OSL shall provide technical advice in relation to the Help Desk function for support of the Supplies in accordance with this clause and Section 8 of the SOW.

9.8.2      Not Used

9.8.3      Not Used

9.8.4      Not Used

9.8.5      Where NIX submits a request for Follow-On Support Services:

           a. such a request is treated as a Tasking Directive under clause 1.8 and OSL must comply with the Order procedures set out in clauses 1.8 and 1.9; and

           b. OSL shall ensure that such requests are actioned as soon as practicable for response and rectification and, in any case, in accordance with the Service Levels and, in particular, the response times and rectification times specified in Section 8 of the SOW.

9.8.6      If a request for Follow-On Support Services:

           a.         is URGENT (as defined in Section 8.22.8 of the SOW);


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           b.         is made outside the hours of 0830 and 1700 AEST on Working
                      Days; and

           c. the Quotation to be provided by OSL under clause 1.8 will have a proposed Order Price of less than $5,000;

           then OSL may proceed to perform the Follow-On Support Services without having gained NIX approval under clause 1.9.4, provided that OSL notifies NIX as soon as practicable the next Working Day.

9.8.7      If a request for Follow-On Support Services:

           a.         is URGENT (as defined in Section 8.22.8 of the SOW);

           b.         is made outside the hours of 0830 and 1700 AEST on Working
                      Days; and

           c. the Quotation to be provided by OSL under clause 1.8 will have a proposed Order Price of more than $5,000;

           then, OSL shall not proceed to perform the Follow-On Support Services without having gained NIX approval under clause 1.9.4, and in addition, must:

           d. make all reasonable efforts to contact NIX during the after hours period to obtain oral approval; and

           e. if unable to do so, obtain NIX approval under clause 1.9.4 as soon as practicable the next Working Day.

9.8.8 NIX shall provide OSL with contact details from time to time for the purposes of after hours contact.

9.8.9 Any oral approval given by NIX under clause 9.8.7 shall be confirmed in writing as soon as practicable.

9.8.10 In this clause 9.8, a reference to "Help Desk" and "User" has the same meaning as in the SOW.

9.9        NONCONFORMING SUPPLIES - OSL'S PRIMARY RESPONSIBILITY
--------------------------------------------------------------------------------

9.9.1 If any Supplies have not been supplied in accordance with the Subcontract, NIX may at any time during the Subcontract Period direct:

           a.         OSL at OSL's cost to:

                      (i) supply or resupply (as the case may be) the relevant Supplies; and

                      (ii) take all such steps as are reasonably necessary to:

                                 A.         mitigate the effect on NIX of the
                                            failure to supply the Supplies in
                                            accordance with the Subcontract; and

                                 B. put NIX (as closely as possible) in the position in which it would have been if OSL had supplied the Supplies in accordance with the Subcontract; and

           b. the times within which OSL must perform its obligations under paragraph (a).

9.9.2 Instead of or in addition to a direction under clause 9.9.1, NIX may notify OSL that NIX will:

           a. supply the relevant Supplies or perform the mitigating steps required in accordance with clause 9.9.1a ; or

           b. have the relevant Supplies, or the mitigating steps required in accordance with clause 9.9.1a, supplied by an Other Contractor.

9.9.3      In that event, subject to clause 9.9.4 NIX will value the cost of:

           a. supply or resupply (as the case may be) of the relevant Supplies; and

           b.         the mitigating steps required in accordance with clause
                      9.9.1a(ii),

           and the amount so determined will be a debt due from OSL to NIX.

9.9.4 In exercising its rights under clause 9.9.3, if liquidated damages are payable (or would have been payable but for the exercise of NIX rights under clause 9.9.2) in accordance with


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Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002

           clause 7.10, then the total amount of those liquidated damages will operate as a limit on the amount determined under clause 9.9.3.

9.10       RIGHTS NOT AFFECTED
--------------------------------------------------------------------------------

9.10.1 Neither NIX rights, nor OSL's liability, whether under the Subcontract or otherwise according to law or in equity, in respect of Supplies which are not in accordance with the Subcontract, will be affected or limited by:

           a. the rights conferred upon NIX by this clause 9 or any other provision of the Subcontract;

           b.         the failure by NIX to exercise any such rights; or

           c.         any instruction or direction of NIX under clause 9.9.

9.11       SERVICE LEVELS
--------------------------------------------------------------------------------

9.11.1     OSL acknowledges that:

           a. the provision of the Supplies is critical to the operational capability of the Australian Defence Force;

           b. without limiting OSL's other obligations under the Subcontract, OSL must as a minimum provide the Supplies so as to achieve the Service Levels;

           c.         the purpose of the Service Levels is to:

                      (i) provide OSL with focus on the areas which are of paramount importance to NIX in the provision of the Supplies; and

                      (ii) specify objective minimum standards of performance required by NIX of OSL in the provision of the Supplies;

           d. if OSL does not achieve the Service Levels in the provision of the Supplies, there will be a reduction in the operational capability of the Australian Defence Force;

           e. if OSL does not achieve the Service Levels in the provision of the Supplies, significant loss, damage, costs and expenses may be suffered by the Commonwealth, through NIX, as a result of that breach of Subcontract by OSL;

           f. the Service Levels may be adjusted during the Subcontract Period, in accordance with clauses 9.11.5 and 9.12; and

           g. the Service Levels and the provisions of this clause 9.11 do not affect or limit any of the parties' rights or obligations under the Subcontract, or otherwise at law or in equity.

9.11.2 OSL must keep sufficient records of its performance as against the Service Levels to enable the parties and NIX to:

           a.         evaluate the performance of OSL under the Subcontract; and

           b.         review the Service Levels in accordance with clause 9.12.

9.11.3 OSL must provide NIX with a written quarterly performance report, in such form and on such matters as the Statement of Work requires and NIX otherwise requires from time to time, including a summary of:

           a. OSL's performance as against the Service Levels both during the relevant quarter and on a year-to-date basis;

           b.         any matters raised by OSL under clause 6.2;

           c.         any amendments to the Subcontract required under clause
                      10.1; and

           d.         any Value Management Changes submitted by OSL under clause
                      7.13.

9.11.4     OSL must:

           a. meet quarterly (or at such other periods as may be directed by NIX) with NIX and any persons which NIX nominates;

           b. discuss the report it has prepared under clause 9.11.3 and such other matters as NIX may from time to time require;


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           c.         promptly and fully respond to any questions which NIX asks in relation to any report; and

           d. if it requires instructions from NIX, make all necessary recommendations as to the action required.

9.11.5     OSL acknowledges that:

           a.         other than as expressly provided in the Subcontract, OSL:

                      (i) bears the risk of all delays, disruptions, events or circumstances affecting the Supplies which could prevent it from achieving any Service Level;

                      (ii) shall remain obliged to achieve the Service Levels notwithstanding any such delay, disruption, event or circumstance; and

                      (iii) has made allowance for compliance with the obligations imposed by this clause 9.11.5 in tendering for, and entering into, the Subcontract;

           b. if OSL is, or is likely to be, prevented from achieving a Service Level to any extent, by an Act of Prevention, then OSL may claim an adjustment to the Service Level;

           c. to claim an adjustment referred to in paragraph (b), OSL must, within 10 days of the commencement of the Act of Prevention giving rise to the entitlement to claim, give NIX a written claim which:

                      (i) gives detailed particulars of the Act of Prevention and its effect on achievement of the relevant Service Level; and

                      (ii) states the adjustment to which OSL claims together with the basis of calculating that adjustment;

           d. it is a condition precedent to OSL's entitlement to an adjustment under paragraph 9.11.5e that:

                      (i) OSL has given the written claim strictly as required by paragraph 9.11.5c;

                      (ii) the failure to achieve the relevant Service Level (to the extent that it is the subject of OSL's claim for an adjustment) was beyond the reasonable control of OSL;

                      (iii) OSL must have taken all possible steps to avoid being, or to mitigate the extent to which it is, prevented from achieving the relevant Service Level; and

                      (iv) OSL must have actually been, or be likely to be, prevented from achieving the relevant Service Level by the relevant Act of Prevention;

           e. if the conditions precedent in paragraph 9.11.5d have been satisfied, the relevant Service Level will be adjusted by a reasonable amount:

                      (i)        agreed between OSL and NIX within 20 Working
                                 Days; or

                      (ii) if they fail to agree, determined by NIX by having regard to all relevant circumstances.

9.11.6     In this clause 9.11, Act of Prevention means any:

           a.         breach of the Subcontract by NIX; or

           b. any other act or omission of the NIX or an Other Contractor engaged by NIX.

9.11.7 For the purposes of this clause 9.11, a "year" refers to a year commencing on the day that the Follow-On Support Period begins, or an anniversary of that date.

9.12       ADJUSTMENT OF SERVICE LEVELS
--------------------------------------------------------------------------------

9.12.1 Within 5 days of the end of each year, the parties must meet and review:

           a.         the Service Levels for the relevant year;

           b.         OSL's performance against those Service Levels;

           c. any trends and new developments, including technology and methodology, that could be relevant to the Supplies; and


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           d.         any other circumstances that could reasonably be expected
                      to enable OSL to improve the quality and standard of the Supplies.

9.12.2 If required by NIX, the Service Levels for each year (other than the first year) will be adjusted by reasonable levels:

           a.         agreed between the parties; or

           b. if the parties cannot agree within 10 days of the end of the relevant year - determined by NIX,

           having regard to all relevant circumstances including the matters referred to in clauses 9.12.1b to 9.12.1d inclusive.

9.12.3     Where:

           a.         OSL notifies NIX of any matter under clause 7.14 ; or

           b. NIX becomes aware of a matter referred to in clauses 9.12.1c or 9.12.1d ,

           other than in the course of a review under clause 9.12.1, then the Service Levels for the relevant year will nevertheless be adjusted by reasonable levels:

           c.         agreed between the parties; or

           d. if the parties cannot agree within 10 days - determined by NIX,

           having regard to the relevant circumstances.

9.12.4 For the purposes of this clause 9.12, a "year" refers to a year commencing on the day that the Follow-On Support Period begins, or an anniversary of that date.

9.13       NOT USED
--------------------------------------------------------------------------------


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10.        SUBCONTRACT MANAGEMENT

10.1       CHANGE TO THE SUBCONTRACT
--------------------------------------------------------------------------------

10.1.1     The Subcontract may be varied only in accordance with this clause
           10.1. The parties shall not be liable to each other for any additional work undertaken or expenditure incurred unless the variation has been approved in accordance with this clause 10.1.

10.1.2 Either party may propose a change to the Subcontract. Subcontract Change Proposals (SCCPs) shall be in the format set out at Part 1 of Attachment M and where the proposal is a change to the Statement of Work or the technical requirements of an Order, be accompanied by an engineering change proposal in the format set out at Part 2 of Attachment M.

10.1.3     Where NIX proposes a change to the Subcontract it shall:

           a. notify OSL and OSL shall provide a SCCP to NIX within a period of 20 days after receipt of such notice or such other period as agreed; or

           b. provide a SCCP to OSL and OSL shall notify NIX of any changes it requires to the SCCP within 20 days of receipt.

10.1.4 NIX may at its discretion require OSL to provide a not to exceed quote for the preparation of a SCCP, prior to OSL preparing the SCCP in accordance with clause 10.1.3. If NIX exercises its discretion under this clause 10.1.4 NIX payment of the reasonable costs of preparation of a SCCP under clause 10.1.6 or through amendment to the Subcontract under clause 10.1.5 shall not exceed the quote provided.

10.1.5 NIX shall evaluate a SCCP submitted under this clause 10.1, and within 50 days after receipt, or such other period as may be agreed, shall either:

           a. approve the SCCP and issue an amendment to the Subcontract; or

           b.         reject the SCCP giving reasons for such rejection.

10.1.6 NIX shall meet the reasonable cost of preparation of a SCCP required by NIX including where it is not approved by NIX.

10.2       CONDITION AS TO DISCLOSURE BY OSL
--------------------------------------------------------------------------------

10.2.1 OSL shall promptly notify and fully disclose to NIX, in writing, any event or occurrence actual or threatened during the performance of the Subcontract which may materially affect OSL's ability to perform any of its obligations under the Subcontract.

10.2.2     Without limiting clause 10.2.1, OSL:

           a. undertakes that, to the best of its knowledge, as at the Effective Date, no conflict of interest exists which is likely to affect the performance of its obligations under the Subcontract by itself or by any of its employees, officers, agents or Lower Tier Contractors; and

           b. shall notify NIX in writing immediately if such a conflict or risk of such a conflict of interest arises.

10.2.3 Within 5 days after giving notice under clause 10.2.1 or 10.2.2, OSL shall inform NIX of the steps it will take to resolve the issue. If NIX considers those steps are inadequate, it may direct OSL to resolve the issue in a manner proposed by NIX. If OSL is unable or unwilling to resolve the issue in the required manner, NIX may give OSL a notice of termination for default.

10.3       WAIVER
--------------------------------------------------------------------------------

10.3.1 Failure by either party to enforce a provision of the Subcontract shall not be construed as in any way affecting the enforceability of that provision or the Subcontract as a whole.

10.4       COMMERCIAL-IN-CONFIDENCE INFORMATION
--------------------------------------------------------------------------------

10.4.1 Where in connection with the Subcontract, Commercial-in-Confidence Information is provided or produced, the relevant party shall ensure that any person receiving or producing the information protects the confidential nature of the information except:


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Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002

           a. where disclosure of the information is required by law or statutory or portfolio duties;

           b. to the extent that the Commonwealth, through NIX, would be prevented from exercising its Intellectual Property rights under the Subcontract; or

           c. where the disclosure is to an Other Contractor for purposes directly or indirectly related to:

                      (i)        the installation of the Supplies; or

                      (ii)       any exercise by NIX of its rights under clause
                                 9.9.

10.4.2 Where it is necessary to disclose Commercial-in-Confidence Information to a third party, other than a legal adviser or for a purpose within an exception listed in clause 10.4.1, the party wishing to make the disclosure must obtain the written consent of the other party to the Subcontract.

10.4.3 NIX may require OSL to give, and to arrange for its officers, employees, agents, and Lower Tier Contractors engaged in the performance of the Subcontract to give, a written undertaking in the form of the Deed of Confidentiality and Fidelity set out at Attachment O, in relation to the disclosure of Commercial-in-Confidence Information.

10.4.4 OSL shall not, in marking information supplied to NIX, misuse the term "Commercial-In-Confidence" or OSL's equivalent. The marking of information as "Commercial-in-Confidence" shall not affect the legal nature and character of the information.

10.4.5 Without limiting any rights of NIX provided for elsewhere in this Subcontract, and in particular in clauses 5 and 10.4, OSL grants to NIX the right to disclose information relating to communication protocols, interface standards, message formats, or any other electrical, mechanical or optical interface or other requirements which may be required to be released by NIX so as to allow software or equipment to connect to or communicate with any of the Supplies.

10.4.6 NIX acknowledges that the information specified in Attachment D is, for the reasons stated in Attachment D, regarded by OSL as Commercial-in-Confidence Information as at the Effective Date.

10.5       ASSIGNMENT AND NOVATION
--------------------------------------------------------------------------------

10.5.1 Neither party may, without the written consent of the other, assign in whole or in part, its rights under the Subcontract.

10.5.2 Where OSL proposes to enter into any arrangement which will require the novation of the Subcontract, it shall notify NIX within a reasonable period prior to the proposed novation.

10.6       NEGATION OF EMPLOYMENT AND AGENCY
--------------------------------------------------------------------------------

10.6.1 OSL shall not represent itself, and shall ensure that its officers, employees, agents and Lower Tier Contractors do not represent themselves, as being employees, partners or agents of NIX.

10.6.2 OSL, its officers, employees, agents and Lower Tier Contractors shall not by virtue of the Subcontract be, or for any purpose be deemed to be, an officer, employee, partner or agent of NIX.

10.7       NIX ACCESS
--------------------------------------------------------------------------------

10.7.1 During the performance of the Subcontract, OSL shall permit NIX or any person authorised by NIX access to its premises, and access to any of its records or accounts in connection with performance of work under the Subcontract. NIX may copy any records or accounts for the purposes of the Subcontract.

10.7.2 Without limiting the generality of clause 10.7.1, the purposes for which NIX may require access include:

           a. inspecting GFM, conducting or checking stocktakes of GFM, or removing GFM that is no longer required for the performance of the Subcontract;

           b. performing Audit and Surveillance activities in relation to Quality in accordance with Section 7of the SOW;



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Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002

           c.         validating OSL's progress in meeting the AII Plan;

           d. investigating the reasonableness of proposed prices or costs in any Subcontract Change Proposal (SCCP) submitted in accordance with clause 10.1;

           e. determining whether and to what extent steps should be taken to register or otherwise protect Commonwealth IP;

           f. auditing raw data, Software Design Data, software, and Source Code for the purpose of validating OSL's performance under the Subcontract; and

           g. auditing and certifying documentation for Acceptance of the NDS into service.

10.7.3 NIX shall, on request by OSL, provide OSL with a copy of the cost investigation report.

10.7.4 OSL shall ensure that the provisions of Approved Lower Tier Contracts provide NIX with similar access to Approved Lower Tier Contractors' premises, and to records and accounts in connection with the performance of work under the Lower Tier Contract, including the right to copy.

10.7.5 NIX shall comply with, and shall require any delegate or person authorised by NIX to comply with, any reasonable OSL or Lower Tier Contractor safety and security requirements or codes of behaviour for the premises.

10.8       ACCOUNTING
--------------------------------------------------------------------------------

10.8.1 OSL must ensure that all expenditure (and revenue, if any) that occurs in or in connection with the performance of the Subcontract is recorded and accounted for in accordance with:

           a. approved accounting standards as required in OSL's country of business; and

           b. accounting standards which are adopted by the Institute of Chartered Accountants of Canada.

10.8.2 OSL must at all times maintain a system of accounting which provides full, true, separate and up to date accounts and records in relation to the Subcontract and the Supplies. Such accounts and records must:

           a. include appropriate audit trails for transactions performed;

           b. separately record all receipts and expenses in relation to the Supplies;

           c. be kept in a manner that permits them to be conveniently and properly audited;

           d. be drawn in accordance with any applicable Canadian Accounting Standards;

           e.         not used;

           f. in the case of any Supplies provided on a time and materials basis, or on a cost plus basis - identify the time spent by OSL's personnel in providing those Supplies;

           g. enable the extraction of all information relevant to the performance and quality of the Supplies for NIX;

           h.         enable the validation of OSL's progress in meeting the AII
                      Plan; and

           i. enable the investigation of the reasonableness of proposed prices and costs in any Order, review of prices under the Subcontract, or in any SCCP submitted in accordance with clause 10.1.

10.8.3     The accounts and records to be held in accordance with this clause
           10.8 must be held for the Subcontract Period.

10.9       OPEN BOOK RECORDS
--------------------------------------------------------------------------------

10.9.1     As and when requested by NIX, and at no extra cost to NIX, OSL must:

           a. make the accounts and records referred to in clause 10.8 ("Accounting documents") available on an open book basis for inspection and copying by NIX;

           b.         provide details of:


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Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002

                      (i) the design, operation and maintenance of OSL's systems required under clause 10.8 for Accounting documents;

                      (ii) how the systems referred to in subparagraph (i) can be searched and audited reliably and effectively;

                      (iii)      the meaning of any Accounting document; and

                      (iv) where any specific Accounting document or other information is kept;

           c. locate and provide NIX with copies of each Accounting document (or type of Accounting document) as NIX may require;

           d. provide all facilities and assistance, and answer all questions, as NIX may require in relation to the Subcontract; and

           e. make available (and ensure the attendance of) each of OSL's officers, employees, agents and Approved Lower Tier Contractors for interviews with NIX.

10.9.2     In this clause 10.9, a reference to NIX includes a reference to:

           a. any third person authorised by NIX for the purposes of this clause; and

           b. without limiting the effect of paragraph 10.9.2a. - any auditor for NIX.

10.10      AUDITING
--------------------------------------------------------------------------------

10.10.1    At any time NIX may audit OSL's:

           a.         performance of the Subcontract; and

           b. compliance with each of its obligations under the Subcontract,

           and this may include audits of OSL's:

           c.         operational practices and procedures;

           d.         performance efficiency; and

           e.         invoices and reports, and their accuracy.

10.10.2 OSL must participate fully and co-operatively in any audits conducted by NIX.

10.10.3 Except for those circumstances in which notice is not practicable (including circumstances caused by a ministerial or regulatory request with short notice, investigation of theft or breach of Subcontract), NIX will give OSL not less than 5 days notice of an audit and a general description of the scope of the audit (including, to the extent possible, the documents that NIX will require).

10.10.4    Each party will bear its own costs of any audit.

10.10.5 The provisions of this clause 10.10 extend to any audit generally of any functions of NIX, including any audit carried out under the Auditor-General Act 1997 (Cth).

10.11      OSL ACCESS
--------------------------------------------------------------------------------

10.11.1 NIX during the Subcontract Period shall provide access to NIX premises for persons approved under this clause 10.11 as necessary for OSL's performance of the Subcontract.

10.11.2 Unless otherwise agreed, OSL shall seek written permission from NIX, at least 10 days prior to entry being required, for each person OSL wishes to have access to NIX premises.

10.11.3 NIX may by notice to OSL withdraw access rights to any NIX premises at any time for any period.

10.11.4 OSL shall comply with, and require persons afforded access under this clause 10.11 to comply with, any relevant NIX safety and security requirements, regulations, standing orders, or codes of behaviour for the NIX premises.

10.11.5 NIX may notify OSL of, and OSL shall comply with, any special security or access provisions that apply to particular NIX premises or sites relevant to the Subcontract.


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10.12      LOWER TIER CONTRACTS
--------------------------------------------------------------------------------

10.12.1 OSL shall not subcontract the whole of the work under the Subcontract.

10.12.2 OSL may, but shall not be required to, subcontract with one or more of the Approved Lower Tier Contractors.

10.12.3 OSL shall not subcontract work under the Subcontract to a Lower Tier Contractor who is not an Approved Lower Tier Contractor if:

           a. the total value of all work with the Lower Tier Contractor exceeds $250,000; or

           b. the Lower Tier Contractor shall in any way be involved in NDS software development; or

           c.         clause 5.2.1 applies.

10.12.4 OSL may request the inclusion of additional Approved Lower Tier Contractors in Attachment K by submitting a SCCP in accordance with clause 10.1. The SCCP shall include full particulars of the work to be subcontracted and the name and address of each proposed Lower Tier Contractor, and in addition, NIX may require any other information about the proposed Lower Tier Contractor's capabilities, viability, experience and IP rights.

10.12.5    NIX shall approve or reject the SCCP in accordance with clause
           10.1.5. NIX approval shall not be unreasonably withheld.

10.12.6 OSL, by subcontracting any part of the work under the Subcontract or by obtaining NIX approval of a Lower Tier Contractor, shall not be relieved of any of its liabilities or obligations under the Subcontract, and shall be responsible for all Lower Tier Contractors.

10.12.7 If a Lower Tier Contract is terminated, repudiated or rescinded, whether in relation to its terms or as a result of any legislation relating to bankruptcy, liquidation or official management, OSL shall promptly notify NIX and shall, as required by NIX, complete the work under the Subcontract either itself or by engaging another Lower Tier Contractor.

10.12.8 OSL, if requested by NIX, shall provide a copy of any Lower Tier Contract, which copy need not contain prices.

10.12.9 OSL shall not enter into a Lower Tier Contract under the Subcontract with a Lower Tier Contractor named by the Director of the Equal Opportunity for Women in the Workplace Agency as an employer currently not complying with the Equal Opportunity for Women in the Workplace Act (Cth) 1999.

10.12.10 OSL must employ, and ensure that its Lower Tier Contractors employ, in connection with the Subcontract only persons who are careful, skilled and experienced in their respective trades and callings.

10.12.11 Without limiting OSL's other obligations under the Subcontract, OSL must:

           a.         effect; and

           b.         as directed by NIX - enforce,

           binding legal arrangements with each Approved Lower Tier Contractor to ensure that the Approved Lower Tier Contractor complies with the following clauses as if the Lower Tier Contractor were bound by the following Subcontract clauses:

                      (i)        clauses 7.14, 7.15, 10.7, 10.8.1 (noting that
                                 in the case of an overseas subcontractor, the relevant standards applicable to that subcontactor's country of business shall apply), 10.8.2, 10.8.3, 10.9, 10.10, 10.13,
                                 10.15, and 11.

10.13      DEFENCE SECURITY
--------------------------------------------------------------------------------

10.13.1 The security classification of work to be performed under the Subcontract will be up to and including RESTRICTED level. OSL shall possess a facility clearance at RESTRICTED level for document storage and information systems and shall comply with the requirements and procedures of the Defence Industrial Security Manual - SECMAN 2, as amended from time to time, and, where appropriate, the Defence Information Systems Security Manual - SECMAN 3, as amended from time to time.


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10.13.2    OSL shall classify all information in its possession relating to the performance of the Subcontract according to the Security Classification Grading Document provided by NIX and shall ensure that such information is safeguarded and protected according to its level of security classification.

10.13.3 All security classified information furnished or generated under the Subcontract, shall not be released to a third party, including a representative of another country, without prior written approval of NIX.

10.13.4 OSL shall promptly report to NIX any instance in which it is known or suspected that security classified information furnished or generated under the Subcontract has been lost or disclosed to unauthorised parties, including a representative of another country.

10.13.5 All security classified information transmitted between the parties or a party and a Lower Tier Contractor, in Australia, whether generated in Australia or overseas, shall be subject to the provisions of the Defence Industrial Security Manual - SECMAN 2, as amended from time to time.

10.13.6 All security classified information transmitted between the parties or a party and a Lower Tier Contractor, overseas, whether generated in Australia or overseas, shall be subject to the laws of the overseas country regarding the custody and protection of security classified information, and to any bilateral security instrument between Australia and the overseas country.

10.13.7 Where there has been a breach by OSL, a Lower Tier Contractor, or any of their officers, employees or agents, of this clause 10.13, the Commonwealth, through NIX, at its election, may:

           a. at any time and without coming under any liability whatsoever, refuse to give, withdraw, limit or suspend any security clearance in respect of OSL, a Lower Tier Contractor, or any of their officers, employees or agents and on doing so shall notify OSL; or

           b. direct NIX to terminate the Subcontract for default without prior issue of a notice requiring the default to be remedied.

10.13.8 OSL shall ensure that, where a Lower Tier Contractor is required to have access to security classified information, the Lower Tier Contractor possesses a facility clearance of the appropriate type and level of security classification, issued by the Defence Security Authority in the case of an Australian based Lower Tier Contractor or the relevant government industrial security authority in the case of an overseas based Lower Tier Contractor.

10.13.9 OSL shall ensure the requirements of this clause 10.13 are included in all Lower Tier Contracts where the Lower Tier Contractor requires access to security classified information.

10.14      NOT USED

10.15      COORDINATION WITH OTHER CONTRACTORS
--------------------------------------------------------------------------------

10.15.1    OSL shall:

           a.         fully cooperate with Other Contractors; and

           b. carefully coordinate and integrate the performance of its obligations under the Subcontract so as to avoid interfering with, disrupting or delaying, the services carried out by Other Contractors; and

           c. without limitation, provide whatever advice, support and cooperation is reasonable to facilitate the due carrying out of the services being provided by Other Contractors.


                                                                            10-6
                                      137

Conditions of Contract V1.0

Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002


11.        POLICY AND LAW

11.1       APPLICABLE LAW
--------------------------------------------------------------------------------

11.1.1 The laws of the Australian Capital Territory shall apply to the Subcontract. The courts of that Territory shall have non-exclusive jurisdiction to decide any matter arising out of the Subcontract.

11.1.2 The United Nations Convention on Contracts for the International Sale of Goods shall not apply to the Subcontract.

11.2       COMPLIANCE WITH LAWS
--------------------------------------------------------------------------------

11.2.1 OSL shall, in the performance of the Subcontract, comply with the laws from time to time in force in the State, Territory, or other jurisdictions in which any part of the Subcontract is to be carried out.

11.3       POLICY REQUIREMENTS
--------------------------------------------------------------------------------

11.3.1 OSL shall comply with and require its officers, employees, agents and Lower Tier Contractors to comply with:

           a. Australian and New Zealand Supplies policy as detailed in Annex 3C of the Defence Procurement Policy Manual, Version 4.0: 2003;

           b. Company ScoreCard policy as detailed in the Defence Company ScoreCard Policy Statement, July 2001.

           c.         Contract Gazettal policy as detailed in Section 5, Chapter
                      5.8 of the Defence Procurement Policy Manual, Version 4.0:
                      2003;

           d. Defence Equity and Diversity policy as detailed in the Defence Plain-English Guide to Managing and Eliminating Unacceptable Behaviour in the Workplace, May 2000 and Departmental Personnel Instruction No 1/2001;

           e. Equal Opportunity for Women in the Workplace policy as detailed in Section 3, Chapter 3.10 of the Defence Procurement Policy Manual, Version 4.0: 2003;

           f. Freedom of Information policy as detailed in Section 5, Chapter 5.7 of the Defence Procurement Policy Manual, Version 4.0: 2003;

           g. Hazardous Substances policy as detailed in Section 3, Chapter 3.10 of the Defence Procurement Policy Manual, Version 4.0: 2003;

           h. Maximising Employment Opportunities for Aboriginal and Torres Strait Islanders policy as detailed in Section 3, Chapter 3.10 of the Defence Procurement Policy Manual, Version 4.0: 2003; and

           i. Ozone Depleting Substances Policy as detailed in Section 3, Chapter 3.16 of the Defence Procurement Policy Manual, Version 4.0: 2003.

11.4       OCCUPATIONAL HEALTH AND SAFETY
--------------------------------------------------------------------------------

11.4.1 OSL shall perform its obligations under the Subcontract in such a way that:

           a. Commonwealth employees (as defined in section 9(1) of the Occupational Health and Safety (Commonwealth Employment) Act 1991) and NIX are able to participate in any necessary inspections of work in progress and tests and evaluations of the Supplies without the Commonwealth or NIX being in breach of; and

           b. the Commonwealth and NIX are, as from Acceptance of the Supplies, able to maintain and to make full use of the Supplies for the purposes for which they are intended without being in breach of;

           any occupational health and safety statutory requirements which apply to the Supplies.


                                                                            11-1
                                      138

Conditions of Contract V1.0

Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002

11.5       SEVERABILITY
--------------------------------------------------------------------------------

11.5.1 If any part of the Subcontract is or becomes illegal, invalid or unenforceable, the legality, validity or enforceability of the remainder of the Subcontract shall not be affected and shall be read as if that part had been severed.



                                                                            11-2
                                      139

Conditions of Contract V1.0

Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002


12.        DISPUTES AND TERMINATION

12.1       RESOLUTION OF DISPUTES
--------------------------------------------------------------------------------

12.1.1 A party shall not commence court proceedings relating to any dispute arising from the Subcontract except where that party seeks urgent relief from a court or where dispute resolution has failed under clause 12.1. Where a party fails to comply with clause 12.1 the other party is not required to undertake dispute resolution for the dispute in accordance with clause 12.1.

12.1.2 If a dispute arising between NIX and OSL cannot be settled by negotiation within 90 days, the parties may agree to use an alternative dispute resolution process to attempt to resolve the dispute.

12.1.3 Unless otherwise directed by NIX OSL shall at all times during the dispute proceed to fulfil its obligations under the Subcontract.


12.2       OSL DEFAULT
--------------------------------------------------------------------------------

12.2.1 Upon written notice from the Commonwealth, NIX may, in addition to any other right or remedy it may have, by notice in writing to OSL, immediately terminate the Subcontract or reduce the scope of the Subcontract in the event that OSL:

           a.         becomes bankrupt or insolvent;

           b. becomes subject to one of the forms of external administration provided for in the Canadian equivalent of Chapter 5 of the Corporations Act 2001, including, but not limited to:

                      (i) the appointment of a person to administer a scheme or compromise in relation to the body in accordance with the Canadian equivalent of Part
                                 5.1 of the Corporations Act 2001;

                      (ii) the appointment of a controller or managing controller to the whole or any part of its assets or undertakings in accordance with the Canadian equivalent of Part 5.2 of the Corporations Act 2001;

                      (iii) the appointment of an administrator under the Canadian equivalent of Part 5.3A of the Corporations Act 2001;

                      (iv) the appointment of a liquidator in relation to the body;

           c. becomes subject to any form of administration under the laws of a non-Australian jurisdiction, which is the same as, or substantially equivalent to, one of those referred to in clause 12.2.1b.;

           d.         is wound up by resolution or an order of the court;

           e. suffers execution against any of its assets which has an adverse effect on OSL's ability to perform its obligations under the Subcontract;

           f. makes an assignment of its estate for the benefit of creditors or enters into any arrangement or composition with its creditors;

           g.         becomes an insolvent under administration;

           h.         ceases to carry on business;

           i. fails to obtain or ceases to hold any relevant licence, approval, authorisation or consent required to enable it to comply with its obligations under the Subcontract, except to the extent that the failure or cessation was outside of OSL's and any Lower Tier Contractors' reasonable control;

           j. commits any breach for which the Subcontract provides a notice of termination for default may be given;

           k. assigns its rights other than in accordance with the requirements of the Subcontract; or


                                                                            12-1
                                      140

Conditions of Subcontract V1.0

Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002

           l.         fails to:

                      (i)        commence work under the Subcontract;

                      (ii) take action to remedy a default by OSL of another obligation to be performed or observed under the Subcontract; or

                      (iii) progress at a rate to facilitate the due and proper completion of the Subcontract within the time frames specified in the Subcontract,

                     within 25 days of being given notice in writing by NIX to do so or, where action is taken within 25 days, OSL fails to remedy the default within the period specified in the notice.

12.2.2 Without limiting NIX rights under clause 12.2.1, NIX may by notice in writing to OSL, immediately terminate the Subcontract or reduce the scope of the Subcontract in the event that OSL would have, except for the operation of clause 8.5, been liable for NIX loss in relation to:

           a. one of the liability caps provided for in clauses 8.5 to an amount equal to or greater than the amount of the liability cap;

           b. any one or more of the liability caps provided for in clause 8.5 to an amount in aggregate equal to or greater than the Subcontract Price; or

           c. its failure to achieve Milestone 5 beyond the number of days for which liquidated damages accrues in respect of that Milestone as specified in Attachment G.

12.2.3     If the Subcontract is terminated under this clause or otherwise:

           a. the parties shall be relieved from future performance, without prejudice to any right of action that has accrued at the date of termination; and

           b. subject to the liability caps in clause 8.5 and the process set out in clause 12.3, the right to recover damages, including full contractual damages, shall not be affected.

12.2.4 The reference in clause 12.2.3 to "full contractual damages" means damages for all losses (including, without limitation, any amounts paid by NIX in accordance with the ECPINS Software Licence Deed set out at Part 4 of Attachment J and the loss of benefits which would have been conferred on the Commonwealth by the Subcontract as a whole and in the future) resulting from the failure of OSL to carry out all its obligations under the Subcontract notwithstanding the fact that OSL may have been both willing and able to perform those obligations but for the notice terminating the Subcontract under clause 12.2.1.

12.3       TERMINATION FOR CONVENIENCE
--------------------------------------------------------------------------------

12.3.1 In addition to any rights it has under the Subcontract, NIX may terminate the Subcontract or reduce the scope of the Subcontract by notifying OSL in writing.

12.3.2     Where NIX issues a notice under this clause 12.3.1, OSL shall:

           a.         stop work in accordance with the notice;

           b.         comply with any directions given to OSL by NIX; and

           c. mitigate all loss, costs (including the costs of its compliance with any directions) and expenses in connection with the termination, including those arising from affected Lower Tier Contracts.

12.3.3     NIX shall only be liable for:

           a. payments under the payment provisions of the Subcontract for work conducted before the effective date of termination; and

           b. any reasonable costs incurred by OSL that are directly attributable to the termination,

           where OSL substantiates these amounts to the satisfaction of NIX.

12.3.4 OSL shall not be entitled to profit anticipated on any part of the Subcontract terminated.


                                                                            12-2
                                      141

Conditions of Subcontract V1.0

Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002

12.3.5 OSL, in each Approved Lower Tier Contract, shall secure the right of termination and provisions for compensation functionally equivalent to that of NIX under this clause 12.3.

12.4       RIGHT OF NIX TO RECOVER MONEY
--------------------------------------------------------------------------------

12.4.1 Without limiting NIX rights under the Subcontract, where OSL owes any debt to NIX in relation to the Subcontract, NIX may at its discretion exercise one or both of the following:

           a.         deduct the amount of the debt from payment of any claim;
                      or

           b. provide OSL with written notice of the existence of a debt recoverable which shall be paid by OSL within 30 days of receipt of notice.

12.4.2 If the amount of any debt owed by OSL is not fully recovered by NIX under clause 12.4.1 NIX may exercise any or all of its rights in respect of any security provided in accordance with clause 7.4.

12.4.3 Where NIX deducts the amount of a debt from any payment or security, it shall advise OSL in writing that it has done so.

12.4.4 Where any sum of money owed to NIX is not received by its due date for payment, OSL shall pay to NIX, interest at the overdraft rate applied to Commonwealth agencies by the Department of Finance and Administration current at the date the payment was due for each day the payment is late.

12.4.5 Nothing in this clause 12.4 shall affect the right of NIX to recover from OSL the whole of any debt owed by OSL, or any balance that remains owing after deduction.

12.5       SURVIVORSHIP
--------------------------------------------------------------------------------

12.5.1 Any provision of the Subcontract which expressly or by implication from its nature is intended to survive the termination or expiry of the Subcontract and any rights arising on termination or expiry shall survive, including Commercial-in-Confidence Information, Intellectual Property, Right of NIX to Recover Money, Defence Security and any warranties, guarantees, licences, indemnities or financial and performance securities given under the Subcontract.



                                                                            12-3
                                      142

Conditions of Subcontract V1.0

Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002


SIGNED AS AN AGREEMENT


SIGNED for and on behalf of
NAUTRONIX LTD


--------------------------------------
By: Mr Patrick E Hall
Chief Executive Officer
Date



In the presence


--------------------------------------
Mr Roger Leather
Sales and Marketing Director
Date



SIGNED for and on behalf of
THE SUBCONTRACTOR:
OFFSHORE SYSTEMS LIMITED, incorporated under the laws of British Columbia, Canada, by its authorised officer in the presence of:


--------------------------------------
By: Mr Keith Johannson
Director of Operations
Date

In the presence of:


--------------------------------------
Person
Position
Date

                                                                               4
                                      143

Conditions of Subcontract V1.0

Project Sea 1430 Phase 2A - OSL Subcontract- 265-004-002


                      ATTACHMENTS TO CONDITIONS OF CONTRACT
                                TABLE OF CONTENTS




A.     PRICE AND DELIVERY SCHEDULE..............................................                A-1
B.     TRAINING COURSES.........................................................                B-1
C.     SCHEDULE OF PAYMENTS.....................................................                C-1
D.     COMMERCIAL IN CONFIDENCE INFORMATION.....................................                D-1
E.     CATALOGUE OF EQUIPMENT...................................................                E-1
F.     SCHEDULE OF LABOUR RATES.................................................                F-1
G.     LIQUIDATED DAMAGES.......................................................                G-1
H.     GOVERNMENT FURNISHED MATERIAL............................................                H-1
I.     AUSTRALIAN INDUSTRY INVOLVEMENT..........................................                I-1
J.     PART 1 - INTELLECTUAL PROPERTY CONFIDENTIALITY DEED .....................                J-1
       PART 2 - NOT USED .......................................................                J-2
       PART 3 - APPROVED SUBCONTRACTOR IP DEED..................................                J-3
       PART 4 - SOFTWARE LICENCE DEED...........................................                J-4
       .........................................................................                J-5
K.     SCHEDULE OF APPROVED SUBCONTRACTORS......................................                K-1
L.     PART 1 - PROGRESS CERTIFICATE............................................                L-1
       PART 2 - SUPPLIES ACCEPTANCE CERTIFICATE..................................               L-2
       PART 3 - SYSTEM ACCEPTANCE CERTIFICATE....................................               L-3
M.     PART 1 - CONTRACT CHANGE PROPOSAL........................................                M-1
       PART 2 - ENGINEERING CHANGE PROPOSAL.....................................                M-2
N.     PART 1 - MOBILISATION SECURITY DEED......................................                N-1
       PART 2 - PERFORMANCE SECURITY DEED.......................................                N-2
       PART 3 - DEED OF SUBSTITUTION AND INDEMNITY..............................                N-3
O.     DEED OF CONFIDENTIALITY AND FIDELITY.....................................                O-1
P.     TASKING DIRECTIVE FORM...................................................                P-1
Q.     STATEMENT OF WORK........................................................                Q-1
R.     NOT USED.................................................................                R-1
S.     INTELLECTUAL PROPERTY SCHEDULE...........................................                S-1




Subcontract Attachments - Table of Contents                                   1

Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002


                                  ATTACHMENT A



                           PRICE AND DELIVERY SCHEDULE

     *  material has been omitted and filed separately with the Commission


Subcontract Attachment A V1.0                                              A-1

Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002


                                  ATTACHMENT A




     *  material has been omitted and filed separately with the Commission


Subcontract Attachment A V1.0                                              A-2

Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002


                                  ATTACHMENT A


                                      [*]

--------------------
[*]

* material has been omitted and filed separately with the Commission


Subcontract Attachment A V1.0                                              A-3

Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002


                                  ATTACHMENT A


[*]
[*]

-------------------
* material has been omitted and filed separately with the Commission


Subcontract Attachment A V1.0                                              A-4

Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002


                                  ATTACHMENT B



                          TRAINING COURSES - NOT USED


Subcontract Attachment B V1.0                                              B-1

Project Sea 1430 Phase 2A - OSL Subcontract Number xxx


                                  Attachment C
                              Schedule of Payments


      * material has been omitted and filed separately with the Commission



Subcontract Attachment C V1.0

Project Sea 1430 Phase 2A - OSL Subcontract Number xxx


                                  Attachment C
                              Schedule of Payments


      * material has been omitted and filed separately with the Commission



Subcontract Attachment C V1.0

                      [THIS PAGE INTENTIONALLY LEFT BLANK]


Project Sea 1430 Phase 2A - OSL Subcontract Number  265-004-002      SCHEDULE OF PAYMENTS        ATTACHMENT C




      * material has been omitted and filed separately with the Commission



Subcontract Attachment C V1.0

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

Project Sea 1430 Phase 2A OSL Subcontract Number 265-004-002


                                  ATTACHMENT D
                      COMMERCIAL IN CONFIDENCE INFORMATION





                                                                                     PARTY FOR WHOM THE
                                                                                        INFORMATION IS
        ITEM                        TITLE               REASON FOR CLASSIFICATION   COMMERCIAL-IN-CONFIDENCE
---------------------- -------------------------------- -------------------------- -------------------------

Schedule of  Labour    Attachment F                     Commercially sensitive          OSL
Rates
---------------------- -------------------------------- -------------------------- -------------------------
DEWL Fee               Attachments A and C              Commercially sensitive          OSL
---------------------- -------------------------------- -------------------------- -------------------------
Schedule of Payments   Attachment C                     Commercially sensitive          OSL
---------------------- -------------------------------- -------------------------- -------------------------





Subcontract Attachment D V1.0                                            D-1

Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002

                                 ATTACHMENT E
                             CATALOGUE OF EQUIPMENT


[*]
[*]
[*]
-------
[*]


* material has been omitted and filed separately with the Commission


Subcontract Attachment E V1.0                                            E-1

Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002


                                  ATTACHMENT E
                             CATALOGUE OF EQUIPMENT

[*]
------
[*]


* material has been omitted and filed separately with the Commission





Subcontract Attachment E V1.0                                            E-2

Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002


                                  ATTACHMENT E
                             CATALOGUE OF EQUIPMENT

[*]
[*]
------
[*]


* material has been omitted and filed separately with the Commission





Subcontract Attachment E V1.0                                            E-3

Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002


                                  ATTACHMENT F
                            SCHEDULE OF LABOUR RATES

                       TABLE 1 - SCHEDULE OF LABOUR RATES

[*]
[*]
[*]
[*]


* material has been omitted and filed separately with the Commission





Subcontract Attachment F V1.0                                            F-1

Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002


                                  ATTACHMENT F

                   TABLE 2 - STW, CHAT AND CSAT - FIRM PRICES

[*]
----------

[*]

* material has been omitted and filed separately with the Commission




Subcontract Attachment F V1.0

Project Sea 1430 Phase 2A-OSL Subcontract Number 265-004-002


                                  ATTACHMENT F

      * material has been omitted and filed separately with the Commission


Subcontract Attachment F V1.0                                            F-3

Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002


                                  ATTACHMENT F
      [*]

      [*]

      * material has been omitted and filed separately with the Commission





Subcontract Attachment F V1.0                                            F-4

Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002


                                  ATTACHMENT G

                               LIQUIDATED DAMAGES
      [*]



      [*]

      * material has been omitted and filed separately with the Commission





Subcontract Attachment G V1.0                                            G-1

Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002


                                  ATTACHMENT H

                      GOVERNMENT FURNISHED MATERIAL (GFM)

                                    NOT USED








Subcontract Attachment H V1.0                                            H-1

                                                        DOC. NO.:   265-106-000
                                                        REVISION:   4.0
                                                        DATE:       9-FEB-2004

                                [NAUTRONIX LOGO]

                                SEA 1430 PHASE 2A
                           NAVIGATION DISPLAY SYSTEM

                      AUSTRALIAN INDUSTRY INVOLVEMENT PLAN

                                  NAUTRONIX LTD
                               108 MARINE TERRACE
[OSL LOGO]                     FREMANTLE, WA 6160                     [SMA LOGO]
                                    AUSTRALIA

This document and the specifications contained herein are the property of Nautronix Ltd and shall not be reproduced, copied or used in whole or in part as the basis for the manufacture or sale of items without written permission from Nautronix.

(C) Copyright 2004 Nautronix Ltd

SEA 1430 Phase 2A Australian Industry Involvement Plan          [NAUTRONIX LOGO]

                                 CONTROL STATUS

Document Title           SEA 1430 Phase 2A Australian Industry Involvement Plan
Document Number          265-106-000
Document file path       V:\P265 - SEA 1430
                         Phase 2A\Data Deliverables\AII\265-106-000 SEA
                         1430 Australian Industry Involvement Plan Rev 4.0.doc
Revision                 4.0
Author                                  Date:

                         Robert Hughes

Checked by                              Date:

                         Andrew Watson

Approved by                             Date:

Senior Project Manager   Robert Hughes

                                REVISION CONTROL

REV.    DCR
NO.     NO.     DATE                   DESCRIPTION                                   PAGES
-----  -----  ---------   --------------------------------------------------------   ------
0.0           15-Aug-02   Tender Submission (Doc No. B17-100201-007)                  All
1.0           14-Nov-03   First Release (Doc No. 235-000-106)                         All
2.0           2-Dec-03    Revised following Commonwealth & OSL Review (Doc            All
                          No. 235-000-106)
3.0           2-Feb-04    Revised to reflect negotiations of Contract C438991 (Doc    All
                          No. 265-106-000)
4.0           9-Feb-04    Revised following Commonwealth Review (e-mail dated         All
                          9th February 2004)


Page ii            Commercial-in-Confidence           265-106-000 - Revision 4.0
[OSL LOGO]                                                            [SMA LOGO]

[NAUTRONIX LOGO]          SEA 1430 Phase 2A Australian Industry Involvement Plan

                                TABLE OF CONTENTS

1.          INTRODUCTION .....................................................................  1
1.1         Purpose & Scope ..................................................................  1
1.2         Abbreviations ....................................................................  1
1.3         Applicable Documents .............................................................  2
1.3.1         Standards ......................................................................  2
1.3.2         Contract Deliverables ..........................................................  2
1.3.3         Other Documents ................................................................  3

2.          OVERVIEW AND BENEFITS ............................................................  4
2.1         Overview .........................................................................  4
2.2         Project Deliverables .............................................................  4
2.3         Benefits .........................................................................  5
2.3.1         Reduced Life of Project Costs ..................................................  5
2.3.2         Industry Capability Development ................................................  5
2.3.3         Export Opportunities ...........................................................  5
2.3.4         Local Maintenance and Support at all Levels ....................................  5
2.3.5         Supply Times ...................................................................  6
2.3.6         The Commercial Benefits ........................................................  6

3.          MANAGEMENT OF THE AII PLAN .......................................................  7

4.          MONITORING AII ACHIEVEMENT .......................................................  8

5.          INDUSTRY REQUIREMENTS ............................................................  9
5.1         Overview .........................................................................  9
5.2         Project Management ...............................................................  10
5.3         ILS Management ...................................................................  11
5.4         Configuration Management .........................................................  11
5.5         Supply Support ...................................................................  12
5.6         Training .........................................................................  12
5.7         Technical Data ...................................................................  13
5.8         Repair and Maintenance ...........................................................  13
5.9         Logistics Engineering ............................................................  13
5.10        Engineering Support ..............................................................  14
5.11        Software Development .............................................................  14
5.12        Installation Specification .......................................................  15

6.          AII TARGET SUMMARY ...............................................................  16
6.1         AII Target .......................................................................  16

APPENDIX A   AUSTRALIAN INDUSTRY INVOLVEMENT SCHEDULE.........................................  18

APPENDIX B   AUSTRALIAN INDUSTRY INVOLVEMENT ACTIVITY DESCRIPTION SHEETS......................  23

APPENDIX C   STRATEGIC INDUSTRY DEVELOPMENT ACTIVITY DESCRIPTION SHEETS (NOT USED)............  45

APPENDIX D   OVERSEAS AND ANZ SUBCONTRACTOR OVERVIEW .........................................  46

APPENDIX E   COMMITMENT TO AUSTRALIAN INDUSTRY ...............................................  48

265-106-000 - Revision 4.0        Commercial-in-Confidence              Page iii
[OSL LOGO]                                                            [SMA LOGO]

SEA 1430 Phase 2A Australian Industry Involvement Plan          [NAUTRONIX LOGO]

                                 LIST OF TABLES

Table 1 - Industry Requirements Summary .......................................................  9
Table 2 - AII Target Summary ..................................................................  16

Page iv                    Commercial-in-Confidence   265-106-000 - Revision 4.0
[OSL LOGO]                                                            [SMA LOGO]

[NAUTRONIX LOGO]                                                    Introduction

1.       INTRODUCTION

1.1      PURPOSE & SCOPE

         The purpose of this Australian Industry Involvement (AII) Plan is to identify and describe the activities that will be undertaken by Nautronix under Project SEA 1430 Phase 2A to meet the Australian Industry Involvement requirements detailed in Contract C438991.

         The AII Plan details the overall management and administrative direction and surveillance of AII for the project during the Fixed Deliverables portion of the project as defined in Contract C438991. For the purposes of the AII Plan the Defence Enterprise Wide Licence (DEWL) has been included although it is noted by all parties that this is simply a pass through software license from Offshore Systems Limited
         (OSL) to the Commonwealth with no margin (Australian content) for Nautronix Ltd. With respect to any subsequent Committed Deliverables portion of the project, Nautronix will revise and deliver to the Navigation Display System Project Office an updated AII Plan reflecting the change to the Contract scope and value following the placement of an order for the Committed Deliverables by the Commonwealth.

1.2      ABBREVIATIONS

         The following abbreviations are used in this document.

            ADF        Australian Defence Force
            ADS        Activity Description Sheet
            AII        Australian Industry Involvement
            AUD        Australian Dollars
            CALS       Continuous Acquisition and Life Cycle Support
            CDR        Critical Design Review
            CHAT       Contract Harbour Acceptance Trial
            CI         Configuration Item
            CM         Configuration Management
            CMS        Contractor Maintenance Support
            COTS       Commercial Off The Shelf
            CSAT       Contractor Sea Acceptance Trial
            CWBS       Contractor Work Breakdown Schedule
            DE         Develop
            DEWL       Defence Enterprise Wide Licence
            DP         Dispose
            ECDIS      Electronic Chart Display and Information System
            ILS        Integrated Logistic Support
            IMO        International Maritime Organisation
            LCC        Life Cycle Cost

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            LSA        Logistic Support Analysis
            MF         Manufacture
            MO         Modify
            MT         Maintain
            NDS        Navigation Display System
            NDS PO     Navigation Display System Project Office
            OEM        Original Equipment Manufacturer
            OP         Operate
            OSL        Offshore Systems Ltd
            PDR        Preliminary Design Review
            PHS&T      Packaging, Handling, Storage & Transport
            PMP        Project Management Plan
            RAM        Reliability, Availability & Maintainability
            RAN        Royal Australian Navy
            S&TE       Support & Test Equipment
            SEMP       System Engineering Management Plan
            SIDA       Strategic Industry Development Activity
            SMA        Scientific Management Associates (Australia) Pty Ltd
            SRR        System Requirements Review
            SSMP       System Safety Management Plan
            STW        Set to Work
            TRR        Test Readiness Review

1.3      APPLICABLE DOCUMENTS

         The following documents are applicable to the development of this AII Plan and its conduct during the project.

1.3.1    STANDARDS

         -  ISO 10005 - 1995 Quality Management - Guidelines for quality plans;
         -  AS/NZS 4360 - 1999 Risk Management; and
         -  AS/NZS ISO 9001-2000 Quality System, Requirements.

1.3.2    CONTRACT DELIVERABLES

         -  CDR-PM-101 Contract Master Schedule;
         -  CDR-PM-102 Contract Work Breakdown Structure; and
         -  CDR-PM-103 Risk Management Plan.
         -  CDR-PM-104 Project Management Plan;
         -  CDR-PM-106 AII Progress Report;
         -  CDR-ENG-302 Systems Engineering Management Plan;
         -  CDR-ILS-401 Integrated Support Plan; and
         -  CDR-ILS-402 Configuration Management Plan.

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[NAUTRONIX LOGO]                                                    Introduction

1.3.3    OTHER DOCUMENTS

         o Department of Defence, Australian Industry Involvement (AII) Manual, Revised January 2001.

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2.       OVERVIEW AND BENEFITS

2.1      OVERVIEW

         Nautronix is very aware and supportive of the need to continually involve Australian industry in Defence programs. Nautronix will use this awareness and culture of support in implementing this plan.

         In SEA 1430 Phase 2A, Nautronix and its subcontractors Offshore Systems Ltd (OSL) from Vancouver, Canada and Scientific Management Associates (Australia) Pty Ltd (SMA) from Sydney, New South Wales will undertake an Australian Industry Involvement (AII) program that will provide the ADF with an indigenous capability for the through life support of the Navigation Display System (NDS) as well as the establishment of an Australian capability in Electronic Chart Display & Information Systems (ECDIS).

         In SEA 1430 Phase 2A, Nautronix will undertake the role of prime contractor having overall responsibility for the project, engineering and logistics management functions. Nautronix will undertake systems engineering functions associated with system acceptance as required by the NDS Project Office. SMA will be utilised to provide ILS support and services during the acquisition and in-service phases. The SMA role will include training, ADF-wide configuration management, life-cycle costing modelling, logistic support analysis functions, reliability, availability and maintainability analysis, and the production and management of technical documentation in CALS compliant format. Nautronix and SMA will work together in providing an in-service support capability via the Help Desk that will be established under the project. OSL, as the technology developer and supplier will be responsible for the supply of system software, systems engineering activities associated with system integration, assembly and testing including IMO certification of the NDS, preparation of documentation detailing FAT, STW, CHAT and CSAT activities, and the environmental qualification of the final hardware configuration and system assemblies along with the transfer of knowledge and information required for its deployment and support within RAN.

         Nautronix will have involvement in the investigation, design and development of RAN specific sensor configuration and interfaces. As part of this process Nautronix engineers will work with OSL design engineers in developing the RAN specific interface aspects of the NDS. This new expertise will result in the creation of a local capability to support the NDS during its service with the RAN.

2.2      PROJECT DELIVERABLES

         The project deliverables for SEA 1430 Phase 2A are detailed in the Scope of Work (SOW) for the project. To provide the reader of this plan with background this AII Plan covers only those deliverables described in the Contract as Fixed Deliverables and includes:

         o Development of the NDS software functionality to meet requirements as specified in the Functional and Performance Specification (FPS);

         o Development of operator, maintainer and administrator training courses, including provision of pilot courses;

         o  Development and provision of an NDS Skills Test Package;

         o  Platform and Shore Installation Data Packs;

         o  Project Management, Engineering, ILS and other documents;

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[NAUTRONIX LOGO]                                           Overview and Benefits

         o  Core Support Functions, being;

             -  In-Service Meetings and Reporting;

             -  Help Desk;

             -  Logistics Engineering; and

             -  Configuration Management.

         o Project Management, Engineering, ILS services and activities as required to provide the above deliverables.

2.3      BENEFITS

         The following sections outline the benefits to the ADF and Australian industry based on the industry involvement to be undertaken by Nautronix for SEA 1430 Phase 2A.

2.3.1    REDUCED LIFE OF PROJECT COSTS

         Through the AII program proposed by Nautronix, the RAN will enjoy the benefits of an overall reduction in costs over the life of the project. This reduction of costs is associated with Australian involvement from the outset of the project. In particular, the establishment of the ILS infrastructure entirely using Australian companies (Nautronix and SMA) will avoid the requirement to bring in overseas personnel to support the NDS during the In- Service phase of the project. As part of the project Nautronix will establish ILS infrastructure including repair facilities, test equipment and training courses as required to support the RAN.

2.3.2    INDUSTRY CAPABILITY DEVELOPMENT

         The AII component of this project extends from project management, engineering, procurement and training through to in-service support. Nautronix will through the conduct of the project, develop its skills, knowledge and expertise in ECDIS. This generation of skills will enable Nautronix to support the RAN's NDS locally.

         Nautronix, via a subcontract with SMA, will establish a capability to perform NDS operator training commensurate with IMO Model Course 1.27 requirements ensuring that any further training, both operator and maintenance, required by the RAN can be provided by Australian industry.

2.3.3    EXPORT OPPORTUNITIES

         Nautronix intends, via this contract, to develop an Australian industry capability in support of the RAN. In addition, Nautronix intends to leverage off the capabilities developed with Defence as a Reference Site in order to gain additional contracts with navies globally and other customers within the Australasian region and wider. These contracts may either be directly with customers or in a teaming arrangement with an OEM or systems integrator.

         Nautronix will use its best endeavours to increase interest in and requirements for Australian supported ECDIS. Nautronix will work with their SEA 1430 subcontractors, OSL and SMA, to develop export opportunities.

2.3.4    LOCAL MAINTENANCE AND SUPPORT AT ALL LEVELS

         Nautronix, in conjunction with SMA, have in place an extensive network of offices around Australia that can provide efficient and effective service and maintenance support to the

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         RAN. The personnel at these facilities will be capable of proving ILM for the NDS. In addition, Nautronix will use its Fremantle, WA, facility for the provision of NDS DLM activities.

2.3.5    SUPPLY TIMES

         The two prime Contractor Maintenance Support (CMS) centres, based in Fremantle will maintain an adequate spares inventory to support deployed systems.

2.3.6    THE COMMERCIAL BENEFITS

         Nautronix will ensure the maximum commercial benefit to Australian industry through the combined activities being undertaken by Nautronix and SMA. Nautronix is targeting 65% of the contract value as local content.

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[NAUTRONIX LOGO]                                      Management of the AII Plan

3.       MANAGEMENT OF THE AII PLAN

         Nautronix will manage its Australian Industry Involvement program for SEA 1430 Phase 2A within its overall Project Management Team. The NDS Project Manager will have overall responsibility for the AII program. In implementing the program he will work closely with the NDS Technical Lead and the Nautronix Finance Manager.

         The NDS Project Manager will also work closely with OSL to ensure the effective and efficient transfer of knowledge required for Australian industry to undertake their respective scopes of the project. The transfer of knowledge will be to Nautronix and SMA in the first instance and may potentially extend to other companies as contracted during the course of the project.

         The preparation of AII reports will be the responsibility of the NDS Project Manager. Input will be obtained from SMA. The Nautronix Finance Manager will be responsible for assisting the NDS Project Manager in compiling data necessary to validate AII local content claims.

         In the event of Contract Change Proposals being put in place during the course of the project, Nautronix will work with the Project Authority to determine impacts on local content and agree amendments/alterations to the AII Plan as required.

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4.       MONITORING AII ACHIEVEMENT

         Nautronix will monitor its AII Plan through the use of the project's cost control and accounting system. This system is based on the earned value principles of cost accounting and control and will be able to provide effort and associated costs expended for any given task. For those tasks identified as local content this data will be extracted from the cost control and accounting system on a quarterly basis for analysis and inclusion in the AII section of the quarterly contract progress reports to be provided by Nautronix to the Project Authority.

         For items of work that require the transfer of knowledge to occur prior to their completion, Nautronix will establish a schedule and register for the transfer of information and data. The schedule will be used to establish the requirements for information and data transfer within the overall project master schedule. The register will be used to monitor the achievement of this technology transfer against the schedule. Nautronix will update this register and include a copy of it in the quarterly contract progress reports to be provided to the Project Authority.

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[NAUTRONIX LOGO]                                           Industry Requirements

5.       INDUSTRY REQUIREMENTS

5.1      OVERVIEW

         Project SEA 1430 Phase 2A Request for Tender 02/003ES identified expected minimum Industry Requirements for local content involvement. The following table summaries these requirements and identifies the Nautronix compliance against each requirement. An outline of how the Nautronix compliance is to be achieved in relation to each of the areas listed in Table 1 is provided in the following paragraphs.

                     TABLE 1 - INDUSTRY REQUIREMENTS SUMMARY

                                           LOCAL CONTENT (LC)                           IP REQUIRED
                                                                                        FOR AUST IND.
                              ----------------------------------------------------      -------------
DRAFT
CWBS         LINE ITEM                  NATURE OF TASK                   DESIRABLE      REQUIREMENT         NAUTRONIX
 NO.        DESCRIPTION                                                  MIN LC %                           COMPLIANCE
-----       ------------      --------------------------------------     ---------      -------------     ----------------
1.1         NDS               Prime Equipment manufacture                10%            OP, MT, DP        N/A at this
                              (hardware and software)                                                     stage in project
                                                                                                          (committed
                                                                                                          deliverable).

1.2         NDS Software      Roll of the NDS into Operational           90%            OP, MT, DP        N/A at this
            Rollout           Commands (i.e. JCSS, WAN                                                    stage in project
                              networks) and onto standalone PCs.                                          (committed
                                                                                                          deliverables)

1.3         Project           Management of the Prime Contract           90%            OP, MT, MO,       Complies
            Management        and all Deliverables and all follow on                    DE, MF, DP
                              support management activities
                              (including performance reporting) for
                              life of type.

1.4.1.1     ILS               Management of all ILS deliverables.        80%            OP, MT, MO,       Exceeds
            Management                                                                  DE, MF, DP

1.4.1.7     Configuration     Configuration management of NDS            80%            OP, MT, MO,       Exceeds
            Management        hardware, spares and software across                      DE, MF, DP
1.4.2.5                       the whole ADF.

1.4.1.2     Supply            Provision of initial onboard spares        10%            OP, MT, MO,       Complies
            Support           and follow on Spare Supply and                            DE, MF, DP
1.4.2.2                       Management.

1.4.1.3     Training          Delivery of Operational and                80%            OP, MT, MO,       Complies
                              Maintenance Training.                                     DE, MF, DP
1.4.2.3

1.4.1.4     Technical Data    Drawings and Operator and                  10%            OP, MT, MO,       Exceeds
                              Maintenance Data.                                         DE, MF, DP

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
                                LOCAL CONTENT (LC)                                      IP REQUIRED
                                                                                        FOR AUST IND.
                             -----------------------------------------------------      -------------
DRAFT
CWBS         LINE ITEM              NATURE OF TASK                       DESIRABLE      REQUIREMENT        NAUTRONIX
 NO.        DESCRIPTION                                                  MIN LC %                          COMPLIANCE
-----       ------------     ---------------------------------------     ---------      -------------     -----------
1.4.2.1     Repair and       Deliver ILM, DLM, software &                80%            OP, MT, MO,       Exceeds
            Maintenance      scheduled maintenance.                                     DE, MF, DP

1.4.1.5     Logistics        LCC deliverables and logistic               50%            OP, MT, MO,       Complies
            Engineering      engineering analysis (i.e. RAM etc).                       DE, MF, DP
1.4.1.6

1.4.2.4

1.5.1.1     Engineering      General Engineering investigations &        80%            OP, MT, MO,       Complies
            Support          support, trouble report resolution etc.                    DE, MF, DP
1.5.1.4

1.5.1.5

1.5.2

1.5.1.2     Software         Software Development of Section 2,          10%            OP, MT, DP        Complies
            Development      3 & 4 of the Functional and
                             Performance Specification. This will
                             also include software safety and
                             measurement activities.

1.5.1.3     Installation     Provision of Installation Specification     10%            OP, MT, DP        Exceeds
            Specifications   (Platform and Shore)

5.2      PROJECT MANAGEMENT

         Nautronix will undertake the overall project management role for SEA 1430 Phase 2A during both the Acquisition and In-Service phases of the project. Nautronix will be responsible for the technical and commercial control of the project and the provision of all project deliverables. During the Acquisition and In-Service phases of the project, Nautronix will be responsible for the conduct of all performance measurement and tracking activities.


         Nautronix will conduct of all of these activities throughout the life of the NDS.

         The capability established by Nautronix will enable the management of the Prime Contract and all Deliverables and Follow On Support activities including performance reporting for the life of type of the NDS.

         The scope of the project management activities being undertaken by Nautronix encompasses all aspects of the project. The local content for this activity will meet the requirement of 90%.

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5.3      ILS MANAGEMENT

         Nautronix, as the prime contractor for SEA 1430 Phase 2A, will be responsible for the overall ILS management for the project and will project manage SMA, as its subcontractor, on ILS matters. Australian suppliers will provide all ILS deliverables.


         Nautronix will utilise the capabilities of its Integrated Customer Support network within Australia to manage and deliver ILS functions required under the project. Nautronix will also utilise SMA in the support of ILS management and the delivery of some ILS functions.


         The capability established by Nautronix will enable the ILS management of all contract deliverables.

         The scope of the ILS management activities being undertaken by Nautronix with support from SMA encompasses all aspects of the project. The local content for this activity will exceed the requirement of 80%.

5.4      CONFIGURATION MANAGEMENT

         Nautronix, as the prime contractor for SEA 1430 Phase 2A, will be responsible for the overall configuration management for the project. This will include management of the technical aspects of the hardware and software configuration items within the NDS during the Acquisition phase as well as the physical and functional configuration management of hardware, software and spares across the ADF during the In-Service phase of the NDS project. In undertaking the configuration management function, Nautronix will utilise its subcontractors, OSL and SMA.

         During the Acquisition phase, where system development against the functional requirements of the NDS will be undertaken, Nautronix will have overall responsibility for configuration management and will be responsible for the day-to-day configuration management of the hardware CIs and overall NDS configuration. OSL will be responsible for the day-to-day configuration management of the software CIs. These day-to-day CM activities will be undertaken within the overall CM process implemented by Nautronix. Changes to the hardware and software CIs or overall system configuration, that impact upon the compliance with functional requirements, will require formal approval with the Nautronix CM process. Nautronix will also establish the CM Database, Electronic Defects Database and Parts Traceability Database which will be used to track and monitor the status of change notices, defects identified and physical components and parts used in the NDS. These databases will assist in the overall execution of the CM process to be employed on SEA 1430 Phase 2A. SMA will provide support during the Acquisition phase in the management of technical documents, data and publications. Specifically, SMA will be responsible for all engineering drawings, operation/maintenance handbooks, publications, and the associated training packages that will be developed for operators and maintainers of the NDS.

         During the In-Service phase Nautronix will retain responsibility for overall configuration management responsibilities. This will include the establishment of a system/platform configuration & tracking database as well as the continued implementation of the system configuration management process to be utilised for the inclusion of any system physical or functional changes - be they customer, IMO or company initiated. SMA will support Nautronix through the provision of ADF-wide CM support functions and the continued CM of technical documents, data and publications. The NDS Help Desk, to be established and operated by Nautronix, will be the principal conduit through which CM functions will be provided to the ADF - be they customer, IMO or company initiated. This will include the

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         notification of changes to the NDS Technical Data Pack and, or a change in physical configuration of the NDS on a specified platform due to component exchange.

         The capability established by Nautronix will enable the Configuration Management of NDS hardware, spares and software while in-service across the ADF.

         The scope of the configuration management activities being undertaken by Nautronix, with support from SMA, encompasses all aspects of the project. The local content for this activity will exceed the requirement of 80%.

5.5      SUPPLY SUPPORT

         Nautronix will be responsible for the supply support function during the Acquisition and In Service phases of the project.

         During the Acquisition phase Nautronix, supported by SMA, will identify the spares provisioning requirements and document these in a Recommended Spares Provisioning List. Based on this spares provisioning assessment, the Commonwealth will purchase from Nautronix the initial spares for ship systems as well as for support of shore systems. The procurement of hardware items will be from the same suppliers as for the procurement of the initial ship and shore systems to be provided under SEA 1430 Phase 2A. Nautronix will manage the supply chain to enure that the spares are provided in accordance with the physical and functional requirements and also in accordance with the entry into service schedule for the NDS.

         During the in-service ILS activities to be performed under the project, Nautronix will establish a supply support capability. This capability will be supported by a subcontract with SMA. The supply support capability will combine the Help Desk with an inventory management function in Fremantle, WA.

         The Help Desk will be the mechanism by which requests for replacement components and the exchange and inventory management of such components is achieved. In addition, the Help Desk will field and manage any request for ILM/DLM maintenance activities.

         The capability established by Nautronix will enable the provision of initial onboard spares and follow on spares Supply and Management.

         The scope of the supply support activities being undertaken by Nautronix in conjunction with SMA deliver the local content for this activity meeting the requirement of 10%.

5.6      TRAINING

         Nautronix will provide operator and maintainer training course material and courses by utilising the subcontracted services of SMA to prepare the course material and conduct the courses. Under Nautronix subcontract arrangements, OSL will aid in the preparation of the training course material, providing SMA with training on the COTS software (ECPINS-M) along with copies of existing training material.

         Nautronix will also provide to SMA training and existing material from the vendors of hardware items procured by Nautronix under this project.

         SMA will under its subcontract, be responsible for preparing the training plan, training support plan and NDS skills test package for the project.

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         SMA will under its subcontract, conduct training courses for the ADF in
         Australia as agreed between Nautronix and the Project Authority. The conduct of training courses is part of the scope for Committed Deliverables.

         The knowledge to be transferred as a result of the provision of this training and existing material will include the ability to operate, maintain, modify, develop, manufacture and dispose of NDS operator and maintainer training courses and material.

         This transfer of knowledge, along with the physical preparation of course material and conduct of training courses by SMA, will deliver local content meeting the requirement of 80%.

5.7      TECHNICAL DATA

         Nautronix, with support from SMA and OSL, will be responsible for the preparation and supply of all technical data for the NDS. This will include engineering drawings as well as operator and maintainer handbooks and publications. In developing the technical data for the NDS, Nautronix will obtain from OSL and hardware suppliers existing drawings, handbooks and publications. These existing materials will be used as a basis for developing the overall technical data pack for the NDS.

         Nautronix will subcontract SMA to undertake the development of the operator and maintenance manuals based on input from OSL and the hardware suppliers as well as the formatting of all technical data to meet CALS requirements.

         The knowledge that will be transferred as a result of the provision of existing material and the knowledge developed during this activity will include the ability to operate, maintain, modify, develop, manufacture and dispose of the NDS technical data.

         This transfer of knowledge along with the physical preparation of the technical data pack by Nautronix will deliver local content exceeding the requirement of 10%.

5.8      REPAIR AND MAINTENANCE

         Nautronix will utilise its existing Integrated Customer Support network along with the infrastructure of SMA around Australia to provide an ILM/DLM repair and maintenance capability for the NDS. OSL will be contracted to provide Nautronix and SMA personnel with both training and existing documentation. In addition, Nautronix will source the necessary transfer of knowledge from hardware suppliers.

         The management of this repair and maintenance capability from a tasking perspective will be coordinated via the Help Desk.

         The knowledge that will be transferred as a result of the provision of existing material will include the ability to operate, maintain, modify, develop, manufacture and dispose of the ILM/DLM capability for the NDS.

         This transfer of knowledge, along with the physical preparation of the technical data pack by Nautronix, will deliver local content exceeding the requirement of 80%.

5.9      LOGISTICS ENGINEERING

         Nautronix will be responsible for undertaking all logistic engineering activities for the project during both the acquisition and in-service support phases. In completing these

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         activities, Nautronix will utilise the skills and experience of SMA in the areas of reliability, availability, and maintainability as well as life cycle costing and logistic support analysis.

         OSL and hardware suppliers will be subcontracted to provide data to support the undertaking of logistics engineering activities.

         During the In-Service phase, SMA and Nautronix will continue to monitor the performance of the NDS in relation to reliability, availability and maintainability. This information will be incorporated into the life cycle costing and LSA models and allow the spares provisioning list and associated inventory management to be refined in accordance with in-service performance.

         The knowledge that will be transferred as a result of the provision of logistic engineering data will include the ability to operate, maintain, modify, develop, manufacture and dispose of logistics engineering aspects and material for the NDS.

         This transfer of knowledge, along with the physical conduct of logistics engineering by Nautronix and SMA, will deliver local content meeting the requirement of 50%.

5.10     ENGINEERING SUPPORT

         Nautronix is the overall systems engineer for the NDS. This role will include:

         o  Systems Engineering Management;

         o  Installation data preparation; and

         o  System T&E Management.

         In undertaking this role Nautronix will work closely with OSL engineers in the areas of:

         o  Software management and measurement;

         o  System safety;

         o  RAN sensor interface design and development; and

         o  Preparation of testing plan and procedures.

         The knowledge developed within Nautronix will enable the conduct of general engineering investigations, support and trouble report resolution for life of type of the NDS.

         These in-house system integration activities and involvement in the IMO certification process by Nautronix will deliver local content for engineering support meeting the requirement of 80%.

5.11     SOFTWARE DEVELOPMENT

         The software delivered for the NDS under SEA 1430 Phase 2A is existing non- developmental (NDI) software that is functionally compliant with the sections 2, 3 and 4 of the NDS Functional Performance Specification
         (FPS).

         The only areas that may require development are some of the interfaces for the RAN unique navigation sensors to be connected to the NDS.

         The development of these interfaces will be performed by OSL. Nautronix will be involved in the verification and validation processes as well as the initial collection of sensor interface data and information, system safety assessment and software measurement activities.

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

[NAUTRONIX LOGO]                                           Industry Requirements

         The capability developed within Nautronix will provide the ability to operate, maintain and dispose of software in relation to sections 2, 3 and 4 of the FPS and in regard to system safety and software measurement.

         This software related activities being performed by Nautronix will deliver local content for software meeting the minimum requirement of 10%.

5.12     INSTALLATION SPECIFICATION

         Nautronix will be responsible for the preparation of installation data packages for a generic platform configuration of the NDS and a generic shore system configuration of the NDS. In undertaking activities associated with this, Nautronix will obtain outline installation data from its subcontractor, OSL, and its hardware suppliers. Upon completion of the installation specifications by Nautronix a capability will exist whereby the individual platform installation contractors appointed by the RAN will be able to access expertise locally to provide assistance during installation design and implementation activities.

         The knowledge developed within Nautronix as a result of these activities will include the ability to operate, maintain, modify, develop, manufacture and dispose of the physical installation of the NDS in the various classes of RAN ships.

         This installation specification activity undertaken by Nautronix will deliver local content exceeding the requirement of 10%.

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

SEA 1430 Phase 2A Australian Industry Involvement Plan          [NAUTRONIX LOGO]

6.       AII TARGET SUMMARY

         Based on the Price & Delivery Schedule (TDR-FIN-014), Table 2 provides a calculation of local content of the Fixed Deliverables for Project SEA 1430 Phase 2A.

                          TABLE 2 - AII TARGET SUMMARY

                            AII ACTIVITY                                             VALUE
------------------------------------------------------------------------------------------
Local Content
------------------------------------------------------------------------------------------
  Total value of Local Content in Prime Contract Deliverables (see                   [*]
  Annex D to Conditions of Tender)
------------------------------------------------------------------------------------------
Primary SIDA
------------------------------------------------------------------------------------------
  Total value of SIDAs which are Exports and Domestic Sales (Local                   [*]
  Content related)
------------------------------------------------------------------------------------------
  Total value of SIDAs which are Exports and Domestic Sales                          [*]
  (Defence industries general)
------------------------------------------------------------------------------------------
  Total value of R&D SIDAs                                                           [*]
------------------------------------------------------------------------------------------
  Total value of Other Innovative Proposals                                          [*]
------------------------------------------------------------------------------------------
  TOTAL AII (initial)                                                                [*]
------------------------------------------------------------------------------------------
Tender offer (Total Price in Attachment A to the Contract)                           [*]
------------------------------------------------------------------------------------------
% AII offer (i.e. Total value of AII as % of tendered price for Annex D of the       [*]
Conditions of Tender)
------------------------------------------------------------------------------------------
% AII offer (excluding the DEWL)                                                     [*]
------------------------------------------------------------------------------------------

6.1      AII TARGET

         In RFT No. 02/003ES the Commonwealth set as desirable an AII target of 35% for the NDS Project.

6.1.1    FIXED DELIVERABLES AII

         Based on the information provided in this AII Plan, Nautronix will deliver an overall local content of not less than 50% for activities associated with the Fixed Deliverables.

6.1.2    COMMITTED DELIVERABLES AII

         As stated earlier in this document, the Committed Deliverables portion of the SEA 1430 Phase 2A contract is not included within the AII calculations of this plan at the time of initial contract award. At the time that the Committed Deliverables are contracted as part of SEA 1430 Phase 2A this AII Plan will be updated to reflect this (refer Sections
         1.1 and 3).

         To provide the Commonwealth with an indication of AII associated with the Committed Deliverables Nautronix have performed a calculation of possible AII content based on a

* material has been omitted and filed separately with the Commission

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

[NAUTRONIX LOGO]                                              AII Target Summary

         series of assumptions with respect to the Committed Deliverables. The assumptions made are as follows.

           o Scope of Committed Deliverables is as per Clause 4.1.3 of the Statement of Work to Contract C438991;

           o 2 NDS shipsets are procured by the NDS PO within 20 working days of successful SVT completion;

           o 8 NDS shipsets are procured by the NDS PO no later than 120 calendar days after successful completion of System Acceptance Milestone;

           o All shore based systems are procured, installed and set-to-work prior to commencement of initial operator training course;

           o All hardware is procured and assembled by OSL under a subcontract with Nautronix;

           o System Set-to-Work, Contractor Harbour Acceptance Trials, and Contractor Sea Acceptance Trials will be performed by OSL with support provided by Nautronix (as discussed during contract negations in December 2003);

           o Shore based training to be ordered no later than 60 calendar days after successful completion of SVT Milestone; and

           o Operator training courses are conducted by SMA in Sydney, New South Wales (noting that the Nautronix offer allows for alternate locations as required, this assumption is used so that a cost for training courses can be determined for AII calculation purposes).

         Based on the above, Nautronix believe it should be possible to deliver a local content of not less than 40% for the project when the Fixed and Committed deliverables are combined.

         This statement of possible AII content for the combined Fixed and Committed Deliverables (at the time of issuing Revision 3 of the Nautronix AII Plan for SEA 1430 Phase 2A) does not constitute a commitment on the part of Nautronix to meet this local content value, it is merely an indication of what might be achieved given the assumptions listed.

         Upon the Commonwealth's inclusion of Committed Deliverables into the Contract Nautronix will be able to determine the exact structure for the delivery of the Committee deliverables and thus more accurately calculate an AII target for the combined Fixed and Committed Deliverable scope.

         Not withstanding the above, Nautronix remains committed to maximising Australian Industry Involvement and will endeavour to obtain the greatest possible local content during the course of SEA 1430 Phase 2A.

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

SEA 1430 Phase 2A Australian Industry Involvement Plan          [NAUTRONIX LOGO]

APPENDIX A AUSTRALIAN INDUSTRY INVOLVEMENT SCHEDULE

AII ADS        P&D         WBS ITEM  LINE ITEM DESCRIPTION - FROM      LINE ITEM VALUE  CUSTOMS DUTY                 VALUE OF LOCAL
NUMBER         SCHEDULE    (FROM P&D     P&D SCHEDULE                  (FROM P&D        (FROM P&D       INDUSTRY     CONTENT FOR THE
               LINE ITEM   SCHEDULE)                                   SCHEDULE)        SCHEDULE)      REQUIREMENTS  LINE ITEM($AUD)
               NO.
------------------------------------------------------------------------------------------------------------------------------------
                 (a)         (b)               (c)                         (d)              (e)           (f)             (g)
------------------------------------------------------------------------------------------------------------------------------------
LC 1-1                                   Not used
------------------------------------------------------------------------------------------------------------------------------------
LC 1-2                                   Not used
------------------------------------------------------------------------------------------------------------------------------------
LC 1-3                                   Not used
------------------------------------------------------------------------------------------------------------------------------------
LC 1-4                                   Not used
------------------------------------------------------------------------------------------------------------------------------------
LC 1-5                                   Not used
------------------------------------------------------------------------------------------------------------------------------------
LC 2-1                                   Not used
------------------------------------------------------------------------------------------------------------------------------------
LC 2-2                                   Not used
------------------------------------------------------------------------------------------------------------------------------------
LC 2-3                                   Not used
------------------------------------------------------------------------------------------------------------------------------------
LC 2-4                                   Not used
------------------------------------------------------------------------------------------------------------------------------------
LC 2-5                                   Not used
------------------------------------------------------------------------------------------------------------------------------------
LC 3-1                                   Not used
------------------------------------------------------------------------------------------------------------------------------------
LC 4-1                     1.3.1.1       Project Management -          [*]                             Project       [*]
                                         Acquisition - Meetings,                                       Management
                                         Reporting & Scheduling
------------------------------------------------------------------------------------------------------------------------------------
LC 5-1                     1.3.1.2       Project Management -          [*]                             Project       [*]
                                         Acquisition - Project Risk                                    Management
                                         Management
------------------------------------------------------------------------------------------------------------------------------------

AII ADS   ADDITIONAL       COMPANY        VALUE OF
NUMBER    COST FOR LOCAL   DETAILS        IMPORTED
          CONTENT                         CONTENT IN
          ($AUD)                          LINE ITEM
-----------------------------------------------------
            (h)              (i)            (j)
-----------------------------------------------------
LC 1-1
-----------------------------------------------------
LC 1-2
-----------------------------------------------------
LC 1-3
-----------------------------------------------------
LC 1-4
-----------------------------------------------------
LC 1-5
-----------------------------------------------------
LC 2-1
-----------------------------------------------------
LC 2-2
-----------------------------------------------------
LC 2-3
-----------------------------------------------------
LC 2-4
-----------------------------------------------------
LC 2-5
-----------------------------------------------------
LC 3-1
-----------------------------------------------------
LC 4-1                     Nautronix Ltd  [*]
-----------------------------------------------------
LC 5-1                     Nautronix Ltd  [*]
-----------------------------------------------------

* material has been omitted and filed separately with the Commission

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

[NAUTRONIX LOGO]                        Australian Industry Involvement Schedule

AII ADS        P&D         WBS ITEM     LINE ITEM DESCRIPTION - FROM LINE ITEM VALUE    CUSTOMS DUTY                 VALUE OF LOCAL
NUMBER         SCHEDULE    (FROM P&D    P&D SCHEDULE                   (FROM P&D        (FROM P&D      INDUSTRY      CONTENT FOR THE
               LINE ITEM   SCHEDULE)                                   SCHEDULE)        SCHEDULE)      REQUIREMENTS  LINE ITEM($AUD)
               NO.
------------------------------------------------------------------------------------------------------------------------------------
                (a)         (b)               (c)                          (d)             (e)             (f)           (g)
------------------------------------------------------------------------------------------------------------------------------------
LC 6-1                     1.3.1.3      Project Management  -          [*]                             Project           [*]
                                        Acquisition - Australian                                       Management
                                        Industry Involvement
------------------------------------------------------------------------------------------------------------------------------------
LC 7-1                     1.3.2.1      Project Management - In-       [*]                             Project           [*]
                                        Service - Meetings and                                         Management
                                        Reporting
------------------------------------------------------------------------------------------------------------------------------------
LC 8-1                     1.3.2.2      Project Management - In-       [*]                             Project           [*]
                                        Service - Help Desk                                            Management
------------------------------------------------------------------------------------------------------------------------------------
LC 9-1                     1.4.1.1      Integrated Logistic Support-   [*]                             ILS               [*]
                                        Acquisition - ILS                                              Management
                                        Management
------------------------------------------------------------------------------------------------------------------------------------
LC 10-1                    1.4.1.2      Integrated Logistic Support-   [*]                             Supply            [*]
                                        Acquisition - Supply Support                                   Support
------------------------------------------------------------------------------------------------------------------------------------
LC 10-2                                 Not Used
------------------------------------------------------------------------------------------------------------------------------------
LC 10-3                                 Not Used
------------------------------------------------------------------------------------------------------------------------------------
LC 10-4                                 Not Used
------------------------------------------------------------------------------------------------------------------------------------

AII ADS            ADDITIONAL       COMPANY         VALUE OF
NUMBER             COST FOR LOCAL   DETAILS         IMPORTED
                   CONTENT                         CONTENT IN
                   ($AUD)                          LINE ITEM
---------------------------------------------------------------
                     (h)            (i)              (j)
---------------------------------------------------------------
LC 6-1                            Nautronix Ltd      [*]
---------------------------------------------------------------
LC 7-1                            Nautronix Ltd      [*]
                                  / Scientific
                                  Management
                                  Associates
                                  (Australia) Pty
                                  Ltd
---------------------------------------------------------------

LC 8-1                            Nautronix Ltd      [*]
---------------------------------------------------------------

LC 9-1                            Scientific         [*]
                                  Management
                                  Associates
                                  (Australia) Pty
                                  Ltd /
                                  Nautronix Ltd
---------------------------------------------------------------
LC 10-1                           Scientific         [*]
                                  Management
                                  Associates
                                  (Australia) Pty
                                  Ltd
---------------------------------------------------------------
LC 10-2
---------------------------------------------------------------
LC 10-3
---------------------------------------------------------------
LC 10-4
---------------------------------------------------------------

* material has been omitted and filed separately with the Commission

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

SEA 1430 Phase 2A Australian Industry Involvement Plan          [NAUTRONIX LOGO]

AII ADS        P&D         WBS ITEM     LINE ITEM DESCRIPTION - FROM LINE ITEM VALUE  CUSTOMS DUTY                   VALUE OF LOCAL
NUMBER         SCHEDULE    (FROM P&D    P&D SCHEDULE                   (FROM P&D      (FROM P&D       INDUSTRY       CONTENT FOR THE
               LINE ITEM   SCHEDULE)                                   SCHEDULE)      SCHEDULE)      REQUIREMENTS    LINE ITEM($AUD)
               NO.
------------------------------------------------------------------------------------------------------------------------------------
                (a)         (b)                (c)                       (d)             (e)            (f)               (g)
------------------------------------------------------------------------------------------------------------------------------------
LC 11-1                    1.4.1.3      Integrated Logistic Support-   [*]                           Training        [*]
                                        Acquisition - Training
------------------------------------------------------------------------------------------------------------------------------------
LC 12-1                    1.4.1.4      Integrated Logistic Support-   [*]                           Technical Data  [*]
                                        Acquisition - Technical Data
------------------------------------------------------------------------------------------------------------------------------------
LC 13-1                    1.4.1.5      Integrated Logistic Support-   [*]                           Logistics       [*]
                                        Acquisition - Logistics                                      Engineering
                                        Engineering
------------------------------------------------------------------------------------------------------------------------------------
LC 14-1                    1.4.1.6      Integrated Logistic Support-   [*]                           Logistics       [*]
                                        Acquisition - S&TE                                           Engineering
                                        Provisioning List
------------------------------------------------------------------------------------------------------------------------------------
LC 15-1                    1.4.1.7      Integrated Logistic Support-   [*]                           Configuration   [*]
                                        Acquisition - Configuration                                  Management
                                        Management
------------------------------------------------------------------------------------------------------------------------------------

AII ADS            ADDITIONAL      COMPANY          VALUE OF
NUMBER             COST FOR LOCAL  DETAILS          IMPORTED
                   CONTENT                          CONTENT IN
                   ($AUD)                           LINE ITEM
---------------------------------------------------------------
                    (h)            (i)                (j)
---------------------------------------------------------------
LC 11-1                           Scientific        [*]
                                  Management
                                  Associates
                                  (Australia) Pty
                                  Ltd
---------------------------------------------------------------
LC 12-1                           Scientific        [*]
                                  Management
                                  Associates
                                  (Australia) Pty
                                  Ltd /
                                  Nautronix Ltd
---------------------------------------------------------------
LC 13-1                           Scientific        [*]
                                  Management
                                  Associates
                                  (Australia) Pty
                                  Ltd
---------------------------------------------------------------
LC 14-1                           Scientific        [*]
                                  Management
                                  Associates
                                  (Australia) Pty
                                  Ltd
---------------------------------------------------------------
LC 15-1                           Scientific        [*]
                                  Management
                                  Associates
                                  (Australia) Pty
                                  Ltd /
                                  Nautronix Ltd

* material has been omitted and filed separately with the Commission

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

[NAUTRONIX LOGO]                        Australian Industry Involvement Schedule

AII ADS        P&D         WBS ITEM     LINE ITEM DESCRIPTION - FROM LINE ITEM VALUE CUSTOMS DUTY                    VALUE OF LOCAL
NUMBER         SCHEDULE    (FROM P&D    P&D SCHEDULE                   (FROM P&D     (FROM P&D      INDUSTRY        CONTENT FOR THE
               LINE ITEM   SCHEDULE)                                   SCHEDULE)     SCHEDULE)      REQUIREMENTS    LINE ITEM($AUD)
               NO.
------------------------------------------------------------------------------------------------------------------------------------
                 (a)         (b)            (c)                           (d)           (e)            (f)                (g)
------------------------------------------------------------------------------------------------------------------------------------
LC 16-1                    1.4.2.1      Integrated Logistic Support-   [*]                          Repair and     [*]
                                        In-Service - Through Life                                   Maintenance
                                        Support
------------------------------------------------------------------------------------------------------------------------------------

LC 17-1                    1.4.24       Integrated Logistic Support-   [*]                          Logistics      [*]
                                        In-Service - Logistics                                      Engineering
                                        Engineering

------------------------------------------------------------------------------------------------------------------------------------

LC 18-1                    1.4.25       Integrated Logistic Support-   [*]                          Configuration  [*]
                                        In-Service - Configuration                                  Management
                                        Management

------------------------------------------------------------------------------------------------------------------------------------

LC 19-1                                 Not Used
------------------------------------------------------------------------------------------------------------------------------------
LC 20-1                    1.5.1.1      Engineering - Acquisition-     [*]                          Engineering    [*]
                                        Engineering Management                                      Support
------------------------------------------------------------------------------------------------------------------------------------
LC 21-1                    1.5.1.2.1    Engineering - Acquisition-     [*]                          Software       [*]
                                        Software Development-                                      Development
                                        Software Management
------------------------------------------------------------------------------------------------------------------------------------
LC 21-1                    1.5.1.2.2    Engineering - Acquisition-     [*]                          Software       [*]
                                        Software Development-                                      Development
                                        Section 2 Development
------------------------------------------------------------------------------------------------------------------------------------

AII ADS            ADDITIONAL       COMPANY         VALUE OF
NUMBER             COST FOR LOCAL   DETAILS         IMPORTED
                   CONTENT                          CONTENT IN
                   ($AUD)                           LINE ITEM
---------------------------------------------------------------
                     (h)            (i)               (j)
---------------------------------------------------------------
LC 16-1                           Scientific        [*]
                                  Management
                                  Associates
                                  (Australia) Pty
                                  Ltd
---------------------------------------------------------------
LC 17-1                           Scientific        [*]
                                  Management
                                  Associates
                                  (Australia) Pty
                                  Ltd /
                                  Nautronix Ltd
---------------------------------------------------------------
LC 18-1                           Scientific        [*]
                                  Management
                                  Associates
                                  (Australia) Pty
                                  Ltd /
                                  Nautronix Ltd
---------------------------------------------------------------
LC 19-1
---------------------------------------------------------------
LC 20-1                           Nautronix Ltd     [*]
---------------------------------------------------------------
LC 21-1                           Nautronix Ltd     [*]
---------------------------------------------------------------

LC 21-1                           Nautronix Ltd     [*]
---------------------------------------------------------------

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

SEA 1430 Phase 2A Australian Industry Involvement Plan  [NAUTRONIX LOGO]

AII ADS        P&D         WBS ITEM     LINE ITEM DESCRIPTION - FROM LINE ITEM VALUE CUSTOMS DUTY                   VALUE OF LOCAL
NUMBER         SCHEDULE    (FROM P&D    P&D SCHEDULE                   (FROM P&D     (FROM P&D       INDUSTRY      CONTENT FOR THE
               LINE ITEM   SCHEDULE)                                   SCHEDULE)     SCHEDULE)       REQUIREMENTS   LINE ITEM($AUD)
               NO.
------------------------------------------------------------------------------------------------------------------------------------
                 (a)         (b)            (c)                          (d)            (e)             (f)               (g)
------------------------------------------------------------------------------------------------------------------------------------
LC 21-1                    1.5.1.2.3    Engineering - Acquisition -    [*]                          Software              [*]
                                        Software Development -                                      Development
                                        Section 3 Development
------------------------------------------------------------------------------------------------------------------------------------
LC 21-1                    1.5.1.2.4    Engineering - Acquisition -    [*]                          Software              [*]
                                        Software Development -                                      Development
                                        Section 4 Development
------------------------------------------------------------------------------------------------------------------------------------
LC 22-1                    1.5.1.3      Engineering - Acquisition -    [*]                          Installation          [*]
                                        Installation Data Packages                                   Specifications
------------------------------------------------------------------------------------------------------------------------------------
LC 23-1                    1.5.1.4      Engineering - Acquisition -    [*]                          Engineering           [*]
                                        Test & Evaluation Program                                   Support
------------------------------------------------------------------------------------------------------------------------------------
LC 24-1                    1.5.1.5      Engineering - Acquisition -    [*]                          Engineering           [*]
                                        Quality Assurance                                           Support
------------------------------------------------------------------------------------------------------------------------------------
LC 25-1                                 Not Used
------------------------------------------------------------------------------------------------------------------------------------

AII ADS          ADDITIONAL        COMPANY         VALUE OF
NUMBER           COST FOR LOCAL    DETAILS        IMPORTED
                 CONTENT                          CONTENT IN
                 ($AUD)                           LINE ITEM
--------------------------------------------------------------
                   (h)              (i)              (j)
--------------------------------------------------------------
LC 21-1                          Nautronix Ltd      [*]
--------------------------------------------------------------
LC 21-1                          Nautronix Ltd      [*]
--------------------------------------------------------------
LC 22-1                          Nautronix Ltd      [*]
--------------------------------------------------------------
LC 23-1                          Nautronix Ltd      [*]
--------------------------------------------------------------
LC 24-1                          Nautronix Ltd      [*]
                                 / Scientific
                                 Management
                                 Associates
                                 (Australia) Pty
                                 Ltd
--------------------------------------------------------------
LC 25-1
--------------------------------------------------------------

* material has been omitted and filed separately with the Commission

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
[NAUTRONIX LOGO]    Australian Industry Involvement Activity Description Sheets


APPENDIX B AUSTRALIAN INDUSTRY INVOLVEMENT ACTIVITY DESCRIPTION SHEETS

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


SEA 1430 Phase 2A Australian Industry Involvement Plan       [NAUTRONIX LOGO]

           AUSTRALIAN INDUSTRY INVOLVEMENT ACTIVITY DESCRIPTION SHEET


Number 1 of 20


Serial Number                          LC 4-1

SBS Element                            1.3.1.1

Local Content                          Effort associated with the establishment, management and reporting
Description                            of the prime contract and the agreed Project Management Plan.

Value                                  [*]

Industry Requirement(s)                Project Management

Local Company Details                  Nautronix Ltd

Item Description                       Project Management - Acquisition - Meetings, Reporting & Scheduling

AII review dates                       In conjunction with quarterly contract progress reporting and meetings

Validation                             Through the interaction by the Project Authority with Nautronix personnel in Fremantle, Western Australia during the general conduct of the project along with the delivery and acceptance or approval, as applicable, of the following contract deliverables:

                                       o Contract Master Schedule (CDR-PM-101)

                                       o Contract Work Breakdown Schedule (CDR-PM-102)

                                       o Project Management Plan (CDR-PM-104)

                                       o Project Status Reports (CDR-PM-105)

Status of negotiations                 Nautronix will use its own staff to undertake this effort.
with ANZ Industry

Cost or Schedule Impact                There is no cost or schedule impact in using local resources to undertake this effort.

Intellectual Property (IP)             N/A
for AII Industry
Requirements

Opportunities for                      With the use of local staff there is no opportunity for increasing local content
increasing Local Content               beyond that proposed.

Risks                                  The only risk associated with this effort is the ability of Nautronix personnel to undertake the effort required by this work element. The risk of this is considered low as Nautronix personnel are already experienced in the project management of large complex systems within its operations in the Defence and
                                       Oil & Gas industries. Should resources external to Nautronix be required these will be available locally.

Imported Content                       [*]

Provide reasons for the                N/A
imported supplies


* material has been omitted and filed separately with the Commission

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                                      192

[NAUTRONIX LOGO]    Australian Industry Involvement Activity Description Sheets


           AUSTRALIAN INDUSTRY INVOLVEMENT ACTIVITY DESCRIPTION SHEET


Number 2 of 20


Serial Number                          LC 5-1

SBS Element                            1.3.1.2

Local Content                          Effort associated with the development of a Risk Management Plan and the
Description                            establishment and maintenance of a risk management regime operating in accordance with the agreed plan and SOW.

Value                                  [*]

Industry Requirement(s)                Project Management

Local Company Details                  Nautronix Ltd

Item Description                       Project Management - Acquisition - Project Risk Management

AII review dates                       In conjunction with quarterly contract progress reporting and meetings

Validation                             Through the interaction by the Project Authority with Nautronix personnel in
                                       Fremantle, Western Australia in relation to risk management during the general conduct of the project along with the delivery and acceptance or approval, as applicable, of the following contract deliverables:

                                       o Risk Management Plan (CDR-PM-103)

Status of negotiations                 Nautronix will use its own staff to undertake this effort.
with ANZ Industry

Cost or Schedule Impact                There is no cost or schedule impact in using local resources to undertake this effort.

Intellectual Property (IP)             N/A
for AII Industry
Requirements


Opportunities for                      With the use of local staff there is no opportunity for increasing local content
increasing Local Content               beyond that proposed.

Risks                                  The only risk associated with this effort is the ability of Nautronix personnel to undertake the effort required by this work element. The risk of this is considered low as Nautronix personnel are already experienced in the risk management of large complex systems within its operations in the Defence and
                                       Oil & Gas industries. Should resources external to Nautronix be required these will be available locally.

Imported Content                       [*]

Provide reasons for the                N/A
imported supplies


* material has been omitted and filed separately with the Commission

265-106-000 - Revision 4.0             Commercial-in-Confidence         Page 25
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                                      193

SEA 1430 Phase 2A Australian Industry Involvement Plan          [NAUTRONIX LOGO]

           AUSTRALIAN INDUSTRY INVOLVEMENT ACTIVITY DESCRIPTION SHEET


Number 3 of 20


Serial Number                          LC 6-1

SBS Element                            1.3.1.3

Local Content                          Effort associated with the establishment, management and reporting of the
Description                            Australian Industry Involvement (AII) requirements specified in the contract and the agreed AII Plan.

Value                                  [*]

Industry Requirement(s)                Project Management

Local Company Details                  Nautronix Ltd

Item Description                       Project Management - Acquisition - Australian Industry Involvement

AII review dates                       In conjunction with quarterly contract progress reporting and meetings

Validation                             Through the interaction by the Project Authority with Nautronix personnel in
                                       Fremantle, Western Australia in relation to AII activities during the general conduct of the project along with the delivery and acceptance or approval, as applicable, of the following contract deliverables:

                                       o AII Progress Reports (CDR-PM-106)

Status of negotiations                 Nautronix will use its own staff to undertake this effort.
with ANZ Industry

Cost or Schedule Impact                There is no cost or schedule impact in using local resources to undertake this effort.

Intellectual Property (IP)             N/A
for AII Industry
Requirements

Opportunities for                      With the use of local staff there is no opportunity for increasing Local Content
increasing local content               beyond that proposed.

Risks                                  The only risk associated with this effort is the ability of Nautronix personnel to undertake the effort required by this work element. The risk of this is considered low as Nautronix personnel are already experienced in the implementation and management of AII programs. Should resources external to Nautronix be required these will be available locally.

Imported Content                       [*]
Provide reasons for the                N/A
imported supplies


      * material has been omitted and filed separately with the Commission

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Number 4 of 20



Serial Number                          LC 7-1

SBS Element                            1.3.2.1

Local Content                          Effort associated with attendance at meetings and the provision of in-service
Description                            progress and performance reports, including relevant data for Service Level assessment.

Value                                  [*]


Industry Requirement(s)                Project Management

Local Company Details                  Nautronix Ltd
                                       With support/input provided by Scientific Management Associates (Australia) Pty Ltd

Item Description                       Project Management - In-Service - Meetings and Reporting

AII review dates                       In conjunction with quarterly contract progress reporting and meetings

Validation                             Through the interaction by the Project Authority with Nautronix personnel in
                                       Fremantle, Western Australia during the general conduct of the project.

Status of negotiations                 Nautronix will use its own staff to undertake this effort.
with ANZ Industry

Cost or Schedule Impact                There is no cost or schedule impact in using local resources to undertake this effort.

Intellectual Property (IP)             N/A
for AII Industry
Requirements

Opportunities for                      With the use of local staff there is no opportunity for increasing local content
increasing Local Content               beyond that proposed. The imported content is directly related to effort to be undertaken by a foreign sub-contractor and this effort can not be performed locally due to it being management related.

Risks                                  The only risk associated with this effort is the ability of Nautronix personnel to undertake the effort required by this work element. The risk of this is considered low as Nautronix personnel are already experienced in the in- service project management of large complex systems within its operations in the
                                       Defence and Oil & Gas industries. Should resources external to Nautronix be required these will be available locally.

Imported Content                       Attendance at progress meetings and preparation of progress reports.

                                       [*]

                                       [*]
Provide reasons for the                The imported content pertains to the costs for OSL to attend progress
imported supplies                      meetings and provide progress reports as required under the contract.



      * material has been omitted and filed separately with the Commission

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Number 5 of 20



Serial Number                          LC 8-1

SBS Element                            1.3.2.2

Local Content Description              Effort required for the provision of an in-service help desk service.

Value                                  [*]

Industry Requirement(s)                Project Management

Local Company Details                  Nautronix Ltd

Item Description                       Project Management - In-Service - Help Desk

AII review dates                       In conjunction with quarterly contract progress reporting and meetings

Validation                             Through the interaction by the Project Authority and
                                       operators with the Help Desk established by Nautronix.



Status of negotiations                 Nautronix will use its own staff to undertake this effort.
with ANZ Industry

Cost or Schedule Impact                There is no cost or schedule impact in using local resources to undertake this effort.

Intellectual Property (IP)             N/A
for AII Industry Requirements


Opportunities for                      With the use of local staff there is no opportunity for
increasing local content               increasing Local Content beyond that proposed.

Risks                                  The only risk associated with this effort is the ability of Nautronix personnel to undertake the effort required by this work element. The risk of this is considered low as Nautronix already have personnel familiar with the operation of a help desk service through its in-service support of its products in the
                                       Oil & Gas industry. Should resources external to Nautronix be required these will be available locally.

Imported Content                       [*]

Provide reasons for the                N/A
imported supplies



* material has been omitted and filed separately with the Commission


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Number 6 of 20


Serial Number                          LC 9-1

SBS Element                            1.4.1.1

Local Content                          Effort associated with the documentation and implementation of policies,
Description                            procedures and methods for the management of the Contractor's ILS program in accordance with contractual requirements and the agreed
                                       Integrated Support Plan.

Value                                  [*]

Industry Requirement(s)                ILS Management

Local Company Details                  Scientific Management Associates (Australia) Pty Ltd
                                       With support/input provided by Nautronix Ltd


Item Description                       Integrated Logistics Support - Acquisition - ILS Management

AII review dates                       In conjunction with quarterly contract progress reporting and meetings

Validation                             Through the interaction by the Project Authority with Nautronix personnel in
                                       Fremantle, Western Australia and SMA personnel in Sydney, New South Wales in relation to ILS Management activities during the general conduct of the project along with the delivery and acceptance or approval, as applicable, of the following contract deliverables:

                                       o  Integrated Support Plan (CDR-ILS-401)

Status of negotiations                 SMA and Nautronix will use their own staff to undertake this effort.
with ANZ Industry

Cost or Schedule Impact               There is no cost or schedule impact in using local resources to undertake this effort.

Intellectual Property (IP)             N/A
for AII Industry
Requirements

Opportunities for                      With the use of local staff there is no opportunity for increasing Local Content
increasing local content               beyond that proposed.

Risks                                  The only risk associated with this effort is the ability of SMA and Nautronix personnel to undertake the effort required by this work element. The risk of this is considered low as Nautronix and SMA personnel are already experienced in the delivery of ILS Management for projects completed in the Defence and Oil
                                       & Gas industries. Should resources external to SMA or Nautronix be required these will be available locally.

Imported Content                       [*]

Provide reasons for the                N/A
imported supplies


* material has been omitted and filed separately with the Commission

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Number 7 of 20



Serial Number                          LC 10-1

SBS Element                            1.4.1.2

Local Content                          Effort associated with:
Description                            o  the preparation of a Recommended Spares Provisioning List (RSPL)
                                       o  supply chain management, packaging, handling, storage and transportation activities

Value                                  [*]

Industry Requirement(s)                Supply Support

Local Company Details                  Scientific Management Associates (Australia) Pty Ltd

Item Description                       Integrated Logistics Support - Acquisition - Supply Support

AII review dates                       In conjunction with quarterly contract progress reporting and meetings

Validation                             Through the interaction by the Project Authority with Nautronix personnel in
                                       Fremantle, Western Australia and SMA personnel in Sydney, New South Wales in relation to Supply Support activities during the general conduct of the project along with the delivery and acceptance or approval, as applicable, of the following contract deliverables:

                                       o  Recommended Spares Provisioning List (CDR-ILS-411)

Status of negotiations                 SMA will use their own staff to undertake this effort.
with ANZ Industry

Cost or Schedule Impact                There is no cost or schedule impact in using local resources to undertake this effort.

Intellectual Property (IP)             N/A
for AII Industry
Requirements

Opportunities for                      With the use of local staff there is no opportunity for increasing local content
increasing Local Content               beyond that proposed.

Risks                                  The only risk associated with this effort is the ability of SMA personnel to undertake the effort required by this work element. The risk of this is considered low as SMA personnel are already experienced in the delivery of
                                       Supply Support for projects completed in the Defence industry. Should resources external to SMA be required these will be available locally.

Imported Content                       [*]

Provide reasons for the                N/A
imported supplies


* material has been omitted and filed separately with the Commission

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Number 8 of 20



Serial Number                          LC 11-1
SBS Element                            1.4.1.3
Local Content                          Effort associated with the delivery of training services, devices, accessories,
Description                            aids, documentation, equipment and parts used to instruct personnel in the operation and maintenance of the NDS. This includes the design, development and production of training equipment and execution of training services.


Value                                  [*]

Industry Requirement(s)                Training

Local Company Details                  Scientific Management Associates (Australia) Pty Ltd

Item Description                       Integrated Logistics Support - Acquisition - Training

AII review dates                       In conjunction with quarterly contract progress reporting and meetings

Validation                             Delivery and acceptance or approval, as applicable, of the contract deliverables and training courses by SMA personnel as follows:
                                       o  Training Support Plan (CDR-ILS-420)
                                       o  Training Plan (CDR-ILS-421)
                                       o  NDS Operator Course Development and Pilot Course (CDR-ILS-422)
                                       o  NDS Maintenance Course Development and Pilot Course (CDR-ILS-423)
                                       o  NDS Skills Test Package (CDR-ILS-424)

Status of negotiations                 SMA will use its own staff to undertake this effort.
with ANZ Industry

Cost or Schedule Impact                There is no cost or schedule impact in using local resources to undertake this effort.

Intellectual Property (IP)             The provision of existing operator, maintenance and training publications for
for AII Industry                       the ECPINS product. Provision of training to SMA and Nautronix personnel
Requirements                           at OSL's Vancouver facility.


Opportunities for                      With the use of local staff there is no opportunity for increasing local content
increasing Local Content               beyond that proposed.

Risks                                  The only risk associated with this effort is the ability of SMA personnel to undertake the effort required by this work element. The risk of this is considered low as SMA personnel are already experienced in the delivery of
                                       Training for similar projects to the ADF. Should resources external to SMA be required these will be available locally.

Imported Content                       [*]

Provide reasons for the                N/A
imported supplies


* material has been omitted and filed separately with the Commission

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Number 9 of 20

Serial Number              LC 12-1

SBS Element                1.4.1.4

Local Content              Effort associated with the development of
Description                documentation detailing operating and maintenance
                           instructions, inspection and calibration procedures, engineering procedures, modification instructions, technical drawings and specifications that are necessary in the performance of the system operation and maintenance functions.

Value                      [*]

Industry Requirement(s)    Technical Data

Local Company Details      Scientific Management Associates (Australia) Pty Ltd
                           With support/input from Nautronix Ltd

Item Description           Integrated Logistics Support - Acquisition -
                           Technical Data

AII review dates           In conjunction with quarterly contract progress
                           reporting and meetings

Validation                 Delivery and acceptance or approval, as applicable,
                           of the contract deliverables as follows:

                             o   Technical Data Management Plan (CDR-ILS-430)

                             o   Technical Maintenance Plan (CDR-ILS-431)

Status of negotiations     SMA and Nautronix will use their own staff to
with ANZ Industry          undertake this effort.

Cost or Schedule Impact    There is no cost or schedule impact in using local
                           resources to undertake this effort.

Intellectual Property      The provision of existing operator, maintenance and
(IP) for AII Industry      technical publications for the ECPINS product.
Requirements               Provision of training to SMA and Nautronix  personnel
                           at OSL's Vancouver facility.

Opportunities for          With the use of local staff there is no opportunity
increasing Local Content   for increasing local content beyond that proposed.

Risks The only risk associated with this effort is the ability of SMA and Nautronix personnel to undertake the effort required by this work element. The risk of this is considered low as SMA and Nautronix personnel are already experienced in the delivery of Technical Data for similar projects to the ADF. Should resources external to SMA or Nautronix be required these will be available locally.

Imported Content           [*]

Provide reasons for the    N/A
imported supplies

* material has been omitted and filed separately with the Commission

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Number 10 of 20

Serial Number              LC 13-1

SBS Element                1.4.1.5

Local Content              Effort required to identify, develop, and, where
Description                applicable, perform and deliver logistics engineering
                           activities. Such activities may include Failure Modes
                           Effect & Critical Analysis (FMECA), Reliability &
                           Maintainability (R&M) analysis, Reliability Centred
                           Maintenance Analysis (RCMA), Level of Repair Analysis
                           (LORA), maintenance planning, Life Cycle Cost (LCC) analysis and Logistic Support Analysis (LSA).

Value                      [*]

Industry Requirement(s)    Logistics Engineering

Local Company Details      Scientific Management Associates (Australia) Pty Ltd

Item Description           Integrated Logistics Support - Acquisition -
                           Logistics Engineering

AII review dates           In conjunction with quarterly contract progress
                           reporting and meetings

Validation                 Delivery and acceptance or approval, as applicable,
                           of the contract deliverables as follows:

                             o  Logistics Support Analysis Plan (CDR-ILS-403)

                             o  Life Cycle Costing Management Plan (CDR-ILS-450)

Status of negotiations     SMA will use their own staff to undertake this
with ANZ Industry          effort.

Cost or Schedule Impact    There is no cost or schedule impact in using local
                           resources to undertake this effort.

Intellectual Property      N/A
(IP) for AII Industry
Requirements

Opportunities for          With the use of local staff there is no opportunity
increasing local content   for increasing local content beyond that proposed.

Risks The only risk associated with this effort is the ability of SMA personnel to undertake the effort required by this work element. The risk of this is considered low as SMA personnel are already experienced in the delivery of Logistics Engineering functions for similar projects to the ADF. Should resources external to SMA be required these will be available locally.

Imported Content           [*]

Provide reasons for the    N/A
imported supplies

* material has been omitted and filed separately with the Commission

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Number 11 of 20

Serial Number              LC 14-1

SBS Element                1.4.1.6

Local Content              Effort to provide to the RAN details of Support and
Description                Test Equipment (S&TE) required for the performance of
                           OLM activities.

Value                      [*]

Industry Requirement(s)    Logistics Engineering

Local Company Details      Scientific Management Associates (Australia) Pty Ltd

Item Description           Integrated Logistics Support - Acquisition - S&TE
                           Provisioning List

AII review dates           In conjunction with quarterly contract progress
                           reporting and meetings

Validation                 Delivery and acceptance or approval, as applicable,
                           of the contract deliverables as follows:

                             o   S&TE Provisioning List (CDR-ILS-440)

Status of negotiations     SMA will use its own staff to undertake this effort.
with ANZ Industry

Cost or Schedule Impact    There is no cost or schedule impact in using local
                           resources to undertake this effort.

Intellectual Property      N/A
(IP) for AII Industry
Requirements

Opportunities for          With the use of local staff there is no opportunity
increasing Local Content   for increasing local content beyond that proposed.

Risks The only risk associated with this effort is the ability of SMA personnel to undertake the effort required by this work element. The risk of this is considered low as SMA personnel are already experienced in the delivery of Logistics Engineering functions for similar projects to the ADF. Should resources external to SMA be required these will be available locally.

Imported Content           [*]

Provide reasons for the    N/A
imported supplies

* material has been omitted and filed separately with the Commission

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Number 12 of 20

Serial Number              LC 15-1

SBS Element                1.4.1.7

Local Content              Effort to identify configuration requirements for
Description                ADF-wide Configuration Management and development of
                           the Configuration Management plan for delivery. This will include the establishment of a NDS Database for collection and processing of NDS data.

Value

Industry Requirement(s)    Configuration Management

Local Company Details      Scientific Management Associates (Australia) Pty Ltd
                           With support/input provided by Nautronix Ltd

Item Description           Integrated Logistics Support - Acquisition -
                           Configuration Management

AII review dates           In conjunction with quarterly contract progress
                           reporting and meetings

Validation                 Through the interaction by the Project Authority with
                           Nautronix and SMA personnel during the conduct of CM activities associated with the project, in particular
                           CCB and ECN/ECP activities, along with the delivery and acceptance or approval, as applicable, of the following contract deliverables:

                              o  Configuration Management Plan (CDR-ILS-402)

Status of negotiations     Nautronix and SMA will use their own staff to
with ANZ Industry          undertake this effort.

Cost or Schedule Impact    There is no cost or schedule impact in using
                           local resources to undertake this effort.

Intellectual Property      N/A
(IP) for AII Industry
Requirements

Opportunities for          With the use of local staff there is no opportunity
increasing Local content   for increasing local content beyond that proposed.

Risks The only risk associated with this effort is the ability of SMA and Nautronix personnel to undertake the effort required by this work element. The risk of this is considered low as SMA and Nautronix personnel are already experienced in the delivery of Configuration Management functions for similar in-service support functions to the ADF. Should resources external to SMA or Nautronix be required these will be available locally.

Imported Content           To ensure the highest quality software OSL will
                           undertake CM activities in accordance with their overall Quality Assurance program. No separate cost for this generic CM process has been included. All activities undertaken by OSL will be under the ultimate review and control of Nautronix as the prime contactor and project configuration manager.

                           [*]

                           [*]

Provide reasons for the    N/A
imported supplies

* material has been omitted and filed separately with the Commission

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Number 13 of 20

Serial Number              LC 16-1

SBS Element                1.4.2.1

Local Content              The provision of support of NDS equipment and
Description                associated items after system acceptance and
                           in-service.

Value                      [*]

Industry Requirement(s)    Repair and Maintenance

Local Company Details      Scientific Management Associates (Australia) Pty Ltd

Item Description           Integrated Logistics Support - In-Service - Through
                           Life Support

AII review dates           In conjunction with quarterly contract progress
                           reporting and meetings

Validation                 Through the interaction by the Project Authority and
                           NDS users with Nautronix and SMA personnel providing support services via the Help Desk and delivery and acceptance or approval, as applicable, of the following contract deliverables:

                                -   Through-Life Support Plan (CDR-ILS-404)

Status of negotiations     SMA will use their own staff to undertake this
with ANZ Industry          effort.

Cost or Schedule Impact    There is no cost or schedule impact in using local
                           resources to undertake this effort.

Intellectual Property      N/A
(IP) for AII Industry
Requirements

Opportunities for          With the use of local staff there is no opportunity
increasing Local Content   for increasing local content beyond that proposed.

Risks The only risk associated with this effort is the ability of Nautronix and SMA personnel to undertake the effort required by this work element. The risk of this is considered low as Nautronix and SMA personnel are already experienced in the delivery of in-service support functions for similar projects undertaken for the ADF as well as the support of products supplied to the Oil & Gas market. Should resources external to Nautronix or SMA be required these will be available locally.

Imported Content           [*]

Provide reasons for the    N/A
imported supplies

* material has been omitted and filed separately with the Commission

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Number 14 of 20

Serial Number              LC 17-1

SBS Element                1.4.2.4

Local Content              The effort required to monitor, review, and report
Description                Logistic Engineering activities, in particular LCC
                           and RAM, for the duration of the Contract to ensure follow-on support services requirements are met.

Value                      [*]

Industry Requirement(s)    Logistics Engineering

Local Company Details      Scientific Management Associates (Australia) Pty Ltd
                           With support/input from Nautronix Ltd

Item Description           Integrated Logistics Support - Acquisition -
                           Logistics Engineering.

AII review dates           In conjunction with quarterly contract progress
                           reporting and meetings

Validation                 Delivery of information in the quarterly contract
                           progress report pertaining to LCC, RAM and associated
                           NDS in-service KPIs.

Status of negotiations     SMA and Nautronix will use their own staff to
with ANZ Industry          undertake this effort.

Cost or Schedule Impact    There is no cost or schedule impact in using local
                           resources to undertake this effort.

Intellectual Property      N/A
(IP) for AII Industry
Requirements

Opportunities for          With the use of local staff there is no opportunity
increasing Local Content   for increasing local content beyond that proposed.

Risks The only risk associated with this effort is the ability of Nautronix and SMA personnel to undertake the effort required by this work element. The risk of this is considered low as Nautronix and SMA personnel are already experienced in the delivery of Logistics Engineering functions for similar projects undertaken for the ADF. Should resources external to Nautronix or SMA be required these will be available locally.

Imported Content           [*]

Provide reasons for the    N/A
imported supplies

* material has been omitted and filed separately with the Commission

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Number 15 of 20

Serial Number              LC 18-1

SBS Element                1.4.2.5

Local Content              The effort associated with the implantation and
Description                management of the CMP for the duration of the
                           Contract. This encompasses the management of the actual functional and/or physical characteristics of the NDS, ADF-Wide including the technical data, training data and NDS Database.

Value                      [*]

Industry Requirement(s)    Configuration Management

Local Company Details      Scientific Management Associates (Australia) Pty Ltd

                           With support/input provided by Nautronix Ltd

Item Description           Integrated Logistics Support - In-Service -
                           Configuration Management

AII review dates           In conjunction with quarterly contract progress
                           reporting and meetings

Validation                 Through the interaction by the Project Authority with
                           Nautronix and SMA personnel during the conduct of CM activities associated with the in-service support of the NDS ADF-Wide

Status of negotiations     SMA and Nautronix will use their own staff to
with ANZ Industry          undertake this effort.

Cost or Schedule Impact    There is no cost or schedule impact in using local
                           resources to undertake this effort.

Intellectual Property      N/A
(IP) for AII Industry
Requirements

Opportunities for          With the use of local staff there is no opportunity
increasing Local Content   for increasing local content beyond that proposed.

Risks The only risk associated with this effort is the ability of Nautronix and SMA personnel to undertake the effort required by this work element. The risk of this is considered low as Nautronix and SMA personnel are already experienced in the delivery of Configuration Management functions for similar in-service support functions to the ADF Should resources external to Nautronix or SMA be required these will be available locally.

Imported Content           [*]

Provide reasons for the    N/A
imported supplies

* material has been omitted and filed separately with the Commission

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Number 16 of 20

Serial Number              LC 20-1

SBS Element                1.5.1.1

Local Content              Effort associated with the administrative planning,
Description                organising, directing, coordinating, controlling, and
                           approval actions within the management of the engineering program.

Value                      [*]

Industry Requirement(s)    Engineering Support

Local Company Details      Nautronix Ltd

Item Description           Engineering - Acquisition - Engineering Management

AII review dates           In conjunction with quarterly contract progress
                           reporting and meetings

Validation                 Through the interaction by the Project Authority with
                           Nautronix personnel in relation to the technical management of the project and delivery and acceptance or approval, as applicable, of the following contract deliverables:

                             -  System Engineering Management Plan (CDR-ENG-302)

                             -  System Safety Management Plan (CDR-ENG-303)

Status of negotiations     Nautronix will use its own staff to undertake this
with ANZ Industry          effort.

Cost or Schedule Impact    There is no cost or schedule impact in using local
                           resources to undertake this effort.

Intellectual Property      N/A
(IP) for AII Industry
Requirements

Opportunities for          With the use of local staff there is no opportunity
increasing Local Content   for increasing local content beyond that proposed.

Risks The only risk associated with this effort is the ability of Nautronix personnel to undertake the effort required by this work element. The risk of this is considered low as Nautronix personnel are already experienced in the delivery of engineering management effort as a result of similar projects undertaken for the ADF as well as the development of product and systems for the Oil & Gas market. Should resources external to Nautronix be required these will be available locally.

Imported Content           [*]

Provide reasons for the    N/A
imported supplies

* material has been omitted and filed separately with the Commission

265-106-000 - Revision 4.0      Commercial-in-Confidence                 Page 39

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
SEA 1430 Phase 2A Australian Industry Involvement Plan          [NAUTRONIX LOGO]

           AUSTRALIAN INDUSTRY INVOLVEMENT ACTIVITY DESCRIPTION SHEET

Number 17 of 20

Serial Number              LC 21-1

SBS Element                1.5.1.2.1; 1.5.1.2.2; 1.5.1.2.3; 1.5.1.2.4

Local Content              The administrative planning, organising, directing,
Description                coordinating, controlling and approval actions
                           associated within the management of the software development program. Non-recurring costs associated with the development of software to meet the requirements of Sections 2, 3 & 4 of the FPS.

Value                      [*]

Industry Requirement(s)    Software Development

Local Company Details      Nautronix Ltd

                           With support from Offshore Systems Limited

Item Description           Engineering - Acquisition - Software Management,
                           Section 2 Development, Section 3 Development and
                           Section 4 Development

AII review dates           In conjunction with quarterly contract progress
                           reporting and meetings

Validation                 Through the interaction by the Project Authority with
                           Nautronix personnel in relation to the software management and delivery and acceptance or approval, as applicable, of the following contract deliverable:
                            -  Software Measurement Plan (CDR-ENG-304)
                            -  Software Development Plan (CDR-ENG-305)
                           Upon the successful set-to-work of the NDS in RAN platforms by Nautronix personnel.

Status of negotiations     Nautronix will use its own staff to undertake the
with ANZ Industry          development of RAN specific sensor interface designs.
                           Nautronix will use its own staff to participate in system safety analysis and software validation & verification activities.

Cost or Schedule Impact    There is no cost or schedule impact in using local
                           resources to undertake this effort.


Intellectual Property (IP) NDS Software, interface protocols, installation
for AII Industry           requirements, software design parameters, system
Requirements               safety design and analysis, software validation &
                           verification procedures and results


Opportunities for          There is no significant software development
increasing Local Content   activities required for the NDS as the COTS product
                           (ECPINS) on which the NDS is based either already contains the required functions for the NDS. The activities of RAN specific sensor configuration interfaces, system safety analysis and software verification & validation are being partially undertaken by local staff and as such there is no opportunity for increasing local content beyond that proposed.

Risks The only risk associated with this effort is the ability of Nautronix personnel to undertake the effort required by this work element. The risk of this is considered low as Nautronix personnel are already experienced in the delivery of software development, integration and management efforts along with system safety analysis as a result of similar projects undertaken for the ADF as well as the development of product and systems for the Oil & Gas market. Should resources external to Nautronix be required these will be available locally.

* Material has been omitted and filed separately with the Commission

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[NAUTRONIX LOGO]     Australian Industry Involvement Activity Description Sheets

Imported Content           OSL as the system OEM will provide support to
                           Nautronix in the area of interface design engineering, systems engineering and test & evaluation activities. This support will aid in the transfer of knowledge will enable Nautronix to operate, maintain and dispose of the NDS in relation to RAN specific sensor configurations.

                           [*]

                           [*]

Provide reasons for the    OSL is the OEM for the ECPINS product around which
imported supplies          the NDS will be developed and as such will provide
                           support to ensure an efficient and effective transfer of knowledge from OSL to Nautronix.

* Material has been omitted and filed separately with the Commission

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



SEA 1430 Phase 2A Australian Industry Involvement Plan          [NAUTRONIX LOGO]

           AUSTRALIAN INDUSTRY INVOLVEMENT ACTIVITY DESCRIPTION SHEET

Number 18 of 20

Serial Number              LC 22-1

SBS Element                1.5.1.3

Local Content              Effort associated with the development of a Platform
Description                Installation Data  Package and a Shore System
                           Installation Data Package.

Value                      [*]

Industry Requirement(s)    Installation Specifications

Local Company Details      Nautronix Ltd

Item Description           Engineering - Acquisition - Installation Data
                           Packages

All review dates           In conjunction with quarterly contract progress
                           reporting and meetings

Validation                 Delivery and acceptance or approval, as applicable,
                           of the contract deliverables as follows:
                            -  Platform Installation Data Package (CDR-ENG-306)
                            -  Shore System Installation Data Package
                               (CDR-ENG-307)

Status of negotiations     Nautronix will use its own staff to undertake this
with ANZ Industry          effort.

Cost or Schedule Impact    There is no cost or schedule impact in using local
                           resources to undertake this effort.

Intellectual Property (IP) ECPINS installation designs and specifications for
for AII Industry           use as reference material in developing NDS
Requirements               installation designs and specifications.

Opportunities for          With the use of local staff there is no opportunity
increasing Local Content   increasing local content for beyond that proposed.

Risks The only risk associated with this effort is the ability of Nautronix personnel to undertake the effort required by this work element. The risk of this is considered low as Nautronix personnel are already experienced in the development of equipment installation packages as a result of similar projects undertaken for the ADF and the installation of product and systems for the offshore Oil & Gas market. Should resources external to Nautronix be required these will be available locally.

Imported Content           [*]

Provide reasons for the    N/A
imported supplies

* Material has been omitted and filed separately with the Commission

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

[NAUTRONIX LOGO]     Australian Industry Involvement Activity Description Sheets

           AUSTRALIAN INDUSTRY INVOLVEMENT ACTIVITY DESCRIPTION SHEET

Number 19 of 20

Serial Number                  LC 23-1

SBS Element                    1.5.1.4

Local Content                  Effort associated with defining, performing and
Description                    reporting project test and evaluation activities.

Value                          [*]

Industry Requirement(s)        Engineering Support

Local Company Details          Nautronix Ltd

Item Description               Engineering - Acquisition - Test & Evaluation
                               Program

AII review dates               In conjunction with quarterly contract progress
                               reporting and meetings

Validation                     Performance of the Test & Evaluation (T&E)
                               Program including the delivery and acceptance or approval, as applicable, of the contract deliverables as follows:

                                   -   Contractor T&E Management Plan
                                       (CDR-ENG-308)

Status of negotiations         Nautronix will use its own staff to undertake
with ANZ Industry              this effort.

Cost or Schedule Impact        There is no cost or schedule impact in using
                               local resources to undertake this effort.

Intellectual Property (IP)     ECPINS test & evaluation plans and procedures
for AII Industry               designs and specifications for use as reference
Requirements                   material in developing NDS test & evaluation
                               plans and procedures. IMO certification plans and procedures.

Opportunities for              With the use of local staff there is no
increasing Local Content       opportunity for increasing local content beyond
                               that proposed.

Risks The only risk associated with this effort is the ability of Nautronix personnel to undertake the effort required by this work element. The risk of this is considered low as Nautronix personnel are already experienced in the development and performance of T&E Programs as a result of similar projects undertaken for the ADF and the installation of product and systems for the offshore Oil & Gas market. Should resources external to Nautronix be required these will be available locally.

Imported Content               The imported content will comprise of
                               initial support from OSL technical staff. The involvement of OSL personnel will be reduced as soon as the transfer of knowledge has occurred.

                               [*]

                               [*]

Provide reasons for the        OSL is the OEM for the NDS software and as such
imported supplies              will be required during the initial T&E
                               activities to ensure an efficient and effective transfer of knowledge from OSL to Nautronix.

*  Material has been omitted and filed separately with the Commission

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

SEA 1430 Phase 2A Australian Industry Involvement Plan          [NAUTRONIX LOGO]

           AUSTRALIAN INDUSTRY INVOLVEMENT ACTIVITY DESCRIPTION SHEET

Number 20 of 20

Serial Number                  LC 24-1

SBS Element                    1.5.1.5

Local Content                  Effort associated with the development of a
Description                    Quality Plan to address acquisition Quality
                               Assurance and the implementation of the agreed
                               Quality Plan.

Value                          [*]

Industry Requirement(s)        Engineering Support

Local Company Details          Nautronix Ltd

                               With support/input from Scientific Management Associates (Australia) Pty Ltd

Item Description               Engineering - Acquisition - Quality Assurance

AII review dates               In conjunction with quarterly contract progress
                               reporting and meetings

Validation                     Performance of the Quality Assurance Program
                               including the conduct of QA Audits and reviews along with the delivery and acceptance or approval, as applicable, of the contract deliverables as follows:

                                   -   Quality Management Plan (CDR-ENG-301)

Status of negotiations         Nautronix and SMA will use their own staff to
with ANZ Industry              undertake this effort.

Cost or Schedule Impact        There is no cost or schedule impact in using
                               local resources to undertake this effort.

Intellectual Property (IP)     N/A
for AII Industry
Requirements

Opportunities for              With the use of local staff there is no
increasing Local Content       opportunity for increasing local content beyond
                               that proposed.

Risks The only risk associated with this effort is the ability of Nautronix and SMA personnel to undertake the effort required by this work element. The risk of this is considered low as Nautronix and SMA personnel are already experienced in the development and performance of QA Programs. Should resources external to Nautronix be required these will be available locally.

Imported Content               [*]

Provide reasons for the        N/A
imported supplies

*  Material has been omitted and filed separately with the Commission

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

[NAUTRONIX LOGO]      Strategic Industry Development Activity Description Sheets
                      (Not Used)

APPENDIX C STRATEGIC INDUSTRY DEVELOPMENT ACTIVITY DESCRIPTION SHEETS (NOT USED)

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

SEA 1430 Phase 2A Australian Industry Involvement Plan          [NAUTRONIX LOGO]

APPENDIX D OVERSEAS AND ANZ SUBCONTRACTOR OVERVIEW

                                                       AII or SIDA
                                         Location of   ADS Serial                                                 Proposed Value
 Company Name          Address              Work         Number              Activity Descriptions                 of AII task
--------------------------------------------------------------------------------------------------------------------------------
    (a)                  (b)                (c)            (d)                        (e)                              (f)
--------------------------------------------------------------------------------------------------------------------------------
Nautronix Ltd    Fremantle, Western      Fremantle     LC 4-1        Project Management - Acquisition  -
                 Australia, Australia                                Meetings, Reporting and Scheduling                [*]

                                                       LC 5-1        Project Management - Acquisition  -
                                                                     Project Risk Management                           [*]

                                                       LC 6-1        Project Management - Acquisition  -
                                                                     Australian Industry Involvement                   [*]

                                                       LC 7-1        Project Management - In-Service  -
                                                                     Meeting and Reporting                             [*]

                                                       LC 8-1        Project Meeting - In-Service - Help Desk          [*]

                                                       LC 20-1       Engineering - Acquisition - Engineering
                                                                     Management                                        [*]

                                                       LC 21-1       Engineering - Acquisition - Software
                                                                     Management, Section 2 Development,
                                                                     Section 3 Development and Section 4
                                                                     Development                                       [*]

                                                       LC 22-1       Engineering - Acquisition - Installation
                                                                     Data Packages                                     [*]

                                                       LC 23-1       Engineering - Acquisition - Test &
                                                                     Evaluation Program                                [*]

                                                       LC 24-1       Engineering - Acquisition - Quality
                                                                     Assurance                                         [*]

*  Material has been omitted and filed separately with the Commission

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

[NAUTRONIX LOGO]     All Target SummaryOverseas and ANZ Subcontractor Overview

                                                       AII or SIDA
                                         Location of   ADS Serial                                                 Proposed Value
 Company Name          Address              Work         Number              Activity Descriptions                 of AII task
--------------------------------------------------------------------------------------------------------------------------------
    (a)                  (b)                (c)            (d)                        (e)                              (f)
--------------------------------------------------------------------------------------------------------------------------------
Scientific       Sydney, New South       Sydney &      LC 9-1        Integrated Logistic Support - Acquisition
Management       Wales, Australia        Fremantle                   - ILS Management                                  [*]
Associates
(Australia) Pty                                        LC 10-1       Integrated Logistic Support - Acquisition
Ltd                                                                  - Supply Support                                  [*]

                                                       LC 11-1       Integrated Logistic Support - Acquisition
                                                                     - Training                                        [*]

                                                       LC 12-1       Integrated Logistic Support - Acquisition
                                                                     - Technical Data                                  [*]

                                                       LC 13-1       Integrated Logistic Support - Acquisition
                                                                     - Logistics Engineering                           [*]

                                                       LC 14-1       Integrated Logistic Support - Acquisition
                                                                     - S&TE Provisioning List                          [*]

                                                       LC 15-1       Integrated Logistic Support - Acquisition
                                                                     - Configuration Management                        [*]

                                                       LC 16-1       Integrated Logistic Support - In-Service
                                                                     Through life Support                              [*]

                                                       LC-17-1       Integrated Logistic Support - In-Service
                                                                     Logistics Engineering                             [*]

                                                       LC 18-1       Integrated Logistic Support - In-Service
                                                                     Configuration Management                          [*]

*  Material has been omitted and filed separately with the Commission

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

SEA 1430 Phase 2A Australian Industry Involvement Plan          [NAUTRONIX LOGO]

APPENDIX E COMMITMENT TO AUSTRALIAN INDUSTRY

Nautronix is an international group of companies. Nautronix Group is privately owned and its Australian business, Nautronix Ltd has its registered and principal business office in Fremantle, Western Australia.

Nautronix employs approximately 235 people globally, with 100 working in the Fremantle facility in Western Australia. The Fremantle facility comprises the Defence Group, the Asia/Pacific section of the Offshore Technology Group and the Group Research and Development Facility. Approximately 45% of engineering capacity is dedicated to the Defence Business. Since most of the technology developed by Nautronix is used in both the Defence Group products and the Offshore Technology Group products, the engineering staff works consistently across both groups.

The capability of the Fremantle facility includes systems engineering, software engineering, hardware engineering, and electronic systems production, assembly and testing, as well as the necessary support functions.

The Fremantle based Group Research and Development Facility undertakes all of the company's Research & Development (R&D) for its acoustic based technologies. These technologies are utilised in the development of products and systems for the offshore Oil & Gas market as well as in systems for use by the ADF and its allies globally. In undertaking R&D activities in Fremantle Nautronix works closely with local academic and scientific organisations including the University of Western Australia, Curtin University, the Defence Science & Technology Organisation and the Australian Institute of Marine Science. In working with DSTO Nautronix has entered into an Industry Alliance to look at the development of acoustic measurement systems and technologies for use with surface and subsurface vessels. The knowledge developed by Nautronix in its R&D activities has been used in the provision of systems to the Department of Defence as well as for the development of new products for offshore Oil & Gas related export markets.

Projects that have been undertaken or currently are being undertaken by Nautronix on behalf of the Department of Defence include:

  - South Australian Range Activity (SARA) - fixed shallow water acoustic measurement range for use with the COLLINS Class submarines

  - Australian Mine Hunter Coastal - acoustic tracking system for the ship's mine hunting sonar and ROV

  -   Mine Hunters In-Shore - replacement joystick control system

  -   SEA 1435 - Low Probability of Intercept Sonar CTD Program

  - PASOR - Portable Acoustic Sonobuoy Ranging System for use with the COLLINS class submarines

  -   SEA 1418 Phase 1 - Multi-Influence Measurement Range

  - SEAWASP - Underwater Surveillance System CTD Program being undertaken in conjunction with DSTO

  - Various underwater cable inspection and repair activities for RAN fixed underwater ranges that required the use of local commercial diving and boat operation companies

Nautronix itself is an Australian SME. As an active member of the Australian Industry Defence Network (AIDN) Nautronix works closely with other SMEs and prime contractors in order to increase the capabilities of and opportunities for Australia's indigenous defence industry.

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

[NAUTRONIX LOGO]                               Commitment to Australian Industry

Through its involvement in SEA 1430 Phase 2A and the transfer of knowledge from OSL, Nautronix will continue to work in fostering the development of the Australian indigenous defence industry. With the inclusion of SMA in the Nautronix team, the company has already demonstrated a desire to involve Australian SMEs in the conduct of this project.

                                 End of document

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
Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002

                              ATTACHMENT J - PART 1

                           INTELLECTUAL PROPERTY DEEDS

                   INTELLECTUAL PROPERTY CONFIDENTIALITY DEED

This Confidentiality Deed is dated the .... day of March 2004 between

THE COMMONWEALTH OF AUSTRALIA represented by the Department of Defence A.B.N 68 706 814 312 ("the Commonwealth")

and

NAUTRONIX LTD A.B.N 28 009 019 603, having its registered office at 108 Marine Terrace, Fremantle WA 6160 ("the Contractor")

and

OFFSHORE SYSTEMS LIMITED of 107 - 930 West 1st Street, North Vancouver, BC Canada V7P 3N4 ("the Confidant").

RECITALS:

A. The Commonwealth has entered into a contract C438991 and dated 4th March 2004 ("the Contract") for the supply of Navigation Display Systems to the Royal Australian Navy (RAN).

B. The Contractor and the Confidant have entered into an agreement for the supply of ECPINS software, Navigation Display Systems hardware, associated documentation and services in Subcontract Number 265-004-002 ("the Agreement").

C. In performance of the Agreement, the Confidant may become aware of information belonging to the Commonwealth, the Contractor or a third party. The Confidant agrees to keep the information confidential pursuant to the following terms and conditions.

D. Improper use or disclosure of Commercial-in-Confidence Information would degrade or otherwise hinder the Commonwealth in the performance of its governmental / statutory functions and would cause harm to Nautronix with Intellectual Property rights comprised in the Commercial-in-Confidence Information.

E. The Commonwealth requires that the Confidant agrees that it is necessary to take all reasonable steps (including the execution of this Deed) to ensure that such Commercial-in-Confidence Information is kept confidential and that the Confidant performs those services faithfully and without any conflicting interest.

THE PARTIES AGREE AS FOLLOWS:

1.       DEFINITIONS

1.1 In the interpretation of this Deed, unless the contrary intention appears:

         "Commercial-in-Confidence Information" means information including, without limitation, trade secrets, know-how and any information comprised in or relating to any Intellectual Property (whether or not owned by the Commonwealth) that:

         a.       is by its nature confidential; or


         b.       the Confidant knows or ought to know is confidential,

         but does not include information which:

Subcontract Attachment J V1.0                                              J - 1


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

Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002

                              ATTACHMENT J - PART 1

         c. is or becomes public knowledge other than by breach of this Deed;

         d. is in the possession of the receiving party without restriction in relation to disclosure before the date of receipt from the disclosing party; or

         e. has been independently developed or acquired by the receiving party.

         "Documents" includes:

         a. any paper or other materials on which there are writing, marks, figures, symbols or perforations having meaning for persons qualified to interpret them; and

         b. any article or material from which sounds, images or writings are capable of being reproduced with or without the aid of any other article or device.

         "Intellectual Property" or "IP" means all copyright (including moral rights) and all rights in relation to inventions (including patent rights), registered and unregistered trademarks (including service marks), registered and unregistered designs, confidential information (including trade secrets and know how), and circuit layouts, and any other rights resulting from intellectual activity in the industrial, scientific, literary and artistic fields recognised in domestic law anywhere in the world.

         "Permitted Purposes" means pursuant to the supply of materiel and services associated with Navigation Display Systems under contract C438991.

         "Working Day" in relation to the doing of an action in a place means any day other than a Saturday, Sunday or public holiday in that place.

2.       INTERPRETATION

2.1      In this Deed, unless the contrary intention appears:

         a. headings are for the purpose of convenient reference only and do not form part of the Deed;

         b.       the singular includes the plural and vice versa;

         c.       a reference to one gender includes the other;

         d. a reference to a person includes a body politic, body corporate or a partnership; and

         e. a reference to a clause includes a reference to a subclause of that clause.


3.       CONFIDENTIALITY UNDERTAKINGS

3.1      The Confidant:

         a. acknowledges and agrees that improper use, or disclosure of any Commercial-in-Confidence Information provided to the Confidant pursuant to or in connection with the Agreement would be detrimental to the Commonwealth in the performance of its functions and would cause harm to the Contractor or any third parties with an interest in the Commercial-in-Confidence Information.

         b. shall take all reasonable steps to ensure that such Commercial-in-Confidence Information is kept confidential in accordance with this Deed:

         c. shall only use the Commercial-in-Confidence Information for the Permitted Purposes; and


Subcontract Attachment J V1.0                                              J - 2


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

Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002

                              ATTACHMENT J - PART 1

         d. shall not without the prior written consent of the Commonwealth, disclose or permit any person to disclose any of the Commercial-in-Confidence Information to any person other than to any of its officers, employees, agents, advisers or independent contractors who:

                  (i) have a need to know the Commercial-in-Confidence Information in order for the Confidant to carry out the Permitted Purposes; and

                  (ii) where required by the Commonwealth, have executed a similar undertaking to this Deed in favour of the Commonwealth,

                  and the Commonwealth may grant or withhold its consent in its absolute and unfettered discretion.

4.       CONFIDANT'S REPRESENTATIVES

4.1 The Confidant shall ensure that its officers, employees, agents, advisers and independent contractors (whether or not still employed or engaged in that capacity) do not do or omit to do anything which, if done or omitted to be done by the Confidant, would be a breach of the Confidant's obligations under this Deed.

4.2 The Confidant shall give the Commonwealth all assistance it reasonably requires to take any action or bring any proceedings for breach of the undertaking contained in clause 3.1.

5.       RETURN OF COMMERCIAL-IN-CONFIDENCE INFORMATION

5.1 The Confidant agrees to deliver to the Commonwealth or the Contractor, as required by the Commonwealth, all Documents in its possession, power or control which contain or relate to any Commercial-in-Confidence Information on the earlier of:

         a.       demand by the Commonwealth, and

         b. the time the documents and other material are no longer required for the Permitted Purposes.

5.2 If the Commonwealth makes a demand under clause 5, and the Confidant has placed or is aware that Documents containing the Commercial-in-Confidence Information are beyond its possession or control, then the Confidant must provide full particulars of the whereabouts of the Documents containing the Commercial-in-Confidence Information, and the identity of the person in whose custody or control they lie.

5.3 The Confidant, where directed by the Commonwealth in writing, agrees to destroy any Document in its possession, power or control which contain or relate to any Commercial-in-Confidence Information.

5.4 Return of the Documents referred to in this clause does not release the Confidant from its obligations under this Deed.

6.       SURVIVAL

6.1 This Deed shall survive the termination or expiry of the Contract and the Agreement.

7.       CONFLICT OF INTEREST

7.1 The Confidant warrants that before entering into this Deed it has disclosed to the Commonwealth all the past, current and anticipated interests of the Confidant which may conflict with or restrict the Confidant performing the obligations under this Deed for the Commonwealth fairly and independently.

Subcontract Attachment J V1.0                                              J - 3

Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002

                              ATTACHMENT J - PART 1

7.2 The Confidant shall not during the course of this Deed engage in any activity or obtain any interest likely to conflict with or restrict the Confidant in providing the obligations under this Deed to the Commonwealth fairly and independently.

8.       INDEMNITY

8.1 The Confidant indemnifies the Commonwealth, its officers, employees and agents against all liability or loss (including loss of profits) arising directly or indirectly from, and any costs, charges and expenses incurred in connection with:

         a.       any breach by the Confidant of this Deed; or

         b. any act or omission by any of the Confidant's officers, employees, agents, advisers or independent contractors which, if done or omitted to be done by the Confidant, would be a breach of the Confidant's obligations under this Deed.

9.       INJUNCTIVE RELIEF

9.1 The Confidant acknowledges that damages may not be a sufficient remedy for the Commonwealth for any breach of this Deed and that the Commonwealth is entitled to injunctive relief (as appropriate) as a remedy for any breach or suspected or threatened breach by the Confidant, in addition to any other remedies available at law or in equity.

10.      NO EXCLUSION OF LAW OR EQUITY

10.1 This Deed shall not be construed to exclude the operation of any principle of law or equity intended to protect and preserve the confidentiality of the Commercial-in-Confidence Information.

11.      WAIVER

11.1 Failure by either party to enforce a provision of the Deed shall not be construed as in any way affecting the enforceability of that provision or the Deed as a whole.

12.      REMEDIES CUMULATIVE

12.1 The rights and remedies provided under this Deed are cumulative and not exclusive of any rights or remedies provided by law or any other such right or remedy.

13.      OTHER INSTRUMENTS

13.1 Subject to the other covenants of this Deed, the rights and obligations of the parties pursuant to this Deed are in addition to and not in derogation of any other right or obligation between the parties under any other deed or agreement to which they are parties.

14.      VARIATIONS AND AMENDMENTS

14.1 No term or provision of this Deed shall be amended or varied unless such amendment or variation is reduced to writing and signed by the parties hereto in the same manner as this instrument.

15.      APPLICABLE LAW

15.1 The laws of the Australian Capital Territory shall apply to the Deed. The courts of that Territory shall have non-exclusive jurisdiction to decide any matter arising out of the Deed.

16.      NOTICES

16.1 Any notice or other communication required to be given under this Deed shall be deemed to have been duly served on the Commonwealth and on the Contractor if it is served in

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         accordance with the notice provisions of the Contract, and if served on the Confidant as if the Confidant were a party to the Contract with an address for service at 107 - 930 West 1st Street, North Vancouver, BC Canada V7P 3N4.


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Executed as a Deed

NAUTRONIX LTD

/s/ Patrick Hall
------------------------------
By Mr Patrick Hall
Chief Executive Officer
Date 18 March 2004

In the presence of

/s/ Roger Leather
------------------------------
Mr Roger Leather
Sales and Marketing Director
Date 18 March 2004

OFFSHORE SYSTEMS LIMITED, incorporated under the laws of British Columbia, Canada, by its authorized officer in the presence of:

/s/ Keith Johannson
------------------------------
By Mr Keith Johannson
Date 18 March 2004

In the presence of

/s/ E. A. Smith
------------------------------
By E. A. Smith
Position QA Manager
Date 18 March 2004

THE COMMONWEALTH OF AUSTRALIA, as represented and acting through the Department of Defence, A.B.N. 68 706 814 312, by its authorised officer


------------------------------
Signature of Authorised Officer

In the presence of


------------------------------
Signature of Witness


------------------------------
Name in Witness in Full


Subcontract Attachment J V1.0                                              J - 6



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                                    NOT USED


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                         APPROVED SUBCONTRACTOR IP DEED

This DEED is made the ..... day of March 2004

BETWEEN

OFFSHORE SYSTEMS LIMITED of 107 - 930 West 1st Street, North Vancouver, BC Canada V7P 3N4 ("the Approved Subcontractor")

AND

NAUTRONIX LTD A.B.N 28 009 019 603, having its registered office at 108 Marine Terrace, Fremantle WA 6160 ("the Contractor")

AND

THE COMMONWEALTH OF AUSTRALIA represented by the Department of Defence A.B.N. 68 706 814 312 ("the Commonwealth").

RECITALS

A. The Commonwealth has entered into a Contract C438991 dated 4 March 2004 ("the Contract") with the Contractor for the supply of Navigation Display Systems to the Royal Australian Navy (RAN).

B. The Contractor has entered into a Subcontract 265-004-002 dated 18th March 2004 ("the Approved Subcontract") with the Approved Subcontractor for the supply of ECPINS software, Navigation Display Systems hardware, associated documentation and services.

C. The parties intend Foreground IP and Background IP to be licensed to the Commonwealth subject to the terms of this Deed.

AGREED TERMS

1.       INTERPRETATION

1.1      DEFINITIONS

1.1.1 In the interpretation of this Deed, unless the contrary intention appears:

         "Background IP" means IP that:

         a. is in existence at the Effective Date or is subsequently brought into existence other than as a result of the performance of the Approved Subcontract; and

         b. is embodied in, or attaches to, the Supplies or is otherwise necessarily related to the functioning or operation of the Supplies.

         "Commercial-in-Confidence Information" means information including, without limitation, trade secrets, know-how and any information comprised in Technical Information that:

         a.       by its nature is confidential; or

         b.       the receiving party knows or ought to know is confidential,

         but does not include information which:

         c. is or becomes public knowledge other than by breach of this Deed;

         d. is in possession of a party without restriction in relation to disclosure before the date of receipt; or


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         e.       has been independently developed or acquired by the receiving party.

         "Contract Period" means the period referred to in clause 1.3 of the Contract.

         "Defence Purpose" means any purpose within the power of the Commonwealth with respect to the defence of the Commonwealth.

         "Effective Date" means the date on which this Deed is signed by the parties, or if signed on separate days, the date of the last signature.

         "Escrow Agent" means the person identified as such under the Escrow Agreement.

         "Escrow Agreement" means the escrow agreement between the Escrow Agent, the Contractor and the Commonwealth dated [...INSERT DATE...] as amended from time to time.

         "Escrow Materials" means the Technical Information including where relevant, Source Code and Software Design Data which is:

         brought by the Approved Subcontractor to the Approved Subcontract or created by the Approved Subcontractor under the Approved Subcontract; and

         identified as Escrow Materials under the Escrow Agreement.

         "Foreground IP" means IP which is created under or otherwise in connection with the Approved Subcontract.

         "Intellectual Property" or "IP" includes all copyright (including moral rights) and all rights in relation to inventions (including patent rights), registered and unregistered trademarks (including service marks), registered and unregistered designs, confidential information (including trade secrets and know how), and circuit layouts, and any other rights resulting from intellectual activity in the industrial, scientific, literary and artistic fields recognised in domestic law anywhere in the world.

         "Project Authority" means the person holding or performing the office of NDS Project Director or any other person appointed pursuant to this Deed as the Project Authority.

         "Software Design Data" means data which describes the internal design and operation of a computer program and its interface with the hardware in which it operates including explanations of particular codes, standard headers or distinct procedures (with reference to inputs, outputs and processing).

         "Software Update" means, in relation to Technical Information, any:

         a. new release of or change to that software (which is designed to overcome errors or malfunctions in, or designed to improve the operation of, the software); or

         b. new version of that software (which is designed to enhance or provide extra functionality to that software);

         and includes a reference to any Source Code or Software Design Data for that software.

         "Source Code" means the expression of software in human readable language which is necessary for the understanding, maintaining, modifying, correction and enhancing of that software.

         "Supplies" means goods and services including Intellectual Property and Technical Information required to be supplied under the Approved Subcontract and includes items acquired in order to be incorporated in the Supplies.


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         "Technical Information" or "TI" means all technical know how and information (whether in recorded or unrecorded form) produced or acquired by the Approved Subcontractor in relation to the Supplies and includes without limitation all data, manuals, handbooks, designs, standards, specifications, reports, writings, models, sketches, plans, drawings, calculations, software, Source Code, Software Design Data, and other items describing or providing information relating to the Supplies or their operations.

         "Working Day" in relation to the doing of an action in a place means any day other than a Saturday, Sunday or public holiday in that place.

1.2      INTERPRETATION

1.2.1    In this Deed, unless the contrary intention appears:

         a. headings are for the purpose of convenient reference only and do not form part of the Deed;

         b.       the singular includes the plural and vice versa;

         c.       a reference to one gender includes the other;

         d. a reference to a person includes a body politic, body corporate or a partnership;

         e. where the last day of any period prescribed for the doing of an action falls on a day which is not a Working Day, the action shall be done no later than the next Working Day;

         f. a reference to an Act is a reference to an Act of the Commonwealth, State or Territory of Australia, as amended from time to time, and includes a reference to any subordinate legislation made under the Act;

         g. a reference to a clause includes a reference to a subclause of that clause;

         h. a reference to a "dollar" or "$" means the Australian dollar unless otherwise stated;

         i. a reference to a specification, publication, policy or other document is a reference to that specification, publication, policy or document, in effect on the Effective Date, or alternatively, a reference to a revised version of the document if agreed in writing between the parties;

         j.       the word "includes" in any form is not a word of limitation;
                  and

         k. a reference to a party includes that party's administrators, successors, and permitted assigns, including any person to whom that party novates any part of the Deed.

1.2.2    The clauses of the Contract referred to in this Deed are contained at
         Schedule 1 of this Deed.

1.3      PRECEDENCE

1.3.1 The terms of this Deed prevail over the provisions of any Schedule to this Deed to the extent of any inconsistency.

1.4      SURVIVAL

1.4.1 The rights and obligations created under or in connection with this Deed survive the termination or expiry of the Contract or the Approved Subcontract.

2.       FOREGROUND IP AND BACKGROUND IP

2.1      IP REQUIREMENTS

2.1.1    In relation to IP:

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         a.       "Operate" means to operate, use, work, or run the Supplies or part of the Supplies, including to train personnel to Operate the Supplies, and in the case of software and other copyright material, includes the right to reproduce in a material form;

         b. "Maintain" means to maintain or otherwise keep the Supplies or part of the Supplies in an efficient working order and in a condition in which the performance and functionality of the Supplies or part of the Supplies is retained, including to repair, refurbish, integrate or otherwise correct any defect in the Supplies or any part of the Supplies, including to train personnel to Operate the Supplies, and in the case of software, includes undertaking corrective maintenance;

         c. "Modify" means to modify, alter, including by extending, extrapolating, adapting, improving or redesigning, the form, quality, configuration, performance or functionality of the Supplies or part of the Supplies, and in the case of software, includes undertaking perfective, preventative and/or adaptive maintenance. The right to Modify includes the right to Maintain;

         d. "Develop" means to develop, generate or evolve similar items in form, fit and functionality to the Supplies or part of the Supplies (including through research and design) and includes the right to use these items to:

                  (i) explore the creation of other capabilities and other potential uses of those Supplies; and

                  (ii) develop any prototype, model or capability technology demonstrator based on the Supplies or part of the Supplies.

                  The right to Develop includes the right to Modify;

         e. "Manufacture" means to manufacture, create, craft, construct or otherwise produce similar items in form, fit and functionality to the Supplies or part of the Supplies. The right to Manufacture includes the right to Develop; and

         f. "Dispose" means to dispose or carry out the final discarding or transfer of the Supplies or part of the Supplies.

2.2      OWNERSHIP

2.2.1 Nothing in this Deed shall affect the ownership of Foreground IP and Background IP.

2.3      MORAL RIGHTS

2.3.1 The Approved Subcontractor warrants that it has obtained, or will obtain from each author of all copyright works in any IP that is created under the Approved Subcontract and is to be vested in or licensed to the Commonwealth in accordance with the Contract ("the Contract Material") an enforceable, irrevocable and unconditional written:

         a.       waiver of that author's Moral Rights in the Contract Material:
                  and

         b. consents to any conduct that would otherwise infringe that author's Moral Rights in the Contract Material,

         for the benefit of the Contractor, the Commonwealth, its licensees, successors in title and anyone authorised by any of them to do acts permitted under the terms of the Contract.

2.3.2 In this clause "Moral Rights" means rights of integrity of authorship, rights of attribution of authorship, rights not to have authorship falsely attributed, and rights of a similar nature conferred by statute that exist, or may come to exist, in the Contract Material.

2.4      IP LICENCES

2.4.1 The Approved Subcontractor grants to the Commonwealth a royalty-free, irrevocable, world-wide, perpetual, non-exclusive licence in respect of all Approved Subcontractor owned Foreground IP and Background IP:

         a.       to Operate, Maintain and Dispose of the Supplies;

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                              ATTACHMENT J - PART 3

         b. to undertake (including the right to sub-license the undertaking of) any design or installation activities relating to the installation of the NDS Units, including into RAN vessels and Defence shore establishments;

         c. to rectify (including the right to sub-license the rectification of) any defect or omission in the Supplies in accordance with any of clauses 6.4, 6.5, 9.3, 9.5 or 9.9 of the Contract and to Modify the Supplies to the extent necessary for that rectification; and

         d. to supply (including the right to sub-license the supply of) the Supplies in accordance with clause 9.9 of the Contract and to Manufacture the Supplies to the extent necessary for that supply.

2.4.2 Without limiting the Commonwealth's rights under this Deed or otherwise at law or in equity:

         a. if the Commonwealth terminates the Contract other than in accordance with clause 12.3 of the Contract, the Approved Subcontractor grants to the Commonwealth a royalty-free, irrevocable, world-wide, perpetual, non-exclusive licence in respect of all Approved Subcontractor owned Foreground IP and Background IP, including a right to sub-license, to Operate, Maintain, Modify, Develop, Manufacture and Dispose of the Supplies for Defence Purposes; and

         b. if the Commonwealth does not exercise an option to extend the Contract Period, the Approved Subcontractor grants the Commonwealth the right to purchase the licence rights referred to in paragraph a. The Commonwealth may exercise the right to purchase by providing written notice to the Approved Subcontractor in accordance with clause 2.6. The price and payment terms for the purchase of the licence rights shall be in accordance with clause 2.6.

2.5      RELEASE TO THIRD PARTIES

2.5.2 Where the Commonwealth makes available to another person any Foreground IP or Background IP owned by the Approved Subcontractor, the Commonwealth shall obtain from that person a deed in the form of the IP Confidentiality Deed set out at Part 1 of Attachment J of the Contract.

2.6      ADDITIONAL IP

2.6.1 The Approved Subcontractor acknowledges that in performing its obligations under this clause the Commonwealth relies on the Approved Subcontractor's good faith and expertise.

2.6.2 If the Commonwealth requires any IP or TI (or both) additional to that to which the Commonwealth is entitled in accordance with this Deed (for the purposes of this clause "Additional IP"), the Project Authority or the Contractor, for the benefit of the Commonwealth, may request that Additional IP in writing from the Approved Subcontractor.

2.6.3 Within 30 days, or as otherwise agreed by the Project Authority, of receiving a written request from the Project Authority or the Contractor under clause 2.6.2, the Approved Subcontractor shall, to the extent the Additional IP is owned by the Approved Subcontractor, offer to license the Commonwealth on terms no less favourable than the terms of the Approved Subcontract or the best available commercial terms, whichever is more favourable to the Commonwealth.

2.6.4 Without limiting the Commonwealth's rights under this Deed, or otherwise at law or in equity, in order to verify that an offer submitted under clause 2.6.3 meets the requirements of clause 2.6.3, the Approved Subcontractor shall permit the Project Authority or any person authorised by the Project Authority access to its premises, and access to any of its records or accounts.

2.7      ESCROW

2.7.1    The Approved Subcontractor shall:

         a.       deliver to the Contractor:

                  (i)      one copy of the Escrow Materials by [...INSERT
                           DATE...];


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                  (ii)     [...INSERT NUMBER...] consolidated up-dates to the
                           Escrow Materials provided under clause 2.7.1.a.i on [...INSERT DATES OR EVENTS...]; and

         b. for the duration of the Approved Subcontract, at no additional cost to the Commonwealth, maintain and provide updated Escrow Materials to the Contractor to reflect Software Updates, including Source Code and Software Design Data and any amendment or addition to Technical Information:

                  (i)      within 30 days of the Escrow Materials creation; or

                  (ii) upon request by the Contractor or the Commonwealth if the Escrow Materials are lost, stolen, destroyed or damaged while in the Escrow Agent's care, custody or control.

3        INTELLECTUAL PROPERTY INDEMNITY

3.1      INDEMNITY

3.1.1 The Approved Subcontractor shall indemnify the Commonwealth its officers, employees, agents, licensees and sub-licensees against any liability, loss, damage, cost (including the cost of any settlement and legal costs and expenses on a solicitor and own client basis), compensation or expense sustained or incurred by the Commonwealth which arises out of any action, claim, dispute, suit or proceeding brought by any third party in respect of any:

         a. infringement or alleged infringement of that third party's IP where the infringement or alleged infringement arises out of any activity permitted under any licence or assignment referred to in this Deed; or

         b. breach or alleged breach of any duty of confidentiality owed to that third party, where the breach is caused by any act or omission on the part of the Approved Subcontractor or any of its subcontractors, officers, employees or agents (whether or not such act or omission constitutes a breach of this Deed).

3.1.2 For the purposes of this clause 3.1, "infringement" includes unauthorised acts which would, but for the operation of section 163 of the Patents Act 1990, section 40A of the Designs Act 1906, section 183 of the Copyright Act 1968, and section 25 of the Circuits Layout Act 1989, constitute an infringement.

3.2      MANAGEMENT OF LITIGATION

3.2.1 The Commonwealth shall notify the Approved Subcontractor in writing as soon as practicable of any action, claim, dispute, suit or proceeding ("Proceedings") threatened or brought, against the Commonwealth arising from an infringement or alleged infringement referred to in clause 3.1.

3.2.2 The Commonwealth shall, on leave being granted, withdraw from the Proceedings and the Approved Subcontractor shall, in its own name and at its own expense, conduct the Proceedings.

3.2.3 For Proceedings where the Commonwealth is not granted leave to withdraw, if the Approved Subcontractor admits its obligations under the indemnity in clause 3.1 and upon request lodges security in a reasonable amount with the Commonwealth, the Commonwealth shall:

         a. continue to keep the Approved Subcontractor informed of all developments; and

         b. defend, arbitrate, appeal, settle or otherwise conduct the Proceedings as the Approved Subcontractor may from time to time reasonably direct subject to the Legal Services Directions in force from time to time issued in accordance with the Judiciary Act 1903.

3.2.4 If a final judgment or award is made against the Commonwealth in the Proceedings, or if a settlement is agreed with the plaintiff in a situation covered by the indemnity under clause 3.1, but without limiting the Approved Subcontractor's obligations under that indemnity, the Approved Subcontractor shall pay to the Commonwealth by bank cheque a sum equivalent to

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         the sum that the Commonwealth is required to pay under that judgment, award or settlement at least seven days before the date on which the Commonwealth is required to pay.

3.2.5 The Commonwealth shall obtain the Approved Subcontractor's prior written consent to a settlement referred to in clause 3.2.4, and such consent shall not be unreasonably withheld.

4        PROVISION OF TECHNICAL INFORMATION

4.1      TI TO COMMONWEALTH

4.1.1 The Approved Subcontractor shall deliver the TI to the Contractor, or directly to the Commonwealth where agreed by the parties, with the Supplies or part of the Supplies to which the TI relates.

4.1.2 The Contractor shall notify the Approved Subcontractor of the delivery date to the Commonwealth of the Supplies or the part of the Supplies to which the TI required under clause 4.1.1 relates at least 45 days prior to the delivery date. Where the delivery date changes, the Contractor shall promptly notify the Approved Subcontractor of the revised delivery date.

4.1.3 Without limiting the Commonwealth's rights under this Deed, or otherwise at law or in equity, if the Commonwealth terminates the Contract other than in accordance with clause 12.3 of the Contract:

         a. the Approved Subcontractor shall provide to the Commonwealth all TI required to complete the Supplies within 30 days of receipt of written notice of the termination; and

         b. the Commonwealth will be immediately entitled to take possession of the Escrow Materials.

4.1.4 Without limiting the Commonwealth's rights under this Deed, or otherwise at law or in equity, if the Commonwealth does not exercise an option to extend the Contract Period, the Approved Subcontractor grants the Commonwealth the right to purchase the Escrow Materials, and all other TI necessary to complete the Supplies. The Commonwealth may exercise the right to purchase by providing written notice to the Approved Subcontractor in accordance with clause 2.6. The price and payment terms for the purchase of the Escrow Materials and other TI shall be in accordance with clause 2.6.

4.1.5 Where the Commonwealth elects to rectify (including use of the right to sub-license the rectification of) defects or omissions in the Supplies in accordance with any of clauses 6.4, 6.5, 9.3, 9.5 or 9.9 of the Contract, the Approved Subcontractor shall provide to the Commonwealth the TI required to rectify the defects or omissions in the Supplies within 2 Working Days of receipt of a written request from the Project Authority or the Contractor, for the benefit of the Commonwealth. To avoid doubt, this includes granting the Commonwealth access to the Escrow Materials to the extent necessary to rectify the defects or omissions in the Supplies.

4.1.6 Where the Commonwealth elects to supply (including use of the right to sub-license the supply of) the Supplies in accordance with clause 9.9 of the Contract, the Approved Subcontractor shall provide to the Commonwealth the TI required to supply the Supplies within 2 Working Days of receipt of a written request from the Project Authority or the Contractor, for the benefit of the Commonwealth. To avoid doubt, this includes granting the Commonwealth access to the Escrow Materials to the extent necessary to supply the Supplies.

4.2      COMMONWEALTH USE OF TI

4.2.1 In respect of any TI provided to the Commonwealth in accordance with this Deed, including any TI that is released to the Commonwealth by the Escrow Agent, if the IP to which that TI relates is licensed, or required to be licensed, to the Commonwealth in accordance with clause
         2.4 - the Commonwealth is entitled to use the TI for the same purposes as permitted by that licence.

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4.3      FORM OF TI

4.3.1 The Approved Subcontractor shall provide all TI referred to in clause 4, in electronic format, or where requested by the Project Authority, in printed form.

4.3.2    The Approved Subcontractor shall mark all TI as follows:

         "This document has been produced for the Commonwealth of Australia by [...INSERT COPYRIGHT OWNERS NAME AND ADDRESS...] for Defence Project SEA 1430 under the terms and conditions of Contract CXXXXXX. This document may be used and reproduced for the purposes of operating, maintaining and disposing of Supplies under that Contract and may be used for other purposes. Persons having any questions regarding Contract CXXXXXXX should contact [...INSERT PROJECT AUTHORITY'S CONTACT DETAILS...]."

4.3.3 The Approved Subcontractor acknowledges the truth and accuracy of the legend specified in clause 4.3.2.

4.3.4 The Approved Subcontractor may mark TI with a Commercial-in-Confidence legend if the information meets the Commercial-in-Confidence Information criteria of the Approved Subcontract. Existing documents to be delivered as TI may retain existing legends provided:

         c.       the documents are also marked with the legend in clause 4.3.2;
                  and

         a. the existing legends are consistent with the legend to be used under clause 4.3.2.

4.3.5 Without limiting the Commonwealth's rights under this Deed, or otherwise at law or in equity, the Commonwealth may reject and not pay for TI which is not marked in accordance with this clause 4.3.

4.4      TI WARRANTY

4.4.1 The Approved Subcontractor warrants that the TI provided to the Commonwealth in accordance with clause 4 will enable a person reasonably skilled in performing the applicable acts referred to in clause 2.1 to perform those acts efficiently and effectively.

4.5      SOFTWARE DESIGN DATA

4.5.1 Without limiting the effect of clause 4.4.1, any Software Design Data to be provided as TI in accordance with this Deed shall be in sufficient detail to:

         a. provide a clear understanding of the design and operation of internal interfacing and external interfacing software systems;

         b. provide a complete and accurate technical description of the design and operation of the software system to permit investigation and isolation of software failures and defects in service; and

         c. provide material and information to enable software maintenance, modifications and design enhancements to be implemented and fully tested.

5.       LAW

5.4      GOODS AND SERVICES TAX

5.4.1 In this clause, "GST" means a Commonwealth goods and services tax imposed by the A New Tax System (Goods and Services Tax) Act 1999 and the expressions "adjustment event" and "tax invoice" have the meaning as in that Act.

5.4.2 Where a party to this Deed (the "Supplier") makes a taxable supply under or in connection with this Deed or in connection with any matter or thing occurring under this Deed to another party to this Deed (the "Recipient") and the consideration otherwise payable for the taxable supply does not include GST, the Supplier will be entitled, in addition to any other consideration recoverable in respect of the taxable supply, to recover from the Recipient the amount of any GST on the taxable supply.

5.4.3 If the amount paid by the Recipient to the Supplier in respect of GST differs from the GST on the taxable supply (taking into account any adjustment events that occur in relation to the

Subcontract Attachment J V1.0                                              J - 8

Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002

                              ATTACHMENT J - PART 3

         taxable supply), an adjustment shall be made. If the amount paid by the Recipient exceeds the GST on the taxable supply, the Supplier shall refund the excess to the Recipient. If the amount paid by the Recipient is less than the GST on the taxable supply, the Recipient shall pay the deficiency to the Supplier.

5.4.4 A party will not be obliged to pay any amount in respect of GST to the other party unless a valid tax invoice has been issued in respect of that GST.

5.5      NO EXCLUSION OF LAW OR EQUITY

5.5.1 Subject to its terms, this Deed shall not be construed to exclude the operation of any principle of law or equity intended to protect and preserve the confidentiality of the Commercial-in-Confidence Information.

5.6      WAIVER

5.6.1 Failure by either party to enforce a provision of this Deed shall not be construed as in any way affecting the enforceability of that provision or the Deed as a whole.

5.7      REMEDIES

5.7.1 The rights and remedies provided under this Deed are cumulative and not exclusive of any rights or remedies provided by law or any other such right or remedy.

5.7.2 Subject to the terms of this Deed, the rights and obligations of the parties under this Deed are in addition to and not in derogation of any other right or obligation between the parties under any other deed or agreement to which they are parties.

5.8      VARIATION

5.8.1    This Deed may only be varied by written agreement of the parties.

5.9      APPLICABLE LAW

5.9.1 The laws of the Australian Capital Territory apply to this Deed, and the courts of that Territory have non-exclusive jurisdiction to decide any matter relating to this Deed.

5.10     NOTICES

5.10.1 Any notice or other communication required to be given under this Deed shall be deemed to have been duly served on the Commonwealth and on the Contractor if it is served in accordance with the notice provisions of the Contract, and if served on the Approved Subcontractor as if the Approved Subcontractor were a party to the Contract with an address for service at 107 - 930 West 1st Street, North Vancouver, BC Canada V7P 3N4.


Subcontract Attachment J V1.0                                              J - 9

Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002

                              ATTACHMENT J - PART 3


EXECUTED AS A DEED

NAUTRONIX LTD

/S/ Patrick Hall
----------------------------------
By Mr Patrick Hall
Chief Executive Officer
Date 18 March 2004

In the presence of

/s/ Roger Leather
----------------------------------
Mr Roger Leather
Sales and Marketing Director
Date 18 March 2004

OFFSHORE SYSTEMS LIMITED, incorporated under the laws of British Columbia, Canada, by its authorized officer in the presence of:

/s/ Keith Johannson
----------------------------------
By Mr Keith Johannson
Date 18 March 2004

In the presence of

/s/ E.A. Smith
----------------------------------
By E.A. Smith
Position QA Manager
Date 18 March 2004

THE COMMONWEALTH OF AUSTRALIA, as represented
And acting through the Department of Defence, A.B.N. 68 706 814 312, by its authorised officer


----------------------------------
Signature of Authorised Officer

In the presence of

----------------------------------
Signature of Witness


----------------------------------
Name in Witness in Full


Subcontract Attachment J V1.0                                             J - 10

Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002

                              ATTACHMENT J - PART 3



                                                                      SCHEDULE 1

                                CONTRACT CLAUSES

1.3      Commencement of Operation and Contract Period

1.3.1    The Contract commences on the Effective Date.

1.3.2 Subject to clause 1.3.3, the Contract Period shall be for five years from the Effective Date unless terminated in accordance with the terms of the Contract.

1.3.3 The Commonwealth shall have the option to extend the Contract Period, on the same terms and conditions, by additional periods of two years each to a maximum Contract Period of fifteen years. However, nothing obliges the Commonwealth to exercise any of the options granted under this clause, in any manner or at all.

1.3.4 The Commonwealth may exercise the extension options in clause 1.3.3 by providing written notice to the Contractor no later than three months prior to the expiry of the then current Contract Period.

6.4      PROGRESS CERTIFICATION
--------------------------------------------------------------------------------

6.4.1 Milestones requiring Progress Certification are nominated in Attachment C or in an Order. Where the Contractor seeks Progress Certification of a Milestone the Contractor shall complete and present a signed Progress Certificate certifying that the Milestone has been achieved in accordance with the Contract.

6.4.2 The Project Authority shall, within 14 days of the presentation of the Progress Certificate in accordance with clause 6.4.1 advise the Contractor that:

         a. the Contractor has achieved the Milestone, in which case the Project Authority shall sign and issue the Progress Certificate; or

         b. the Contractor has failed to achieve the Milestone, in which case the Project Authority shall advise the Contractor in writing of the reason for the failure.

6.4.3 The issue of a Progress Certificate by the Project Authority shall not constitute Acceptance, or bind the Project Authority to any later Acceptance, of any item of the Supplies to which the Progress Certificate relates.

6.4.4 The Project Authority may issue Progress Certification despite the existence of minor omissions or defects in the Supplies. The Project Authority shall endorse such omissions or defects on the Progress Certificate or on an attachment to the Progress Certificate. The Contractor shall, within 14 days after issue of the Progress Certificate, or within such further time as the Project Authority may at its discretion allow, make good the omissions or defects to the satisfaction of the Project Authority.

6.4.5 Where the Contractor fails to make good the omissions or defects in accordance with clause 6.4.4 the Commonwealth may perform or have performed the necessary remedial work in accordance with clause 9.9.

6.4.6 Where the Project Authority notifies the Contractor under clause 6.4.2b that it has failed to achieve the Milestone the Contractor shall, within 14 days of receipt of the advice, provide full written details to the Project Authority of its proposed remedy.

6.4.7 The Project Authority shall within 14 days of receipt of the written notice referred to in clause 6.4.6 either:

         a. instruct the Contractor in writing to complete any course of action proposed by the Contractor within a specified time; or

         b. issue a notice of rejection of the Contractor's proposal and require that the Contractor submit an alternative proposal within 14 days of that notice.

6.4.8 Where an application for Progress Certification is rejected and resubmitted, processing of the resubmitted application shall be subject to the same conditions as if it were the original.


Subcontract Attachment J V1.0                                              J - 1

Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002

                              ATTACHMENT J - PART 3


6.5      ACCEPTANCE
--------------------------------------------------------------------------------

6.5.1 Milestones requiring Acceptance are nominated in Attachment C or in an Order. The Contractor shall offer conforming Supplies to the Project Authority for Acceptance at the delivery points and dates specified in Attachment A or as specified in the relevant Order.

6.5.2    The Contractor shall, when seeking Acceptance:

         a. complete and present a signed Supplies Acceptance Certificate certifying that the Supplies listed on the Supplies Acceptance Certificate conform with the requirements of the Contract, except for any non-conforming materials or work approved by the Project Authority detailed on the Supplies Acceptance Certificate or attachment; and

         b. provide any other supporting evidence required by the Project Authority, including confirmation of successful completion of any Acceptance testing required by the Contract or specified in an Order.

6.5.3 The Project Authority shall, within 21 days of the offer of Supplies for Acceptance:

         a.       Accept the Supplies by signing the Supplies Acceptance
                  Certificate; or

         b. reject the Supplies, in which case the Project Authority shall advise the Contractor in writing of the reasons for the failure and the extent of the non-conformance.

6.5.4 The Project Authority may Accept Supplies despite the existence of minor omissions or defects in the Supplies. The Project Authority shall endorse such omissions or defects on the Supplies Acceptance Certificate or on an attachment to the certificate. The Contractor shall, within 14 days after issue of the Supplies Acceptance Certificate, or within such time as the Project Authority may at its discretion allow, make good the omissions or defects to the satisfaction of the Project Authority.

6.5.5 Where the Contractor fails to make good the omissions or defects in accordance with clause 6.5.4 the Commonwealth may without limiting the Contractor's warranties and obligations under clause 9, perform or have performed the necessary remedial work in accordance with clause 9.9.

6.5.6 Where the Project Authority rejects Supplies as not conforming to the requirements of the Contract under clause 6.5.3b, the Contractor shall, within 14 days of receipt of the advice, provide full written details to the Project Authority of its proposed remedy.

6.5.7 The Project Authority shall within 14 days of receipt of the written notice referred to in clause 6.5.6 either:

         a. instruct the Contractor in writing to complete any course of action proposed by the Contractor within a specified time; or

         b. issue a notice of rejection of the Contractor's proposal and require that the Contractor submit an alternative proposal within 14 days of that notice.

6.5.8 Where an application for Acceptance is rejected and resubmitted, processing of the resubmitted application shall be subject to the same conditions as if it were the original.

6.5.9 The Project Authority may require the Contractor to retake possession of any item of Supplies within such period as the Project Authority may specify where a notice of failure to achieve Acceptance is issued under clause 6.5.3b. Repossession of Supplies shall not affect the obligation of the Contractor to provide conforming Supplies.

6.5.10 The Contractor shall bear all costs associated with replacing or correcting rejected Supplies and of complying with the directions of the Project Authority.

6.5.11 Any action of the Contractor in correcting or replacing the Supplies and in complying with the directions of the Project Authority under this clause 6.5 shall not entitle the Contractor to claim postponement of the date of delivery of the Supplies or the Milestone date, or relieve the Contractor from performing its obligations under the Contract.

Subcontract Attachment J V1.0                                              J - 2

Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002

                              ATTACHMENT J - PART 3


9.3      WARRANTY
--------------------------------------------------------------------------------

9.3.1 The Contractor warrants that the design, materials and workmanship in the Supplies conform with, and that the Supplies meet, the requirements of the Contract.

9.3.2 The Contractor shall, within such time as may be specified by the Project Authority, remedy by repair, replacement or modification, all items of Supplies that are affected by defects in the Supplies which are notified to the Contractor by the Project Authority:

         a. in the case of the ECPINS Software - within 15 years from the Effective Date;

         b. in the case of Developed Software - within 18 months from Acceptance; or

         c. in the case of any other Supplies - within 12 months from delivery or first productive use by the Commonwealth (whichever occurs later),

         (for the purposes of this clause 9.3 called the "Warranty Period").

9.3.3 The Contractor's obligations under clause 9.3.2 do not apply to the extent that the defect arises from the Commonwealth's negligent or wilful damage of the Supplies.

9.3.4 The Contractor, unless the Project Authority otherwise allows, shall meet all costs of and incidental to the performance of remedial work under this clause 9.3, including any packing, freight (not exceeding the freight cost between the Contract delivery point and the Contractor's Approved repair facility and return), disassembly and re-assembly costs.

9.3.5 The Project Authority may at its discretion require the Contractor to carry out tests as are reasonably necessary to show that Supplies remedied by the Contractor comply with the Contract. If such tests show that Supplies remedied by the Contractor do not comply with the Contract the Contractor shall rectify the defect, and the costs of the tests shall be borne by the Contractor. The Commonwealth shall bear the cost of any test where the Supplies which have been remedied fulfil the Contract requirements.

9.3.6 All remedial work performed by the Contractor under this clause 9.3 is warranted from the date the work is performed for a period equal to the remainder of the Warranty Period plus:

         a.       in respect of the ECPINS Software - an extra year; and

         b.       in respect of all other Supplies - half the Warranty Period.

9.3.7    To avoid doubt:

         a. whether the remedy to be provided by the Contractor under clause 9.3.2 is to be a repair, replacement or modification, will be determined by the Project Authority; and

         b. if the Contractor fails to rectify a defect in the Supplies within the time specified by the Project Authority under clause 9.3.2, the Commonwealth may exercise its rights under clause 9.9.

9.5      LATENT DEFECTS
--------------------------------------------------------------------------------

9.5.1 The Contractor shall, within the Contract Price, diagnose and correct all items of Supplies that are affected by any Latent Defect, provided that the Latent Defect is notified to the Contractor in writing by the Project Authority within the period of 15 years commencing on the Effective Date.

9.5.2 Without limiting the Contractor's obligations under clause 9.5.1, the Contractor shall, at its own expense:

         a. where the Latent Defect is the result of a design deficiency, redesign the Supplies (including provision of effective test procedures to demonstrate the rectification of the deficiency);

         b. correct the Supplies notified by the Project Authority under clause 9.5.1 and all similar items of Supplies by repair, modification or replacement of the Supplies or by any other means acceptable to the Project Authority; and

Subcontract Attachment J V1.0                                              J - 3

Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002

                              ATTACHMENT J - PART 3


         c. make any necessary correction, modification or replacement of any other Supplies (including Technical Information) which are affected by the Latent Defect,

         whether or not those Supplies have already been Accepted, subject to System Acceptance or delivered.

9.5.3    To avoid doubt:

         a. whether the remedy to be provided by the Contractor under this clause 5.7 is to be a repair, replacement or modification, will be determined by the Project Authority; and

         b. if the Contractor fails to rectify a Latent Defect in the Supplies within such time as may be specified by the Project Authority, the Commonwealth may exercise its rights under clause 9.9.

9.9      NONCONFORMING SUPPLIES - CONTRACTOR'S PRIMARY RESPONSIBILITY
--------------------------------------------------------------------------------

9.9.1 If any Supplies have not been supplied in accordance with the Contract, the Project Authority may at any time during the Contract Period direct:

         a.       the Contractor at the Contractor's cost to:

                  (i) supply or resupply (as the case may be) the relevant Supplies; and

                  take all such steps as are reasonably necessary to:

                           A. mitigate the effect on the Commonwealth of the failure to supply the Supplies in accordance with the Contract; and

                           B.       put the Commonwealth (as closely as
                                    possible) in the position in which it would have been if the Contractor had supplied the Supplies in accordance with the Contract; and

         b. the times within which the Contractor must perform its obligations under paragraph (a).

9.9.2 Instead of or in addition to a direction under clause 9.9.1, the Project Authority may notify the Contractor that the Commonwealth will:

         a. supply the relevant Supplies or perform the mitigating steps required in accordance with clause 9.9.1a; or

         b. have the relevant Supplies, or the mitigating steps required in accordance with clause 9.9.1a, supplied by an Other Contractor.

9.9.3 In that event, subject to clause 9.9.4 the Project Authority will value the cost of:

         a.       supply or resupply (as the case may be) of the relevant
                  Supplies; and

         b.       the mitigating steps required in accordance with clause.

         and the amount so determined will be a debt due from the Contractor to the Commonwealth.

9.9.4 In exercising its rights under clause 9.9.3, if liquidated damages are payable (or would have been payable but for the exercise of the Commonwealth's rights under clause 9.9.2) in accordance with clause 7.10, then the total amount of those liquidated damages will operate as a limit on the amount determined under clause 9.9.3.

12.3     TERMINATION FOR CONVENIENCE
--------------------------------------------------------------------------------

12.3.1 In addition to any rights it has under the Contract, the Commonwealth may terminate the Contract or reduce the scope of the Contract by notifying the Contractor in writing.

12.3.2 Where the Project Authority issues a notice under this clause 12.3.1, the Contractor shall:

         a.       stop work in accordance with the notice;

         b. comply with any directions given to the Contractor by the Commonwealth; and


Subcontract Attachment J V1.0                                              J - 4

Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002

                              ATTACHMENT J - PART 3

         c. mitigate all loss, costs (including the costs of its compliance with any directions) and expenses in connection with the termination, including those arising from affected Subcontracts.

12.3.3   The Commonwealth shall only be liable for:

         a. payments under the payment provisions of the Contract for work conducted before the effective date of termination; and

         b. any reasonable costs incurred by the Contractor that are directly attributable to the termination,

         where the Contractor substantiates these amounts to the satisfaction of the Project Authority.

12.3.4 The Contractor shall not be entitled to profit anticipated on any part of the Contract terminated.

12.3.5 The Contractor, in each Approved Subcontract, shall secure the right of termination and provisions for compensation functionally equivalent to that of the Commonwealth under this clause 12.3.


Subcontract Attachment J V1.0                                              J - 5

                              Attachment J Part 4

                          ECPINS SOFTWARE LICENCE DEED

       * material has been omitted and filed separately with the Commission

                              Attachment J Part 4


      * material has been omitted and filed separately with the Commission

Contract Attachment J V1.0

                              Attachment J Part 4


      * material has been omitted and filed separately with the Commission

Contract Attachment J V1.0

                              Attachment J Part 4


      * material has been omitted and filed separately with the Commission

                              Attachment J Part 4


      * material has been omitted and filed separately with the Commission

Contract Attachment J V1.0

                              Attachment J Part 4


      * material has been omitted and filed separately with the Commission

                              Attachment J Part 4


      * material has been omitted and filed separately with the Commission

Contract Attachment J V1.0

                              Attachment J Part 4


      * material has been omitted and filed separately with the Commission

Contract Attachment J V1.0

EXECUTED AS A DEED

OFFSHORE SYSTEMS LIMITED, incorporated
under the laws of British Columbia,
Canada, by its authorised officer in
the presence of:


/s/ Patrick E. Hall                        /s/ Kenneth H. Kirkpatrick
-------------------------------------      -------------------------------------
Witness                                    Signature of Kenneth H. Kirkpatrick,
                                           Chief Operating Officer

PATRICK E. HALL
-------------------------------------      -------------------------------------
Name of Witness


THE COMMONWEALTH OF AUSTRALIA, as
represented by and acting through the
Department of Defence, ABN 68 706 814
312, by its authorised officer in the
presence of:


/s/ L. Polmear                             /s/ D. Keleher               4 MAR 04
-------------------------------------      -------------------------------------
Signature of witness                       Signature of authorised officer
                                           Daniel Keleher

LORRAINE POLMEAR            04 MAR 04
-------------------------------------
(Name of witness in full)

Schedule 1 -- ECPINS Software

      * material has been omitted and filed separately with the Commission

Schedule 2 -- Payment

      * material has been omitted and filed separately with the Commission

Project Sea 1430 Phase 2A - OSL Subcontract- Number 265-004-002

                                  ATTACHMENT K

                   SCHEDULE OF APPROVED LOWER TIER CONTRACTORS

                  TABLE 1 - SCHEDULE OF LOWER TIER CONTRACTORS

                       WORK TO BE SUBCONTRACTED
PROPOSED LOWER TIER       INCLUDING TECHNICAL
    CONTRACTOR                SIGNIFICANCE         EQUIPMENT/SUPPLIES    VALUE
------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

Subcontract Attachment K V1.0                                                K-1

Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002

                                  ATTACHMENT L

                                  NAUTRONIX LTD

                              PROGRESS CERTIFICATE

--------------------    ---------------------    ------------------------
Progress Certificate    Subcontract Reference    From
Number                                           Offshore Systems Ltd,
                                                 107-930 West 1st Street
                                                 North Vancouver, BC
                                                 Canada V7P 3N4
--------------------   ----------------------    ------------------------

--------------------
To
Nautronix Ltd (NIX)

--------------------

--------------------------------------------------------------------------------
Description of Milestone

--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
OSL's Certification:                                         NIX Certification:

OSL seeks Progress Certification from NIX for the           NIX acknowledges that the Milestone detailed on this Certificate has
Milestone detailed on this Certificate. It is               been achieved by OSL to the satisfaction of NIX in accordance with the
certified that the Milestone has been achieved in           Subcontract.
accordance with the Subcontract No .....
(Amendment No (where applicable).....) except
where stated in the attachment to this Certificate
(if any).
----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Authorised Signatory   Printed Name        Authorised Signatory    Printed Name

Position Held          Date                Position Held           Date
--------------------------------------------------------------------------------

Subcontract Attachment L V1.0                                                L-1

Project Sea 1430 Phase 2A - SMA Subcontract Number xxx

                                  NAUTRONIX LTD
                              SUPPLIES ACCEPTANCE
SG 1                              CERTIFICATE                  COPY NO OF...OF 5

-----------------------------------------------------------------------------------------------------------------------------------
a. SUBCONTRACTOR'S REFERENCE  b. PURCHASE ORDER NUMBER  c. PROJECT/ORDERING AUTHORITY  d. INVOICE NUMBER  e. RECEIPT VOUCHER NUMBER
NUMBER
-----------------------------------------------------------------------------------------------------------------------------------
f. FROM (FULL NAME AND ADDRESS OF SUBCONTRACTOR AND                                                       k. TO (FULL NAME AND
                    ACN)                                                                                     ADDRESS OF CONSIGNEE)

                                                         PACKAGING DETAILS
                                    --------------------------------------------------------------
                                    g. NUMBER    h. TYPE    i. GROSS WEIGHT    j. PACKAGE MARKINGS
                                    --------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                       DESCRIPTION OF SUPPLIES
                  IDENT, PART,   (INCLUDE BATCH, LOT OR SERIAL NUMBER,
                  CATALOGUE OR          CONCESSION/PRODUCTION
 ORDER          OTHER REFERENCE           PERMIT NUMBER AND               QTY    PREVIOUSLY   OFFERED   ACCEPTED     TOTAL   BALANCE
ITEM NO  CLASS       NUMBER                   REMARKS)                  ORDERED   ACCEPTED     TODAY      TODAY     TO DATE    DUE
   1       2             3                       4                         5         6           7          8           9       10
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

l. CONTRACTOR'S CERTIFICATION                m. NIX ACCEPTANCE

The supplies detailed hereon and             The Supplies detailed hereon and
qualified in Column 7 are offered            quantified In column 7 are hereby
for Acceptance by NIX. It is hereby          Accepted without prejudice to NIX
hereby certified that the Supplies           remedies under Subcontract in the
conform in all respects with the             event that the Supplies do not the
conditions and requirements of               conform in all respects with the
Subcontract No. (Amendment No )              conditions and requirements of the
except as stated in the Attachment           Subcontract
(delete words in italics if not
applicable). It is also certified
that all other conditions and
requirements of the Subcontract
have been met in relation to the
above-detailed Supplies.

--------------------------------------------------------------------------------
AUTHORISED SIGNATORY     PRINTED NAME     AUTHORISED SIGNATORY     PRINTED NAME

--------------------------------------------------------------------------------
POSITION HELD            DATE             APPOINTMENT              DATE

--------------------------------------------------------------------------------

NOT USED

Contract Attachment L V1.0                                                   L-3

Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002

                              ATTACHMENT M - PART 1

                       SUBCONTRACT CHANGE PROPOSAL (SCCP)

                               (SUBCONTRACT NO: )

                                         ---------------------------------------
                                                     OSL's WBS Number
                                         ---------------------------------------

SCCP number:-------                      ---------------------------------------

Does the proposal change the Statement of Work?     YES [ ]           NO [ ]

(Note: If the proposal changes the Statement of Work an Engineering Change Proposal is to be completed and attached to the SCCP)

--------------------------------------------------------------------------------

Reference in Subcontract:-------------      Validity of SCCP: -----------(weeks)

--------------------------------------------------------------------------------
                                   Originator

------------------------/----------------------/------------------------------
       Printed Name             Signature                    Date
--------------------------------------------------------------------------------
1  Proposed changes to the Contract are as follows:

--------------------------------------------------------------------------------

SECTION 2 TO BE COMPLETE BY OSL, PROVIDING SEPARATE DETAILS IF NECESSARY:

--------------------------------------------------------------------------------

2. Effect of Proposed Change:

   Change to Work Program:

--------------------------------------------------------------------------------

a. Subcontract Price:
--------------------------------------------------------------------------------

Subcontract Attachment M V1.0                                                M-1

Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002

                              ATTACHMENT M - PART 1

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

b. Pricing Basis and Cost Breakdown:

   Cost Justification of Change Proposal Preparation:

--------------------------------------------------------------------------------

c. Schedule of Payments:

--------------------------------------------------------------------------------

d. Delivery:

  (i)  Location:

  (ii)  Date:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

e. Scope of Work:

  (i) Quality:

  (ii) AII:

  (iii) Technical Specification:

  (iv) Warranty:

  (v) Value Management Incentive Program:

--------------------------------------------------------------------------------

Subcontract Attachment M V1.0                                                M-2

Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002

                              ATTACHMENT M - PART 1

--------------------------------------------------------------------------------

  (vi) Training:

  (vii) Documentation:

--------------------------------------------------------------------------------

SECTION 3 TO BE COMPLETED IF THE SCCP IS AGREED AND APPROVED:

--------------------------------------------------------------------------------

3. Approval: The Subcontract is changed in accordance with the terms of this change proposal and attachments.

       ----------------------------                -------------------------
                 For OSL                                    For NIX

   Printed Name: ----------------------        Printed Name: -------------------

       Title: -------------------------           Title: -----------------------

       Date: --------------------------           Date: ------------------------

--------------------------------------------------------------------------------
Appendix:

1. Engineering Change Proposal (ECP) if applicable

--------------------------------------------------------------------------------

Subcontract Attachment M V1.0                                                M-3

Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002

                              ATTACHMENT M - PART 1

                        ENGINEERING CHANGE PROPOSAL (ECP)

PART A:
--------------------------------------------------------------------------------
ECP NO.                        TITLE:

--------------------------------------------------------------------------------
ATTACHED REFERENCES:                     RELATED CHANGE PROPOSALS OR WORK ITEMS:

--------------------------------------------------------------------------------
PROPOSAL ORIGINATOR TO PROVIDE THE FOLLOWING INFORMATION:

--------------------------------------------------------------------------------
DESCRIPTION OF PROPOSAL.

--------------------------------------------------------------------------------
EFFECT IF PROPOSAL NOT INTRODUCED.

--------------------------------------------------------------------------------
JUSTIFICATION FOR PROPOSAL.

--------------------------------------------------------------------------------
METHOD OF ACCOMPLISHMENT.

--------------------------------------------------------------------------------
PART B: (SMA TO COMPLETE)

--------------------------------------------------------------------------------
DECISION REQUIRED BY:                      COMMENCEMENT DATE:

--------------------------------------------------------------------------------
EFFECT ON SCHEDULE:                        COMPLETION DATE:

--------------------------------------------------------------------------------

Subcontract Attachment M V1.0                                                M-4

Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002

                              ATTACHMENT M - PART 1

SUMMARY OF PROPOSAL

Firm Price to implement the ECP :

                        COSTS                                              $
--------------------------------------------------------------------------------
Lower Tier Contractor
--------------------------------------------------------------------------------
OSL Labour: (Manhours: -------)(Labour Rate: -------)
--------------------------------------------------------------------------------
CFM :
--------------------------------------------------------------------------------
CFE :
--------------------------------------------------------------------------------
ILS costs (if applicable)
--------------------------------------------------------------------------------
Spares: (if applicable)
--------------------------------------------------------------------------------
Hire :
--------------------------------------------------------------------------------
Other (specify)
--------------------------------------------------------------------------------
TOTAL
--------------------------------------------------------------------------------
Revised Lower Tier Contractor cost for Engineering Change Proposal
(if applicable)
--------------------------------------------------------------------------------
Revised TOTAL
--------------------------------------------------------------------------------

DETAILS OF ENGINEERING CHANGE PROPOSAL TO BE PROVIDED BY OSL: The following information is to be provided as an attachment where applicable.

         --N/A---/--Attached---

         a.       Effect on the Statement of Work (include a draft Revision if
                               ----------/------------------
                  required):
         b.       New Material or Equipment Required:
                               ----------/------------------
         c.       Additional Support and Maintenance Equipment Required:
                               ----------/------------------
         d.       Redundant Equipment Purchased or Ordered:
                               ----------/------------------
         e.       Change to Onboard Spares Requirement:
                               ----------/------------------
         f.       Change to Depot Spares Requirement
                               ----------/------------------
         g.       Effect on Facilities, Special Tools or Test Equipment
                               ----------/------------------
         h.       Identify New Documents or Documents Requiring
                               ----------/------------------ Change
                                            (drawings, handbooks, manuals etc):
         i.       Effect on Complement:
                               ----------/------------------
         j.       Effect on Training:
                               ----------/------------------
         k.       Effect on Strength (local, hull girder):
                               ----------/------------------
         l.       Effect on Trim and Stability (details of weight, and
                               ----------/------------------
                  vertical, longitudinal and transverse moments):
         m.       Effect on Performance:
                               ----------/------------------
         n.       Effect on Production Test and Evaluation Procedures:
                               ----------/------------------
         o.       Safety Implications:
                               ----------/------------------
         p.       Effect on Quality:
                               ----------/------------------

OSL IS AUTHORISED TO PROCEED WITH DEVELOPMENT OF THE ECP:

Subcontract Attachment M V1.0                                                M-5

Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002

                              ATTACHMENT M - PART 1

PROPOSER DETAILS:                            PROJECT AUTHORISATION:                 OSL AUTHORISATION OF THE ECP:
Printed Name: ---------------------------    Printed Name: ---------------------    Printed Name:
Designation:  ---------------------------    Designation:  ---------------------    Designation:
Signature:    ---------------------------    Signature:    ---------------------    Signature:
Date:                /      /                Date:               /       /          Date:              /       /

                 APPROVAL FOR ENGINEERING CHANGE PROPOSALS (ECP)

The scope of work of this ECP is agreed and the work is to proceed. All costs are Firm Price with the exception of Lower Tier Contract cost which are estimated and subject to confirmation. OSL is to formally advise any changes to the Lower Tier Contract cost within 5 Working Days. A SCCP will be raised by OSL to incorporate this ECP into the Subcontract.

OSL Representative:

---------------------------/---------------------------/-----------------------
      Printed Name                  Signature                    Date

NIX:

---------------------------/---------------------------/-----------------------
      Printed Name                  Signature                    Date

Subcontract Attachment M V1.0                                                M-6

Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002

                              ATTACHMENT N - PART 1

Subcontract Attachment N V1.0                                                N-1

Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002

                              ATTACHMENT N - PART 1

                            PERFORMANCE SECURITY DEED

THIS DEED is made the (___) day of (____) by (___) A.C.N./A.R.B.N./A.B.N. (if any) whose registered office is (___) ("the Promisor").

RECITALS

A. Nautronix Ltd A.B.N. 28 009 019 603 ("NIX") has entered into a Subcontract 265-004-002 dated (_________________) ("the Subcontract")
         with (...) A.C.N./A.R.B.N./A.B.N (...) (if any) a company duly incorporated in (___) of (___) and having its registered office at (...) (the "Subcontractor") for the supply of (...INSERT BRIEF DESCRIPTION...) in accordance with the Subcontract.

B. Under the Subcontract the Subcontractor is to secure the due performance of its obligations under the Subcontract by providing NIX with this undertaking.

NOW THIS DEED WITNESSES:

1. The Promisor unconditionally undertakes to pay on demand to NIX any sum or sums which may from time to time be demanded in writing by NIX up to a fixed maximum of $(...INSERT AMOUNT...).

2. NIX shall make any demand for payment pursuant to this Deed by serving on the Promisor a notice specifying the amount for which NIX demands payment and the time within which it is to be paid.

3. The Promisor shall not make any inquiry as to the grounds of NIX demand.

4. This undertaking is a continuing undertaking which is to remain in force until NIX, by notice to the Promisor, has cancelled the undertaking, or until the Promisor has paid to NIX the whole of the maximum amount of this undertaking.

5. This undertaking shall not be varied or waived for any reason, whether for variation of the Subcontract, the granting of time or indulgence to the Contractor, or waiver by any person of any breach, failure or default of NIX or the Contractor and whether or not any such variation, grant or waiver occurs with or without the knowledge or consent of the Promisor.

6. Any notice by NIX to the Promisor under this undertaking shall be deemed to have been duly served if it is in writing, signed for and on behalf of NIX and either delivered by hand or posted to the Promisor at its above address. Any notice to NIX shall be deemed to have been duly served if it is in writing, signed by or on behalf of the Promisor and is either delivered by hand or posted to Nautronix Ltd, 108 Marine Terrace, Fremantle, WA 6160.

7. The laws of the Australian Capital Territory shall apply to this Deed. The courts of that Territory shall have non-exclusive jurisdiction to decide any matter arising out of this Deed.

EXECUTED AS A DEED:

(...INSERT THE PROMISOR'S USUAL SEALING CLAUSE...)

Contract Attachment N V1.0                                                   N-2

Project Sea 1430 Phase 2A -OSL Subcontract Number 265-004-002

                                  ATTACHMENT O

              DEED OF CONFIDENTIALITY AND FIDELITY - SUBCONTRACTOR

This Deed of Confidentiality and Fidelity is dated the March 2004 between

NAUTRONIX LTD A.B.N. 28 009 019 603, having its registered office at 108 Marine Terrace, Fremantle, WA 6160 ("NIX")

and

(...INSERT SUBCONTRACTOR...) A.C.N./A.R.B.N./A.B.N. (___) (if any), having its registered office at (___) ("Subcontractor")

RECITALS:

A. NIX has entered into a subcontract (...INSERT NUMBER...) and dated (...INSERT DATE...) ("the Subcontract") for the supply of (...INSERT BRIEF DESCRIPTION...).

B. In performance of the Subcontract, the Subcontractor may become aware of information belonging to NIX or a third party. The Subcontractor agrees to keep the information confidential pursuant to the following terms and conditions.

C. Improper use or disclosure of Commercial-in-Confidence Information would degrade or otherwise hinder the Commonwealth in the performance of its governmental / statutory functions and would cause harm to the Commonwealth, through NIX, with Intellectual Property rights comprised in the Commercial-in-Confidence Information.

THE PARTIES AGREE AS FOLLOWS:

1.       DEFINITIONS

1.1 In the interpretation of this Deed, unless the contrary intention appears:

         "Commercial-in-Confidence Information" means information including, without limitation, trade secrets, know-how and any information comprised in or relating to any Intellectual Property (whether or not owned by the Commonwealth) that:

         a.       is by its nature confidential; or

         b.       the Subcontractor knows or ought to know is confidential,

         but does not include information which:

         c. is or becomes public knowledge other than by breach of this Deed;

         d. is in the possession of the receiving party without restriction in relation to disclosure before the date of receipt from the disclosing party; or

         e. has been independently developed or acquired by the receiving party.

         "Documents" includes:

         a. any paper or other materials on which there are writings, marks, figures, symbols or perforations having a meaning for persons qualified to interpret them; and

         b. any article or material from which sounds, images or writings are capable of being reproduced with or without the aid of any other article or device.

Subcontract Attachment O V1.0                                                O-1

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                                  ATTACHMENT O

         "Intellectual Property" or "IP" means all copyright (including moral rights) and all rights in relation to inventions (including patent rights), registered and unregistered trademarks (including service marks), registered and unregistered designs, confidential information (including trade secrets and know how), and circuit layouts, and any other rights resulting from intellectual activity in the industrial, scientific, literary and artistic fields recognised in domestic law anywhere in the world.

         "Permitted Purposes" mean pursuant to the supply of Navigation Display Systems and associated Logistic Support Services under contract C438991.

         "Working Day" in relation to the doing of an action in a place means any day other than a Saturday, Sunday or public holiday in that place.

2.       INTERPRETATION

2.1      In this Deed, unless the contrary intention appears:

         a. headings are for the purpose of convenient reference only and do not form part of the Deed;

         b.       the singular includes the plural and vice versa;

         c.       a reference to one gender includes the other;

         d. a reference to a person includes a body politic, body corporate or a partnership; and

         e. a reference to a clause includes a reference to a subclause of that clause.

3.       CONFIDENTIALITY UNDERTAKINGS

3.1      The Subcontractor:

         a. acknowledges and agrees that improper use, or disclosure of any Commercial-in-Confidence Information provided to the Subcontractor pursuant to or in connection with the Subcontract would be detrimental to the Commonwealth in the performance of its functions and would cause harm to any third parties with an interest in the Commercial-in-Confidence Information;

         b. shall take all reasonable steps to ensure that such Commercial-in-Confidence Information is kept confidential in accordance with this Deed;

         c. shall only use the Commercial-in-Confidence Information for the Permitted Purposes; and

         d. shall not without the prior written consent of NIX, disclose or permit any person to disclose any of the Commercial-in-Confidence Information to any person other than to any of its officers, employees, agents, advisers or independent contractors who:

                  (i) have a need to know the Commercial-in-Confidence Information in order for the Subcontractor to carry out the Permitted Purposes; and

                  (ii) where required by NIX, have executed a similar undertaking to this Deed in favour of NIX,

                  and NIX may grant or withhold its consent in its absolute and unfettered discretion.

Subcontract Attachment O V1.0                                                O-2

Project Sea 1430 Phase 2A -OSL Subcontract Number 265-004-002

                                  ATTACHMENT O

4.       SUBCONTRACTOR'S REPRESENTATIVES

4.1 The Subcontractor shall ensure that its officers, employees, agents, advisers and independent contractors, including Lower Tier Contractors (whether or not still employed or engaged in that capacity) do not do or omit to do anything which, if done or omitted to be done by the Subcontractor, would be a breach of the Subcontractor's obligations under this Deed.

4.2 The Subcontractor shall give NIX all assistance it reasonably requires to take any action or bring any proceedings for breach of the undertaking contained in clause 3.1.

5.       RETURN OF COMMERCIAL-IN-CONFIDENCE INFORMATION

5.1 The Subcontractor agrees to deliver to NIX, as required by the NIX, all Documents in its possession, power or control which contain or relate to any Commercial-in-Confidence Information on the earlier of:

         a.       demand by NIX, and

         b. the time the documents and other material are no longer required for the Permitted Purposes.

5.2 If NIX makes a demand under clause 5, and the Subcontractor has placed or is aware that Documents containing the Commercial-in-Confidence Information are beyond its possession or control, then the Subcontractor must provide full particulars of the whereabouts of the Documents containing the Commercial-in-Confidence Information, and the identity of the person in whose custody or control they lie.

5.3 The Subcontractor, where directed by NIX in writing, agrees to destroy any Document in its possession, power or control which contain or relate to any Commercial-in-Confidence Information.

5.4 Return or destruction of the Documents referred to in this clause does not release the Subcontractor from its obligations under this Deed.

6.       SURVIVAL

6.1      This Deed shall survive the termination or expiry of the Subcontract.

7.       CONFLICT OF INTEREST

7.1. The Subcontractor warrants that before entering into this Deed it has disclosed to NIX all the past, current and anticipated interests of the Subcontractor which may conflict with or restrict the Subcontractor in performing the obligations under this Deed for NIX fairly and independently.

7.2 The Subcontractor shall not during the course of this Deed engage in any activity or obtain any interest likely to conflict with or restrict the Subcontractor in providing the obligations under this Deed to NIX fairly and independently.

8.       INDEMNITY

8.1 The Subcontractor indemnifies NIX, its officers, employees and agents against all liability or loss (including loss of profits) arising directly or indirectly from, and any costs, charges and expenses incurred in connection with:

         a.       any breach by the Subcontractor of this Deed; or

Subcontract Attachment O V1.0                                                O-3

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Project Sea 1430 Phase 2A -OSL Subcontract Number 265-004-002

                                  ATTACHMENT O

         b. any act or omission by any of the Subcontractor's officers, employees, agents, advisers or independent contractors or Lower Tier Contractors which, if done or omitted to be done by the Subcontractor, would be a breach of the Subcontractor's obligations under this Deed.

9.       INJUNCTIVE RELIEF

9.1 The Subcontractor acknowledges that damages may not be a sufficient remedy for NIX for any breach of this Deed and that NIX is entitled to injunctive relief (as appropriate) as a remedy for any breach or suspected or threatened breach by the Subcontractor, in addition to any other remedies available at law or in equity.

10.      NO EXCLUSION OF LAW OR EQUITY

10.1 This Deed shall not be construed to exclude the operation of any principle of law or equity intended to protect and preserve the confidentiality of the Commercial-in-Confidence Information.

11.      WAIVER

11.1 Failure by either party to enforce a provision of the Deed shall not be construed as in any way affecting the enforceability of that provision or the Deed as a whole.

12.      REMEDIES CUMULATIVE

12.1 The rights and remedies provided under this Deed are cumulative and not exclusive of any rights or remedies provided by law or any other such right or remedy.

13       OTHER INSTRUMENTS

13.1 Subject to the other covenants of this Deed, the rights and obligations of the parties pursuant to this Deed are in addition to and not in derogation of any other right or obligation between the parties under any other deed or agreement to which they are parties.

14.      VARIATIONS AND AMENDMENTS

14.1 No term or provision of this Deed shall be amended or varied unless such amendment or variation is reduced to writing and signed by the parties hereto in the same manner as this instrument.

15.      APPLICABLE LAW

15.1 The laws of the Australian Capital Territory shall apply to the Deed. The courts of that Territory shall have non-exclusive jurisdiction to decide any matter arising out of the Deed.

16.      NOTICES

16.1 Any notice or other communication required to be given under this Deed shall be deemed to have been duly served on NIX and on the Subcontractor if it is served in accordance with the notice provisions of the Subcontract.

Subcontract Attachment O V1.0                                                O-4

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                                  ATTACHMENT O

Executed as a Deed

SIGNED SEALED AND DELIVERED                      )
                                                 )
by (___)                                         )
(Print Name)
in his/her capacity as:                          )
                                                 )
(___)                                            ) ____________________
                                                 )
in the presence of:                              )
                                                 )
(___)                                            ) ____________________
(Print Name of Witness)                          )

(...INSERT SUBCONTRACTOR'S EXECUTION CLAUSE...)

Subcontract Attachment O V1.0                                                O-5

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                                  ATTACHMENT O

               DEED OF CONFIDENTIALITY AND FIDELITY - THIRD PARTY

This Deed of Confidentiality and Fidelity is dated the (....INSERT DATE...)

between

NAUTRONIX LTD A.B.N. 20 009 019 603, having its registered office at 108 Marine Terrace, Fremantle WA 6160 ("NIX")

and

(...INSERT SUBCONTRACTOR...) A.C.N./A.R.B.N./A.B.N. (___) (if any), having its registered office at (___) ("the Subcontractor")

and

(...INSERT CONFIDANT...) A.C.N/A.R.B.N/A.B.N (___) (if any), having its registered office at (___) ("the Confidant").

RECITALS:

A. NIX has entered into a subcontract (...INSERT NUMBER...) and dated (...INSERT DATE...) ("the Subcontract") for the supply of (...INSERT BRIEF DESCRIPTION...).

B. In order to assist the performance of the Subcontract, the Subcontractor and the Confidant have entered into an agreement for the supply of (...INSERT PURPOSE OF AGREEMENT AND CONTRACT/ORDER NUMBER AS APPROPRIATE...) ("the Agreement").

C. In performance of the Agreement, the Confidant may become aware of information belonging to NIX or a third party. The Confidant agrees to keep the information confidential pursuant to the following terms and conditions.

D. Improper use or disclosure of Commercial-in-Confidence Information would degrade or otherwise hinder the Commonwealth, through NIX, in the performance of its governmental / statutory functions and would cause harm to (...INSERT NAME of CONTRACTOR/SUBCONTRACTOR...) with Intellectual Property rights comprised in the Commercial-in-Confidence Information.

E. NIX requires that the Confidant agrees that it is necessary to take all reasonable steps (including the execution of this Deed) to ensure that such Commercial-in-Confidence Information is kept confidential and that the Confidant performs those services faithfully and without any conflicting interest.

THE PARTIES AGREE AS FOLLOWS:

1.       DEFINITIONS

1.1 In the interpretation of this Deed, unless the contrary intention appears:

         "Commercial-in-Confidence Information" means information including, without limitation, trade secrets, know-how and any information comprised in or relating to any Intellectual Property (whether or not owned by NIX or the Commonwealth) that:

         a.       is by its nature confidential; or

         b.       the Confidant knows or ought to know is confidential,

         but does not include information which:

Subcontract Attachment O V1.0                                                O-6

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                                  ATTACHMENT O

         c. is or becomes public knowledge other than by breach of this Deed;

         d. is in the possession of the receiving party without restriction in relation to disclosure before the date of receipt from the disclosing party; or

         e. has been independently developed or acquired by the receiving party.

         "Documents" includes:

         a. any paper or other materials on which there are writings, marks, figures, symbols or perforations having a meaning for persons qualified to interpret them; and

         b. any article or material from which sounds, images or writings are capable of being reproduced with or without the aid of any other article or device.

         "Intellectual Property" or "IP" means all copyright (including moral rights) and all rights in relation to inventions (including patent rights), registered and unregistered trademarks (including service marks), registered and unregistered designs, confidential information (including trade secrets and know how), and circuit layouts, and any other rights resulting from intellectual activity in the industrial, scientific, literary and artistic fields recognised in domestic law anywhere in the world.

         "Permitted Purposes" mean [...INSERT PURPOSES FOR WHICH THE COMMERCIAL-IN-CONFIDENCE INFORMATION MAY BE USED...].

         "Working Day" in relation to the doing of an action in a place means any day other than a Saturday, Sunday or public holiday in that place.

2.       INTERPRETATION

2.1      In this Deed, unless the contrary intention appears:

         a. headings are for the purpose of convenient reference only and do not form part of the Deed;

         b.       the singular includes the plural and vice versa;

         c.       a reference to one gender includes the other;

         d. a reference to a person includes a body politic, body corporate or a partnership; and

         e. a reference to a clause includes a reference to a subclause of that clause.

3.       CONFIDENTIALITY UNDERTAKINGS

3.1      The Confidant:

         a. acknowledges and agrees that improper use, or disclosure of any Commercial-in-Confidence Information provided to the Confidant pursuant to or in connection with the Agreement would be detrimental to the Commonwealth in the performance of its functions and would cause harm to any third parties with an interest in the Commercial-in-Confidence Information;

         b. shall take all reasonable steps to ensure that such Commercial-in-Confidence Information is kept confidential in accordance with this Deed;

Subcontract Attachment O V1.0                                                O-7

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                                  ATTACHMENT O

         c. shall only use the Commercial-in-Confidence Information for the Permitted Purposes; and

         d. shall not without the prior written consent of NIX, disclose or permit any person to disclose any of the Commercial-in-Confidence Information to any person other than to any of its officers, employees, agents, advisers or independent contractors who:

                  (i) have a need to know the Commercial-in-Confidence Information in order for the Confidant to carry out the Permitted Purposes; and

                  (ii) where required by NIX, have executed a similar undertaking to this Deed in favour of NIX,

                  and NIX may grant or withhold its consent in its absolute and unfettered discretion.

4.       CONFIDANT'S REPRESENTATIVES

4.1 The Confidant shall ensure that its officers, employees, agents, advisers and independent contractors (whether or not still employed or engaged in that capacity) do not do or omit to do anything which, if done or omitted to be done by the Confidant, would be a breach of the Confidant's obligations under this Deed.

4.2 The Confidant shall give NIX all assistance it reasonably requires to take any action or bring any proceedings for breach of the undertaking contained in clause 3.1.

5.       RETURN OF COMMERCIAL-IN-CONFIDENCE INFORMATION

5.1 The Confidant agrees to deliver to NIX or the Subcontractor, as required by NIX, all Documents in its possession, power or control which contain or relate to any Commercial-in-Confidence Information on the earlier of:

         a.       demand by NIX, and

         b. the time the documents and other material are no longer required for the Permitted Purposes.

5.2 If NIX makes a demand under clause 5, and the Confidant has placed or is aware that Documents containing the Commercial-in-Confidence Information are beyond its possession or control, then the Confidant must provide full particulars of the whereabouts of the Documents containing the Commercial-in-Confidence Information, and the identity of the person in whose custody or control they lie.

5.3 The Confidant, where directed by NIX in writing, agrees to destroy any Document in its possession, power or control which contain or relate to any Commercial-in-Confidence Information.

5.4 Return or destruction of the Documents referred to in this clause does not release the Confidant from its obligations under this Deed.

6.       SURVIVAL

6.1 This Deed shall survive the termination or expiry of the Subcontract and the Agreement.

7.       CONFLICT OF INTEREST

7.1. The Confidant warrants that before entering into this Deed it has disclosed to NIX all the past, current and anticipated interests of the Confidant which may conflict with or

Subcontract Attachment O V1.0                                                O-8

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                                  ATTACHMENT O

         restrict the Confidant in performing the obligations under this Deed for NIX fairly and independently.

7.2 The Confidant shall not during the course of this Deed engage in any activity or obtain any interest likely to conflict with or restrict the Confidant in providing the obligations under this Deed to NIX fairly and independently.

8.       INDEMNITY

8.1 The Confidant indemnifies NIX, its officers, employees and agents against all liability or loss (including loss of profits) arising directly or indirectly from, and any costs, charges and expenses incurred in connection with:

         a.       any breach by the Confidant of this Deed; or

         b. any act or omission by any of the Confidant's officers, employees, agents, advisers or independent contractors which, if done or omitted to be done by the Confidant, would be a breach of the Confidant's obligations under this Deed.

9.       INJUNCTIVE RELIEF

9.1 The Confidant acknowledges that damages may not be a sufficient remedy for NIX for any breach of this Deed and that NIX is entitled to injunctive relief (as appropriate) as a remedy for any breach or suspected or threatened breach by the Confidant, in addition to any other remedies available at law or in equity.

10.      NO EXCLUSION OF LAW OR EQUITY

10.1 This Deed shall not be construed to exclude the operation of any principle of law or equity intended to protect and preserve the confidentiality of the Commercial-in-Confidence Information.

11.      WAIVER

11.1 Failure by either party to enforce a provision of the Deed shall not be construed as in any way affecting the enforceability of that provision or the Deed as a whole.

12.      REMEDIES CUMULATIVE

12.1 The rights and remedies provided under this Deed are cumulative and not exclusive of any rights or remedies provided by law or any other such right or remedy.

13       OTHER INSTRUMENTS

13.1 Subject to the other covenants of this Deed, the rights and obligations of the parties pursuant to this Deed are in addition to and not in derogation of any other right or obligation between the parties under any other deed or agreement to which they are parties.

14.      VARIATIONS AND AMENDMENTS

14.1 No term or provision of this Deed shall be amended or varied unless such amendment or variation is reduced to writing and signed by the parties hereto in the same manner as this instrument.

15.      APPLICABLE LAW

Subcontract Attachment O V1.0                                                O-9

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                                  ATTACHMENT O

15.1 The laws of the Australian Capital Territory shall apply to the Deed. The courts of that Territory shall have non-exclusive jurisdiction to decide any matter arising out of the Deed.

16.      NOTICES

16.1 Any notice or other communication required to be given under this Deed shall be deemed to have been duly served on NIX and on the Subcontractor if it is served in accordance with the notice provisions of the Subcontract, and if served on the Confidant as if the Confidant were a party to the Subcontract with an address for service at (...INSERT CONFIDANT'S ADDRESS...).

Subcontract Attachment O V1.0                                               O-10

Project Sea 1430 Phase 2A -OSL Subcontract Number 265-004-002

                                  ATTACHMENT O

Executed as a Deed

SIGNED SEALED AND DELIVERED                        )
                                                   )
by (___)                                           )
(Print Name)
in his/her capacity as:                            )
                                                   )
(___)                                              ) ____________________
                                                   )
in the presence of:                                )
                                                   )
(___)                                              ) ____________________
(Print Name of Witness)                            )

(...INSERT CONTRACTOR'S EXECUTION CLAUSE...)

(...INSERT CONFIDANT'S EXECUTION CLAUSE...)


Subcontract Attachment O V1.0                                               O-11

Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002

                                  ATTACHMENT P

                        TASKING DIRECTIVE FORM - PART ONE

                 TASKING DIRECTIVE (TD) - CATALOGUE OF EQUIPMENT

SECTION 1       -       TASKING SUMMARY       -       NIX TO COMPLETE
--------------------------------------------------------------------------------
TD No.:                 TD Revision No.:              TD Originator Date:
--------------------------------------------------------------------------------
TD Title:
--------------------------------------------------------------------------------
Task Description:
-----------------

SECTION 2        -          TD DETAIL         -        NIX TO COMPLETE
--------------------------------------------------------------------------------
Catalogue of Equipment Deliverable's - Attachment E
--------------------------------------------------------------------------------

Item  Catalogue  Catalogue Description  Consignee  Delivery   Qty    Catalogue
 No.  Reference                                      Date              Price
--------------------------------------------------------------------------------
 1.
--------------------------------------------------------------------------------
 2.
--------------------------------------------------------------------------------
 3.
--------------------------------------------------------------------------------
 4.
--------------------------------------------------------------------------------
 5.
--------------------------------------------------------------------------------
                                                             TOTAL:
--------------------------------------------------------------------------------

(NIX)  ORIGINATOR:

------------------     -----------------    ---------------     --------------
Name                   Signature            Title               Date

SECTION 3       -    SUBCONTRACTOR RESPONSE    -     SUBCONTRACTOR TO COMPLETE


Item  Catalogue  Delivery   Price Agreed
 No.  Reference  Lead Time     as Per                   Subcontractor Comment
                            Attachment E
--------------------------------------------------------------------------------
 1.                           YES / NO
--------------------------------------------------------------------------------
 2.                           YES / NO
--------------------------------------------------------------------------------
 3.                           YES / NO
--------------------------------------------------------------------------------
 4.                           YES / NO
--------------------------------------------------------------------------------
 5.                           YES / NO
--------------------------------------------------------------------------------

(Subcontractor Acceptance of Tasking Directive)  COMPANY REPRESENTATIVE:

------------------     -----------------    ---------------    ---------------
Name                   Signature            Title              Date

Subcontract Attachment P V1.0                                                P-1

Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002

                                  ATTACHMENT P

                        TASKING DIRECTIVE FORM - PART TWO

                    TASKING DIRECTIVE (TD) - TRAINING COURSES

                                    NOT USED

Subcontract Attachment P V1.0                                                P-2

Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002

                                  ATTACHMENT P

                       TASKING DIRECTIVE FORM - PART THREE

                   TASKING DIRECTIVE (TD) - LABOUR & SERVICES

SECTION 1       -       TASKING SUMMARY       -       NIX TO COMPLETE
--------------------------------------------------------------------------------
TD No.:                 TD Revision No.:              TD Originator Date:
--------------------------------------------------------------------------------
TD Title:
--------------------------------------------------------------------------------
Task Description:
--------------------------------------------------------------------------------
Date Required:
--------------------------------------------------------------------------------
Not to Exceed Budget:
--------------------------------------------------------------------------------

(NIX)  ORIGINATOR:

-----------------   -----------------   -----------------   -------------------
Name                Signature           Title               Date

SECTION 2        -        TD PRICING        -         SUBCONTRACTOR TO COMPLETE
--------------------------------------------------------------------------------
Labour & Services - Attachment F
--------------------------------------------------------------------------------

                                            Price for
Item    Labour   Estimate/Firm   Task       Additional
 No.   Category                 Duration  Parts (Attach   Labour Rate  Hours  Total Price
                                            Details)
------------------------------------------------------------------------------------------
 1.              Estimate/Firm
------------------------------------------------------------------------------------------
 2.              Estimate/Firm
------------------------------------------------------------------------------------------
 3.              Estimate/Firm
------------------------------------------------------------------------------------------
 4.              Estimate/Firm
------------------------------------------------------------------------------------------
 5.              Estimate/Firm
------------------------------------------------------------------------------------------
                                                                       TOTAL:
------------------------------------------------------------------------------------------

SECTION 3    -       ADDITIONAL SUPPLIES      -       SUBCONTRACTOR TO COMPLETE
--------------------------------------------------------------------------------
Narrative on Method
of Accomplishment:

(Subcontractor Quote) COMPANY REPRESENTATIVE:  (NIX Acceptance):
----------------    ----------------           ----------------       ----------------
Name                Signature                  Name                   Signature

----------------    ----------------           ----------------       ----------------
Title               Date                       Title                  Date

Subcontract Attachment P V1.0                                                P-3

Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002

                                  ATTACHMENT Q

                                STATEMENT OF WORK

Subcontract Attachment Q V1.0                                                Q-1

Project Sea 1430 Phase 2A - OSL Contract Attachment Q

                                       OSL

                                STATEMENT OF WORK

                                TABLE OF CONTENTS

SECTION TITLE                                                                          PAGE NO.
-------------                                                                          --------
1     SCOPE..........................................................................      2
1.1   PURPOSE........................................................................      2
1.2   BACKGROUND.....................................................................      2
2     APPLICABLE DOCUMENTS...........................................................      2
2.1   APPLICABILITY AND PRECEDENCE OF DOCUMENTS......................................      2
2.2   INTERNATIONAL STANDARDS........................................................      2
2.3   AUSTRALIAN STANDARDS...........................................................      3
2.4   AUSTRALIAN DEFENCE STANDARDS...................................................      3
2.5   AUSTRALIAN DEFENCE PUBLICATIONS................................................      3
2.6   US MILITARY STANDARDS..........................................................      4
2.7   US MILITARY HANDBOOKS..........................................................      4
2.8   OTHER STANDARDS................................................................      4
2.9   MISCELLANEOUS DOCUMENTS........................................................      5
3     ABBREVIATIONS AND ACRONYMS.....................................................      6
3.1   PRECEDENCE.....................................................................      6
3.2   ACRONYMS AND ABBREVIATIONS.....................................................      6
3.3   NOT USED.......................................................................      9
4     GENERAL REQUIREMENTS...........................................................     10
4.1   SCOPE OF WORK..................................................................     10
4.2   DELIVERY OF SUPPLIES...........................................................     12
4.3   DELIVERABLE DATA ITEMS.........................................................     12
4.4   OZONE DEPLETING SUBSTANCES AND HAZARDOUS SUBSTANCES............................     14

5     FUNCTIONAL AND PERFORMANCE SPECIFICATION
6     PROJECT MANAGEMENT REQUIREMENTS
7     SYSTEMS ENGINEERING AND QUALITY
8     INTEGRATED LOGISTICS SUPPORT
9     CONTRACT DELIVERABLE REQUIREMENTS

Statement of Work - Sections 1-4                                             1-1

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Project Sea 1430 Phase 2A - OSL Contract Attachment Q

1        SCOPE

1.1      PURPOSE

1.1.1 The purpose of this SOW is to specify Nautronix' requirements and standards for work to be carried out under the Subcontract, and to allocate work responsibilities between Nautronix (NIX) and Offshore Systems Limited (OSL).

1.2      BACKGROUND

1.2.1 As part of the overall ADF Military Geographic Information (MGI) initiatives, Project SEA 1430 is a multi-phased project that aims to provide a digital hydrographic data base for COMAUSNAVHYDROGRP and an electronic display system for the use of electronic charts in RAN vessels and across ADF command areas. Introduction of these capabilities will improve navigation safety and efficiency in the RAN and improve operational and tactical planning across the ADF.

1.2.2 This SOW addresses SEA 1430 Phase 2A which will provide the RAN with an Electronic Chart Display and Information System (ECDIS) capability that will become the primary means of navigating RAN Ships. Additionally, rollout of the ECDIS software into ADF operational headquarters will facilitate the preparation of operational and tactical level planning.

1.2.3 The ECDIS system to be installed under Phase 2A will be based on a Commercial Off the Shelf (COTS) product that will be compliant with international standards ratified by the International Hydrographic Organisation (IHO) and International Maritime Organisation (IMO). However, the Operational Concept Document (OCD) and Functional and Performance Specification (FPS) seek a number of military features above the IHO/IMO standard, that will require the COTS ECDIS to be modified while still retaining IMO certification. For this reason, the RAN modified ECDIS system is referred to as the Navigation Display System (NDS).

2        APPLICABLE DOCUMENTS

2.1      APPLICABILITY AND PRECEDENCE OF DOCUMENTS

2.1.1 The documents listed under Clause 2 form a part of this SOW to the extent that they are invoked, with the following caveats:

     a. Where an exact issue is not stated, the issue in effect at the effective date of the Subcontract shall apply;

     b. In the event of conflict between a document listed in Clause 2 and the requirements of the SOW, the SOW shall prevail to the extent of the conflict; and

     c. In the event of a conflict between this SOW and its subordinate documents, the SOW shall prevail to the extent of the conflict.

2.2      INTERNATIONAL STANDARDS

         ISO/IEC 10918              Information Technology - Digital Compression
                                    and Coding of Continuous-Tone Still Images.

         ISO 10005 - 1995           Quality Management - Guidelines for quality
                                    plans

         ISO/IEC 15939              Information Technology - Software
                                    Measurement Process

         IEC 60945                  Maritime Navigation and Radiocommunication
                                    Equipment and Systems - General
                                    Requirements, Methods of Testing

         IEC 61162-2                Maritime Navigation and Radiocommunication
                                    Equipment and Systems - Digital interfaces -
                                    Part 2: Single talker and multiple
                                    listeners, high-speed transmission

Statement of Work - Sections 1-4                                             1-2

Project Sea 1430 Phase 2A - OSL Contract Attachment Q

         IEC 61174                  ECDIS Operational and Performance
                                    Requirements, Methods of Testing and
                                    Required Test Results.

         IEC 61993-2                AIS

         IAMSAR International Aeronautical and Maritime Search and Rescue Manual, Vols I, II and III

         IMO A.817(19)              Performance Standards for Electronic Chart
                                    Display and Information Systems (ECDIS)

         IMO MSC.74(69)             Annex 3; Recommendation on Performance
                                    Standards for Shipborne Universal Automatic
                                    Identification Systems (AIS)

         IMO S/N/Circ 217           Interim Guidelines for the Presentation and
                                    Display of AIS Target Information (11 July
                                    2001)

2.3      AUSTRALIAN STANDARDS

         AS/NZS 4360 - 1999         Risk Management

         AS/NZS ISO 9001-1994       Quality System, Model for quality assurance
                                    in design, development, production,
                                    installation and servicing.

         AS/NZS ISO 9001-2000       Quality System, Requirements

         AS/NZS ISO 9002-1994       Quality System, Model for quality assurance
                                    in production, installation and servicing.

         AS/NZS ISO 9004.5          Quality management and quality system
                                    elements - Guidelines for quality plans.

         AS/NZS ISO 8402-1994       Quality Management & Quality Assurance -
                                    Vocabulary

         AS 1100.101-1992           Technical Drawing Standard - General
                                    Principles

         AS/NZS ISO/IEC 12207       Information Technology - Software Lifecycle
                                    Processes

2.4      AUSTRALIAN DEFENCE STANDARDS

         DEF(AUST) 1000C            Requirements for Packaging Stores for the
                                    Services

         DEF(AUST) 5085             Engineering drawing - acquisition and
                                    preparation for Defence Equipment

         DEF(AUST) 5629A            Production of Military Technical Manuals

         DEF(AUST) 5679             The Procurement of Computer-Based Safety
                                    Critical Systems

2.5      AUSTRALIAN DEFENCE PUBLICATIONS

         ABR 5230                   Ship Maintenance Administration Manual

         ABR 5455                   RAN Technical Maintenance Plans

         ABR 5774                   RAN Common Management Code

         ABR 6205:                  Naval Test, Evaluation and Acceptance Manual

         ABR 6492 Navy Technical Regulations ManualA016471 RAN Technical Publication Requirements

         A016472 Standard Materiel Requirements for RAN Ships and Submarines, Vol 2: Whole of Ship Requirements, Part 17: Integrated Logistic Support Requirements

         DI(G) LOG 08-4             Configuration management of Systems and
                                    Equipment

         DI(N) LOG 47-3             Technical Regulation of Navy Materiel

         DI(N) TECH 9-1             Design Approval of RAN Systems and Equipment

         RAN                        RAN Training System Manual Vol 1 (2000)

         SECMAN 2                   Defence Industrial Security Manual

Statement of Work - Sections 1-4                                             1-3

Project Sea 1430 Phase 2A - OSL Contract Attachment Q

         SECMAN 4                   The Defence Physical Security Manual

2.6      US MILITARY STANDARDS

         MIL-STD-464                Electromagnetic Environmental Effects
                                    Requirements for Systems

         MIL-STD-470B               Maintainability Program for Systems and
                                    Equipment

         MIL-STD-471A               Maintainability Verification/Demonstration
                                    /Evaluation

         MIL-STD-498                Software Development and Documentation

         MIL-STD-756B               Reliability Modelling and Prediction

         MIL-STD-781D               Reliability Testing for Engineering
                                    Development, Qualification & Production

         MIL-STD-785B               Reliability Program for Systems and
                                    Equipment Development & Production

         MIL-STD-973                Configuration Management

         MIL-STD-974                Contractor Integrated Technical Information
                                    Service

         MIL-STD-1388-1A            Logistic Support Analysis

         MIL-STD-1388-2B            DOD Requirements for a Logistics Support
                                    Analysis Record

         MIL-STD-1390D              Level of Repair Analysis (LORA)

         MIL-STD-1472E              Human Engineering

         MIL-STD-1521B              Technical Reviews and Audits for Systems,
                                    Equipment and Computer Software

         MIL-STD-1629A              Procedures for Performing a Failure Mode,
                                    Effects & Criticality Analysis

         MIL-STD-1818A              Electromagnetic Effects Requirements for
                                    Systems

         MIL-STD-1840               Automated Interchange of Technical
                                    Information

         MIL-STD-2165A              Testability Program for Systems and
                                    Equipments

         MIL-STD-2525B              Military Symbology Library

         MIL-STD-38784A             Standard Practice for Manuals, Technical:
                                    General Style and Format Requirements

         MIL-STD-40051A             Preparation of Digital Technical Information
                                    for Multi-Output Presentation of Technical
                                    Manuals

2.7      US MILITARY HANDBOOKS

         MIL-HDBK-217F              Reliability Prediction of Electronic
                                    Equipment

         MIL-HDBK-470A              Designing and Developing Maintainable
                                    Products and Systems Vol 1 & Vol 2

         MIL-HDBK-472               Maintainability Prediction

         MIL-HDBK-727               Design Guidance for Producibility

         MIL-HDBK-781A              Reliability Test Methods, Plans, and
                                    Environments for Engineering  Development,
                                    Qualification, and Production

         MIL-HDBK-881               Work Breakdown Structure

         MIL-HDBK-2165              Testability Handbook for Systems and
                                    Equipment

         MIL-HDBK-46855             Human Engineering Guidelines for Military
                                    Systems, Equipment and Facilities

2.8      OTHER STANDARDS

         BR 45                      Admiralty Manual of Navigation

Statement of Work - Sections 1-4                                             1-4

Project Sea 1430 Phase 2A - OSL Contract Attachment Q

         EIA-310-D                  Cabinets, Racks, Panels and Associated
                                    Equipment

         IEEE 1220:1994             Systems Engineering, Standard for
                                    Application and Management of the Systems
                                    Engineering Process

         ITU-R M.1371               Technical Characteristics for a Universal
                                    Shipborne AIS Using Time Division Multiple
                                    Access in the Maritime Mobile Band

         NOHSC 2011 (1994)          National Code of Practice for the
                                    Preparation of Material safety Data Sheets

         MIL-M-38781                Manual, Checklists and Source Data, Storage
                                    and Maintenance Procedures

         MIL-PRF-28000              Digital Representation for Communication of
                                    Product Data: IGES Application Subsets and
                                    IGES Application Protocols

         MIL-PRF-28001              Markup Requirements and Generic Style
                                    Specification for Electronic Printed Output and Exchange of Text

         MIL-PRF-28002              Raster Graphics Representation in Binary
                                    Format

         MIL-PRF-28003              Digital Representation for Communication of
                                    Illustration Data: CGM Application Profile

         MIL-PRF-87268              Interactive Electronic Technical Manuals:
                                    General Content, Style, Format and User-
                                    Interaction Requirements

         MIL-PRF-87269              Database Revisable: For the Support of
                                    Interactive Electronic Technical Manuals

2.9      MISCELLANEOUS DOCUMENTS

         Occupational Health & Safety (Commonwealth Employment) Act 1991

         IMO Model Course 1.27

         Guidance on the Implementation of the IMO Model Courses

Statement of Work - Sections 1-4                                             1-5

Project Sea 1430 Phase 2A - OSL Contract Attachment Q

3        ABBREVIATIONS AND ACRONYMS

3.1      PRECEDENCE

3.1.1 In the event of a conflict between acronyms and abbreviations listed under Clause 3 in this SOW and the Subcontract, the Subcontract shall prevail to the extent of the conflict.

3.1.2 In the event of a conflict between acronyms and abbreviations listed under Clause 3 in this SOW and documents subordinate to the SOW, the SOW shall prevail to the extent of the conflict.

3.2      ACRONYMS AND ABBREVIATIONS

         ADF               Australian Defence Force

         AESSO             Aerospace Equipment Systems Support Office

         AII               Australian Industry Involvement

         AIIPR             Australian Industry Involvement Progress Report

         AINS              Acceptance Into Naval Service

         AIS               Automatic Identification of Ships

         AMG               Australian Map Grid

         AMPS              Asset Management and Planning System

         ANZ               Australian and New Zealand

         ARC               ACT Accreditation and Registration Council

         ARCS              Admiralty Raster Chart Standard

         BIT               Built In Test

         BITE              Built In Test Equipment

         CALS              Continuous Acquisition and Lifecycle Support

         CBTA              Competency Based Training and Assessment

         CCB               Configuration Control Board

         CCP               Contract Change Proposal

         CCR               Configuration Control Register

         CDR               Critical Design Review

         CHAT              Contractor Harbour Acceptance Trial

         CL                Clearing Line

         CMC               Common Management Code

         CMGR              Configuration Manager

         CMS               Contract Master Schedule

         COTS              Commercial Off The Shelf

         CSAT              Contractor Sea Acceptance Trial

         CST               Combat System Trainer

         CTEMP             Contractor Test and Evaluation Management Plan

         CWBS              Contract Work Breakdown Structure

         DA                Design Authority

         DAA               Design Approval Authority

         DLM               Depot Level Maintenance

         DNC               Digital Navigation Charts

Statement of Work - Sections 1-4                                             1-6

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Project Sea 1430 Phase 2A - OSL Contract Attachment Q

         DR                Dead Reckoning

         DTV               Diving Tender Vessel

         EBL               Electronic Bearing Line

         ECDIS             Electronic Chart Display and Information System

         ECP               Engineering Change Proposal

         EDD               Electronic Defect Database

         EMS               Engineering Management Schedule

         EP                Estimated Position

         FAT               Factory Acceptance Test

         FCIMS             Fully Contracted Integrated Material Support

         FIMA              Fleet Intermediate Maintenance Activity

         FOC               Furthest On Circles

         FPS               Functional and Performance Specification

         GFE               Government Furnished Equipment

         GFF               Government Furnished Facilities

         GFI               Government Furnished Information

         GFM               Government Furnished Material

         HS                Hydrographic Ship

         HSS               Hydrographic Survey System

         HTF               Hydrographic Transfer Format

         IAMSAR            International Aeronautical and Maritime Search and
                           Rescue Manual

         IDP               Installation Data Pack

         IHO               International Hydrographic Organisation

         ILS               Integrated Logistic Support

         IMO               International Maritime Organisation

         IP                Intellectual Property

         ISP               Integrated Support Plan

         LC                Local Content

         LCC               Life Cycle Cost

         LCCA              Life Cycle Cost Analysis

         LDA               Logistics and Data Analysis

         LDL               Limiting Danger Lines

         LORA              Level Of Repair Analysis

         LOT               Life Of Type

         LRU               Line Replacement Unit/Lowest Repairable Unit

         LSA               Logistic Support Analysis

         LSH               Landing Ship Heavy

         MaxTTR            Maximum Time To Repair

         MGI               Military Geographic Information

Statement of Work - Sections 1-4                                             1-7

Project Sea 1430 Phase 2A - OSL Contract Attachment Q

         MHC               Minehunter Coastal

         MSD               Maximum Safe Depth

         MTBCF             Mean Time Between Critical Failures

         MTBF              Mean Time Between Failures

         MTBMA             Mean Time Between Maintenance Actions

         MTTR              Mean Time To Repair

         MTTRS             Mean Time To Restore System

         NAVALLOW          Navy Allowance

         NDS               Navigation Display System

         NIX               Nautronix Limited

         NSN               NATO Stock Number

         NTDP              NDS Technical Data Pack

         OCD               Operational Concept Document

         OEM               Original Equipment Manufacturer

         OLM               Organisational Level Maintenance

         OOW               Officer Of the Watch

         ODR               OSL Deliverable Requirement

         ODRL              OSL Deliverable Requirements List

         OSL               Offshore Systems Limited

         PB                Patrol Boat

         PCM               Platform Configuration Manager

         PHS&T             Packaging, Handling, Storage and Transport

         PIR               Problem Identification Report

         PMP               Project Management Plan

         PMS               Planned Maintenance Schedule

         POE               Pool Of Errors

         PSR               Project Status Report

         QMP               Quality Management Plan

         RAM               Reliability, Availability and Maintainability

         RAN               Royal Australian Navy

         RANTS             Royal Australian Navy Training System

         RMP               Risk Management Plan

         RPB               Replacement Patrol Boat

         RSPL              Recommended Spares Provisioning List

         RTO               Registered Training Organisation

         SAR               Search And Rescue

         SAT               Systems Approach to Training

         SDP               Software Development Process

         SEMP              Systems Engineering Management Plan

         SIDA              Strategic Industry Development Activity

Statement of Work - Sections 1-4                                             1-8

Project Sea 1430 Phase 2A - OSL Contract Attachment Q

         SINS              Ships' Inertial Navigation System

         SMA               Scientific Management Associates (Australia) Limited

         SML               Survey Motor Launch

         SMP               Software Measurement Plan

         SOA               Speed Of Advance

         SOW               Statement Of Work

         SSMP              System Safety Management Plan

         S&TE              Support and Test Equipment

         S&TEPL            Support and Test Equipment Provisioning List

         STS               Sail Training Ship

         STSC              Submarine Training and Systems Centre

         STW               Set To Work

         TDP               Technical Data Plan

         TLSP              Through Life Support Plan

         TMP               Technical Maintenance Plan

         TP                Training Plan

         TPL               Transferred Position Plan

         TSP               Training Support Plan

         URDEF             Urgent Defect Report

         WBS               Work Breakdown Structure

3.3      NOT USED

Statement of Work - Sections 1-4                                             1-9

Project Sea 1430 Phase 2A - OSL Contract Attachment Q

4        GENERAL REQUIREMENTS

4.1      SCOPE OF WORK

4.1.1 OSL shall perform all activities necessary to manage, design, develop, construct, integrate, test, deliver and commission the Supplies to NIX in accordance with the Subcontract.

4.1.2 The initial scope of the Subcontract (`Fixed Deliverables'), as set out in Attachment A to the Subcontract, comprises the following:

         a. Development of the NDS software functionality to meet requirements as specified in the Functional and Performance Specification (FPS) at Section 5 of the SOW. (CWBS element 1.5.1.2).

         b. Provide source material for use by NIX subcontractor, SMA, for the development of operator, maintainer and administrator training courses, including provision of pilot courses. (CWBS element 1.4.1.3).

         c. Provide source material for use by NIX subcontractor, SMA, for the development and provision of an NDS Skills Test Package. (CWBS element 1.4.1.3).

         d. Development of Platform and Shore Installation Data Packs. (CWBS element 1.5.1.3).

         e. Project Management, Engineering, ILS and other documents. (Fixed Deliverables listed in CWBS elements 1.3.1, 1.4.1,
                  1.4.2.1 and 1.5.1)

         f.       Not used.

         g. ECPINS-M software in accordance with Software Licence Deed (Attachment J, Part 4) (CWBS element 1.2)

         h. Four ECPINS-M software suites and four associated individual licenses:

                  (1) Two suites and licenses to support the NIX engineering and follow-on support effort; and

                  (2) Two suites and licenses to support SMA's development of training and maintenance programs for the system.

                  These suites and licenses shall be delivered within 20 days after the Contract Effective Date and be valid for the latest revision of software at the time. Upon system delivery to the Commonwealth the suites and licences shall be upgraded to and be valid for the final ECPINS-M software revision installed throughout the RAN fleet.

4.1.3    Committed Deliverables are:

         a. 10 NDS units (with software loaded) for installation onboard RAN ships as the primary Bridge display (Two primary bridge display NDS units (with software loaded) to be ordered from NIX by the Commonwealth no later than 20 working days after Progress Certification of Milestone 5 (Five), eight primary bridge display NDS units (with software loaded) to be ordered from NIX by the Commonwealth no later than 80 working days after System Acceptance of Milestone 7 (Seven)). NIX will place orders for the corresponding systems with OSL within 10 days following receipt by NIX of the corresponding Commonwealth orders.

         b. 10 NDS units (with software loaded) for installation onboard RAN ships as a backup arrangement (Two backup NDS units (with software loaded) to be ordered from NIX by the Commonwealth no later than 20 working days after Progress Certification of Milestone 5 (Five), eight backup NDS units (with software loaded) to be ordered from NIX by the Commonwealth no later than 80 working days after System Acceptance of Milestone 7 (Seven)). NIX will place orders for the corresponding systems with OSL within 10 days following receipt by NIX of the corresponding Commonwealth orders.

Statement of Work - Sections 1-4                                            1-10

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Project Sea 1430 Phase 2A - OSL Contract Attachment Q

         c. 10 NDS Planning Facilities (with software loaded) for installation onboard RAN ships (Two NDS planning facilities (with software loaded) to be ordered from NIX by the Commonwealth no later than 20 working days after Progress Certification of Milestone 5 (Five), eight NDS planning facilities (with software loaded) to be ordered from NIX by the Commonwealth no later than 80 working days after System Acceptance of Milestone 7 (Seven)). NIX will place orders for the corresponding systems with OSL within 10 days following receipt by NIX of the corresponding Commonwealth orders.

         d. 8 NDS units (with software loaded), for installation at selected shore-based training establishments, into simulators and maintenance training areas as follows:

                  (1) Four (4) NDS units at HMAS WATSON; being Classroom Facilities (x1) and Bridge Simulators (x3)

                  (2) Three (3) NDS units (with software loaded),at HMAS STIRLING; being Training Facility (x1) and Submarine Simulator (x2)

                  (3) One (1) NDS unit (with software loaded), for Maintainer Training at HMAS CERBERUS

                  (Shore-based training systems (with software loaded) to be ordered from NIX by the Commonwealth no later than 80 working days after Progress Certification of Milestone 5 (Five)). NIX will place orders for the corresponding systems with OSL within 10 days following receipt by NIX of the corresponding Commonwealth orders.

         e.       Not Used.

         f.       Not Used.

         g.       Not Used.

         h.       Not Used.

         i. 10 sets of onboard spares, OSL specific S&TE and associated packaging.

         j. Set to Work (STW) of the NDS, post installation, for Committed Deliverables. OSL shall undertake all assembly, system certification (i.e. ECDIS re-certification and system environmental shock), testing and preparation of associated documentation (certification, test procedures and associated reports) for the first 10 ship and 8 shore-based installations.

         k. Contractor Harbour Acceptance Trial (CHAT): conducted to demonstrate NDS operation within the ship borne environment. A CHAT shall be conducted on all `first of class' vessels.

         l. Contractor Sea Acceptance Trial (CSAT): scenario based testing of NDS operations and maintainability conducted to confirm the operational capability in a seagoing environment. A CSAT shall be conducted on the first surface vessel and submarine fitted systems.

         m.       Follow-On Support Services as required.

4.1.4    Standing Offer Deliverables are:

         a. Additional NDS units over and above the Committed Deliverables, ordered from the Catalogue of Equipment as required.

         b.       Not Used.

         c. Additional Testing and Set to Work tasks (associated with additional equipment) as required.

         d.       Additional on-board spares as required.

         e.       Additional Follow-On Support Services as required.

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4.2      DELIVERY OF SUPPLIES

4.2.1 OSL shall ensure that all Supplies which are packaged and marked for delivery be fit for purpose and comply with the package marking, consignment documentation and documentation language standards specified in the Subcontract.

4.2.2 OSL acknowledges that DEF(AUST) 1000C Part 5 provides guidance on package marking standards that are acceptable to the Commonwealth.

4.2.3 OSL shall ensure that secure and legible documentation is affixed to the outside of each package for delivery, with duplicate copies inside at the top of each package, which includes the following information:

         a. the relevant major capital project identifier (project name and number);

         b.       the relevant NIX purchase order number;

         c.       the item name and serial number;

         d.       the item quantity;

         e.       the name of the supply source;

         f.       the consignment delivery point; and

         g.       the date of dispatch.

4.2.4 OSL shall ensure that all items delivered to NIX are accompanied by such certification of conformance from the OEM as may be necessary to meet regulatory requirements.

4.3      DELIVERABLE DATA ITEMS

4.3.1 OSL shall produce, maintain and deliver all data items to NIX in accordance with the OSL Deliverable Requirements List (ODRL) at Section 9 of this SOW and this clause 4.3.

4.3.2    REVIEW, APPROVAL OR NON-APPROVAL, AND ACCEPTANCE OF DATA ITEMS

4.3.2.1  NIX will:

         a.       Review;

         b.       Approve or not Approve; or

         c.       Accept or reject;

         each data item in accordance with the ODRL and this clause 4.3.

4.3.3    DATA ITEM REVIEW

4.3.3.1 Where the ODRL provides that a data item is to be submitted by OSL to NIX for Review, NIX may provide OSL with such comment, information or advice as it considers appropriate to provide. Any comment, information or advice provided:

         a. is intended to be of assistance to OSL and shall not be construed as a direction from NIX to OSL;

         b. shall not be taken as Approval or Acceptance of Supplies or work that do not conform to the Subcontract;

         c. shall not waive any provisions of, or release OSL from its obligations under the Subcontract; and

         d. shall be addressed by OSL as part of the next update cycle for that data item.

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4.3.4    DATA ITEM APPROVAL

4.3.4.1 Where the ODRL requires a data item to be submitted by OSL to NIX for Approval, then NIX will, within the action period specified in the ODRL, advise OSL in writing that the data item is either Approved or not Approved.

4.3.4.2 If NIX determines that any data item subject to Approval submitted by OSL is not in accordance with the requirements of the Subcontract, NIX will notify OSL accordingly in writing. In such event, the data item shall not be considered to have been submitted and the data item shall be rectified at no additional cost to NIX where it is mutually agreed that the data item does not comply with contractual requirements as specified in this subcontract.

4.3.4.3 Where, pursuant to clause 4.3.4.1, NIX provides OSL with notice of non-Approval of a data item, then NIX shall advise OSL in writing of the reasons for non-Approval and may provide details of any corrective action to be taken by OSL before the data item will be reconsidered for Approval.

4.3.4.4 NIX's reasons for non-Approval of a data item shall be limited to the context of any or all of the following criteria:

         a.       the data item submitted by OSL is not clearly understandable;

         b. the data item submitted by OSL does not provide adequate detail;

         c. the data item submitted by OSL is inconsistent with the Subcontract, including related data items; and

         d. the data item submitted by OSL will not meet the objective of the data item.

4.3.4.5 NIX may approve a data item despite the existence of minor omissions or defects in the data item. NIX shall notify OSL in writing of any such omissions or defects. In addition to the criteria for non-Approval detailed in clause 4.3.4.4, any subsequent Approval of an update to a data item that was previously Approved with minor omissions or defects shall be subject to OSL addressing those identified omissions or defects in the proposed update to the satisfaction of NIX.

4.3.4.6 Where NIX provides OSL with notice of non-Approval in accordance with clause 4.3.4.1, OSL shall, within a period equal to NIX's action period defined in the ODRL for the relevant data item (or within such further period as NIX may allow), deliver the rectified data item for Approval.

4.3.4.7 If, within the time specified under clause 4.3.4.6, OSL submits the rectified data item as conforming to the requirements of the Subcontract, NIX shall be entitled to exercise the rights provided by this clause 4.3 as if the data item had been submitted by OSL for the first time.

4.3.4.8 Where, pursuant to clause 4.3.4.1, NIX provides OSL with notice of Approval, then the data item shall have effect in accordance with that Approval and the task comprising the development of that data item shall be deemed to be accomplished.

4.3.4.9 Where NIX fails to furnish to OSL notice, in writing, of Approval or non-Approval, pursuant to clause 4.3.4.1, within the period specified in the CDRL, then any delay shall be considered to be delay caused by NIX and shall, where appropriate, entitle OSL to claim a postponement of the date for delivery of Supplies pursuant to clause 6.2 of the Subcontract.

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4.3.4.10 Approval of a data item by NIX shall:

         a. be construed as no more than an indication that the data item appears to NIX to be capable of being used as a basis for further work;

         b. not be construed as limiting OSL's responsibility to provide Supplies in accordance with the requirements of the Subcontract; and

         c. not be construed as a waiver of any right under the Subcontract or any cause of action arising out of any act or omission of OSL or its servants, agents or employees.

4.3.5    DATA ITEM ACCEPTANCE

4.3.6.1 Where the ODRL provides that a data item is to be submitted for Acceptance, OSL shall:

         a.       deliver the data item for Acceptance in accordance with clause
                  6.1 of the Subcontract; or

         b. in the event that Acceptance of the data item necessitates a change to the Subcontract, deliver the data item instead as part of a Contract Change Proposal (CCP) (supplemented where necessary by an Engineering Change Proposal (ECP)) in accordance with clause 10.1 of the Subcontract.

4.3.6    DATA ITEM UPDATES

4.3.6.1 OSL shall maintain the accuracy, completeness and currency of all data items delivered under the Subcontract in accordance with the ODRL.

4.3.6.2 Where, pursuant to clause 4.3.6.1, changes to any data item become necessary, OSL shall submit a proposed amendment to the data item to NIX.

4.3.6.3 A proposed amendment to any data item shall be subject to the same Review and Approval processes specified in this clause 4.3 to the extent of the effect of the proposed amendment.

4.3.6.4 Until a proposed amendment to an Approved data item is Approved, the original data item shall remain in effect.

4.3.6.5 OSL shall be liable for all costs associated with data item maintenance, except in those circumstances where the need for maintenance is generated by some action for which NIX has agreed, in writing, that it accepts responsibility.

4.4      OZONE DEPLETING SUBSTANCES AND HAZARDOUS SUBSTANCES

4.4.1    OSL shall not provide Supplies containing an Ozone Depleting Substance.

4.4.2    OSL shall not provide Supplies containing any Hazardous Substances.

4.4.3 The Supplies shall not emit fumes, liquids, solids, heat, noise, electromagnetic or other radiation, which could be detrimental to personnel, the environment or the operation of other equipment, except to the extent consistent with their function.

4.4.4 OSL shall ensure that all materials used by its lower tier contractors comply with this clause 4.4.

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                         NAVIGATION DISPLAY SYSTEM (NDS)

                   FUNCTIONAL PERFORMANCE SPECIFICATION (FPS)

SEC 1.

            This section sets out the underlying functional requirements of the NDS. Generally, the requirements in Section 1 are reflected in the relevant ECDIS standards, but certain additional requirements or clarifications are included here.

1.1         System Architecture

            The NDS for RAN major Fleet units architecture shall, wherever possible, consist of a primary ECDIS capability on the Bridge with a backup ECDIS capability in the operations room and a navigational planning facility in the navigator's charthouse. The following operational functions are required of the primary and backup capability and the planning facility:

1.1.1 On failure of the primary capability the backup capability is to be able to immediately assume the role of the primary.

1.1.2 The primary and backup capability shall receive all sensor inputs independently and these sensor inputs shall be processed concurrently and independently within the primary and backup capabilities. Failure of either the primary or the backup capability shall not affect sensor input to the remaining operational unit.

1.1.3 The backup capability and planning facility are to be able to be used independent of the primary

1.1.4 It shall be possible to conveniently transfer planning information between the primary, the backup capability and the planning facility.

1.1.5 It shall be possible to have the backup and the planning facility acting as a slave display of the primary capability.

1.1.6       The planning facility shall:

            be located in the navigator's work area.

            have an appropriately sized screen; and

            an ergonomic interface to support extended use by the navigator

            (Note: The Planning Facility is not required to meet the ECDIS display standard.)

            The planning facility shall incorporate a portable element so that it can:

1.1.7 Provide a portable ECDIS capability, including the capability to interface with a portable, independent GPS receiver, for use on the bridge, or at the emergency conning position. Currently the RAN uses the Rockwell PLGR as their portable GPS receiver.

1.1.8 Be used by the navigator to undertake briefing activities (for example, COs cabin or by projection onto a screen) at any reasonable location.

1.1.9 All NDS chart data access & security devices [hardware keys - dongle] are to be configured so as to comply with the requirements of FPS clauses 1.5.2 & 2.13

1.1.10 The NDS security devices are not to be configured for any specific NDS hardware configuration.

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            Note. The AHS propose that a single NDS UID is encoded for the RAN
            Fleet and that a physical identification system [eg. barcode] will be used to manage the use and distribution of the hardware keys along with the appropriate electronic charts - 'One Dongle one Navy'. All variants of NDS software security devices shall be included in the Catalogue of Equipment.

            The NDS on RAN Fleet units will be installed independent of any other existing network systems on these vessels.

1.2         Type Certification

1.2.1 The NDS shall meet the requirements of Chapter V of the Safety of Life at Sea Convention (SOLAS V) as they relate to Electronic Chart Display and Information System (ECDIS) and any other relevant associated systems, and in particular:

1.2.2             -  IMO Resolution A.817 (19) - Performance standards for
                         electronic navigation systems (as amended)

1.2.3             -  IEC 61174 - ECDIS - Operational and performance
                         requirements, methods of testing and required test results; and normative references.

1.2.4 The NDS shall have passed ECDIS type testing by a recognised testing authority.

            The Commonwealth is prepared to consider type test certification and reports from the following authorities:

            - BSH

            The Commonwealth may consider other independent authorities but this will be judged on a case by case basis. The Commonwealth reserves the right not to recognise such testing authorities at its discretion.

1.3         Back-up Arrangement

1.3.1 The NDS shall include back-up arrangements that fulfil the requirements of IMO Resolution A.817 (19) Appendix 6 - Back-Up Arrangements for ECDIS. Such back-up arrangements shall be capable of meeting the test specifications for back-up arrangements contained in IEC 61174 edition 2 Annex G.

            The Commonwealth's preference is for a backup arrangement to be met by a duplicate NDS capability, networked to the primary NDS and normally situated in the operations room. However, there will be cases where space or other operational restrictions may preclude this. Tenderers should therefore tender a flexible solution that will enable the Commonwealth to install duplicate systems wherever possible but retain options for alternatives if circumstances dictate.

            A test report for the tendered back-up arrangements is not required

1.4         Ergonomic Principles

1.4.1 The NDS shall embrace sound ergonomic principles particularly as they relate to naval vessels and the navy practice of very low ambient light operations for ships' bridges and operations rooms, and shall include but not be limited to:

1.4.2       - user interface.

1.4.3       - maintenance access.

1.4.4       - maintenance architecture.

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1.4.5       - ambient light levels, taking particular note of the need to control the light levels of equipment status lights, control panels and computer cursor brilliance.

1.4.6       physical hazards / seaworthiness.

1.4.7 Where the navigation planning facility/portable element is provided via a laptop or similar device, the specific ergonomic requirements of this section 1.4 shall not apply, but shall conform to the relevant commercial industry standards.

1.5         Chart Data Formats

1.5.1       The NDS shall operate in ECDIS ENC and RCDS modes of operation.

1.5.2 The RCDS mode shall accommodate the use of Australian Hydrographic Service Seafarer(R) RNCs.

            Documentation shall be provided indicating compliance as a licensed Seafarer(R) Original Equipment Manufacturer (OEM).

1.6         Radar and ARPA

1.6.1 The NDS shall integrate radar image and ARPA information IAW the IMO ECDIS performance standard 6.3.

1.7         Equipment Standards

            NDS Equipment Configuration 1

1.7.1 When installed with shock mounts, the NDS monitor shall be compliant with the Grade A requirements of MIL-S-901D.

1.7.2 When installed with shock mounts, the NDS monitor shall meet Type I of MIL-STD-167-1 [ships] standard for vibration.

1.7.3 The NDS monitor shall meet the MIL-STD-461E standard for EMI/EMC protection.

1.7.4 When installed with shock mounts, the NDS Operator Control Panel [OCP] shall be compliant with the Grade A requirements of MIL-S-901D.

1.7.5 When installed with shock mounts, the NDS OCP shall meet Type I of MIL-STD-167-1 [ships] standard for vibration.

1.7.6 The NDS OCP shall meet the MIL-STD-461E standard for EMI/EMC protection.

1.7.7 The assembled NDS rack and enclosure, including the NDS components, shall be compliant with the Grade A requirements of MIL-S-901D

1.7.8 The assembled NDS rack and enclosure, including the NDS components shall meet Type I of MIL-STD-167-1 [ships] standard for vibration.

1.7.9 The assembled NDS rack and enclosure, including the NDS components shall meet the MIL-STD-461C standard for EMI/EMC protection.

            NDS Equipment Configuration 2

            The NDS primary and backup unit equipment shall be design qualified and type tested in accordance with:

1.7.10 - IEC 60945 - Marine navigation and radio communication equipment and systems - General requirements - methods of testing and required test results.- Environmental

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            conditions 1998

1.7.11 - IEC 61162 - Maritime Navigation and Radio Communication Equipment and Systems
            - Digital Interfaces

1.8         Planning Facility

1.8.1 The planning facility shall have a functional capability, in terms of load times, refresh rate and performance, equal to the IEC 61174 certified NDS performance standards.

1.8.2 Planning Station design/construction shall address environmental and operating conditions experienced in a sea going environment.

1.9         Not Used

1.10        Modular Approach to Installation

1.10.1      The NDS shall be capable of a modular installation approach.

            Due to severe space constraints in some ships the Commonwealth will require flexibility in installation designs, for example, processor module may be required to be remotely located from the display module, range of display screen options, et cetera.

            The modular approach shall be reflected in the Catalogue of Equipment.

1.10.2 The NDS shall be able to be mounted in 19 inch wide racks IAW EIA-310-D. (Rack design common in RAN platforms).

1.11        Upgrades and Modernization

1.11.1 The NDS shall incorporate an open-system and scalable architecture using open interface standards for hardware and software that allows future physical expansion of the NDS without full scale system replacement.

1.12        Data Input

1.12.1 The NDS shall provide an expansion capability for additional serial data ports that conform to IEC 61162-1 standard .

1.13        Processor Capacity

1.13.1 The processor for the NDS shall include sufficient capacity to support the additional capabilities in Section 2 and Section 3 of this SOR without degrading the minimum performance standard set out in IEC 61174 para 5.8.

1.14        Non-volatile Data Storage

            The NDS non-volatile data storage capacity shall have (as a minimum) the capacity to hold:

1.14.1      - 800 SENCs (800 x 5MB ENC cells)

1.14.2      - the operating System and NDS software

1.14.3      - voyage recording data (see 2.34)

1.14.4      - greater than 2GB free memory

1.14.5      - An 10 gigabyte memory capacity to support the data requirements of section 2 and 3 military geospatial information capabilities, for example AML, DNC, TOD, et cetera.

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1.14.6      Passage Sounding Logging and Export data (see 2.35)

1.15        Power Supply

            The NDS shall maintain the full functionality defined in this specification when operated from the following power supplies:

1.15.1      - 240 Volts +/- 10% at 47 to 63 Hz. single phase, and/or

1.15.2      - 115 Volts +/- 10% at 47 to 63 Hz. single phase

1.15.3      - 24v DC (primarily as a backup or UPS support).

1.15.4 Input voltage and frequency ranges shall be prominently displayed on the outside of the NDS, adjacent to the power connector.

1.15.5 Where the NDS is equipped with a manual switching of power supply the NDS shall have a simple, safe, protected and easily accessible switching system.

1.15.6 Where the NDS is equipped with a manual switching of power supply the selected voltage shall be easily identifiable on the switching system.

1.15.7 The NDS shall continue to operate in the presence of transients, causing excessive current and voltage variations, by the incorporation of protection measures. for example, by the provision of line conditioners or UPS.

1.16        Emergency Power

1.16.1 The NDS primary and backup units shall include individual, dedicated emergency power systems to protect the NDS in case of complete power loss. The emergency system shall allow independent operation of the NDS unit without ships power for a period of no less than 15 minutes.

            It shall be possible, at the Commonwealth's discretion, to source existing emergency power supplies in lieu of this requirement.

1.16.2 The planning facility, in its portable mode, shall be able to operate independently of an external power source for at least two hours.

1.17        Earthing Requirement

1.17.1 The NDS shall have an external connection point available for earthing the NDS to the ship.

1.18        Software Operating Environment

1.18.1 The NDS shall operate under a Windows 2000(R)/Windows NT(R)/Windows XP operating environment with the ability to be migrated to future Windows based Operating Systems.

1.18.2 The NDS, when mounted on an existing network, shall not degrade that computer network system's performance or cause degradation of existing network functions.

1.19        Security

            The NDS shall meet the following security requirements:

1.19.1 - Internal and external disk drives that are capable of data transfer shall be secured to control access. This could be achieved by either a hardware or software solution.

1.19.2      - Tamper evident housing for the processor /memory unit.

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1.19.3      - Key type locking device to prevent access to the processor /memory unit. Fitted locks are to be endorsed as per the SCEC catalogue.

1.20        Security, Memory Hardware

1.20.1 The NDS shall allow the memory storage devices to be easily removed by an onboard maintainer. This activity will only be necessary when the whole NDS unit is being returned for maintenance.

            This requirement does not apply to Laptop computers that may be supplied as part of the NDS.

1.21        Personal Computer (PC) Compatibility

            The NDS software shall be capable of functioning on:

1.21.1      - a Stand-alone PC with standard keyboard and mouse.

1.21.2      - a Laptop with standard keyboard and mouse.

1.21.3 - a PC connected to a network with the NDS software installed on the PC hard drive and used independent of the network.

1.21.4 Installation of the NDS software on a PC or laptop shall not prevent or degrade the operation of other installed software, such as Windows(R)-based Microsoft Office(R) or Lotus Notes(R).

1.22        Self -Test functionality

            The NDS shall have a Self-Test functionality that, at a minimum:

1.22.1      - Performs an initial System Integrity check.

1.22.2      - Performs a sensor status check.

1.22.3 - Provides sufficient information to assist a trained maintainer to diagnose faults in the system.

SEC 2. This section sets out the functional requirements for RAN surface ship navigation that are not principally identified in the ECDIS standards nominated in this document or detailed in Section 1.

            This section seeks to address functional requirements rather than merely to duplicate traditional manual methods of plotting and estimation. The examples and supporting descriptions are provided primarily for guidance and clarification.

2.0         Validity of ECDIS Type Approval Certificate

            The incorporation of the NDS functions and performance defined in this section are not to invalidate the ECDIS type testing certification of the capability provided under section 1.

            Note for Tenderers:

            In regard to requirement 2.0, the Commonwealth is guided by IEC 60945 Para 4.1:

            Note. "Where an equipment provides a facility which is additional to the minimum requirements of both this standard and the relevant equipment standard, the operation and, as far as is reasonably practicable, the malfunction of such additional facility shall not degrade the performance of the requirement."

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2.1         Symbology

2.1.1 The NDS may provide additional features and be operated in non-ECDIS mode from time to time, but when the particular additional features are not used, then it shall have the effect of reverting to a fully compliant and type tested ECDIS.

            Symbology in support of the requirements in this section shall be based on those shown in IEC 61174 Annex E wherever possible.

2.2         SENSOR INPUTS - Refer to Enclosure 1 for Ship Fitted Navigation
            Equipment.

2.3         Interface with Ship's Control Systems

2.3.1 The NDS shall have hardware and software interfaces, conforming to NMEA 0183 Standard, to allow integration with ship's control systems (including autopilot, integrated bridge arrangements).

            (Information: Timing and platform types for any such future integration are yet to be determined by the Commonwealth.)

2.4         Observed Depth Indication

2.4.1 The NDS shall display depth information obtained from the ship's depth sounder.

2.4.2 The NDS shall allow the operator to specify a value from the depth sounder that will trigger an indication when depth is equal to or less than the specified value. This feature shall be able to be disabled by the operator if required.

2.5         Security

            The NDS shall meet the following security requirements for system access:

2.5.1 - The NDS data and set-up information shall be protected by dedicated user ID logins and passwords.

2.5.2 - Password protection for all stored voyage plans with access levels of read only or full access.

2.5.3       - Provision of a system administrator/supervisor access level.

2.5.4 - An audit trail shall be generated by the system to enable a review of Logins successful & failed, as well as areas accessed by each identified user and what actions were carried out and when.

2.6         Data Corruption and Virus Protection

2.6.1 The NDS shall be capable of preventing data corruption within the primary and backup capability and the planning facility caused by data transfer from any source.

2.7         Help Function

2.7.1 The NDS shall have an on-line help function incorporating at least On-line manuals.

2.8         Time

2.8.1 The NDS shall be capable of operating in UTC independent of GPS timing signals, and shall have the ability to apply a local time offset for the use of local time.

2.8.2 Time shall be displayed in 24-hour clock as hours, minutes and seconds.

2.8.3       The time zone in use shall be indicated.

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2.8.4       Operators shall be able to select the time zone for display.

2.8.5 Manual log entries require a local time field (for operator recording of events, etc).

2.8.6       Time zone for data logging (time tagging) purposes shall be UTC.

2.9         Units of Presentation and Calculations

            In addition to the units of presentation and calculations IAW IEC 61174 para 5.3.3:

2.9.1       - distances shall be available in yards.

2.9.2 - position shall be available in degrees, minutes and decimal minutes to 3 decimal places.

2.9.3       - Units in use shall be indicated in the display legend.

2.9.4       - Operators shall be able to select between units.

2.10        Turning data

2.10.1 The NDS shall be able to store, and utilise own ship turning data in a format that allows for speed, advance, transfer, distance to new course, time in the turn, and rudder angle for multiple drafts and operating conditions. (see BR45 Vol 1 p186 for clarification)

2.10.2      The NDS shall provide password protection to ship's turning data.

            It shall be possible to manually update the stored turning data. The NDS shall allow the password holder (normally the Navigating Officer) to amend and store the ship's turning data.

2.10.3 The NDS shall be able to use the turning data to calculate and display the new course `wheel over' position, with the ability to account for predicted tidal stream where appropriate, on both the planned track and the ship's projected track. (see BR45 Vol 1 p357 for clarification)

2.10.4 Predicted wheel over position shall be able to be over-ridden and re-positioned by the operator if required.

2.10.5 The NDS shall be able to calculate and display distances to run and time to go to wheel over. Times and distances to wheel-over shall be adjusted to account for any lateral displacement from the planned track (cross track error) (see BR45 Vol 1 p355 fig 13-8 (a)). The system shall calculate and display distances to go in nautical and decimal mile increments and time in minutes and second increments.

2.10.6 Distances to go shall be displayed at 1 cable intervals from one nautical mile (or other range as defined by the user) from a wheel over position. The 1 cable marks shall be able to be suppressed as required.

2.11        Automatic Identification of Ships (AIS) Display

2.11.1 The NDS shall include an interface and software for the input and display of Automatic Identification of Ships (AIS) information. The AIS capability shall meet the extant international technical requirements for AIS conforming to the relevant AIS standards and guidelines referenced in SOLAS V. These include but are not necessarily limited to:

            - IMO Resolution MSC.74(69), Annex 3, Recommendation on Performance Standards for Shipborne Universal Automatic Identification Systems
            (AIS)

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            - ITU-R Recommendation M.1371, Technical Characteristics for a
            Universal Shipborne Automatic Identification System Using Time Division Multiple Access in the Maritime Mobile Band.

            - IEC Test Standard 61993-2 on AIS.

            interim guidance provided in IMO Safety of Navigation circular S/N/Circ217 dated 11 July 2001, Interim Guidelines for the Presentation and Display of AIS Target Information.

2.11.2 The level of AIS information to be displayed shall be user selectable.

2.11.3 It shall be possible to remove the AIS information from the display by a maximum of two operator keystrokes or equivalent.

            (Information: Procurement of transponders and receivers for AIS are not part of this Project)

2.12        Slave Displays

2.12.1 The NDS shall provide the capability to add slave displays and for the slave displays to accept video from either the primary, backup or navigational planning NDS units.

            (Information: Slave displays are to be included as part of the equipment list in the catalogue of equipment)

2.13        ENC Data Protection Systems

            The NDS shall accommodate the IHO ENC data integrity and data protection scheme v1 (based on the PRIMAR security scheme) such that protected ENC data can be utilised in the NDS.

2.14        PICREP and TXTDSC File Support

            The NDS shall enable information from PICREP and TXTDSC files to be updated, deleted and displayed.

2.15        RNC Data Formats

2.15.1      The NDS shall operate in ECDIS ENC and RCDS modes of operation.

            The contractor shall provide documentation to the Commonwealth indicating compliance as a licensed ARCS Original Equipment Manufacturer (OEM). ARCS compliance shall meet the UKHO requirements.

2.15.2      The RCDS mode shall accommodate the use of NOAA/BSB RNC's.

            The contractor shall provide independent verification of the successful implementation of the Maptech BSB File Format RNC Compliance Specification.

2.16        Optimum Chart Selection

2.16.1 In conjunction with the "over scale" indication (see ECDIS PS 5.1 and 5.2 and Appendices 5 and 7), for any area in which both ENC and RNC are available, the NDS shall indicate and provide options for the user to select the most appropriate navigation purpose ENC or suitably scaled RNC from those available. The NDS shall display both the navigation purpose code/compilation scale of the highest navigation purpose code/largest compilation scale ENC available and the scale of the largest scale RNC available. The user shall thereby be able to determine and select the most appropriate chart to use through a comparison between the navigation purpose/compilation scale of the ENC available for an area and the largest scale RNC available for the same area.

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2.16.2      The user shall be able to override the optimum chart selection function to select any chart of choice.

2.17        DIGEST-based Chart Formats

2.17.1      The NDS shall be able to display Digital Nautical Charts (DNC).

2.17.2 The NDS shall provide full ECDIS functionality when using DNC ie. the user interface and features of the NDS software in ENC, RNC and DNC would be the same.

2.17.3 The NDS shall be able to access and operate ENC, RNC and DIGEST based data concurrently.

2.17.4 The NDS shall be able to read and utilise DIGEST-based data sets (such as LWD, TOD,).

2.18        Additional Military Layers (AML)

2.18.1 The NDS shall support the concurrent access and display of official charts (ENC and RNC) together with AML data sets in S57 and DIGEST VPF. The NDS shall at a minimum read and display the information contained in the AML specifications and corresponding sample data.

Note. The Commonwealth intends to adopt the AML concept. AML's are likely to be provided to the ADF by the AHS predominantly in S57 format, but also in DIGEST VPF. It is anticipated that additional chart data manipulation tools may be required to take full advantage of AML's. Development of such tools will not be part of this project. However, the ability to concurrently access and display AML-type S57 and DIGEST VPF data in conjunction with ENC's and RNC's is a requirement.

2.19 TIME SENSITIVE UPDATES (for example, Temporary and Preliminary Notices to Mariners)

2.19.1 The NDS shall enable a route plan to be checked based on a user-selected "time window" in order to account for all the applicable chart updates that will affect a route plan at a future date within that "time window".

2.19.2 The NDS shall enable the user to easily identify future additions or deletions to ENC's and RNC's together with the time that these changes take effect. This capability shall be available in both route planning and route monitoring modes.

2.20        Route Optimisation using Rhumb Lines, Great Circles

2.20.1 The NDS Route planning and optimisation function shall allow operator selection of rhumb line or great circle tracks (user defined segment lengths) to be used as a basis for a voyage plan.

2.21        ETA / ETD / SOA

            The NDS shall be capable of calculating for the overall voyage plan and between waypoints as selected by the operator, the following:

2.21.1      - ETA for a user designated SOA and/or ETD

2.21.2      - SOA for a user designated ETD and/or ETA

2.21.3 - the distance between waypoints and the total distance in nautical miles for an entire navigation plan or any selected section of a route plan.

2.21.4 The NDS shall allow and account for user designated stopover waypoints in SOA/ETA/ETD calculations.

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2.22        Waypoint Insertion, Deletion and Amendment

            It shall be possible for waypoints to be inserted by:

2.22.1      - Latitude & Longitude

2.22.2      - Cursor position

2.22.3      - Map grid coordinates

2.22.4      - Range and bearing from a geographic point

2.22.5 In addition to specifying geographical positions in WGS-84 coordinates, the NDS shall support positions expressed in other common coordinate systems, datums, projections and spheroidal models (see Annex B to IHO S60 - User's Handbook on Datum
            Transformations involving WGS 84, 2nd edition)

            The following shall be supported without a requirement to enter the relevant defining parameters:

            - Spheroidal models:

2.22.6      - WGS72

2.22.7      - AGD66

            - Grid coordinate systems:

2.22.8      - UTM

2.22.9      - Australian Map Grid (AMG)

2.23        Head or stern mark - run on tracks

2.23.1 The NDS shall enable the designation of a planned track from a selected waypoint using an operator selected charted feature as a head mark or a stern mark. The termination of this planned track shall be the intersection point with the next planned track. In this way, it shall be possible to construct the legs of a pilotage plan that 'run on' desired navigational marks. (see BR 45 vol 1 page
            351 for clarification)

2.24        CLEARING LINE (CL) (RAN := Clearing Bearing)

2.24.1 The NDS shall enable the drawing of a CL based on any charted feature. The CL shall be able to be positioned and adjusted such that the line (when pointing at a charted feature) can be displaced by a user determined distance from any other charted feature or mariners object. The distance shall be able to be determined by the user in either decimal nautical miles or yards. (see BR 45Vol 1 - p358 for clarification).

2.24.2      It shall be possible to clip CL's in order to reduce screen clutter

2.25        Limiting Danger Lines (LDL)

            Note. The ECDIS specifications determine that when a safety depth is selected that is not a depth contour value contained in an ENC, then the next deeper contour value in the SENC is selected by the ECDIS and used in the Ship Safety Contour Function. The following capability is required to supplement this.

2.25.1      The NDS shall support the creation and use of Limiting Danger Lines
            (LDL)). LDL's shall perform the same function as the Ship Safety Contour except that the LDL will be drawn by the operator to represent a safety depth in the absence of relevant depth contours.

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            It shall be possible to designate the LDL to function as the ship's safety contour.

            See BR45 Vol 1 p345 fig 13-1 for illustrative example

2.25.2 The NDS shall enable the operator to manually create LDLs by freehand drawing (cursor position) to delineate navigable waters.

2.25.3 All alarms and indications applicable to the Ship Safety Contour shall apply to the LDL.

2.26        Additional Mariners Objects

            It shall be possible for users to insert mariners' objects (as described below) by:

2.26.1      - Latitude & Longitude

2.26.2      - Map grid coordinates

2.26.3 - Range from a geographic point (user selected units of measurement including at least nautical miles / decimal miles, and yards) and bearing (degrees and tenths of degrees)

2.26.4      - Cursor position

            Mariners' objects shall include:

2.26.5      - text

2.26.6      - lines

2.26.7      - arrows

2.26.8      - arcs and circles of specified origin and radii

2.26.9      - triangles, squares, rectangles and polygons

2.26.10 Mariners objects shall be able to be selected and easily moved on the display

2.26.11 Any of the above mariners' objects shall have the ability to be designated for an "alarm or indicator function" as selected by the operator; for example: to be considered a special conditions area IAW IEC 61174 para 4.10.5.4.

2.26.12 The NDS shall support additional libraries of military type mariners object symbology as detailed in Annex A

2.26.13 It shall be possible to infill areas created as Mariners Objects with colour and/or patterns. Infill shall be user selectable as opaque or varying levels of transparency.

2.27        Saving Mariners' Objects

2.27.1 The NDS shall be able to save and recall all user input information (mariner's objects, voyage plans) managed as user specified collections. These collections or groups shall be able to be named and recalled individually or displayed together.

2.28        Fixing by Lat and Long

2.28.1 The NDS shall allow designation of the ship's position based on a manual input of latitude and longitude.

2.29        Position Forecasting

            The NDS shall compute from any nominated fix and display using the ECDIS standard symbols in IEC 61174 Annex E:

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2.29.1      - Dead Reckoning (DR) position. As selected by the operator, it shall be possible to calculate the DR position from either a manual input of course and speed provided by the operator or from a course and speed as determined by the NDS from ships heading and speed inputs other than from GPS.

2.29.2 - Estimated Position (EP). As selected by the operator, it shall be possible to calculate the EP from either manual input of a set and rate as provided by the operator or from a set and rate determined by the NDS from relevant sensor inputs and calculations. Once selected, the method for calculating set and drift shall continue to apply until changed by the operator, regardless of alterations of course and/or speed.

2.29.3 - It shall be possible for the operator to select how the NDS determines set and rate, either:

2.29.4      - from any two selected fixes

2.29.5      - over a preceding user defined time interval

2.29.6 The NDS shall allow simple inhibit and restore of DR or EP on the NDS display.

2.30        Course to Steer

            The NDS shall be able to:

2.30.1 - determine and indicate a course to steer to make good a planned track, based on an operator predicted set and rate.

2.30.2 - determine and indicate a course to steer to make good a planned track, based on NDS derived set and rate.

2.31        Map Digitising Capability

2.31.1 The NDS shall have the capability to extract geo-referenced data from paper maps and charts and input the coordinates for use in the NDS.

            It shall be possible to extract data expressed in WGS-84 coordinates, and in other common coordinate systems, datums, projections and spheroidal models (see Annex B to IHO S60 - User's Handbook on Datum Transformations involving WGS 84, 2nd edition).

2.31.2 The following coordinate systems shall be supported without a requirement to enter the relevant defining parameters:

            - Spheroidal models:

2.31.2.1    - WGS72

2.31.2.2    - AGD66

            - Grid coordinate systems:

2.31.2.3    - UTM

2.31.2.4    - Australian Map Grid (AMG)

2.31.3 It shall be possible to input lines and areas as a single entity, not limited by individual chart or map boundaries or the physical size of any digitising hardware.

            Note. In other words, it shall be possible to create coherent lines and areas from a collection of points extracted from sections of the same chart or map or from

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            geographically adjacent charts or maps.

            A COTS license (if any) and digitising tablet hardware prices are to be included in the catalogue of equipment.

2.32        Navigational Plan - Digital Transfer

2.32.1 The NDS shall provide the ability to input and export voyage records and navigational plans including mariners objects and associated information in high capacity digital transportable medium.

2.33        Position Input Integrity

2.33.1 In meeting the requirements of ECDIS PS para 10.5.6, the NDS shall accept position data from not less than four position fixing devices of which two may be selected by the operator as primary and secondary.

2.33.2 In meeting the requirements of ECDIS PS para 10.5.6, the alarm function shall indicate when discrepancies between the two selected inputs exceeds operator designated tolerances.

2.34        Voyage Recording

2.34.1 The NDS shall record the entire voyage details at intervals not greater than 1 minute. A voyage shall be considered to be up to three months duration.

2.34.2      The NDS shall provide a voyage record playback facility.

2.34.3 It shall not be possible for users to alter or amend the voyage records.

2.34.4 It shall be possible to export and archive voyage records for evidentiary and historical purposes.

2.35        Passage Sounding Logging and Export

2.35.1 The NDS shall have an automatic passage sounding logging capability with the ability to export the following recorded details in Hydrographic Transfer Format (HTF) v2.02, to a digital medium (for example DLT device). This function may be accomplished by the automatic creation of a report file generated from data already recorded by the NDS for other purposes (see also 2.56 - Data Recording)

            At the update rate of the slowest sensor, the following data shall be logged and available for export in HTF (for example +/-DDD.dddddd for longitude, +/-NNNN.nn metres for depth, etc);

2.35.2      - UTC date and UTC time

2.35.3      - position

2.35.4 - source of position (indicate positioning system number used to provide position, populated in accordance with the HTF header record)

2.35.5      - Not Used

2.35.6      - depth at time of position fix (+ve)

2.35.7 - source of depth (indicate depth sensor number used to provide depth, populated in accordance with the HTF header record)

2.35.8      - measured sound velocity (if available)

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            It is desirable that the exported HTF file contains the following
            HTF Header metadata as a minimum:

2.35.9      - vessel identity

2.35.10     - cruise/voyage identifier

2.35.11 - UTC start date and end date of cruise/voyage (corresponding to the passage soundings contained in the HTF file being exported)

2.35.12     - Not Used

2.35.13     - general locality

2.35.14     - logging system and version

2.35.15 - descriptions of positioning sensors and measured laybacks from sensor to logged position as #comments in HTF

2.35.16 - description of depth sensors and measured laybacks from sensor to logged position as #comments in HTF

2.35.17     - depth sounder assumed sound velocity (for example 1500m/s)

2.35.18     - depth sounder draft setting

2.35.19     - ship's draft and reference to ship's squat and settlement tables

            Note. Details of HTF can be obtained from the Australian Hydrographic Service and at http://www.hydro.gov.au/news/htf/htf.htm

            Note. Metadata compilation tools and record integrity tools have already been developed by the Australian Hydrographic Service and will be available as GFI. The HTF Tools include HTF translation and preparation tools that contain a suite of libraries of functions that enable developers to incorporate HTF reading, writing and validation functionality into custom applications.

            Note. Any additional data storage requirements of meeting this requirement are to be addressed. See also 1.14 - Non-volatile Data Storage.

2.36        Wind Speed and Direction Display

2.36.1      The NDS shall display wind speed and direction.

            The NDS shall include the ability to:

2.36.2      - select either true wind or relative wind

2.36.3      - inhibit the display

2.37        Man Overboard Function

            The NDS shall provide a man overboard function that includes:

2.37.1 - a single operator action to set a primary datum position based on the ship's position when a man overboard alarm is raised. The operative key shall be prominently marked.

2.37.2 - a continuous indication of range and bearing to the designated datum position

2.37.3 - the ability for an operator to designate a secondary datum position relative to the primary to account for any time delays in raising the alarm or other factors

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2.38        Anchor Watch Function

2.38.1 The NDS shall provide an anchor watch function that includes the ability to plot a swinging circle of nominated radius and origin. The anchor watch function shall monitor the ship's position relative to the swinging circle. Visual and audible warnings shall be provided if the ship moves outside the swinging circle or the swinging circle encroaches on a designated danger or mariners object.

2.39        Waterspace Management

2.39.1 A Waterspace Management function is required to support a number of operational requirements including those described in Annex B; for example, patrol areas, tactical areas and sector screens.

2.39.2 The NDS shall support the creation, activation and presentation of Waterspace Management Areas. Waterspace Management Areas may be designated as permanent or temporary.

2.39.3 Temporary Waterspace Management Areas shall be associated with a start and stop time for the area to be activated and for this to be available for presentation and activation as determined by the user. (see also Section 2.17 - Time Sensitive Updates)

2.39.4 It shall be possible to designate,save and recall Waterspace Management Areas of any shape.

            It shall be possible to designate the defining coordinates of Waterspace Management Areas by:

2.39.5      Keying in latitude & longitude

2.39.6      Designating a range and bearing from a geographic point

2.39.7      Designating ranges from own ship and a true or relative bearing

2.39.8      Freehand drawing (cursor position)

            As selected by the user, Waterspace Management Areas shall be either:

2.39.9      - geographically fixed, or

            - referenced to an origin slaved to:

2.39.10     - own vessel's moving position

2.39.11     - a designated moving radar contact (another vessel)

2.39.12 - manual input of range and bearing from own ship (for use during radar silence)

2.39.13 As determined by the user, it shall be possible to associate and present related messages, notes and cautions with Waterspace Management Areas.

            The NDS shall provide an indication if a vessel's position or estimated position:

2.39.14 - approaches within user designated distances of individual Waterspace Management Areas

2.39.15 - enters or leaves a Waterspace Management Area. The user shall be able to designate whether an indicator activates on the ship's position entering or exiting a Waterspace Management area.

2.39.16 All Indications associated with Waterspace Management Areas shall prominently display any messages, notes or cautions associated with the area.

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2.39.17     The NDS shall have the capability for different Waterspace
            Management Areas to overlap both in time and space.

2.40        Ship Based Templates

2.40.1 The NDS shall be capable of displaying templates (up to 12 bearings and 8 ranges) using vessel's position as origin and orientated on the vessel's heading or designated bearing, for example, weapon safety traces.

2.41        Furthest on Circles (FOC)

2.41.1 The NDS shall be capable of displaying multiple, expanding range circles centred on one or more geographical positions. These positions may be historical positions (ie from an old datum) with an associated radial position error in nautical miles. Each range circle shall expand at a given speed in knots, and may be colour coded by the operator.

            The operator shall be able to input the following information in relation to FOC's:

2.41.2      - Position (Latitude and Longitude)

2.41.3      - Time and start date for the position

2.41.4      - Estimated positional error (nautical miles)

2.41.5      - Rate of expansion from start time (knots)

2.41.6      - Presentation requirements (colour/style of circle)

2.41.7      - associated descriptive text / notes (max twenty characters)

2.41.8 It shall be possible to view the descriptive text / notes and other details on demand.

2.42        SEARCH AND RESCUE

2.42.1 The NDS shall produce search patterns over user defined geographic areas for searches consisting from one to up to 10 ships based on the methodologies in the International Aeronautical and Maritime Search and Rescue Manual,(IAMSAR) Volume III (First Edn 1998). The NDS shall be able to generate the expanding square and creeping line search patterns based on the principals in IAMSAR Manuals Vol I - Organisation and Management (First Edn 1998) and Vol II Mission Co-Ordination (First Edn 1999).

2.42.2 The NDS shall be able to adjust search patterns to account for the effects of operator input values for the prevailing and forecast set and drift for the search ship and the target movement.

2.42.3 Leg and sector length and spacing shall be capable of being either user defined or based on IAMSAR standard distances based on the visibility, search object and sea state.

2.43        PRINTING

2.43.1 The NDS shall be capable of providing print commands to a networked printer to provide a hard copy printout of chart sections and navigation plans as selected by the operator.

            The following features shall be provided:

2.43.2      - Print screen function (minimal keystroke function)

2.43.3      - Header and footer text capability, including:

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2.43.4      - title

2.43.5      - free text section

2.43.6      - an embedded function that incorporates:

2.43.7      - chart name / number

2.43.8      - time / date of printing

2.43.9 - a copyright notice in the form of: "(C) Copyright Restrictions Apply. This copy is not a replacement for charts required to be carried under Australian or international regulations"

2.43.10     - a chart scale bar

2.43.11     - compatibility with Windows(R) printer hardware and software

2.43.12     - Colour and B&W print capability up to A3 print size.

            Note. Not all RAN ships have a spare printer available to meet this requirement. Therefore the hardware solution for this capability (ie provision of an A3 size colour printer) is to be included in the equipment list of the catalogue of equipment.

            Manual Fixing Requirements

            This part of section 2 describes the requirement for a capability for navigating the ship when there is no input from any interfaced position fixing devices or possibly radar. It is therefore more detailed than the requirements of the ECDIS Performance Standard.

            This requirement supports traditional fixing methods where position lines/ranges are obtained from a number of observations (for example; compass and radar bearings, relative bearings from the ship, soundings, astronomical observations and horizontal and vertical sextant angles).

            This sub-section, seeks to address functional requirements rather than merely to duplicate traditional manual methods of plotting and estimation. The examples and supporting descriptions are provided primarily for guidance and clarification.

2.45        Bearing Position Line

2.45.1 The NDS shall support manual position fixing methods by enabling the plotting of straight position lines from any nominated points of origin on any designated bearing to a vicinity as defined by the operator. (see a description of the use of position lines in BR 45 Vol 1, p174 - and 175).

2.45.2 It shall be possible to input and record at least four straight position lines in support of each manual position fix.

2.46        Range Position Arc

2.46.1 The NDS shall support manual position fixing methods by enabling the plotting of arcs of range from a point of origin. The extent of an arc is to be a reasonable distance either side of a line of bearing indicated by the operator (see a description of the use of range position line in BR 45 Vol 1, p174 and 175) or from a nominated start to end point.

2.46.2 It shall be possible to input and record at least four position arcs in support of each manual position fix.

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2.47        Astronomical Position Line

2.47.1 The NDS shall support manual position fixing methods by enabling the plotting of astronomical position lines which are straight lines at a range and bearing from a designated Latitude and Longitude. These lines are to have arrows at either end (see a description of the use of astronomical position lines in BR 45 Vol 1, p174 and 175 ) and should be able to be labelled.

2.47.2 It shall be possible to input and record at least eight astronomical position lines in support of each manual position fix.

2.48        Bottom Contour Fixing

2.48.1 The NDS shall support manual position fixing methods by enabling an operator to select a segment of a contour line and designate this line as a bathymetric position line (see an example in BR 45 Vol 1, page 217)

2.48.2 It shall be possible to input and record at least six bathymetric position lines in support of each manual position fix.

2.49        Transferred Position Line (TPL)

2.49.1 The NDS shall support manual position fixing methods in support of "running fixing" by enabling the transfer of all position lines above (including bottom contour fixing) based on a known ships course, speed and time. It shall also be possible to re-transfer TPL's. The original position line is to remain visible after transfer. (see an examples in BR 45 Vol 1, p174, 175 and 212).

2.49.2 It shall be possible to input and record at least four TPL's in support of each manual position fix.

2.50        Vertical Sextant Angle - Range Position Line

2.50.1 The NDS shall support the calculation and plotting of a range from an object given that the object height is known and that the operator provides a vertical sextant angle by observation of the object (method described in BR45 ).

2.50.2 It shall be possible to input and record at least four range position lines in support of each manual position fix.

2.51        Horizontal Sextant Angle Resection Fixing.

2.51.1 The NDS shall support the calculation and plotting of a position line based on horizontal sextant angle resection fixing. See BR 45 Vol 1 pp 224-6 for a description of the method of Horizontal Sextant Angle resection fixing.

2.51.2 It shall be possible to input and record at least two horizontal sextant angle position lines in support of each manual position fix.

2.52        Transit Position Line

2.52.1 The NDS shall support the plotting of a position line determined by the transit of two geographical points. - see an example in BR 45 Vol 1 Chapter 9 page 200.

2.52.2 It shall be possible to input and record at least two transit position lines in support of each manual position fix.

2.53        Electronic Bearing Line (EBL) - Relative readout

2.53.1 In addition to the EBL function described in the ECDIS PS para 10.5.11.2, the NDS shall provide a relative bearing in addition to true bearing when the EBL is centred on

Statement Of Work - Section 5                                               5-19

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Project Sea 1430 Phase 2A - OSL Contract Attachment Q

            the ships position.

2.54        Fixing the Ship Manually

2.54.1 The NDS shall enable an operator to manually fix (plot) the ship's position based on any combination of up to 6 of the above Position Lines, EBL's, arcs, TPLs and position points. This process shall indicate a suggested "best position", however the operator may either confirm this position or choose an alternative position based on the "cocked hat" information.

2.54.2 The relevant information upon which the fix is based shall be recorded. Position lines observed but not subsequently used in determining the fix position shall also be recorded and associated with the fix information.

2.54.3 The time designator for a fix shall be nominated by the operator and will normally be the time of observing the first LOP.

2.54.4 In addition to the "method of fix' designators at IEC 61174 Annex E.2.2.6, the following shall be provided:

            V/R - Visual/Radar

2.55        Deletion/clipping of position lines

2.55.1 The NDS shall permit any position line to be clipped or suppressed from the display by an operator in order to reduce clutter.

SEC 3. This section sets out functional requirements primarily for RAN submarine navigation together with some surface ship related activities that are not otherwise reflected in Section 1 or Section 2.

            The requirements in Section 3 support the situation when a submarine is submerged and is no longer able to continuously fix its position. The requirements deal with the situation when the submarine is dived and must navigate in a three dimensional medium for general navigation safety and in an operational role needs to navigate with due consideration of waterspace management. See Annex B for a general operating statement for submarines.

            The Commonwealth acknowledges that when certain requirements in this section are incorporated or used, this may result in the NDS operating in non-ECDIS mode. Notwithstanding this, the inclusion of the requirements in this section are not to invalidate the ECDIS type testing certification of the capability provided under section
            1. In this regard, the Commonwealth is guided by IEC 60945 Para 4.1:

            "Where an equipment provides a facility which is additional to the minimum requirements of both this standard and the relevant equipment standard, the operation and, as far as is reasonably practicable, the malfunction of such additional facility shall not degrade the performance of the requirement."

            In other words, the NDS may provide additional features and be operated in non-ECDIS mode from time to time, but when the particular additional features are not used, then it shall have the effect of reverting to a fully compliant and type tested ECDIS.

            This section seeks to address functional requirements rather than merely to duplicate traditional manual methods of plotting and estimation. The examples and supporting descriptions in Annexes B and C are provided primarily for guidance and clarification.

3.1         Symbology

3.1.1 Symbology in support of the requirements in this section shall be based on those shown in IEC 61174 Annex E wherever possible.

Statement Of Work - Section 5                                               5-20

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Project Sea 1430 Phase 2A - OSL Contract Attachment Q

3.2         Bottom Contour Fixing

3.2.1 The NDS shall support the concept of Bottom Contour Fixing as described at Annex D.

3.3         Submarine Depth Sensor Indication

3.3.1 In addition to the Safe Depth Indication required in Section 2, the NDS shall receive and display depth information obtained from a submarine's depth sensor (submarine's instrument for determining its depth below the water surface).

3.3.2 The NDS shall provide a function to allow the operator to activate an Indication for both minimum and maximum readings from the depth sensor. This feature shall be able to be disabled by the operator if required.

3.4         Pool of Errors (POE)

            When a submarine proceeds deep, it is no longer able to accurately fix its position and is unable to conduct precise navigation. The "Pool of Errors" (POE) serves as an area of probability depicting where the submarine's position may lie during submerged navigation. It is employed as a method of presenting the submarine OOW with an indication of the cumulative effects of errors that may apply to the submarine's estimated position (EP) at any given time. The POE capability effectively enhances the DR/EP function when operating "deep".

            The NDS shall have the capability of:

3.4.1 - supporting the principles underlying the POE concept, taking into account the factors and considerations described at Annexes B and C

3.4.2 - calculating, displaying and utilising the POE concept to provide the best estimate of submarine position and area of position uncertainty to support underwater navigation

3.4.3 The extremities of a POE shall activate all relevant NDS Alarms and Indications, including those associated with Safe Depth Areas and Waterspace Management Areas, and perform generally as if the extremities of the polygon were the actual position of the submarine.

3.4.4 It shall be possible to transfer seamlessly between continuous position fixing, manual fixing, DR/EP and POE modes.

3.5         Safe Depth Areas

3.5.1 The NDS shall have the capability of supporting the Safe Depth Areas concept taking into account the factors and considerations described in Annex B.

3.5.2       The Safe Depth Areas function shall:

3.5.3 - include the capability to select and activate designated contours where appropriate contours exist in the chart data

3.5.4 - enable an operator to input estimated contour lines (similar to the LDL function); for example, 27m, 45m, 60m, and 80m and associate these contours with an annotation ("NO GO", "PD ONLY", etc)

3.5.5 - provide an appropriate presentation of safe depth areas following the principles shown in the diagram in Annex B

3.6         Safe Depth Area Indication

3.6.1 The NDS shall provide an Indication whenever the extremity of the POE encroaches upon the limits of a Safe Depth Area. The Indication shall highlight the maximum safe

Statement Of Work - Section 5                                               5-21

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Project Sea 1430 Phase 2A - OSL Contract Attachment Q

            operating depth associated with the depth area that has been encroached.

3.7         Moving Havens

3.7.1 The NDS shall have the capability of displaying, activating and supporting the concept of Moving Havens described in Annex B.

3.7.2       The dimensions of a moving haven shall be input by the user.

            The dimensions and characteristics of a Moving Haven shall account for the following factors:

3.7.3 - A Moving Haven may be static or may move in the planned direction and at the planned SOA of a submarine's voyage plan. The SOA may vary from time to time along each leg and may include stop-over points when the SOA is zero.

3.7.4 - A Moving Haven follows the direction of the planned track such that it remains aligned to the respective parts of the old and new track as it passes through a waypoint (="morphing").

3.7.5 The NDS shall provide an Indication if a vessel's position or extremity of a POE as appropriate, goes outside an associated moving haven.

3.8         Voyage Recording

3.8.1 In addition to the requirements for Voyage Recording in Section 2, the NDS shall record Submarine depth below the surface (provided from submarine depth sensor)

SEC 4. This section identifies the functional requirements for the NDS software to perform on Personal Computers that are connected to large networks.

4.1         Network function

            In a Network Configuration each NDS Computer Workstation (Personal Computer) will have ECPINS-M software loaded on the local hard drive. Charts, Chart Corrections and Route Data will be accessed as follows:

4.1.1 Charts, Chart Corrections and Route Data files may be loaded from the Local CD drive (ie, D drive) to the local Hard Drive.

4.1.2 Charts, Chart Corrections and Route Data files may be accessed from a server (ie CD server)

4.2         Training Network Function

4.2.1 When the NDS software is supporting a training network (eg Instructor PC networked to student PCs) the NDS software shall allow for chart information to be updated across the network from a single source.

4.3         Digital Transfer of Information

4.3.1 The NDS software shall allow the electronic export of data (ie navigation plans ) that can be subsequently transmitted via an e-mail software application. Chart information is not required to be exported.

4.4         User Interfaces for Training Systems

4.4.1 The shore based training NDS user interfaces shall appear and function like seagoing NDS user interfaces.

Statement Of Work - Section 5                                               5-22

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Project Sea 1430 Phase 2A - OSL Contract Attachment Q

Annexes

A           Military Symbology Library

B           Area management - General Description

C           Calculation Of The Pool Of Errors- Description Of Manual Method

D           Bottom Contour Fixing- Description Of Manual Method

Enc

1           Ship's Navigation Equipment List

Statement Of Work - Section 5                                               5-23

                                                                      Annex A to
                                                       Project Sea 1430 Phase 2A
                                        Functional and Performance Specification

                           MILITARY SYMBOLOGY LIBRARY

1. The following Military Symbology Library objects tabulated in MIL-STD 2525B (available from: http://astimage.daps.dla.mil/quicksearch ) shall be provided as a minimum:

CONTACTS

           DESCRIPTION                                     HIERARCHY
Sea Surface Track                                            1.X.4

Sea Surface Track - Combatant                               1.X.4.1

Sea Surface Track - Non Combatant                           1.x.4.2

Sea Surface Track - Merchant                               1.X.4.3.1

Sea Surface Track - Fishing                                1.X.4.3.2

Sea Surface Track - Leisure Craft                          1.X.4.3.3

Sea Surface Track - Law Enforcement                        1.X.4.3.4

Sub Surface Track                                            1.X.5

Sub Surface Weapon - Sea Mine                              1.X.5.2.2

Sub Surface Track - Diver                                  1.X.5.4.1

METEOROLOGY

Tropical Storm                                             3.1.8.2.1

Cyclone                                                    3.1.8.2.2

DATUMS

Datum - Sinker                                          2.X.2.1.1.1.1.4

Search Centre                                           2.X.2.1.1.1.3.3

General Reference Point                                  2.X.2.1.1.2.2

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

                                                                      Annex B to
                                                       Project Sea 1430 Phase 2A
                                        Functional and Performance Specification

                                 AREA MANAGEMENT

                               GENERAL DESCRIPTION

1. All seagoing units require the ability to define areas of operation and to display their boundaries on the nautical chart in use. These areas are typically geometrically regular shapes which are normally geographically fixed, although this is not always the case. They may be permanently established areas or may only exist during a specified time period.

2.    There are two principals of area management:

      a. Waterspace Management. The principal of waterspace management is to allocate areas of water in order to impose restrictions on the release of weapons which will prevent friendly forces attacking one another.

      b. Prevention of Mutual Interference. Prevention of Mutual Interference is an area management technique employed to prevent interference between friendly units and;

            (i)   other friendly units including any towed bodies, and

            (ii) any known event (practice weapon firings, detonations, submersible operations, oil drilling operations, et cetera).

      Areas may be three-dimensional incorporating depth limitations. The current practice is to plot the geographical boundaries of relevant areas, annotating each with the time period for which the area remains active and any depth constraints that have been imposed.

3. A submarine that is operating deep relies heavily on area management techniques to avoid a collision with other submerged objects or other vessels. The ability to display waterspace management areas on a nautical chart is therefore a vital safety issue in the case of submarine operations.

EXERCISE AREAS, PATROL AREAS, TACTICAL AREAS

4. Exercise areas, patrol areas and tactical areas are predefined geographic areas that are allocated to naval forces for a specified period of time. They are normally in the form of a geometrical regular shape and are usually defined by points of latitude and longitude, or an arc of coverage between two ranges from a single geographic point. Each area may be allocated as a single unit, or as part of a combination of adjacent areas, to a single unit or group of units for a finite duration.

MOVING HAVENS AND SEARCH AREAS

5. Moving havens and search areas are areas allocated to naval forces in support of their operations.

      a. Moving Haven. A moving haven is a body of water allocated to a submarine during dived transit. A submarine may depart from its planned track and SOA, but must always remain within the boundaries of its moving haven. A moving haven is an area of finite size and regular geometrical shape that moves in a set direction at a given speed in accordance with the submarine's navigation plan. The shape of the Moving Haven distorts only when it changes direction as it moves along the submarine's pre-planned track. If the planned SOA for any portions of the voyage are zero, then the Moving Haven will become stationary for the relevant period of time.

      b. Search Areas are allocated to a single unit or collectively to a number of vessels and are a method of defining the boundaries of an area of interest in which a search is to be conducted. Often these areas move and change size and/or shape. This is particularly the case when there is a requirement to expand or contract a search area over time, or restrict a search area as more information becomes available.

SAFE DEPTH AREAS

6. When operating in shallow water and in close proximity to land, a submarine maintains navigational safety in the vertical plane by designating areas or zones in which specific safe operating depths apply. These areas define regions of water in which a submarine can operate safely while remaining at least 15 metres above the seabed at all times. These areas are by definition fixed, but irregular shapes that are based on the charted depth of the water.

7. Standard safe depth values have been established for use by RAN submarines, however these may be amended by Commanding Officers to ensure operational objectives are met. The boundaries of each safe depth area are traditionally indicated on a paper chart by different coloured "hatched' lines and each zone is clearly annotated with the "Maximum Safe Depth" (MSD) that applies to that zone.

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

8.    The standard safe depth operating limits are presently established as:

                      [PERISCOPE DEPTH MEASUREMENT GRAPH]

9. Given that most charts (ENC and RNC) do not contain the specific bathymetric contours that define the boundaries of each standard zone (29m, 45m, 60m and 80m) there is a requirement for the NDS user to be able to input an approximation of these and other intermediate contours based on the information available from the chart. These user input approximations may then be used to define the relevant zones.

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

                                                                      Annex C to
                                                       Project Sea 1430 Phase 2A
                                        Functional and Performance Specification

                                 POOL OF ERRORS
                         - DESCRIPTION OF MANUAL METHOD

INTRODUCTION

1. When a submarine proceeds deep, it is no longer able to accurately fix its position and is unable to conduct precise navigation. The "Pool of Errors" (POE) serves as an area of probability of where the submarine may be when it is conducting submerged operations. It is employed as a method of presenting the user with a visual indication of the maximum errors that may apply to the submarine's estimated position (EP) at any given time. The Navigating Officer and the Watch Leader are responsible for ensuring that the POE properly incorporates all of the factors that may affect the submarine's EP. The external environment and accuracy of navigational equipment are constantly evaluated and recommendations made to the Commanding Officer (CO) on the most appropriate error factors that should be employed in determining the POE for any nominated time in the future. All officers are expected to construct, maintain, and update the pool of errors when the submarine is dived. The CO remains ultimately responsible for approving the error parameters to be employed in constructing the POE.

CURRENT METHOD

2. The over riding objective is to maintain an estimate of the reliability of the plotting system upon which the submarine may have to rely solely for a prolonged period when external fixing is no longer available. Positional input errors are estimated, summed graphically and a positional error polygon constructed that can be overlaid on the chart in order to keep the SM safe for as long as possible when regular fixing is no longer available. Errors are assumed to be cumulative and the longer the submarine proceeds without a fix, the larger the POE becomes.

3. The POE may be reduced by obtaining a position line from say, a sounding or a bearing and applying an appropriate error estimate to the position line that is obtained.

4. If any part of the POE comes within a nominated range of any danger or Water Space Management Area (normally within 2000 yards) the submarine must normally alter course towards safety and return to Periscope Depth as soon as possible to obtain an accurate position fix.

5. If the boundary of the POE touches a charted navigational danger, the submarine must surface.

6.    The following errors are considered in the construction of a POE:

      -     Fix Error;

      -     Dead Reckoning (DR) error:

      -     Directional error

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

      -     Distance Error

      -     DR/EP reliability (plotting errors)

      - Set Error (Caused by inaccuracies in assessing ocean current or tidal stream)

FIX ERROR

7.    The following factors are considered when determining fix error:

      - The accuracy of the navigation aid used in fixing the submarine's position.

      - Type of fix - for example a position derived from the crossover of two bearings, versus a three-bearing fix or running fix.

      -     Experience of the personnel taking and plotting the fix.

      -     Scale of the chart will affect the precision of plotting.

8. Fix error is generally considered to be constant for a particular fixing method. Typical fix error values (to 2drms) are:

GPS                        30m

dGPS                       5m

Visual                     0.07nm to 0.7nm dependent on distance from objects

Radar                      50 yards or 1% of range scales in use, whichever is greater

Astro Navigation           2nm

DIRECTIONAL ERROR

9. Directional error is considered to be cumulative and accounts for errors in the assumed course steered from the last positive fix. It includes:

      -     Gyro error

      -     Heading reference retransmission inaccuracies

      -     Steering inaccuracies

      -     Plotting errors

10.   A directional error of 1degrees is typically applied.

DISTANCE ERROR

11. Distance error is considered to be cumulative and accounts for errors in estimating the assumed distance travelled from the last positive fix. Potential sources of error, which are also assumed to vary with speed, are:

      -     Fouling of the log probe

      -     Depth

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

      -     Calibration accuracy of the system

      -     Master Unit Speed/ Distance integration

      -     Data retransmissions

      -     Plot following errors

      -     Hand plotting errors

12. Calibration of log, repeaters and plotting tables is a pre-requisite for an accurate DR, as is the regular comparison of log speed with mean shaft revolutions. In general, distance errors are considered more significant than those arising from directional errors.

13.   An EM log error of +/- 5% is applied typically.

SET ERROR

14. Set error is considered to be cumulative and accounts for the error in predicting the set being experienced by the vessel. The total set error is usually the most difficult factor to assess. There are many variables to consider:

      -     prevailing weather conditions,

      -     depth of water,

      -     submarine depth,

      -     proximity of land

      -     the quality of the information available

CONSTRUCTION OF A POE

THE CONSTRUCTION AXIS

15. The axis about which the POE is constructed is defined by a straight line joining the last fix position and the DR position at the time for which the POE will be valid.

APPLICATION OF DISTANCE ERROR

16. This is a vector error and is therefore only applied over the net distance travelled, quantified as the distance between the last fix position and the DR position of the next fix to be taken.

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

[NET DISTANCE TRAVELLED GRAPH]

17. In this example, the submarine is proceeding on a straight track for the next hour at 4 knots. The total distance run in this example is 4 nm. If a 5% distance error is used, then the distance error applied to the POE is 2 cables (or 400 yards).

[NET DISTANCE TRAVELLED GRAPH]

18. In this example, the submarine heads West for 30 minutes at 4 kts then alters and steadies up at minute 45 on a course of East at 4 kts. The distance run to be applied in the construction of the POE is approximately 1 nm. The magnitude of the distance is measured off on the chart and then 5% of this value is taken and applied to the POE construction origin in the both directions along the construction axis.

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

[NET DISTANCE TRAVELLED GRAPH]

[NET DISTANCE TRAVELLED GRAPH]

APPLICATION OF DIRECTIONAL ERROR

19. Directional Error is dependant on the equipment fitted, but generally it will not exceed:

Master heading reference error +/- 0.25degrees
Transmission errors +/- 0.25degrees                 Total error  = +/- 1degrees
Helmsman's steering errors +/- 0.5degrees

20. This is not a vector error and must therefore be applied either side of the course over the total distance to be travelled, thus forming a trapezium.

APPLICATION OF FIX ERROR

21. Fix error is added to the boundary of the trapezium created after both distance and directional errors are applied.

APPLICATION OF SET ERROR

22. Error Ellipse is a means of quantifying confidence in both the direction and the strength of the predicted set. To cater for coastal and ocean conditions, two methods of applying set error are available:

      -     The Error Ellipse method, and

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

      -     The Circular Errors method.

23. The Error Ellipse method is a valid approach where water flow is constrained by land masses to a general direction (e.g the East Australia Current) and the direction of ocean current can be established with reasonable accuracy. In this case the predicted set is usually accurate to within -1/4 kt and almost always to within 1/2 kt. Experience has proven that an error allowance of +/- 50% along the major axis in the direction of the predicted flow is valid in most cases, and that half this figure applied along the minor axis, perpendicular to the flow, gives an adequate allowance for errors.

24. The error ellipse is plotted on the bottom compass rose and then the magnitude is measured at each of the 45degrees intervals. These values are plotted around the fix error on the upper compass rose.

25. Note here that for a set of 220degrees at 2 kts we use 1 kt (50% of 2 kts) along the major axis in the direction of 220degrees, and 1/2 kt (25% of 2 kts) along the perpendicular axis.

26. The Circular Error is used where the direction of the set is unknown and difficult to predict.

27. The Circular Error method should be used in tidal waters where streams are rotary rather than rectilinear: they are also appropriate to ocean waters where current is predominant but not easily predicted and subject to the influence of longer term meteorological effects difficult to assess.

28. It should be noted that where currents are predicted as variable, they are also seldom strong and typically an expanding circle of radius 1/2 kt provides a realistic error allowance for initial use. The same figure will normally be valid for typical rotary streams.

29.   The circular error is applied in the same manner as the ellipse error.

30.   Circular error is commonly employed as a 1/2 kts expanding circle.

REDUCING THE POE

31. Over time, the POE will continue to expand and eventually may become too large for the amount of navigationally safe water in the area of operations. In this situation the POE must be reduced by justifiable means or an external fix must be obtained. The POE may be reduced by using a single line of bearing or a sounding taken in an area that provides adequate bathymetric contour information. In the latter case, a POE should be drawn for the time of the sounding, then placed on the submarine's EP for that time. The contour that corresponds to the resultant sounding obtained is then traced onto the POE sheet and an appropriate position line error is then applied. This will then produce a reduced POE as the submarine can no longer be outside the new area defined by the plotted error lines.

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

POE EXAMPLE

Situation

      Course 075 speed 4
      Set 120 degrees at 1.2 knots
      Time: 0810
      Last Fix: 0800 - 3 visual bearings, corroborated by sounding Log Calibration/Gyro Check within specification

Errors Used

      Fix Error = 150 yards

      Directional Error  = +/- 1degrees

      Distance Error  = +/- 5 %

      Set Error = 50% of set strength on and back

      25% either side

CONSTRUCT A POOL OF ERRORS FOR 0900:

[POOL GRAPH]

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

SOLUTION:

Plot DR and EP on the chart for the time required, ie 0900, then:

1. From the chart obtain the course and expected distance run between the 0800 fix and the DR position for 0900. With this information use the Compass Rose to apply the 5 % DR distance error along the bearing of the course, both on and back from the centre of the Rose.

2. Using the distance run obtained from step 1 and the + 1o directional error, use the Bearing/ Distance Fan (utilising the same scale as the chart) to derive the perpendicular distance appropriate to the DR distance error. Transcribe this to the Compass Rose

3. Through the four points now plotted on the Compass Rose, draw the trapezium of DR errors.

4. Apply the Fix Error (150 yards) around the boundary of the trapezium of DR errors.

5. Plot the set and rate error ellipse for one hour on the lower diagram of the plotting sheet in accordance with the parameters listed above (+/-0.6NM along 120degrees and+/-0.3NM perpendicular to 120degrees).

6. Transfer the ellipse to the Compass Rose, plotting it around the trapezium already constructed.

7. Place the template over the EP for 0900. Although the submarine's position is not accurately known, it must lie within the POE and navigation safety can be maintained until the next fix is obtained.

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

                          POOL OF ERRORS PLOTTING SHEET

LAST FIX TIME ____________________________
FIXED ERROR RADIUS _______________________
POOL OF ERRORS FOR _______________________

                                   [COMPASS]

                                                                      Annex D to
                                                       Project Sea 1430 Phase 2A
                                        Functional and Performance Specification

                              BOTTOM CONTOUR FIXING
                         - DESCRIPTION OF MANUAL METHOD

1. Submarines, by the very nature of their operation, are frequently denied precise navigational data and the only source of navigational data when operating deep is soundings obtained via the depth sounder. It is possible to fix a submarine's position by employing charted bathymetric contours and using a technique called "contour advancing". The accuracy of the resultant position will depend upon:

      -     the reliability of the charted contours

      -     the availability of well defined contours

      -     the orientation of the charted contours

      - the steepness of the sloping seabed and hence the proximity of contours

      -     accuracy of plotting

2. On well-surveyed charts the contour lines will be shown in reasonable detail and if a significant variation in depth is available, together with a significant azimuth spread in the contours, an accurate fix is achievable. Fixing by bottom contours is similar in principle to the visual "running fix" i.e. it is dependent on transferred position lines. In this case, however, the position line is constructed from tracing the contours of the seabed, not by observing a terrestrial object.

THE PROCESS

3. With a paper based approach a sheet of tracing paper or transparent plotting sheet is marked with vertical and horizontal lines through its centre to form a cross, which assists in orientating the sheet to North. The submarine's track is plotted on the chart to pass over sufficient contours at varying angles in azimuth. Approximately 4 contours are selected that will provide a good bearing "cut" to obtain an accurate position. The estimated times for crossing each contour is then calculated and a sounding taken and recorded at these times. Each sounding is corrected for any known height of tide and submarine keel depth (i.e. the equivalent charted depth is obtained for each sounding).

4. As each sounding is taken, the sheet is lined up so that its central cross lies on the EP for that time and the sheet is orientated North. The corresponding contour is then traced onto the sheet along with the time and charted depth calculated. This procedure is then repeated, using different coloured pens for each contour tracing, producing a fix at the intersection of all of the traced contours.

5. The submarine's course need not remain constant throughout this method and it may be necessary to interpolate between charted contours thus introducing some errors into the resultant fix. These errors are greatly reduced by careful selection of bathymetric features with steep, well-defined contours.

                            PROJECT SEA 1430 PHASE 2A
                         NAVIGATION DISPLAY SYSTEM (NDS)

                    FUNCTIONAL AND PERFORMANCE SPECIFICATION

                                  ENCLOSURE 1:

                        SHIP FITTED NAVIGATION EQUIPMENT

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Project Sea 1430 Phase 2A - OSL Contract Attachment Q

                                  SENSOR INPUTS

1.    SENSOR INPUTS - FFG [GUIDED MISSILE FRIGATE] - ADELAIDE CLASS

      The NDS, when fitted to the FFG Class Frigate, shall accept input from the following sensors:

      -     GPS, Rockwell Collins, PLGR-II

      -     GPS, Kelvin Hughes, KH 1020

      -     Gyro Compass, Litton Systems Inc., AN/WSN-2 Stabilised

      -     Gyro, Sperry Marine Systems, GCMPS MK27 MD1

      -     EM Log, Dewey Electronics Corporation, MK6 MD0

      -     Ships' Inertial Navigation System (SINS) - Equipment details TBA

      -     Depth Sounder, EDO Western Corporation, AN/UQN 4

      - Wind Speed & Direction, Belfort Instrument Co., Type F Wind Indicating Equip

      -     Navigation Radar, Cardion Electronics, AN/SPS-55

2.    SENSOR INPUTS - FFH [ANZAC CLASS FRIGATE]

      The NDS, when fitted to the Anzac Class Frigate, shall accept input from the following sensors:

      -     GPS, Rockwell Collins, PLGR-II

      -     GPS/DGPS, GC Marconi, PA9154

      -     Gyro, Sperry, MK 49 Ring Laser INS

      -     Electromagnetic Log, AGILOG

      -     Ships Navigational Data System, Sperry, SNDS

      -     Depth Sounder, Honeywell ELAC, VE59 SN-CTW

      -     Wind Speed & Direction, Weather Station/Wind Speed, SITEP

      -     Navigation Radar, Krupp Atlas, 9600M ARPA

3.    SENSOR INPUTS - LPA [LANDING PLATFORM AMPHIBIOUS TRANSPORT SHIPS]

      The NDS, when fitted to the LPA Class Ship, shall accept input from the following sensors:

      -     GPS, Magellan SP24

      -     GPS, Kelvin Hughes, KH 1020

      -     Gyro Compass, Sperry Marine Systems, Mk 39 Laser Ring & Mk 27

      -     Speed Log, Gould Defense

      -     Ships' Inertial Navigation System (SINS) - Equipment details TBA

      -     Depth Sounder, EDO Western Corporation, AN/UQN 4

      -     Wind Speed, Belfort Instruments

      -     Navigation Radar, Kelvin Hughes, 1007 F and I bands

4.    SENSOR INPUTS - COLLINS CLASS SUBMARINE

      The NDS, when fitted to the Collins Class Submarine, shall accept input from the following sensors:

      -     GPS, Rockwell, WRN-6

Statement Of Work - Section 5 (Enclosure 1 v1.0)                          2 of 6

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Project Sea 1430 Phase 2A - OSL Contract Attachment Q

      -     Gyro, Integrated into SINS systems

      -     Doppler Velocity Log, EDO Corp, PT# 8-6A056269-001

      - EM LOG Fixed Probe, Aeronautical & General Instruments (AGI), PT# 80045/0200.00

      -     Ships' Inertial Navigation System (SINS), Litton, LNS 507

      -     Depth Sounder, Honeywell - ELAC, MP-59 LBX-Q 87E

      -     Hull Insert Depth Indicator, Non ASC Catalogue Item, PT# 502144

      -     Radar with CTD, Kelvin Hughes, 1007, RS-422

      -     Periscope (Bearing Cut), via ISCMMS

      -     ISCMMS, Integrated Ship Control Management System

5.    SENSOR INPUTS - RPB [ARMIDALE CLASS - REPLACEMENT PATROL BOAT]

      The NDS, when fitted to the Replacement Patrol Boat, shall accept input from the following sensors:

      -     Two continuous electronic position fixing devices- Equipment details
            TBA

      -     Two gyro compass/ships heading devices- Equipment details TBA

      - Ships Log - Speed and distance measuring device-providing speed over the ground or speed through the water- Equipment details TBA

      -     Ships' Inertial Navigation System (SINS) - Equipment details TBA

      -     Depth Sounder- Equipment details TBA

      -     Wind speed and direction indicator- Equipment details TBA

      -     Navigation Radar- Equipment details TBA

6.    SENSOR INPUTS - MHC [MINE HUNTER COASTAL]

      The NDS, when fitted to the MHC Class Vessel, shall accept input from the following sensors:

      -     GPS, Rockwell Collins, PLGR-II

      -     DGPS, Kelvin Hughes, KH 1020 DGPS

      -     DGPS, Fugro seaSTAR

      -     Gyro, Sagem, Sigma 40 AHRS

      -     Doppler Velocity Log, EDO, Model 3040

      -     Ships' Inertial Navigation System (SINS) - Equipment details TBA

      -     Depth Sounder, Honeywell ELAC, VE 59SN-CTW

      -     Wind Processing / Amplifying Unit, SITEP, CM-7310(V)

      -     Navigation Radar, Kelvin Hughes, Type 1007 CTD

7.    SENSOR INPUTS - DTV [DIVING TENDER VESSEL] AND PB [PATROL BOAT]

      The NDS, when fitted to the DTV and PB Class Vessel, shall accept input from the following sensors:

      -     GPS, JLU, JLU - 121

      -     GPS, GP 3100 Mk-2

      -     GPS, GP 30/35

      -     Two gyro compass/ships heading devices - Equipment details TBA

Statement Of Work - Section 5 (Enclosure 1 v1.0)                          3 of 6

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Project Sea 1430 Phase 2A - OSL Contract Attachment Q

      -     Magnetic Compass, Ritchie

      -     Ships Log- Equipment details TBA

      -     Ships' Inertial Navigation System (SINS) - Equipment details TBA

      -     Depth Sounder, JFV, JFV - 86 Colour Video Fish Finder Plotter

      -     Depth Sounder, FCV - 581

      -     Wind speed and direction indicator - Equipment details TBA

      -     Navigation Radar, JMA, JMA - 2144

      -     Navigation Radar, Furuno, Mk-2

8.    SENSOR INPUTS - HS [HYDROGRAPHIC SHIP]

      The NDS, when fitted to the HSS Class Ship, shall accept input from the following sensors:

      -     DGPS (Differential GPS), Sercel, 103

      -     GPS, Sercel, NR203

      -     GPS, Kelvin Hughes, KH 1020

      -     GPS, Rockwell Collins, PLGR-II

      -     GPS, Rockwell Collins, VPLGR-II

      -     Gyro, C Plath, Navigat X mod 0

      -     EM LOG, Sagam SA, LH - 92

      -     Ships' Inertial Navigation System (SINS) - Equipment details TBA

      -     Depth Sounder - Atlas Equipment details TBA

      -     Wind Speed, Monitor Sensors, WDD-03

      -     Wind Direction, Monitor Sensors, AND-03

      -     Navigation Radar, Atlas, 9600 ARPA X Band

9.    SENSOR INPUTS - LCH [LANDING CRAFT HEAVY]

      The NDS, when fitted to the LCH Class Vessel, shall accept input from the following sensors:

      -     GPS, Furono, GPS Navigator GP 30

      -     GPS, JRC, JLR-600

      -     GPS, Rockwell Collins, PLGR-II

      -     GPS, Rockwell Collins, VPLGR-II

      -     Log - Equipment details TBA

      -     Ships' Inertial Navigation System (SINS) - Equipment details TBA

      -     Depth Sounder, Furono, FE 606

      -     Wind Speed and Direction Sensor - Equipment details TBA

      -     Navigation Radar, Racal-Decca, Bridgemaster E

      -     Gyro, Tokimec, ES-110

10.   SENSOR INPUTS - SML [SURVEY MOTOR LAUNCH]

      The NDS, when fitted to the SML vessel, shall accept input from the following sensors:

      -     GPS, Rockwell Collins, PLGR-II

Statement Of Work - Section 5 (Enclosure 1 v1.0)                          4 of 6

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Project Sea 1430 Phase 2A - OSL Contract Attachment Q

      -     DGPS, Sercel, NR103 Receiver

      -     DGPS, Leica, MX 412 Professional

      -     Gyro, Arma Brown, MK1 MOD 5

      -     Doppler Speed Log, Furono, DS-70

      -     Ships' Inertial Navigation System (SINS) - Equipment details TBA

      -     Depth Sounder, ELAC, LAZ 4700

      -     Depth Sounder Digitiser, ELAC, STG 721

      -     Wind speed and direction indicator - Equipment details TBA

      -     Navigation Radar, Kelvin Hughes, Type 1007

11.   SENSOR INPUTS - LSH [AMPHIBIOUS HEAVY LIFT SHIP] - HMAS TOBRUK

      The NDS, when fitted to the LSH, HMAS Tobruk, shall accept input from the following sensors:

      -     Gyro, Arma Brown

      -     GPS, Rockwell Collins, VPLGR-II

      -     Gyro, Sperry Rand Ltd Brack England, Mk 23 Mod L1 130001-0100

      - EM LOG Transmitter Unit, Aeronautical & General Instruments (AGI), K0639 - 1640/18

      -     Ships' Inertial Navigation System (SINS) - Equipment details TBA

      -     Depth Sounder, KRUPP ATLAS-ELEKTRONIK BREMEN, AN 1021

      -     Wind Speed & Direction, AGI 80843/0200.00

      -     Navigation Radar, Decca Bridgemaster E

12.   SENSOR INPUTS - SUCCESS CLASS AOR [AUXILIARY OILER REPLENISHMENT] HMAS
      SUCCESS

      The NDS, when fitted to HMAS Success, shall accept input from the following sensors:

      -     GPS, Kelvin Hughes, KH 1020

      -     GPS, Rockwell Collins, PLGR-II

      -     Gyro, SG Brown, Mk1 Mod5

      -     Gyro Retransmission Unit, SG Brown, 44530

      -     Electronic Log, LMNZ.

      -     Ships' Inertial Navigation System (SINS) - Equipment details TBA.

      -     Depth Sounder, Krupp Atlas, DESO 20

      -     Wind speed and direction indicator, EBASAL, 437-001

      -     Navigation Radar, Kelvin Hughes, KH 1007 F/I Band

13.   SENSOR INPUTS - WESTRALIA CLASS AO [AUXILIARY OILER]- HMAS WESTRALIA

      The NDS, when fitted to HMAS Westralia, shall accept input from the following sensors:

      -     GPS, Kelvin Hughes, KH 1020

      -     GPS, Rockwell Collins, PLGR-II

      -     Gyro, Arma Brown, Mk 10

      -     Ships Log, AGI Log, 30018/0200.00

      -     Ships' Inertial Navigation System (SINS) - Equipment details TBA

Statement Of Work - Section 5 (Enclosure 1 v1.0)                          5 of 6

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Project Sea 1430 Phase 2A - OSL Contract Attachment Q

      -     Depth Sounder, Marconi Marine, Seacharts 3

      -     Wind speed and Direction, Dataline

      -     Radar, DECCA, Bridgemaster E

14.   SENSOR INPUTS - STS [SAIL TRAINING SHIP] - YOUNG ENDEAVOR

      The NDS, when fitted to the Young Endeavor, shall accept input from the following sensors:

      -     GPS, Magnavox

      -     Gyro Compass, Anshultz, Standard 20

      -     Ships Log, Brookes & Gatehouse

      -     Ships' Inertial Navigation System (SINS) - Equipment details TBA

      -     Depth Sounder, Skipper, ED-161

      -     Depth Sounder, Brookes & Gatehouse

      -     Wind Speed and Direction Indicator, Brookes & Gatehouse

      -     Navigation Radar, Decca, Bridgemaster

Note. The Pre-Installation Surveys for each RAN vessel Class will identify make and model for each navigation sensor that is to be interfaced to the Navigational Display System.

Statement Of Work - Section 5 (Enclosure 1 v1.0)                          6 of 6

Project Sea 1430 Phase 2A - OSL Contract Attachment Q

                  SECTION 6 - PROJECT MANAGEMENT REQUIREMENTS
                               TABLE OF CONTENTS

SECTION                                TITLE                                     PAGE NO.
6.      PROJECT MANAGEMENT......................................................     2
6.1     Subcontractor Contract Master Schedule..................................     2
6.2     Contract Work Breakdown Structure.......................................     2
6.3     Risk Management Plan....................................................     3
6.4     Subcontract Progress Meetings...........................................     3
6.5     Project Management Plan.................................................     4
6.6     Project Reporting.......................................................     4
6.7     Subcontractor's Performance.............................................     5
6.8     Australian Industry Involvement.........................................     5

Statement of work - Section 6                                                6-1

Project Sea 1430 Phase 2A - OSL Contract Attachment Q

                  SECTION 6 - PROJECT MANAGEMENT REQUIREMENTS

6.          PROJECT MANAGEMENT

6.1         SUBCONTRACTOR CONTRACT MASTER SCHEDULE

6.1.1 OSL shall deliver, implement, use and maintain a Contract Master Schedule (CMS) based on the requirements specified within the Statement of Work. OSL shall submit the CMS to NIX in accordance with ODR-PM-101.

6.1.2 The Contract Master Schedule is to be provided in the form of a Gantt Chart and shall provide:

            a.    all Milestones specified in Attachment C of the Contract;

            b. other major events that OSL may select representing the accomplishment of critical technical and managerial steps towards completion of the contract deliverable; and

            c. a description of each Milestone, identification of the organisation primarily responsible for its accomplishment (OSL, lower tier contractor, NIX, SMA or Commonwealth), and a scheduled date for its accomplishment.

6.1.3 The CMS shall be consistent with and contain all elements included within the OSL Contract Work Breakdown Structure developed in accordance with clause 6.2 of the Statement of Work and shall be traceable to the Outline Contract Master Schedule developed at tender.

6.1.4 NIX shall, within 35 days of receipt of the CMS, agree to the CMS or advise OSL as to the amendments necessary for its agreement.

6.1.5 OSL shall, within 15 days after receipt of notice that amendment to the proposed CMS is required, submit the revised CMS to NIX for agreement in accordance with the provisions of clause 6.1.4.

6.1.6 OSL shall maintain and apply the CMS agreed by NIX for the period of the Subcontract.

6.1.7 Agreement to the CMS by NIX does not relieve OSL of any responsibilities or obligations under the Subcontract or any Order.

6.1.8 All amendments and changes to the CMS shall be agreed by NIX before being incorporated into the CMS or implemented by OSL.

6.1.9 OSL shall submit to NIX a monthly report detailing work achieved against the forecast schedule.

6.2         CONTRACT WORK BREAKDOWN STRUCTURE

6.2.1       OSL shall provide NIX with a Contract Work Breakdown Structure
            (CWBS) and CWBS Dictionary for all Contracted activities in accordance with ODR-PM-102, within 10 days following the Subcontract Effective Date.

6.2.2 Information provided to NIX in the CWBS shall contain as much detail as is necessary to clearly demonstrate the work effort required to successfully achieve the end objective of the Subcontract.

6.2.3       Not Used.

Statement of work - Section 6                                                6-2

Project Sea 1430 Phase 2A - OSL Contract Attachment Q

6.2.4       Not Used

6.2.5       Not Used

6.2.6 OSL shall maintain and apply the CWBS agreed by NIX for the Subcontract Period.

6.2.7 Agreement to the CWBS by NIX does not relieve OSL of any responsibilities or obligations under the Subcontract or any Order.

6.2.8 All amendments and changes to the CWBS shall be agreed by NIX before being incorporated into the CWBS or implemented by OSL.

6.3         RISK MANAGEMENT PLAN

6.3.1 OSL shall provide, manage and maintain a Risk Management Plan (RMP) in accordance with ODR-PM-103. OSL shall submit the RMP to NIX within the period of 30 days following the Effective Date.

6.3.2 NIX shall, within 35 days of receipt of the RMP, agree to the RMP or advise OSL as to the amendments necessary for its agreement.

6.3.3 OSL shall, within 15 days after receipt of notice that amendment to the proposed RMP is required, submit the revised RMP to NIX for agreement in accordance with the provisions of clause 6.3.2.

6.3.4 OSL shall maintain and apply the RMP agreed by NIX for the Subcontract Period.

6.3.5 Agreement to the RMP by NIX does not relieve OSL of any responsibilities or obligations under the Subcontract or any Order.

6.3.6 All amendments and changes to the RMP shall be agreed by NIX before being incorporated into the RMP or implemented by OSL.

6.4         SUBCONTRACT PROGRESS MEETINGS

6.4.1 OSL shall attend Subcontract Progress Meetings and report progress to NIX on a quarterly basis. The first meeting shall be held no later than 60 days after the Effective Date, unless the parties otherwise agree.

6.4.2 These meetings will be chaired by NIX or a representative and will address relevant issues, including but not limited to:

            a.    Physical and financial progress;

            b.    Contract status;

            c.    Physical inspection of progress at OSL's facility;

            d.    Service Levels and adjustments to Service Levels;

Statement of work - Section 6                                                6-3

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Project Sea 1430 Phase 2A - OSL Contract Attachment Q

            e.    New Developments; and

            f. Issues and risks raised in progress reports or outstanding from previous such meetings.

6.4.3 Subcontract Progress Meetings shall be held at NIX's premises. NIX shall provide adequate meeting facilities and support for all such meetings. Should the need arise to hold a Sub Contract Progress Meeting at OSL's premises, NIX will discuss and agree this with OSL prior to formally notifying OSL of the meeting as per paragraph 6.4.4.

6.4.4 When a Subcontract Progress Meeting is required, NIX shall provide notice at least 10 working days prior to the meeting date and an agenda shall be provided to all attendees at least five working days prior to the meeting.

6.4.5 Where agreed between NIX and OSL, Subcontract Progress Meetings will be combined with Technical Reviews.

6.4.6 NIX shall hold Subcontract Progress Meetings immediately prior to its Contract Progress Meetings with the Commonwealth. NIX will invite OSL to attend Contract Progress Meetings when OSL involvement is deemed necessary. In the event NIX wish to conduct a Contract Progress Meeting at OSL's premises, NIX will discuss and agree this with OSL prior to notifying the Commonwealth. OSL will support any reasonable request to hold meetings at their premises.

6.5         PROJECT MANAGEMENT PLAN

6.5.1       OSL shall provide, manage and maintain a Project Management Plan
            (PMP) in accordance with ODR-PM-104. OSL shall submit the PMP to NIX within the period of 40 days following the Effective Date.

6.5.2 NIX shall, within 45 days of receipt of the PMP, agree to the PMP or advise OSL as to the amendments necessary for its agreement.

6.5.3 OSL shall, within 15 days after receipt of notice that amendment to the proposed PMP is required, submit the revised PMP to NIX for agreement in accordance with the provisions of clause 6.5.2.

6.5.4 OSL shall manage the project in accordance with the PMP agreed by NIX.

6.5.5 Agreement to the PMP by NIX does not relieve OSL of any responsibilities or obligations under the Subcontract or any Order.

6.5.6 All amendments and changes to the PMP shall be agreed by NIX before being incorporated into the PMP or implemented by OSL.

6.6         PROJECT REPORTING

6.6.1 OSL shall prepare and deliver Project Status Reports (PSR) in accordance with ODR-PM-105.

6.6.2 If NIX notifies OSL on the basis of any Project Status Report that OSL has failed to maintain satisfactory progress under the Subcontract, OSL shall take such measures as are

Statement of work - Section 6                                                6-4

Project Sea 1430 Phase 2A - OSL Contract Attachment Q

            necessary to re-establish Subcontract progress to NIX's satisfaction. This obligation does not derogate from NIX's other rights under the Subcontract.

6.6.3 OSL shall advise NIX of the measures taken and shall reflect the results of such measures in subsequent Project Status Reports.

6.7         SUBCONTRACTOR'S PERFORMANCE

6.7.1 NIX and OSL shall discuss performance of the Subcontract at each quarterly Subcontract Progress Meeting.

6.8         AUSTRALIAN INDUSTRY INVOLVEMENT

6.8.1       Not Used.

6.8.2       Not Used.

6.8.3       Not Used.

6.8.4 OSL shall support NIX in the preparation of AII progress reports by providing the following information within 35 days following the Subcontract Effective Date, with subsequent reporting at three-monthly intervals:

            a.    Presentation of WBS elements being worked on;

            b. Identification of the Cumulative Achievement against each WBS element to date;

            c. Highlight significant events that occurred during the reporting period;

            d.    Report any difficulties in achieving planned activities; and

            e. Report on proposed changes to current activities and the impact the changes will have on activity value, scheduling and performance against approved plans.

6.8.5 Following NIX's first submission of the AII progress report, OSL may be required to provide further information and support to NIX during any subsequent review process associated with the AII Program.

6.8.6       Not Used.

Enclosures:

1.          Summary CWBS - Project SEA 1430 Phase 2A

2.          Summary CWBS Dictionary - SEA 1430 Phase 2A

Statement of work - Section 6                                                6-5

Project Sea 1430 Phase 2A - OSL Contract Attachment Q (Enclosure 2)

                               SEA 1430 PHASE 2A
                           NAVIGATION DISPLAY SYSTEMS
                   SUMMARY CONTRACT WORK BREAKDOWN STRUCTURE
                               (CWBS) DICTIONARY

1           NDS PRIME CONTRACT

            The complex of equipment, data, services, facilities and processes required to develop, manage, produce and support the introduction of Navigation Display Systems throughout the Australian Defence Force
            (ADF). This element includes effort undertaken by the NDS Contractor only.

1.1         SUPPLY NAVIGATION DISPLAY SYSTEMS (NDS) ITEMS

            The hardware and software used to accomplish the primary mission of the Navigation Display System. This element includes:

            - All ship and shore systems as specified in the Statement of Work and as may be ordered via Tasking Directive from time to time.

            - All integration, assembly and checkout, as well as all technical and management activities associated with individual hardware or software elements.

            - Integration, assembly and checkout associated with the overall NDS unit. o The development and production of complete units.

            - Factory special test equipment, special tooling, and production planning required to fabricate the NDS units, where not already available.

            - Cabling, connectors, dongles etc necessary to install and operate NDS units within ships or shore establishments.

            - Factory Acceptance Tests (FATs) and Set-to-Work (STW) of individual NDS units and installed systems as defined in the Contractor Test & Evaluation Management Plan (CTEMP).

            This element excludes:

            - Non-recurring software development necessary to meet requirements specified in Sections 2, 3 and 4 of the Functional and Performance Specification. This activity is included within WBS item 1.5.1.2.

            - Contractor Harbour Acceptance Trials (CHATS) and Contractor Sea Acceptance Trials (CSATs) as defined in the Contractor Test & Evaluation Management Plan (CTEMP). These activities are to be included within WBS item 1.5.1.4.

            - Preparation of class specific and shore installation design and installation of NDS units or systems within ships or shore establishments.

            - On-board spares for individual NDS units or systems. These are included within WBS item 1.4.1.2.

Statement Of Work - Section 6                                            1 of 11

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Project Sea 1430 Phase 2A - OSL Contract Attachment Q (Enclosure 2)

1.1.1       SHIP SYSTEMS

            All ship-based hardware and software used to accomplish the primary mission of the Navigation Display System. This element is comprised of the following:

            Fixed Deliverables

            Nil

            Committed Deliverables

            - Ten (10) NDS units (with software) for installation onboard RAN ships as the primary Bridge display.

            - Ten (10) NDS units (with software) as a backup arrangement with a connection to the primary NDS.

            - Ten (10) NDS Planning Facilities (with software) with a connection to the primary NDS.

            -     Set-to-Work (STW) of individual NDS units

            Standing Offer Deliverables

            NDS sets over and above committed deliverables and Set-to-Work (STW) of individual NDS units.

            SOW Reference: 4.1

1.1.2       SHORE SYSTEMS

            All shore-based hardware and software used to accomplish the primary mission of the Navigation Display System. This element includes systems for operator and maintainer training in HMA Ships STIRLING and WATSON and the Engineering Faculty at HMAS CERBERUS. This element is comprised of eight (8) NDS units (with software) for installation at selected shore-based training establishments, into simulators and maintenance training areas as follows:

            Fixed Deliverables

            Nil

            Committed Deliverables

            -     Four (4) NDS units at HMAS WATSON (WBS item 1.1.2.1):

                  -     Classroom Facility (x 1) (WBS item 1.1.2.1.1)

                  -     Bridge Simulators (x 3) (WBS item 1.1.2.1.2)

            -     Three (3) NDS units at HMAS STIRLING (WBS item 1.1.2.2):

                  -     Training Facility (x 1) (WBS item 1.1.2.2.1)

                  -     Submarine Simulators (x 2) (WBS item 1.1.2.2.2)

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            -     One (1) NDS unit for Maintainer Training at the Engineering
                  Faculty at HMAS CERBERUS (WBS item 1.1.2.3)

            Standing Offer Deliverables

            Nil

            SOW Reference: 4.1

1.2   NOT USED

      Superseded by Supply of NDS Defence Enterprise Wide Licence (DEWL)

1.3   PROJECT MANAGEMENT

      - The Contractor's business and administrative planning, organising, directing, coordinating, controlling and approval actions designed to accomplish overall project objectives. This element includes cost, schedule and risk management, contract management, data management, subcontract management, vendor liaison etc.

1.3.1 PM - ACQUISITION

      Contractor activities and non-recurring costs associated with the initial setup and establishment of the prime and subcontracts, development and implementation of the Project Management Plan and initial Contract Master Schedule. Deliverables to the Commonwealth include:

1.3.1.1     MEETINGS, REPORTING AND SCHEDULING

      The Contractor effort and costs associated with the establishment, management and reporting of the prime contract and the agreed Project Management Plan.

      SOW Reference: 6.1, 6.2, 6.4, 6.5, 6.6, 6.7

      Fixed Deliverables

      -     Contract Master Schedule (CDR-PM-101)

      -     Contract Work Breakdown Structure (CDR-PM-102)

      -     Project Management Plan (CDR-PM-104)

      -     Project Status Report (CDR-PM-105)

1.3.1.2     PROJECT RISK MANAGEMENT

      The effort and costs associated with the development of a Risk Management Plan and the establishment and maintenance of a risk management regime operating in accordance with the agreed plan and SOW.

Statement Of Work - Section 6                                            3 of 11

                                      341
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      SOW Reference: 6.3

      Fixed Deliverables

      -     Risk Management Plan (CDR-PM-103)

1.3.1.3     AUSTRALIAN INDUSTRY INVOLVEMENT

            The efforts and costs associated with the establishment, management and reporting of the Australian Industry Involvement (AII) requirements specified in the contract and the agreed AII Plan.

      SOW Reference: 6.8

      Fixed Deliverables

      -     Australian Industry Involvement (AII) Progress Report (CDR-PM-106)

1.3.2       PM - IN-SERVICE

            Activities and costs associated with the in-service phase management of the prime and subcontracts. The in-service phase commences on acceptance of the first NDS ship installation. This element includes in-service review meetings, updates to the Project Management Plan (where required) and reporting necessary for the Commonwealth to calculate achievement against Service Levels.

1.3.2.1     IN-SERVICE MEETINGS AND REPORTING

            Contractor effort and costs associated with attendance at meetings and the provision of in-service progress and performance reports, including relevant data for Service Level assessment. The Core Support Function Fee covers costs for this activity.

            SOW Reference: 6.4, 6.6, 8.24, 8.25 and 8.27

1.3.2.2     HELP DESK

            All inclusive contractor effort and costs for the provision of an in-service help desk service. The Core Support Function Fee covers costs for this activity.

            SOW Reference: 8.5

1.4   INTEGRATED LOGISTIC SUPPORT

      The elements of ILS include all those considerations, both work effort and cost, necessary to ensure that the equipment can be adequately and economically provided at Acquisition and supported whilst In-Service.
      Section 8 of the Statement of Work (SOW) Part 3 outlines the requirements of

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      the ILS Program necessary to support the NDS. The ILS Program consists of two fundamentals, a Support System designed to meet Mission System (NDS) support requirements (Acquisition) and implementation of this Support System (In-Service). The major ILS considerations applicable to the NDS Project are:

      -     ILS Management

      -     Through-Life Support Management

      -     Configuration Management

      -     Contractor Support Maintenance

      -     Supply Support

      -     Training

      -     Technical Data

      -     Logistics Engineering

1.4.1       ILS ACQUISITION

      Contractor activities and non-recurring costs associated with the initial provision and establishment of the prime and subcontracts, development and implementation of the Logistic Support Program.

1.4.1.1     ILS MANAGEMENT

            Contractor prepared documentation that establishes the policies, procedures, and methods that will be used to implement and manage the Contractor's ILS program in accordance with contractual requirements and the agreed Integrated Support Plan.

            SOW Reference: 8.3

            Fixed Deliverables

            -     Integrated Support Plan (CDR-ILS-401)

1.4.1.2     SUPPLY SUPPORT

            Contractor Recommended Spares Provisioning List (RSPL) and provision of on-board spares (LRU, units, assemblies, modules etc), including, where required, repair parts, consumables, special supplies and related inventory items needed to support the NDS system. This element also includes supply chain management, packaging, handling, storage and transportation.

            SOW Reference: 8.11, 8.15

            Fixed Deliverable

            -     Recommended Spares Provisioning List (CDR-ILS-411)

            Committed and Standing Offer Deliverables

            -     Provision of On-Board Spares

Statement Of Work - Section 6                                            5 of 11

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1.4.1.3     TRAINING

            The Contractor costs for delivering training services, devices, accessories, aids, documentation, equipment and parts used to instruct personnel in the operation and maintenance of the NDS system. This element includes design, development and production of training equipment and the execution of training services. Training facilities are provided as Government Furnished Facilities (GFF). Specific Contractor deliverables are:

            -     Training Support Plan

            - Training Plan(s) for development/conduct of respective NDS Operator, Maintainer and Administrator training courses

            - Conduct of initial training courses, relevant Pilot and Train the Trainer courses

            -     Development and delivery of the NDS Skills Testing Software
                  Package

            SOW Reference: 8.12, 8.18

            Fixed Deliverables

            -     Training Support Plan (CDR-ILS-420)

            -     Training Plan (CDR-ILS-421)

            -     NDS Operator Course Development and Pilot Course (CDR-ILS-422)

            -     NDS Maintenance Course Development and Pilot Course
                  (CDR-ILS-423)

            -     (Not Used)NDS Skills Test Package (CDR-ILS-424)

            Committed Deliverables

            -     NDS Operator `Train the trainer' Course

            -     NDS Maintenance `Train the trainer' Course

            -     NDS Administrator `Train the trainer' Course

1.4.1.4     TECHNICAL DATA

            Contractor developed and delivered documentation for operating and maintenance instructions, inspection and calibration procedures, engineering procedures, modification instructions, technical drawings and specifications that are necessary in the performance of system operation and maintenance functions.

            SOW Reference: 8.13, 8.14

            Fixed Deliverables

            -     Technical Data Management Plan (CDR-ILS-430)

            -     Technical Maintenance Plan (TMP) (CDR-ILS-431)

            Committed Deliverables

            -     Provision of Publications

Statement Of Work - Section 6                                            6 of 11

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1.4.1.5     LOGISTICS ENGINEERING

            The Contractor's effort to identify, develop, where applicable perform and deliver logistics engineering activities. Such activities may include Failure Modes Effect & Critical Analysis (FMECA), Reliability & Maintainability (R&M) analysis, Reliability Centred maintenance Analysis (RCMA), Level of Repair Analysis
            (LORA), maintenance planning, Life Cycle Cost (LCC) analysis and Logistic Support Analysis (LSA) outcomes.

            SOW Reference: 8.8, 8.10, 8.20.

            Fixed Deliverables

            -     Logistic Support Analysis Plan (LSAP) (CDR-ILS-403)

            -     Life-Cycle Costing Model (LCCM) (CDR-ILS-450)

1.4.1.6     S&TE PROVISIONING LIST

            The Contractor's effort to provide details of Support and Test Equipment (S&TE) to the RAN to identify S&TE required to perform OLM activities. Noting that the RAN's preference is to utilise existing S&TE in the RAN inventory unless the Contractor can demonstrate the need for additional S&TE.

            SOW Reference: 8.16

            Fixed Deliverables

            -     Support and Test Equipment Provisioning List (CDR-ILS-440)

1.4.1.7     CONFIGURATION MANAGEMENT

            The Contractor's effort to identify configuration requirements for ADF-wide Configuration Management and develop the Configuration Management Plan for delivery. The Contractor shall, as part of configuration management, establish a NDS Database for collection and processing of NDS data.

            SOW Reference: 8.6, 8.7

            Fixed Deliverables

            -     Configuration Management Plan (CDR-ILS-402)

1.4.2       ILS IN-SERVICE

1.4.2.1     THROUGH-LIFE SUPPORT

            The Contractor's scope to provide support of NDS equipment and associated items after system acceptance and in-service. Through-Life Support is primarily based on the Contractor's maintenance support effort initiated by a Help Desk request (a Core Support Function) during the Follow-On Support Period. If the Help Desk assistance does not resolve or rectify the problem/failure the Contractor is to provide corrective maintenance by on-site maintenance support (ILM) or repair/replace

Statement Of Work - Section 6                                            7 of 11

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Project Sea 1430 Phase 2A - OSL Contract Attachment Q (Enclosure 2)

            (DLM). This activity is under quotation/tasking directive/order arrangements and shall adhere to respective contract timeframes. The remainder of through-life support evolves around the subsequent ILS in-service CWBS packages.

            SOW Reference: 8.21

            Fixed Deliverable

            -     Through-Life Support Plan (CDR-ILS-404)

1.4.2.2     SUPPLY SUPPORT

            The Contractor's effort to identify Inventory Management solutions (if applicable) to ensure that NDS spares and repair parts turnaround times meet Contractor Support Maintenance requirements. If costs are applicable to establish Inventory Management arrangements the Contractor shall show details as an independent item or incorporated in Project Management costs.

            SOW Reference: 8.11, 8.21

1.4.2.3     TRAINING

            The Contractor's effort to conduct Follow-on NDS Operator Courses in accordance with the Contract and Training Plan to qualified RAN Officer of the Watch (OOW) personnel. Training facilities are provided as Government Furnished Facilities (GFF).

            SOW Reference: 8.12, 8.18

            Committed and Standing Offer Deliverables

            -     NDS Operator Courses

1.4.2.4     LOGISTICS ENGINEERING

            The Contractor's effort to monitor, review and report Logistic Engineering activities, in particular LCC and RAM, for the duration of the Contract to ensure follow-on support services requirements are met. The Contractor shall note reporting, performance management and KPI requirements. The Core Support Function Fee covers costs for this activity.

            SOW Reference: 8.8, 8.10, 8.20, 8.21.

1.4.2.5     CONFIGURATION MANAGEMENT

            - The Contractor's effort to implement and manage the CMP for the duration of the Contract. Configuration is the management of the actual functional and/ or physical characteristics of the NDS System, ADF-wide including the Technical Data, training data and NDS Database. The Core Support Function Fee covers costs for this activity.

            SOW Reference: 8.6, 8.7, 8.21

Statement Of Work - Section 6                                            8 of 11

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Project Sea 1430 Phase 2A - OSL Contract Attachment Q (Enclosure 2)

1.5   ENGINEERING

      The Contractor effort associated with the design, development and Test and Evaluation of the NDS as defined in the Functional and Performance Specification (FPS) and any in-service engineering effort that may be requested by the Commonwealth.

1.5.1       ENGINEERING - ACQUISITION

            Contractor activities and non-recurring costs associated with the design, development and Test and Evaluation of the NDS as defined in the Statement of Work.

1.5.1.1     ENGINEERING MANAGEMENT

            The administrative planning, organising, directing, coordinating, controlling and approval actions associated within the management of the engineering program.

            SOW Reference: 7.5, 7.6

            Fixed Deliverables

            -     Systems Engineering Management Plan (CDR-ENG-302)

            -     System Safety Management Plan (CDR-ENG-303)

1.5.1.2     SOFTWARE DEVELOPMENT

            The management and development of software to meet RAN-specific requirements as included within the FPS.

1.5.1.2.1   SOFTWARE MANAGEMENT

            The administrative planning, organising, directing, coordinating, controlling and approval actions associated within the management of the software development program.

            SOW Reference: 7.7, 7.8

            Fixed Deliverables

            -     Software Measurement Plan (CDR-ENG-304)

            -     Software Development Plan (CDR-ENG-305)

1.5.1.2.2   SECTION 2 DEVELOPMENT

            Non-recurring costs associated with the development of software to meet the requirements of Section 2 of the FPS.

            SOW Reference: Section 5 FPS, Section 2

Statement Of Work - Section 6                                            9 of 11

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1.5.1.2.3   SECTION 3 DEVELOPMENT

            Non-recurring costs associated with the development of software to meet the requirements of Section 3 of FPS.

            SOW Reference: Section 5 FPS, Section 3

1.5.1.2.4   SECTION 4 DEVELOPMENT

            Non-recurring costs associated with the development of software to meet the requirements of Section 4 of the FPS.

            SOW Reference: Section 5 FPS, Section 4

1.5.1.3     INSTALLATION DATA PACKAGES

            Effort and costs associated with the development of a Platform Installation Data Package and a Shore System Installation Data Package.

            SOW Reference: 7.9, 7.10

            Fixed Deliverables

            -     Platform Installation Data Package (CDR-ENG-306)

            -     Shore System Installation Data Package (CDR-ENG-307)

1.5.1.4     TEST & EVALUATION PROGRAM

            The effort and costs associated with defining, planning, developing test procedures and reporting project test and evaluation activities.

            SOW Reference: 7.11

            Fixed Deliverables

            -     Contractor Test and Evaluation Management Plan (CDR-ENG-308)

            -     STW, CHAT and CSAT Test Procedures.

            Committed Deliverables

            -     Contractor Harbour Acceptance Trial

            -     Contractor Sea Acceptance Trial

Statement Of Work - Section 6                                           10 of 11

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Project Sea 1430 Phase 2A - OSL Contract Attachment Q (Enclosure 2)

1.5.1.5     QUALITY ASSURANCE

            The effort and costs associated with the development of a Quality Plan to address acquisition Quality Assurance and the implementation of the agreed Quality Plan.

            SOW Reference: 7.2

            Fixed Deliverables

            -     Quality Management Plan (CDR-ENG-301)

1.5.2       ENGINEERING - IN-SERVICE

            The costs and effort associated with providing engineering support activities as may be requested by the Commonwealth. This activity will be funded by task directive orders. Activity under this WBS element would not normally include any in-service obligations defined under WBS 1.4.2.

Statement Of Work - Section 6                                           11 of 11

                                      349
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Project Sea 1430 Phase 2A - OSL Contract Attachment Q

                   Section 7 - SYSTEMS ENGINEERING AND QUALITY

                                TABLE OF CONTENTS

SECTION                   TITLE                              PAGE NO.
7.1 QUALITY SYSTEM                                               2
7.2 QUALITY MANAGEMENT PLAN                                      3
7.3 QUALITY SYSTEMS, PROCESS AND PRODUCT NON-CONFORMANCES        3
7.4 PROJECT AUTHORITY APPROVAL OF NON-CONFORMING SUPPLIES        3
7.5 SYSTEMS ENGINEERING MANAGEMENT PLAN (SEMP)                   4
7.6 SYSTEM SAFETY PROGRAM                                        5
7.7 SOFTWARE MEASUREMENT PLAN                                    5
7.8 SOFTWARE DEVELOPMENT PLAN                                    5
7.9 PLATFORM INSTALLATION DATA PACKAGE                           6
7.10  SHORE SYSTEM INSTALLATION DATA PACKAGE                     6
7.11  CONTRACTOR TEST & EVALUATION                               6
7.12  MATERIAL AND EQUIPMENT PERFORMANCE STATE                   7

Statement of Work - Section 7                                               7-1

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Project Sea 1430 Phase 2A - OSL Contract Attachment Q

                Section 7 - SYSTEMS ENGINEERING AND QUALITY

                         SYSTEMS ENGINEERING AND QUALITY

7.1         QUALITY SYSTEM

7.1.1 OSL's accredited Quality System ISO9001:2000 shall be established and applicable to all areas of NDS production (design, development, testing, etc) at the Effective Date.

7.1.2       OSL shall maintain and apply the quality system agreed in clause
            7.1.1 to the production, including design and development, as applicable, of the Supplies and shall inform NIX of any changes to the Certification status of OSL.

7.1.3 During progress of work under the Subcontract, NIX may at its discretion perform Audit and Surveillance activities in relation to the work performed, including any of the following:

            a)    System Audit;

            b)    Process Audit; or

            c)    Product Audit.

7.1.4 OSL shall ensure that all work performed under a Subcontract meets the requirements of the quality system to be applied by OSL under clause 7.1.1.

7.1.5       Not used.

7.1.6       Not used.

7.1.7       Not used.

7.1.8       Not used.

7.1.9 For clauses 7.1-7.4 of the SOW "Certification" means certification by an organisation accredited by the Joint Accreditation System for Australia and New Zealand (JAS-ANZ), or equivalent international or national certification body acceptable to NIX (the "Certification Body").

7.1.10 OSL shall maintain records pertaining to the planning and verification of the quality of the Supplies for a minimum period of seven years after System Acceptance.

Statement of Work - Section 7                                               7-2

                                      351
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Project Sea 1430 Phase 2A - OSL Contract Attachment Q

                   Section 7 - SYSTEMS ENGINEERING AND QUALITY

7.2         QUALITY MANAGEMENT PLAN

7.2.1 OSL shall develop a Quality Management Plan (QMP) in accordance with the quality system standard specified in clause 7.1.1 and ODR-ENG-301.

7.2.2       OSL shall in accordance with ODR-ENG-301:

            a) ensure that Quality Management Plans are developed for all Approved Lower tier contractors; and

            b) incorporate the Quality Management Plans for all Approved Lower tier contractors into the project's Quality Management Plan for delivery

7.2.3 OSL shall manage the project's quality program in accordance with the Approved Quality Management Plan.

7.2.4 OSL shall submit their developed QMP to NIX for review in accordance with the CDR List at Section 9.

7.2.5 OSL shall conduct all design, development, integration and testing work under an established Quality Program as documented in the agreed QMP.

7.2.6 Agreement of the QMP by NIX does not relieve OSL of any responsibilities or obligations under the Subcontract.

7.2.7 All amendments and changes to the QMP should be agreed to by NIX before being incorporated into the QMP or implemented by OSL.

7.3         QUALITY SYSTEMS, PROCESS AND PRODUCT NON-CONFORMANCES

7.3.1 If at any time NIX determines by Quality Audit and surveillance in accordance with clause 7.1.3 or otherwise that, in relation to the production of the Supplies the:

            a) quality system being applied no longer conforms to the Certified quality system;

            b) quality procedures and processes do not conform to the agreed quality plan; or

            c) products produced do not conform to agreed product specifications.

            NIX may notify OSL in writing of the details of the non-conformance and require OSL to correct the non-conformance within the period specified in the notice.

7.3.2 OSL shall take whatever action is necessary to correct a legitimate quality system/process/product non-conformance within the period specified in the notice issued pursuant to clause 7.3.1 or within any period agreed in writing by NIX and shall advise NIX immediately upon taking corrective action. NIX may perform a Quality Audit to verify that the non-conformance has been corrected.

7.3.3 NIX may direct OSL, in a notice issued pursuant to clause 7.3.1, to cease work on any specified aspect of the Subcontract which NIX determines may be affected by the non-conformance of a quality system/process/product to the specified standard. OSL shall comply with any such direction, and shall not recommence work on the specified aspect of the Subcontract until directed to do so by notice in writing from NIX. Delay caused by cessation of work under this clause shall not be a ground for extension of time under clause
            6.2 of the Conditions of Contract.

7.4         PROJECT AUTHORITY APPROVAL OF NON-CONFORMING SUPPLIES

7.4.1 Where OSL seeks to use non-conforming materials or work in the Supplies, it shall submit a Form SG2 - Application for Deviations or Waivers, together with all supporting documentation for NIX approval.

7.4.2 Any approval given by NIX for the use of non conforming materials shall not release OSL from due performance of any of its obligations under the Contract, except to the extent specifically set out in the Form SG2 - Application for Deviations or Waivers.

Statement of Work - Section 7                                               7-3

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Project Sea 1430 Phase 2A - OSL Contract Attachment Q

                   Section 7 - SYSTEMS ENGINEERING AND QUALITY


7.5         SYSTEMS ENGINEERING MANAGEMENT PLAN (SEMP)

7.5.1 OSL shall provide information to support NIX in the development of a Systems Engineering Management Plan (SEMP), provided by NIX to OSL within 10 days following the Contract Effective Date. The SEMP shall be subsequently reviewed and returned to NIX by OSL within 10 days following receipt of the SEMP.

7.5.2 OSL shall implement the engineering program related to the design, development and production of the NDS in accordance with the SEMP.

7.5.3       Not Used.

7.5.4       Not Used.

7.5.5       Not Used.

7.5.6       Not Used.

7.5.7       Not Used.

7.5.8       Not Used

7.5.9 OSL shall actively participate in and contribute to the Technical Reviews (defined in the SEMP) at the following locations:

            a)    SRR - OSL (Vancouver)

            b)    PDR - Nautronix (Fremantle)

            c)    CDR - Nautronix (Fremantle)

            d)    SVT - OSL (Vancouver)

            e)    FAT - Nautronix (to be defined in the Tasking Order)

            Any request, by either party, to alter the above venues must be advised to the other party no less than four weeks prior to the scheduled start of the technical review. The scheduled start dates of the technical reviews shall be:

            a)    SRR - ED + 40d

            b)    PDR - ED + 80d

            c)    CDR - ED + 120d

            d)    SVT - ED + 240d

            e)    FAT - ED + 300d

            OSL shall reflect the timing of these reviews within the Contract Master Schedule (ODR-PM-101).

Statement of Work - Section 7                                               7-4

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Project Sea 1430 Phase 2A - OSL Contract Attachment Q

                   Section 7 - SYSTEMS ENGINEERING AND QUALITY

7.6         SYSTEM SAFETY PROGRAM

7.6.1 OSL shall provide information to support NIX in the development of the project System Safety Management Plan (SSMP).

7.6.2 OSL shall be actively involved in all program reviews, working groups, Safety Workshops and meetings relating to the SSMP, specifically the following:

            a)    Preliminary Hazard Analysis (PHA) and Review (PHAR);

            b)    System Hazard Analysis (SHA) and Review (SHAR);

            c)    System Integrity Assessment (SIA) and Review (SIAR);

            d)    Component design assurance reviews; and

            e)    Component implementation assurance reviews.

7.6.3 OSL shall conduct all safety-related activities of the safety program in accordance with the SSMP approved by NIX for all stages of design, development, testing and production of the Supplies under the Subcontract.

7.6.4       Not Used

7.6.5 During progress of work under the Subcontract, NIX may at its discretion perform surveillance activities in relation to the work performed, including any of the Safety Audits and Hazard Assessments of the approved SSMP.

7.6.6       Not Used.

7.6.7 Approval of the SSMP by NIX does not relieve OSL of any responsibilities or obligations under the Subcontract.

7.7         SOFTWARE MEASUREMENT PLAN

7.7.1 OSL shall develop, deliver, implement, and maintain a Software Measurement Plan (SMP) in accordance with ODR-ENG-304.

7.7.2 The SMP and shall outline the development of the software measurement process and shall incorporate the mutually agreed measurement requirements decided at the Measurement workshop.

7.7.3 OSL shall submit the developed SMP to NIX in accordance with the CDR List at Section 9.

7.7.4 OSL shall conduct all Software Measurement activities in accordance with the SMP agreed to by NIX, to all areas of software development for the Subcontract Period.

7.7.5 Agreement to the SMP by NIX does not relieve OSL of any responsibilities or obligations under the Subcontract.

7.7.6 All amendments and changes to the SMP shall be agreed to by NIX before incorporation into the SMP or being implemented by OSL.

7.8         SOFTWARE DEVELOPMENT PLAN

7.8.1       OSL shall develop, deliver and maintain a Software Development Plan
            (SDP) in accordance with ODR-ENG-305.

7.8.2 The SDP shall detail the policies and plans to be implemented and applied by OSL for the management of all activities and processes applied to the design, development, testing and production of the NDS software.

7.8.3 The SDP shall detail the software development activities and processes to be undertaken to develop the NDS software to meet the functional requirements of each Section of the FPS, Section 5 of the SOW.

7.8.4 OSL shall conduct all software development activities in accordance with the SDP agreed to by NIX to all aspects of the Software Development process for the Subcontract Period.

7.8.5       OSL shall submit the SDP to NIX in accordance with the CDR List at
            Section 9.

Statement of Work - Section 7                                               7-5

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                   Section 7 - SYSTEMS ENGINEERING AND QUALITY

7.8.6 NIX shall, within 20 days of receipt of the SDP, agree to the SDP or advise OSL as to the amendments necessary.

7.8.7 Agreement to the SDP by NIX does not relieve OSL of any responsibilities or obligations under the Subcontract.

7.8.8 All amendments and changes to the SDP shall be agreed to by NIX before being incorporated into the SDP or implemented by OSL.

7.9         PLATFORM INSTALLATION DATA PACKAGE

7.9.1 OSL shall develop, deliver and maintain a Platform Installation Data Pack (IDP) in accordance with ODR-ENG-306.

7.9.2 The Platform IDP shall detail the baseline NDS installation design, interfacing specifications and procedures for interfacing of the NDS to existing navigational sensors listed at Enclosure 2 of the FPS,
            Section 5 of the SOW.

7.9.3 OSL shall submit the Platform IDP to NIX in accordance with the CDR List at Section 9.

7.9.4 OSL shall maintain and update the Platform IDP agreed to by NIX for the period of the Subcontract.

7.9.5 NIX will utilise the IDP to support the RAN TM 187 Configuration Change Process. OSL shall provide additional information, as requested by NIX, in support of the configuration change process.

7.9.6 Upon placement of a Tasking Order by NIX, OSL shall participate in the installation design process, together with NIX, as the NDS OEM, or in an advisory role to achieve Installation Design Approval.

7.9.7 Agreement to the Platform IDP by NIX does not relieve OSL of any responsibilities or obligations under the Subcontract.

7.9.8 All amendments and changes to the Platform IDP shall be agreed to by NIX before being incorporated into the Platform IDP or implemented by OSL.

7.10        SHORE SYSTEM INSTALLATION DATA PACKAGE

7.10.1 OSL shall develop a Shore System Installation Data Pack (IDP) in accordance with ODR-ENG-307.

7.10.2 The Shore System IDP shall detail and describe the recommended procedures and processes for installation of the NDS into shore training environments and for rollout and installation of the NDS software into existing Defence computer systems.

7.10.3 OSL shall submit the Shore System IDP to NIX in accordance with the CDR List at Section 9.

7.10.4 OSL shall maintain and update the Shore System IDP agreed to by NIX for the period of the Subcontract.

7.10.5 Agreement to the Shore System IDP by NIX does not relieve OSL of any responsibilities or obligations under the Subcontract.

7.10.6 All amendments and changes to the Shore System IDP shall be agreed to by NIX before incorporation into the Shore System IDP or implemented by OSL.

7.11        CONTRACTOR TEST & EVALUATION

7.11.1 OSL shall develop, deliver and maintain a Contractor Test and Evaluation Management Plan (CTEMP) in accordance with ODR-ENG-308.

7.11.2 The CTEMP shall provide a detailed description of the proposed test and evaluation processes and procedures to be implemented by OSL to demonstrate compliance of the NDS to the ECDIS standard, the system safety requirements, and technical requirements of the FPS.

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Project Sea 1430 Phase 2A - OSL Contract Attachment Q

                   Section 7 - SYSTEMS ENGINEERING AND QUALITY

7.11.3 OSL shall submit the developed plans and procedures to NIX in accordance with the ODRL at Section 9.

7.11.4 OSL shall conduct all test and verification programs in accordance with the CTEMP agreed to by NIX.

7.11.5 OSL shall participate in the Development and Production Test and Evaluation activities developed in accordance with CDR-ENG-308.

7.11.6 Agreement to the CTEMP Plan by NIX does not relieve OSL of any responsibilities or obligations under the Subcontract.

7.11.7 All amendments to the CTEMP shall be agreed to by NIX before being incorporated into the CTEMP or implemented by OSL.

7.12        MATERIAL AND EQUIPMENT PERFORMANCE STATE

7.12.1 OSL shall acknowledge that the Commonwealth's TI 338 Form is the formal document utilised to record and track the NDS Material and Equipment Performance State and shall recognise OSL's responsibilities and actions required in assisting NIX to support the Commonwealth in the development of Form TI338.

7.12.2 OSL shall assist NIX in performing all its obligations relating to Form TI 338 as documented in ABR 6205 para 3.45.

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Project Sea 1430 Phase 2A - OSL Contract Attachment Q

                     SECTION 8 INTEGRATED LOGISTICS SUPPORT

                                TABLE OF CONTENTS

SECTION  TITLE                                                                         PAGE NO.
                                                                                       -------
8.         INTEGRATED LOGISTIC SUPPORT..............................................      1
8.1        General..................................................................      1
8.2        ILS Program Objectives...................................................      2
8.3        ILS Program Management...................................................      2
8.4        Not Used.................................................................      2
8.5        Help Desk................................................................      3
8.6        Configuration Management Program.........................................      3
8.7        Not Used.................................................................      3
8.8        Not Used.................................................................      3
8.9        Maintenance Support Program..............................................      4
8.10       Reliability, Availability, Maintainability (RAM).........................      4
8.11       Supply Support Requirements..............................................      5
8.12       Training and Training Support Requirements...............................      7
8.13       Technical Data Requirements..............................................      8
8.14       Not Used.................................................................      9
8.15       Packaging, Handling, Storage and Transportation (PHS&T)..................      9
8.16       Support and Test Equipment (S&TE)........................................     10
8.17       Not Used.................................................................     10
8.18       Not Used.................................................................     10
8.19       Computer Software Support................................................     10
8.20       Life Cycle Cost Requirements.............................................     11
8.21       Follow-On Support Services...............................................     11
8.22       Defect Reporting.........................................................     13
8.23       Supportability Testing...................................................     14
8.24       Not Used.................................................................     14
8.25       Not Used.................................................................     14
8.26       Not Used.................................................................     14
8.27       Service Levels...........................................................     14

Statement of Work - Section 8                                                8-1

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Project Sea 1430 Phase 2A - OSL Contract Attachment Q

8.       INTEGRATED LOGISTIC SUPPORT

8.1      GENERAL

8.1.1 The ILS requirements described in this section, in accordance with paragraphs 8.3 and 8.21, fall into the following two categories:

         a. ILS Program which identifies the mechanisms to be in place for Core Support Functions and Deliverables.

         b. Follow-on Support Services to meet Service Levels and Tasking Directive arrangements of the follow-on support period for the duration of the Subcontract Period.

8.1.2    ILS obligations described in this section are:

         a. Deliverables (refer paragraph ERROR! REFERENCE SOURCE NOT FOUND.) and in accordance with the Subcontract, are;

                  (i)      Fixed Deliverables,

                  (ii)     Committed Deliverables, and

                  (iii)    Standing Offer Deliverables;

         b. Follow-On Support Period is the period commencing from Acceptance (in accordance with the Subcontract) of the first NDS Installation (major vessel);

         c. Core Support Functions (refer paragraph ERROR! REFERENCE SOURCE NOT FOUND.), are annual on-going activities part of the Follow-On Support Period however, may commence prior to this period (refer paragraph 8.21.2);

         d. Follow-On Support Services are support requirements (refer paragraph 8.21) subject to Tasking Directive/Order arrangements, excluding Core Support Functions; and

         e. Tasking Directives/Order requirements are in accordance to clauses 1.8 and 1.9 of the Subcontract and as described at paragraph 8.21.10.

8.1.3 The overall ILS concept for the NDS is to establish a Fully Contracted Integrated Material Support (FCIMS) approach. This approach is currently being implemented into the Royal Australian Navy (RAN) for specific capabilities. Under this concept NIX and the ILS subcontractor, SMA will provide all `integrated materiel and software support' except for organisational (on-board) maintenance level support for sea going ships and for NDS systems fitted in designated shore establishments (HMAS CERBERUS, HMAS WATSON and HMAS STIRLING.

8.1.4    The RAN Maintenance of the NDS will be

         Organisational Level of Maintenance (OLM), normally carried out by ship's staff and includes:

         a.       Planned maintenance in accordance with the Approved ISP;

         b.       the recognition of fault conditions;

         c. the testing, removal and replacement of faulty Line Replaceable Units (LRU); and

         d.       the cleaning of filters and enclosures.

8.1.5    Not Used.

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Project Sea 1430 Phase 2A - OSL Contract Attachment Q

8.2      ILS PROGRAM OBJECTIVES

8.2.1 OSL shall provide support to NIX and its ILS subcontractor, SMA, for the development, planning and implementation of an Integrated Logistics Support (ILS) Program by providing NIX with information to achieve the following outcomes:

         a. a Mission System (NDS) that has been designed for supportability;

         b. a Support System that has been designed to meet the Mission System support requirements at minimum Life Cycle Cost (LCC); and

         c.       implementation of the Support System.

8.3      ILS PROGRAM MANAGEMENT

8.3.1 OSL shall assist in the development, delivery and maintenance, for the Subcontract Period (including subsequent additional periods in accordance with clause 1.3 of the Subcontract), an Integrated Support Plan (ISP).

8.3.2 NIX must obtain ILS Certification, from RAN Systems Command, before the NDS can be Accepted into Naval Service (AINS). The baseline for this ILS Certification is outlined in A016472 Standard Materiel Requirements for RAN Ships and Submarines, Volume 2: Whole of Ship Requirements,
         Part 17: Integrated Logistic Support Requirements. This standard embraces all navy specific requirements and references a number of Defence applicable documents.

8.3.3 OSL shall provide support to NIX and its lower tier contractor SMA in the development, delivery and updating of ILS program plans outlining / detailing the NDS ILS Program by providing existing OSL information relating to the:

         a.       Recommended Spares Provisioning List (RSPL);

         b.       Training Plan(s) (TP);

         c.       Operator Courses;

         d.       Maintainer Courses;

         e.       Support & Test Equipment Provisioning List (S&TEPL); and

         f.       Life Cycle Costing Management Plan.

8.3.4    Not Used.

8.3.5    Not Used.

8.3.6    Not Used

8.3.7 OSL shall support the source data collection activity conducted by NIX ILS subcontractor, SMA, at the OSL facilities. This activity will involve an OSL formal `train the trainer' type activity, plus up to five days discussion with appropriate OSL personnel (and OSL hardware suppliers) to ensure all data collection requirements are identified and processed. Source data collection will include (if possible) a visit to Royal Canadian Navy training sites, associated with supporting similar systems in service, and discussions with personnel operating the `Help Desk' type functions.

8.4      NOT USED

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Project Sea 1430 Phase 2A - OSL Contract Attachment Q

8.5      HELP DESK

8.5.1 As part of the project, the NDS Help Desk service will be established by NIX to support RAN use of the NDS following system deployment.

8.5.2 OSL shall provide information and technical support to the Help Desk service to assist NIX and its subcontractor, SMA, to support the NDS system as required.

8.5.3 In respect of each access/contact to OSL for supporting the Help Desk service, OSL shall make an initial response indicating that a request has been received. Such initial response shall be effected:

         a. immediately within OSL's normal hours of business and within six hours outside normal hours of business, in respect of access by telephone;

         b.       within six hours, in respect of access by e-mail; or

         c.       within one working day, in respect of access by facsimile.

8.5.4    Not Used

8.5.5 In respect of each access/contact by the Help Desk, given pursuant to paragraph 8.5.3, OSL shall respond with competent, technical assistance within:

         a. six hours where the request is specified as being "URGENT" (URDEF or REQUEST); or

         b. 12 hours where the request is specified as being "ROUTINE" (URDEF or REQUEST) or where the priority of the request has not been specified.

8.5.6 URGENT and ROUTINE status in relation to URDEF priorities is defined in paragraphs 8.22.7 and 8.22.11.

8.5.7    Not Used.

8.5.8    Not Used.

8.5.1

8.6      CONFIGURATION MANAGEMENT PROGRAM

8.6.1    Not Used.

8.6.2    Not Used.

8.6.3 OSL shall conduct all CM activities, in accordance with the Approved CMP, for the NDS project.

8.6.4 The CMP shall detail the policies, procedures and methods that will be used to develop, implement and manage the configuration control program for LOT of the Mission System (NDS).

8.6.5 The configuration change request process which includes Engineering Change Proposals (ECP), Contract Change Proposals (CCP), Problem Identification Report (PIR) and RAN Defect Reports, shall include Mission System (NDS) updates/upgrades in accordance with clause 9.7 of the Contract.

8.6.6    Not Used.

8.6.7    Not Used.

8.7      NOT USED

8.8      NOT USED

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Project Sea 1430 Phase 2A - OSL Contract Attachment Q

8.9      MAINTENANCE SUPPORT PROGRAM

8.9.1 OSL shall provide technical support to NIX in identifying the maintenance tasks to be conducted at each level of maintenance for both Mission System (NDS) and Support System elements and provide NDS Contractor Maintenance Support (NCMS) as tasked by NIX for the duration of the Subcontract.

8.9.2    Not Used.

8.9.3 OSL shall provide NIX with the following technical data to support the NDS maintenance program:

         a. Engineering upgrades (in accordance with Tasking Directive requirement);

         b. Software upgrades (in accordance with Tasking Directive requirement); and

         c. Manufacturing data such as Bill Of Materials (BOM), product family trees and level three drawing packs.

8.9.4 OSL shall provide Contractor Maintenance Support, in accordance with Tasking Directive arrangements from NIX, as;

         a.       Base Support - support provided locally from OSL;

         b. Field Support - support provided, within Australia, on-site away from OSL's principle base facilities, characterised as ILM; and

         c. Overseas Support - support provided outside Australia, characterised as ILM.

8.9.5    Intermediate Level Maintenance (ILM) typically includes:

         a. on-site maintenance of systems, sub-assemblies, line replaceable units and modules, where applicable, which are beyond the capabilities and/or resources of ship's staff and NIX;

         b. replacement of systems, sub-assemblies, line replaceable units and modules to meet agreed maintenance/repair timeframes, in relation to Urgent requests;

         c.       software maintenance/support;

         d.       implementing on-site NDS upgrades, where applicable;

         e. post DLM testing, where required, in accordance with paragraph 8.22.12;

         f.       reporting of all test/repair results to NIX; and

         g. the maintaining of maintenance history records for all NDS repaired items.

8.9.6    Not Used.

8.9.7 OSL shall provide details (justification/analysis), within the Approved ISP, which items (CI/LRU) are repairable and/or discard/replaceable.

8.9.8 OSL shall identify the Preventative, Corrective and Scheduled Maintenance tasks at each level of maintenance for both Mission System
         (NDS) and Support System.

8.9.9    Not Used.

8.10     RELIABILITY, AVAILABILITY, MAINTAINABILITY (RAM)

8.10.1   Not Used.

8.10.2 OSL shall provide existing reliability, availability and maintainability data to NIX such that an R&M Case can be developed for the NDS, to substantiate RAM requirements are met. This data includes:

         a.       mean time to repair estimates based on proposed LRUs;

         b.       reliability and maintainability block diagrams;

         c. Failure Mode Effect Analysis (FMEA), Failure Mode Effect and Criticality Analysis (FMECA), Reliability Centred Maintenance
                  (RCM), Level of Repair Analysis (LORA), Maintenance Task Analysis (MTA) or similar existing reports; and

Statement of Work - Section 8                                                8-4

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Project Sea 1430 Phase 2A - OSL Contract Attachment Q

            d. failure rates of LRUs expressed as Mean Time Between Failure based on 1 million hours of operation.

8.10.3 OSL shall deliver NDS Mission and Support Systems based on the following RAM baseline requirements (in accordance with the RAM Program):

            a.    MTBF Mission System 3,116 hours (Primary NDS 9,111 hours);

            b.    MTBCF Mission System 154,133 hours (Primary NDS 10,183 hours);

            c.    MTTR Mission System (OLM) 30 minutes;

            d.    MaxTTR Mission System (OLM) 70 minutes;

            e.    MTTR Mission System (NCMS) 2 hours;

            f.    MaxTTR Mission System (NCMS) 4 hours; and

            g.    Inherent Availability (Ai) 99.997%.

8.10.4 OSL shall use the following information as an initial basis for determining operational planning requirements:

            a. The average vessel operation usage (NDS operation) is scheduled to be 80% of a year (7008 hours), and

            b.    a envisaged mission profile of 30 days (720 hours).

8.10.5 The RAM baseline shall be used to monitor/assess Service Level requirements for the NDS and to ensure that performance of all RAM analyses support ILS program requirements.

8.10.6      Not Used

8.11        SUPPLY SUPPORT REQUIREMENTS

8.11.1      Not Used.

8.11.2 OSL shall assist in the formulation of a Recommended Spares Provisioning List (RSPL), by providing the following information to NIX and its ILS subcontractor, SMA, for each manufacturer recommended LRU:

            a. name and full address of the true manufacturer of the item - a manufacturer is deemed to be that organisation that controls the design specification of the item;

            b. the NATO Commercial or Government Entity Code (NCAGE Code) of the true manufacturer (where this known);

            c. part/reference number assigned to the item by the true manufacturer to uniquely identify the item;

            d.    name and full address of the supplier of the item;

            e.    the NCAGE code of the supplier (where this is known);

            f.    the supplier's part/reference number for the item;

            g. the name of the item as it appears in the manufacturer's or supplier's documentation;

            h.    a proposed NATO Stock Number (if appropriate or known);

            i.    a proposed item name if appropriate;

            j. the part/reference number, manufacturer and name of the next higher assembly;

            k. documents that provide a comprehensive description of the item (i.e., the design/procurement specification) and that define the characteristics or features required for form, fit and function (noting that, as appropriate, this information includes performance, dimensional; and, as applicable, this sub-clause might require the provision of design drawings, manuals, tender specifications, design specifications and other information)

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Project Sea 1430 Phase 2A - OSL Contract Attachment Q

            l.    providing and tracking of Certificates of Conformance;

            m.    identification of fragile and sensitive equipment/items;

            n. identification of, and the delivery of data associated with, spares that have a shelf life;

            o.    End Item Acronym Code (EIAC);

            p.    Useable on Code (UOC);

            q.    standards/specifications reference number(s);

            r.    the nature of the spare (ie, repairable/discardable);

            s.    the level(s) of maintenance where the spare will be required;

            t. those spares that are mission critical or safety critical, including annotation of the criticality and the serial number of such spares;

            u. those spares that require special handling because of security reasons, contain hazardous substances, or are fragile or sensitive;

            v. a unit price for each spare, which shall be OSL's most favoured customer price for the delivery of that spare;

            w. provisioning lead time, including the identification of long lead-time items;

            x. the Economic Order Quantity and the recommended maximum and minimum holding levels at each level of maintenance for each spare; and

            y. packaging, handling, storage and transportation requirements, including any special storage requirements, material to be used when shipping, weight and physical dimensions when packed for transportation.

8.11.3      Not Used.

8.11.4 NIX will purchase on-board spares from the catalogue of equipment, in accordance with the RSPL. Spares, additional to on-board requirements, shall be purchased in accordance with tasking directive/order arrangements when deemed necessary by NIX.

8.11.5 Any purchase of additiona(1) spares (other that on-board spares, including refurbish/ replacement of on-board spares), as listed in the Catalogue of Equipment, by NIX shall be in accordance with clauses 1.7 and 1.8 of the Subcontract.

8.11.6 OSL shall provide one set of on-board spares (1), when and as ordered from the Catalogue of Equipment, for each NDS installed platform (ship and shore establishment) in accordance with Tasking Directive and Order arrangements.

8.11.7      Not Used.

8.11.8      Not Used.

8.11.9      Not Used.

8.11.10     Not Used.

8.11.11 OSL shall provide information in support of inventory management during Life of Type (LOT) of the NDS by NIX, including but not be limited to:

            a.    ILM/DLM spares held;

            b.    range of repair parts;

            c.    Not used;

            d. provisioning policy, including demand based items, insurance items, unique items, common items, long lead time items and turn around times;

            e.    Not used;

------------------------
(1)  Determined from the RSPL/APLCRATES process and agreed by the Commonwealth.

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Project Sea 1430 Phase 2A - OSL Contract Attachment Q

            f.    Life of Type (LOT), and obsolescence arrangements;

            g.    compilation and management of codification data;

            h.    providing Certificates of Conformance;

            i.    packaging, labelling and delivery of spares to NIX;

            j.    identification of fragile and sensitive equipment/items;

            k.    identification of Customs requirements;

            l. identification of, and the delivery of data associated with, spares that have a shelf life;

            m. identification of hazardous substances associated with spares, including disposal;

            n.    delivery of spares to NIX;

            o.    Not used;

            p.    Not used; and

            q.    Not used.

8.11.12     Not Used.

8.11.13 OSL shall provide, for all items in the Catalogue of Equipment, that are supplied by OSL, the following minimum information, to support codification and cataloguing action, and the generation of NATO Stock Numbers (NSN):

            a. name and full address of the true manufacturer of the item - a manufacturer is deemed to be that organisation that controls the design specification of the item;

            b. the NATO Commercial or Government Entity Code (NCAGE Code) of the true manufacturer (where this known);

            c. part/reference number assigned to the item by the true manufacturer to uniquely identify the item;

            d.    name and full address of the supplier of the item;

            e.    the NCAGE code of the supplier (where this is known);

            f.    the supplier's part/reference number for the item;

            g. the name of the item as it appears in the manufacturer's or supplier's documentation;

            h.    a proposed NATO Stock Number (if appropriate or known);

            i.    a proposed item name if appropriate;

            j. the part/reference number, manufacturer and name of the next higher assembly; and

            k. documents that provide a comprehensive description of the item (i.e., the design/procurement specification) and that define the characteristics or features required for form, fit and function (noting that, as appropriate, this information includes performance, dimensional; and, as applicable, this sub-clause might require the provision of design drawings, manuals, tender specifications, design specifications and other information)

8.11.14     Not Used.

8.12        TRAINING AND TRAINING SUPPORT REQUIREMENTS

8.12.1 OSL shall provide all existing ECPINS-M training material / packages for initial operator and maintainer training with follow-on operator training (e.g. ECPINS-M Operator, ECPINS-M Maintenance training material). Initial training is identified as `Pilot' and `Train the Trainer' courses. Initial training will involve training for ship's crews, technical staff, RAN training staff, test and evaluation staff and shore-based operators. Shore based operational and training systems shall provide the same capabilities as seagoing systems.

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Project Sea 1430 Phase 2A - OSL Contract Attachment Q

8.12.2      Not Used.

8.12.3      Not Used.

8.12.4      Not Used.

8.12.5 OSL shall provide ECPINS-M training recommendations for operator and maintainer training, including details of any existing training material / training aids, such as:

            a.          Wall charts;

            b.          Models;

            c.          Part task trainers;

            d.          Syllabus; and

            e.          Student notes.

8.12.6      Not Used.

8.12.7      Not Used.

8.12.8      Not Used.

8.12.9      Not Used.

8.12.10     Not Used.

8.12.11     Not Used.

8.12.12     Not Used.

8.12.13     Not Used.

8.12.14     Not Used.

8.12.15     Not Used.

8.12.16     Not Used.

8.13        TECHNICAL DATA REQUIREMENTS

8.13.1      Not Used.

8.13.2      Not Used.

8.13.3 OSL shall provide a set of all existing ECPINS-M manuals (operator/maintainer), containing sufficient information to effectively operate, maintain and support the Mission System at operational conditions.

8.13.4      Not Used.

8.13.5      Not Used.

8.13.6 OSL shall provide all existing ECPINS-M operator, maintainer and system level documentation describing the equipment and operational software being provided as part of the contract. This data should be provided as hard copy and electronic media where available, and include, but not be limited to the following:

            a.          Handbooks/Manuals;

            b.          System specification;

            c.          Equipment approval drawings;

            d.          Installation approval drawings;

            e.          Installation specification; and

            f.          As Made drawings

            g.          General system descriptions;

            h. System technical descriptions (broken into physical and functional descriptions);

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Project Sea 1430 Phase 2A - OSL Contract Attachment Q

            i. Operating instructions (including hardware and software switch on; establishing initial system parameters; normal operation; procedures associated with using available menus, controls and indicators; level one fault diagnostic procedures; alternate and/or emergency modes/configurations; and shutting down the system);

            j. Planned/preventive maintenance routines/procedures, including cleaning and performance monitoring procedures;

            k. Fault diagnostic procedures to isolate defects to the Line Replacement Unit (LRU), including detailed Built In Test (BIT)/Built In Test equipment (BITE descriptions) and any Automatic Test Equipment (ATE) associated with the system;

            l.          Removal and replacement procedures for all designated
                        LRUs;

            m. Inter and intra cabling data, including signal names and pin outs;

            n.          Post repair testing procedures; and

            o. Illustrated parts breakdown with isometric drawings to LRU level.

8.13.7      Not Used.

8.13.8      All technical documents shall:

            a. be reasonably acceptable in terms of presentation, accuracy and scope;

            b.          be most current and up-to-date version available;

            c.          be in the English language; and

            d. have all key terms, words and symbols adequately defined.

8.13.9 OSL shall ensure that all data and documentation reflects the supplied configuration status of systems and equipment.

8.13.10     Not Used.

8.14        NOT USED

8.15        PACKAGING, HANDLING, STORAGE AND TRANSPORTATION (PHS&T)

8.15.1 The Standard used by the ADF in relation to packaging and handling of supplies is DEF (AUST) 1000C. Based on advice from the Commonwealth, NIX may agree to accept equivalent commercial standards and procedures.

8.15.2 OSL shall identify, provide and manage packaging requirements for the NDS and provisioning of spares (on-board) delivered to NIX, in accordance with Tasking Directive and Order arrangements. Packaging requirements shall include as a minimum:

            a.          undertaking the categorisation of all
                        system-deliverable, maintenance-supply and spares-support items that require packaging, including consideration of;

                        (i) the operational and support requirements of the spares, as well as the NDS and Support System,

                        (ii)        distribution and storage sites,

                        (iii)       size and weight,

                        (iv)        mission criticality,

                        (v)         fragility,

                        (vi)        mode(s) of transport,

                        (vii) special handling requirements, including for electrostatically-sensitive items, hazardous substances, ozone-depleting and other environmentally-hazardous substances, etc

                        (viii) storage requirements, including for items of supplies that have a shelf life,

                        (ix)        security requirements,

Statement of Work - Section 8                                                8-9

Project Sea 1430 Phase 2A - OSL Contract Attachment Q

                        (x)         freight classification, and

                        (xi)        the relevant requirements of DEF (AUST)
                                    1000C;

            b. identifying the range and quantity of packaging required in accordance with the categories identified in paragraph 8.15.2a, including consideration of reusable packaging;

            c.          delivery and acceptance of packaging;

            d.          identification of packaging; and

            e.          testing of packaging.

8.15.3 OSL shall identify and implement PHS&T requirements in accordance with the Approved ISP.

8.15.4 The NDS Shipping Package (typically hardware (primary, back-up & planning stations), software, manuals/handbooks, on-board spares and associated fittings), as ordered from Catalogue of Equipment, shall be dispatched directly from OSL's premises to NIX (a designated storage area specified in the order) at a specified time prior (typically four weeks) to its installation to allow the NDS Shipping Package to be checked for completeness and physical damage.

8.15.5 OSL shall be responsible for all aspects of short and long term storage of the NDS (other than installed systems) and its associated spares (other than on-board spares), repair parts and consumables, pertaining to OSL's scope, noting paragraph 8.11.4, prior to its delivery to NIX.

8.15.6 The transportation/shipping costs associated with the return of repaired equipment/LRUs and/or dispatch of spares/repair parts shall be identified in OSL's quotation, in accordance with Tasking Directive and Order arrangements.

8.15.7 OSL shall be responsible for delivering/receiving items during the course of the project from/to NIX (Fremantle).

8.16        SUPPORT AND TEST EQUIPMENT (S&TE)

8.16.1      Not Used.

8.16.2 OSL shall provide / recommend any special support tools or test equipment to support the NDS at OLM (e.g. test jigs, software diagnostic utilities / tools, test sets, etc.), to be included in the NDS S&TE Provisioning List (S&TEPL).

8.16.3 Provision of organisational Support and Test Equipment (S&TE) shall be guided by the requirement to minimise the range and special nature of S&TE required for maintenance.

8.16.4      Not Used.

8.16.5 OSL will procure S&TE, noting paragraph 8.16.3, in accordance with Tasking Directive and Order arrangements, if deemed necessary by NIX.

8.17        NOT USED

8.18        NOT USED

8.19        COMPUTER SOFTWARE SUPPORT

8.19.1 OSL shall provide support to NIX for all computer software utilised or embedded in the operation and support of the Mission and Support Systems.

8.19.2 The computer software utilised or embedded in the operation and support of the NDS shall include, but not be limited to the following:

            a.          primary and backup system software;

            b.          planning facility/console software;

Statement of Work - Section 8                                               8-10

Project Sea 1430 Phase 2A - OSL Contract Attachment Q

            c. stand alone software for existing PCs (on-board ships, shore-based organisations);

            d.    Not Used;

            e.    Not Used;

            f.    Not Used;

            g.    Maintenance software (including S&TE software if applicable);

            h. software diagnostic tools (e.g. diagnostic utilities, virus protection, security utilities, etc);

            i.    disaster recovery software;

            j.    Not Used;

            k.    Not Used;

            l.    Not Used; and

            m.    Not Used.

8.19.3 OSL shall ensure that the NDS is capable of being upgraded to take advantage of improvements in technology and to overcome hardware obsolescence to enable LOT software support requirements.

8.19.4 OSL shall establish, implement and control a software support program to provide NDS software support to NIX and its subcontractor, SMA, as part of this subcontract.

8.20        LIFE CYCLE COST REQUIREMENTS

8.20.1 OSL shall assist in the development of the project Life Cycle Cost Management Plan (LCCMP) and associated LCC models by providing required information and data to NIX.

8.20.2      Not Used.

8.20.3      Not Used.

8.20.4 OSL shall provide LCC data and information for the NDS including, but not limited to:

            a. LCC data relating to the Mission System and the Support System, and to provide updated data as the design of each system matures and better information becomes available;

            b. identification of LCC drivers for both the Mission System and Support System;

            c. data to identify design solutions (where applicable) that minimise LCC; and

            d. assist with design trade-off decisions both within and between the Mission System and the Support System.

8.20.5 The baseline LCC Model shall be based on the equipment/items procured from the Catalogue of Equipment, and updated when applicable.

8.20.6      Not Used.

8.20.7      Not Used.

8.21        FOLLOW-ON SUPPORT SERVICES

8.21.1 The Follow-on Support Period shall commence at the successful completion (Acceptance) of the first NDS Ship Installation (Major War vessel) and first NDS Collins Submarine installation.

8.21.2 Prior to the Follow-on Support Period commencing, in accordance with paragraph 8.21.1, OSL shall provide Interim Support Services to NIX for the support of any NDS installations (shore establishments and/or minor war vessels) performed preceding acceptance requirements. Noting that acceptance shall be in accordance with paragraph 8.21.1 and acceptance of installations of shore establishments and/or minor war vessels shall be in accordance with Set to Work requirements.

Statement of Work - Section 8                                               8-11

Project Sea 1430 Phase 2A - OSL Contract Attachment Q

8.21.3      Not Used.

8.21.4 OSL shall provide follow-on support as directed by NIX as a Tasking Directive in accordance with clause 1.8.1 of the subcontract.

8.21.5      Not Used.

8.21.6 OSL shall respond to an initial request for support in accordance with paragraphs 8.5 (Help Desk) and 8.22 (Defect Reporting).

8.21.7 In respect to follow-on action from the initial response given pursuant to paragraph 8.5.3, OSL shall provide competent rectification of the reported occurrence/defect, which includes the timeframes specified in paragraphs 8.5.3 and 8.5.5, within:

            a. thirty-six (36) hours for an Urgent priority within Australia, this time period includes travel and administration time;

            b. thirty-six (36) hours for an Urgent priority outside Australia, this time period does not include travel and administration time (this arrangement to be agreed by the Project Authority on a case by case basis); or

            c. the next available designated maintenance/re-fit period or as agreed by NIX, for a Routine priority within or outside Australia.

8.21.8 OSL shall provide Technical and Engineering support (in accordance with paragraph 8.21.10) which includes:

            a. Fault identification (software and hardware) for problems not able to be diagnosed by ships staff or the Help Desk;

            b. Fault rectification (software and hardware) of faults beyond the abilities and/or resources of ship's/ establishment's staff or the Help Desk;

            c.    Engineering upgrades (when applicable); and

            d.    Software upgrades (when applicable).

8.21.9      Types of Technical and Engineering Support to be provided are;

            a. Base Support - support provided locally from OSL's principal base facilities;

            b. Field Support - support provide, within Australia, on-site away from OSL's principle base facilities, characterised as ILM; and

            c. Overseas Support - support provided outside Australia on-site, characterised as ILM, in accordance with Tasking Directive requirement.

8.21.10 A Tasking Directive and/or an Order is required to meet Follow-on Support obligations (except for Core Support Functions) which are for, but not be limited to, the following;

            a.    technical and engineering support;

            b.    corrective maintenance;

            c.    configuration amendments/updates; and

            d.    additional/replacement spare parts.

8.21.11 The requirement of paragraph 8.21.6 is subject to release/authorisation by NIX. Contact and E-mail details shall be provided in the subcontract to ensure that requests have originated from approved authorities.

8.21.12 The items to be repaired/support shall be carried out in accordance with the Approved ISP, unless otherwise agreed between OSL and the NIX.

8.21.13 In relation to paragraph 8.21.10 OSL shall provide a written quotation to NIX specifying the cost of the repair, actions to be performed and completion date, in accordance with clauses 1.8 and
            1.9 of the subcontract.

8.21.14 OSL shall provide the written quotation to NIX within a timeframe to meet the requirements of paragraph 8.21.7 and in accordance with clauses 1.9, 9.8.6 and 9.8.7 of the subcontract.

Statement of Work - Section 8                                               8-12

Project Sea 1430 Phase 2A - OSL Contract Attachment Q

8.21.15 If NIX accepts the quotation, NIX shall inform OSL in writing (issue of an Order), who shall undertake the work in accordance with the quotation.

8.21.16 OSL shall notify NIX requesting assistance outlining proposed actions. Also OSL shall obtain approval, in accordance with clause
            1.9 in the Conditions of Contract before taking the proposed action. NIX shall provide OSL with a Task Directive Number, if approved, to make appropriate claim for payment against the order.

8.21.17 OSL shall comply with requirements outlined in paragraph 8.21.13, particularly during NIX's normal business hours. Outside these business hours OSL shall respond to assistance in accordance to clauses 9.8.6 and 9.8.7 of the Conditions of Contract.

8.21.18     Not Used.

8.22        DEFECT REPORTING

8.22.1 The medium used for defect reporting and recording within RAN, is the Urgent Defect (URDEF) Signal format.

8.22.2 When a defect is found in relation to the NDS the RAN will raise an URDEF in accordance with standard operating procedures and dispatch to appropriate RAN organisations for action.

8.22.3 The priority of an URDEF is to be determined by RAN using the following criteria:

            a. PRIORITY 1 - SAFE: A safety-related defect, condition or deficiency including information/data/documentation, that precludes the ship remaining at sea or sailing. Resources are to be applied out of normal working hours where necessary to enable the ship to sail in time to complete scheduled operational tasking, including notice for sea requirements.

            b. PRIORITY 1 - OPERATIONS: A defect, condition or deficiency, including information/ data/documentation, that prevents the ship from completing a significant activity, assigned tasking, operation or mission that is scheduled prior to the next programmed maintenance availability; or from fulfilling the requirements of any current preparedness directive; and requires rectification at the first opportunity, using out of hours resources if necessary.

            c. PRIORITY 2: Defect or condition that significantly limits seaworthiness, personnel safety or operational capability, but does not preclude scheduled operational activities; or that significantly increases the probability of not being able to complete any potential operational tasking that is consistent with current preparedness directives and is within the capability of the ship; and requires rectification at the next suitable opportunity in the existing program. Unless directed otherwise by the Contract Authority (tasking directive) contractor repair work is to be restricted to normal working hours.

            d. PRIORITY 3: Defect or condition that does not warrant classification as priority one or two, because a work-around exists; but places a significant burden on ships staff; and is to be rectified at the next scheduled maintenance availability, or earlier at the discretion of the approving Contract Authority (tasking directive). Priority 3 defects that require docking for rectification are not to be taken as justification for unscheduled docking of the ship, but may be a factor for consideration by the administration authority in deciding whether to advance a scheduled docking.

8.22.4 When an URDEF is initially raised a priority is assigned (in accordance with paragraph 8.22.3) by the Signal originator and then Maritime Headquarters actions/approves this Signal.

8.22.5 Where the software related defect is warranty / latent defect related, initial contact to OSL will be made by the following, or combination of the following:

            a. In the same timeframe a copy of this URDEF or an agreed format can be e-mailed to OSL by NIX identifying the defect and requesting support; and/or

Statement of Work - Section 8                                               8-13

Project Sea 1430 Phase 2A - OSL Contract Attachment Q

            b. On receipt of the URDEF Signal an addressee (NDS in-service organisation (MGIS SPO), Maritime Headquarters or the Class platform organisation) will contact NIX that will in turn engage OSL, if required.

8.22.6 OSL shall establish lines of communication with NIX, to enable prompt response to an URDEF.

8.22.7 Priority 1 URDEFs shall have the status `URGENT' applied, where Priority 2 and 3 has the status `ROUTINE' applied. When accessing OSL's lines of communication, NIX shall specify the priority of the URDEF as being either "ROUTINE" or "URGENT". NIX will not unreasonably or arbitrarily apply a priority specification of "URGENT".

8.22.8 OSL shall have mechanisms, for lines of communication, in place to detect the word "URGENT" or "ROUTINE" and respond appropriately in accordance with paragraph.

8.22.9 OSL shall note that this URDEF may not be approved or the URDEF priority could be upgraded or downgraded. NIX (contact as per 8.22.5) shall immediately contact OSL if there are changes to the original URDEF to ensure appropriate measures are in place.

8.22.10 In addition to an URDEF NIX may make a request, where applicable, to clarify the NDS condition or items when initially an URDEF is not raised. This circumstance may occur if the on-board maintainer has concerns of the operational status of the NDS, especially prior to sailing, and requires confirmation if an URDEF is warranted.

8.22.11 The action described in paragraph 8.22.10 is referred to as a `REQUEST' and shall be prefixed with either `URGENT' or `ROUTINE'. OSL shall respond to this action as described in paragraph 8.22.7.

8.22.12 All work required responding to an URDEF will be subject to those conditions in accordance with Follow-on Support Services detailed at paragraph 8.21 of this SOW and Service Levels specified in clause
            9.11 in the subcontract.

8.23        SUPPORTABILITY TESTING

8.23.1 OSL shall support NIX subcontractor SMA in identification and undertaking of Supportability Testing requirements as described in the project CTEMP, to ensure support of the Mission System can be validated and verified as part of the overall acceptance (System Acceptance) of the NDS.

8.24        NOT USED

8.25        NOT USED

8.26        NOT USED

8.27        SERVICE LEVELS

8.27.1      Service Level requirements are:

            a. Response times for Information Requests (paragraph 8.22.10) and URDEF's (paragraph 8.22.3);

                  (i) Routine URDEF's/Requests will be responded to by the next working day with the problem to be fixed at the date identified in the URDEF or as otherwise agreed by the Project Authority;

                  (ii) Urgent URDEF's/Requests will require an initial response by the Contractor within 6 hours (this will normally be done by phone) and the problem to be fixed within 48 hours (which includes the initial 6 hours and any reasonable travel time if the ship is available in an Australian port, but does not include reasonable travel time if the ship is in an overseas port or an Australian overseas territory); and

Statement of Work - Section 8                                               8-14

Project Sea 1430 Phase 2A - OSL Contract Attachment Q

                  Level of compliance - the Contractor must achieve a 90% level of compliance with all the above Service Levels.

            b.    Reliability, Availability and Maintainability (RAM);

                  (i)   MTBF of 3,116 hours per year;

                  (ii)  MTBCF of 145,133 hours per year;

                  (iii) MTTR of 2 hours for ILM and 4 hours for DLM per year;
                        and

                  (iv)  MaxTTR of 8 hours for ILM and 16 hours for DLM per year.

                  Level of compliance - the Contractor must achieve a 100% level of compliance with all the above Service Levels. The Contractor shall identify failures as critical or non-critical. The Commonwealth will assess the number of fleet hours in which NDS's were used per year based on the Ship Operating Cycle Table and the extent of the rollout of the NDS in any given year.

            c.    Not Used; and

            d.    Not Used.

Statement of Work - Section 8                                               8-15

Project Sea 1430 Phase 2A - OSL Contract           Statement of Work - Section 9

                            PROJECT SEA 1430 PHASE 2A
                        OSL DATA REQUIREMENTS LIST (ODRL)

                   SOW
                  LAUSE
  CDR NO.           NO.                           CDR TITLE                                      CWBS     VERSION       DELIVERY(1)
-------------   ----------  ------------------------------------------------------             --------   -------       -----------
                                                                                                     PROJECT MANAGEMENT (PM)
                                                                                                     -----------------------
ODR-PM-101         6.1      Contract Master Schedule (CMS)                                      1.3.1.1     Final        ED + 10d
ODR-PM-102         6.2      Contract Work Breakdown Structure (CWBS)                            1.3.1.1     Final        ED + 10d
ODR-PM-103         6.3      Risk Management Plan (RMP)                                          1.3.1.2     Final        ED + 30d
ODR-PM-104         6.5      Project Management Plan (PMP)                                       1.3.1.1     Final        ED + 40d
ODR-PM-105         6.6      Project Status Report (PSR)                                         1.3.1.1     Final        ED + 35d

                                                                                     FUNCTIONAL AND PERFORMANCE SPECIFICATION (FPS)
                                                                                     ----------------------------------------------

ODR-FPS-201        5.0      NDS System Software                                                 1.5.1.2      4.3         SVT - 15d
ODR-FPS-201.a      5.0      NDS System Software - Current COTS Version                          1.5.1.2      4.2         SRR - 15d

                                                                                                       ENGINEERING (ENG)
                                                                                                       -----------------

ODR-ENG-301        7.2      Quality Management Plan (QMP)                                       1.5.1.5     Final        ED + 20d

ODR-ENG-304        7.7      Software Measurement Plan (SMP)                                     1.5.1.2     Draft         ED +20d
                                                                                                            Final         ED +50d

ODR-ENG-305        7.8      Software Development Plan (SDP)                                     1.5.1.2     Draft         ED +20d
                                                                                                            Final         ED +50d

ODR-ENG-306        7.9      Platform Installation Data Pack                                     1.5.1.3     Draft        PDR - 30d
                                                                                                            Final        CDR - 30d

ODR-ENG-307       7.10      Shore System Installation Data Pack                                 1.5.1.3     Draft        PDR - 30d
                                                                                                            Final        CDR - 30d

CDR-ENG-308       7.11      Contractor Test and Evaluation Management Plan (CTEMP)              1.5.1.4     Draft        PDR - 30d
                                                                                                            Final        CDR - 30d

ODR-ENG-312       7.11      NDS Software Verification Test (SVT) Report                         1.5.1.4     Final        SVT + 5d

ODR-ENG-313       7.11      ECDIS Re-Certification Report                                       1.5.1.4     Final        SVT + 50d

ODR-ENG-314        7.5      Factory Acceptance Test (FAT 1 & 2) Reports                         1.5.1.1     Final       FAT 1 + 5d
                                                                                                            Final       FAT 2 + 5d

ODR-ENG-315        7.5      CHAT (Major Surface Ship and Submarine) Test Reports                1.5.1.1     Final       CHAT 1 + 5d
                                                                                                            Final       CHAT 2 + 5d

ODR-ENG-316        7.5      CSAT (Major Surface Ship and Submarine) Test Reports                1.5.1.1     Final       CSAT 1 + 5d
                                                                                                            Final       CSAT 1 + 5d

ODR-ENG-317       7.11      Factory Acceptance Test (FAT) Procedures                            1.5.1.4     Draft        PDR - 30d
                                                                                                            Final        CDR - 30d

ODR-ENG-318       7.11      Set-to-Work (STW) Procedures                                        1.5.1.4     Draft        PDR - 30d
                                                                                                            Final        CDR - 30d

ODR-ENG-319       7.11      Contractor Harbour Acceptance Trials (CHAT) Procedures              1.5.1.4     Draft        PDR - 30d
                                                                                                            Final        CDR - 30d

ODR-ENG-320       7.11      Contractor Sea Acceptance Trials (CSAT) Procedures                  1.5.1.4     Draft        PDR - 30d
                                                                                                            Final        CDR - 30d

ODR-ENG-321       7.11      NDS Software Verification Test (SVT) Plan                           1.5.1.4     Draft        PDR - 30d
                                                                                                            Final        CDR - 30d

ODR-ENG-322        7.5      System Specification (SS)                                           1.5.1.1     Draft        PDR - 30d
                                                                                                            Final        CDR - 30d

                                 DELIVERY     NIX ACTION    NIX ACTION      MAINT/
   CDR NO         QUANTITY       LOCATION       PERIOD      REQUIRED        UPDATE            NOTE
-------------   ----------      ----------    -----------   --------        ------            -----
 ODR-PM-101       1H, 1S           NIX           35d        Approve         Mthly
 ODR-PM-102       1H, 1S           NIX           35d        Approve
 ODR-PM-103       1H, 1S           NIX           35d        Approve
 ODR-PM-104       1H, 1S           NIX           45d        Approve
 ODR-PM-105       1H, 1S           NIX           N/A        Review          Mthly

 ODR-FPS-201      1H, 3S           NIX           10d        Approve          N/A
 ODR-FPS-201.a    1H, 1S           NIX           10d        Review                   For Feedback Purposes

 ODR-ENG-301      1H, 1S           NIX           20d        Approve           On
                                   NIX                                      Change

 ODR-ENG-304      1H, 1S           NIX           20d        Review            On
                  1H, 1S           NIX           35d        Approve         Change

 ODR-ENG-305      1H, 1S           NIX           20d        Review            On
                  1H, 1S           NIX           35d        Approve         Change

 ODR-ENG-306      1H, 1S           NIX           20d        Review            On     Delivery of Engineering
                  1H, 1S           NIX           35d        Approve         Change   Drawings is included in this
                                                                                     data item
 ODR-ENG-307      1H, 1S           NIX           20d        Review            On
                  1H, 1S           NIX           35d        Approve         Change

 CDR-ENG-308      1H 1S            NIX           20d        Review            On
                  1H 1S            NIX           35d        Approve         Change

 ODR-ENG-312      1H, 1S           NIX           30d        Approve                  As per ODR-ENG-308
                                   NIX
 ODR-ENG-313      1H, 1S           NIX           35d        Approve
                                   NIX
 ODR-ENG-314      1H, 1S           NIX           30d        Approve                  As per ODR-ENG-308
                  1H, 1S           NIX           30d        Approve

 ODR-ENG-315      1H, 1S           NIX           30d        Approve                  As per ODR-ENG-308
                  1H, 1S           NIX           30d        Approve

 ODR-ENG-316      1H, 1S           NIX           30d        Approve                  As per ODR-ENG-308
                  1H, 1S           NIX           30d        Approve

 ODR-ENG-317      1H, 1S           NIX           35d        Review            On     As per ODR-ENG-308
                  1H, 1S           NIX           35d        Approve         Change

 ODR-ENG-318      1H, 1S           NIX           35d        Review            On     As per ODR-ENG-308
                  1H, 1S           NIX           35d        Approve         Change

 ODR-ENG-319      1H, 1S           NIX           35d        Review            On     As per ODR-ENG-308
                  1H, 1S           NIX           35d        Approve         Change

 ODR-ENG-320      1H, 1S           NIX           35d        Review            On     As per ODR-ENG-308
                  1H, 1S           NIX           35d        Approve         Change

 ODR-ENG-321      1H, 1S           NIX           35d        Review            On     As per ODR-ENG-308
                  1H, 1S           NIX           35d        Approve         Change

 ODR-ENG-322      1H, 1S           NIX           35d        Review            On     As per System Spec
                  1H, 1S           NIX           35d        Approve         Change   (DID-ENG-DEF-SS-VC)

Notes:

1. Time periods: d = Working Day [means any day other than a Saturday,sunday or public holiday].

Project Sea 1430 Phase 2A - OSL Contract

                        CONTRACT DELIVERABLE REQUIREMENT

CDR NO.     ODR-PM-101

CDR TITLE   Contract Master Schedule (CMS)

SOW CLAUSE  6.1

CWBS        1.3.1.1

PURPOSE

1 The Contract Master Schedule (CMS) describes OSL's planned sequence of activities, milestones and decision points to enable the objectives of the contract to be met. Additionally, the CMS defines the current project schedule status, comparing the current schedule with the contracted schedule. The CMS also compares the current schedule status with any applicable baseline schedule.

2     OSL uses the CMS, including or supplemented by subordinate schedules, to

2.1 plan the activities and sequencing of those activities to achieve the requirements of the Contract; and

2.2 provide schedule direction and status to the management team responsible for conduct of the work.

3     NIX uses the CMS to:

3.1         gain visibility into OSL's planning;

3.2 understand and evaluate OSL's approach to meeting the requirements of the Contract;

3.3 assist with monitoring the progress of OSL in meeting the requirements of the Contract; and

3.4         as a source of input to planning performed by NIX.

STANDARD

4 The CMS shall be referred to in the OSL Project Management Plan (PMP) (ODR-PM-104) and be representative of all phases and stages of the project. The CMS is to be provided in the form of a Gantt Chart, or similar data medium as agreed NIX.

DETAILS OF THE DELIVERABLE

5 One electronic copy of the CMS shall be delivered on each occasion of delivery.

6 The CMS shall be the primary schedule for the subcontract, and all other schedules shall be subordinate to the CMS.

7 The CMS shall be capable of being displayed in a variety of formats, including:

7.1         a Gantt chart;

7.2 a listing of all tasks, together with their planned and actual start and completion dates;

7.3 a listing of milestones (including Contract Milestones), together with their original, rescheduled, forecast and actual completion dates; and

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7.4         a breakdown of the project into functional groupings such as project management, design, production, installation, integration, testing etc, as well as into Work Breakdown Structure (WBS) elements.

8 The CMS shall be capable of being displayed at a number of levels, where appropriate:

8.1         Summary Level

            The Summary Level of the CMS shall provide a graphical display of contract activities, key events, and milestones at Level 3 of the WBS.

8.2         Intermediate Level

            The Intermediate Level of the CMS shall provide a graphical display Contract activities, key events, and milestones at an intermediate level of the WBS. A CMS generated at the Intermediate Level shall be able to be rolled up to, and shall provide visibility of, the Summary Level.

 8.3        Detailed Level

            The Detailed Level of the CMS shall provide a graphical display of contract activities, key events, and milestones at a more detailed level of the WBS. A CMS generated at the Detailed Level shall be able to be rolled up to, and shall provide visibility of, both the Intermediate Level and the Summary Level.

DATA TO BE INCLUDED

9     The CMS shall identify:

9.1         activities and their estimated durations;

9.2         milestones, including Contract Milestones;

9.3 the relationships and dependencies between activities and milestones to be accomplished by or for OSL in the performance of its obligations under the subcontract;

9.4 earliest and latest start and finish dates for all activities and milestones;

9.5         critical and non-critical paths;

9.6         floats available on all activities and milestones; and

9.7 notes on the use of the CMS, including a glossary of terms and symbols used.

10    The CMS shall include:

10.1 all other schedules required under the subcontract (eg, the Systems Engineering schedule and the ILS schedule);

10.2        Subcontractor schedules;

10.3        Contract Milestones;

10.4        other major events, as mutually agreed between OSL and NIX;

10.5 NIX tasks, where such tasks interface with, and may affect, OSL tasks; and

10.6        significant meetings and reviews, including:

10.6.1            Contract Performance Reviews;

10.6.2            Progress Meetings; and

10.6.3            System Reviews.

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11    The CMS shall include a Master Milestone Register, which records the significant milestones that OSL has planned to establish managerial control, contractual control, qualification for payment under the subcontract, and any other important events associated with progression of the subcontract. The Master Milestone Register shall, for each milestone, include a set of measurable conditions that will be used to assess the achievement of the milestone. The Master Milestone Register may be provided as a stand-alone document or may be integrated into the CMS if the CMS tool provides this functionality (e.g. through use of the Notes function).

12 Each submission of the CMS shall provide visibility of progress against the current Approved schedule baseline.

13 Each submission of the CMS shall include the original contracted baseline schedule (including all original Contract Milestone completion dates), all Approved rescheduled baselines, the current working schedule, and forecast completion dates.

14 Forecast milestone completion dates shall reflect anticipated actual performance that differs from the original milestone completion dates (or rescheduled dates if established).

DELIVERY POINT

15    The CMS shall be delivered to NIX.

DELIVERY SCHEDULE

16 Initial submission within 10 days following Effective Date. Updates to be delivered monthly, with the Project Status Report (ODR-PM-105).

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                        CONTRACT DELIVERABLE REQUIREMENT

CDR NO.     ODR-PM-102

CDR TITLE   Contract Work Breakdown Structure (CWBS)

SOW CLAUSE  6.2

CWBS        1.3.1.1

PURPOSE

1 The Contract Work Breakdown Structure (CWBS) is OSL's extension of the Contract Summary Work Breakdown Structure (CSWBS) and forms the framework for subcontract planning, management and status reporting and for estimating costs, schedule and technical achievements at completion.

2 The CWBS shall be developed in as much detail as required to define the work effort necessary to successfully achieve the end objective of the subcontract

STANDARD

3 The CWBS shall be referred to in the OSL Project Management Plan (PMP) (ODR-PM-104) and be representative of all phases and stages of the project. The CWBS shall be prepared in accordance with guidance contained within MIL-HDBK-881.

4 The CWBS is related to and shall be consistent with the Contract Master Schedule (CMS).

DETAILS OF THE DELIVERABLE

5 One electronic copy of the CWBS shall be delivered on each occasion of delivery.

6     Structure of the CWBS

6.1 The CWBS comprises a Work Breakdown Structure (WBS) index, a WBS graphic (optional), and a WBS dictionary.

7     WBS Index

7.1 The CWBS shall include a WBS index delivered in a tool that has an Outline Mode (such as Microsoft Word) such that it can be reviewed at any level of expansion.

7.2 Every record of the WBS index shall include, at least, the following information:

            a.    WBS element number;

            b.    WBS element title;

            c.    WBS element revision date and revision number;

            d.    task agency; and

            e. cross references to the conditions of contract and Statement of Work.

8     WBS Graphic

8.1 The CWBS may include a WBS graphic which contains the same information as the WBS index, but shown in a graphical form, usually a tree structure.

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9     WBS Dictionary

9.1 Within the WBS dictionary, each element of the CWBS shall contain at least the following information:

            a.    project title;

            b.    WBS element number;

            c.    WBS element title;

            d.    WBS element summary description;

            e.    Contract reference, if any;

            f.    reference to subordinate WBS elements, if any; and

            g. title and number of the specification/document which defines the element.

10    Subcontracted Activities

10.1 Approved Subcontracted activities shall be identified in one or more separate WBSs which shall be integrated into and identifiable within the CWBS.

10.2 In the circumstance that one Subcontractor is supplying products to multiple WBS elements:

            a. the WBS shall maintain a product structure reflecting the specification tree;

            b. the responsibility for specifying each product shall remain with the design engineer for the WBS element to which the product belongs;

            c. the cost of each product shall remain with the WBS element to which it belongs; and

            d. a commercially clean interface can be maintained with the Subcontractor by creating a Subcontract Management WBS element for each such Subcontract (preferably under the Project Management WBS element).

DELIVERY POINT.

11    The CWBS shall be delivered to NIX.

DELIVERY SCHEDULE.

12    Initial submission within 10 days following Effective Date.

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                        CONTRACT DELIVERABLE REQUIREMENT

CDR NO.     ODR-PM-103

CDR TITLE   Risk Management Plan (RMP)

SOW CLAUSE  6.3

CWBS        1.3.1.2

PURPOSE

1 The Risk Management Plan (RMP) defines OSL's procedures for identifying, capturing, analysing, assessing, prioritising, monitoring and reviewing project risks and details the responses required to handle those risks.

2 The RMP also defines the implementation of the Risk Register and procedures for using the Risk Register to capture the dynamic elements of the risk management process.

3 OSL uses the RMP to define the organisational elements and procedures that it will apply to the management of risk throughout the subcontract period.

4 NIX uses the RMP to assist with monitoring the performance of OSL under the subcontract.

STANDARD

5     The RMP shall be consistent with AS/NZS 4360 (1999).

DETAILS OF THE DELIVERABLE.

6 One electronic copy of the RMP shall be delivered on each occasion of delivery.

7     The RMP shall include the following:

7.1 the risk management organisation to be applied to the project, including clear definitions of responsibilities for the Project Management, the Systems Engineering and the ILS aspects of risk management;

7.2         procedures for identifying and capturing risks;

7.3         procedures for analysing risk;

7.4         procedures for assessing and prioritising risk;

7.5         procedures for treating risks, including:

                  a.    prevention,

                  b.    mitigation,

                  c.    transfer, and

                  d.    acceptance;

7.6         procedures for reporting of risks;

7.7         procedures for monitoring and reviewing risks; and

7.8 OSL's process for integrating the Risk Management activities into project planning and control.

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8     Risk Register

8.1 OSL shall maintain a Risk Register as a separate entity from the Risk Management Plan (due to the dynamic nature of the content of the Risk Register).

8.2   The Risk Register shall be updated prior to each Project Status Report
      (PSR) to ensure that the PSR represents the current status of the project risks.

8.3   For each risk, the Risk Register shall provide:

            a.    the WBS element number;

            b.    a risk identification number;

            c.    a brief outline of risk;

            d.    the risk priority;

            e. the source of risk (ie whether the risk stems from NIX, SMA, the Commonwealth or from OSL (including OSL's lower tier contractors));

            f.    the likelihood of the risk event;

            g.    the consequence of the risk event in terms of Life Cycle Cost
                  (LCC), project cost, project schedule and/or performance or suitability of the Supplies;

            h.    the individual responsible for handling the risk; and

            i. the risk handling option (mitigate, accept, transfer, or avoid).

8.4 For risks that are to be handled by mitigation, the following information shall be included in the Risk Register:

            a.    the risk mitigation plan;

            b.    budget and schedule allocated to the mitigation plan; and

            c.    progress against the risk mitigation plan.

8.5   The Risk Register shall also contain:

            a.    the total cost exposure caused by all risks to the project;

            b.    the budget reserve remaining for cost risks;

            c. the total schedule exposure caused by all risks to the project; and

            d.    the total schedule reserve remaining.

DELIVERY POINT.

9     The RMP shall be delivered to NIX.

DELIVERY SCHEDULE.

10    Initial submission within 30 days following Effective Date.

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                        CONTRACT DELIVERABLE REQUIREMENT

CDR NO.     ODR-PM-104

CDR TITLE   Project Management Plan (PMP)

SOW CLAUSE  6.5

CWBS        1.3.1.1

PURPOSE

1 The Project Management Plan (PMP) should provide an overview of the different project processes and how they fit together to form a totally integrated management system for the project. As an analogy it should be like the key map at the front of a street directory. It should provide an overview and show how all of the detailed processes (maps) fit together.

2 The PMP, including or supplemented by subordinate plans, is used by OSL to provide direction and guidance to OSL's management team responsible for conduct of the work. The PMP is also used by NIX to gain visibility of the OSL's planning and to provide input into NIX planning.

STANDARD

3 The PMP is the primary plan for the subcontract. All other plans related to the subcontract fit beneath the umbrella of the PMP.

3.1 The PMP shall be a stand-alone document that provides sufficient information to allow the reader to understand how the project will be managed without referring to other documents. It is not acceptable to simply reference a document, procedure or standard without providing an overview of the material referenced.

DETAILS OF THE DELIVERABLE

4 One electronic copy of the PMP shall be delivered on each occasion of delivery.

5     General

5.1 The PMP shall be the master planning document, integrating, summarising and referencing other project plans and schedules required in this CDR and elsewhere in the subcontract.

5.2 The following paragraphs outline the framework of the plan. This framework should not limit OSL in developing the PMP and must reflect the way in which OSL wishes to manage the project during the subcontract.

5.3 The PMP need not be developed as one document. It may be divided into volumes, sections and/or sub plans provided that the head document links all sub documents together as a cohesive whole.

6     Project Objectives

6.1 The PMP shall describe the objectives related to success of the project overall, with particular emphasis on the subcontract. Project objectives may be related to capability, cost, schedule, AII, minimisation of disputation, avoidance of conflict, the environment, public good, safety, law, and other outcomes as appropriate.

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7     System Overview

7.1   The PMP shall:

            a. give a brief overview of the system being developed and its purpose;

            b. clearly state the operational capability that this system is delivering;

            c.    identify the key functions of the system;

            d.    identify major subsystems; and

            e.    identify major interfaces.

8     Project Scope

8.1   The PMP shall clearly identify:

            a. the scope of work undertaken for this project, including the scope undertaken by OSL and Approved lower tier contractors; and

            b. areas that are not within scope, if there is a possibility of the reader misinterpreting the scope (interfaces with other projects or systems are typical areas that may be misinterpreted).

9     Project Organisation

9.1 The PMP shall describe the organisational structure responsible for managing and performing the scope of work under the subcontract. Content shall include:

            a.    OSL's company organisation structure;

            b.    OSL's project management organisation;

            c. OSL's contractual relationship with Approved lower tier contractors for the purpose of the project;

            d. each Approved lower tier contractor's organisational and project structure to the extent applicable to the project;

            e. the identification of Key Staff Positions within OSL's and Approved lower tier contractor's organisations (Typically PM, SEM, SWDM, ILSM);

            f. the definition of the person/position specifications, or responsibilities and authorities for each Key Staff Position within the project team organisation and the skill sets needed to fill that position (eg SEM with 10 years experience in managing large, complex, software-intensive projects); and

            g. the identification of relevant background skills and experience of each Key Person.

10    Team and Sub-Team Composition and Purpose

10.1 The PMP shall identify, and describe the make-up and purpose of, each team to be employed in performance of the project. Example teams are:

            a.    Integrated Product Teams;

            b.    systems engineering team;

            c.    ILS team; and

            d.    financial team, etc.

11    Structure of OSL Plans

11.1 The PMP shall contain a structured, indentured list of the plans to be used by OSL in the execution of the subcontract, showing the hierarchical relationship of the plans.

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12    Contract Work Breakdown Structure (CWBS)

12.1  The PMP shall contain the CWBS as an indented list to level 5.

13    Contract Master Schedule

13.1 The PMP shall contain an overview of the Contract Master Schedule (CMS), including the critical path, to the same level of detail as required for the CWBS in clause 12 above.

14    Project Planning and Control

14.1 The PMP shall contain an overview of the processes used by OSL to ensure the integration of technical, cost and schedule planning and control for the management of the project.

14.2 The PMP shall identify the tools to be used in support of project management, and shall describe the planned purpose and method of usage of each tool. Example of tools that may be addressed are management information systems, databases, spreadsheets, cost estimating tools, network scheduling tools and decision analysis tools.

15    Engineering Program

15.1 The PMP shall contain an overview of the project engineering program, referring to the detailed engineering plans as appropriate.

16    Integrated Logistics Support (ILS) Program

16.1 The PMP shall contain an overview of the project ILS program, referring to the detailed ILS plans as appropriate.

17    Project Risk Management

17.1 The PMP shall contain an overview of the Risk Management processes, tools and Risk Register to be used by OSL.

18    Project Issue Management

18.1 The PMP shall describe OSL's processes and tools used for managing issues for this project. Typical issues include:

            a.    action items from meetings;

            b.    corrective actions;

            c.    issues arising from deviation of progress against plan;

            d.    issues arising from reviews of process application; and

            e.    issues arising from correspondence.

19    Customer (NIX) Expectation Management

19.1 The PMP shall contain an overview of the processes to be used by OSL for, and the responsibilities associated with, the management of the following requirements issues:

            a. alerting NIX of any disagreement occurring across the customer organisation; and

            b.    ensuring customer expectations are consistent with budget.

20    Subcontract Management

20.1 The PMP shall provide an overview describing how OSL intends to manage lower tier contractors including:

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            a.    the communications, meeting and review plan for each Approved lower tier contractor;

            b. the method for ensuring that each Approved lower tier contractor has an integrated technical, cost and schedule control mechanism in place;

            c. the method for ensuring that each Approved lower tier contractor is collecting and analysing relevant project metrics to enable progress to be tracked against plan; and

            d. the method for ensuring that each Approved lower tier contractor is managing its own suppliers.

21    Security Management

21.1 The PMP shall include an overview of the processes implemented by OSL to satisfy the requirements of `The Defence Industrial Security Manual (SECMAN 2)' and shall refer to any separate Security Management Plan if such a plan exists.

22    Project Communications Management

22.1 The PMP shall define the processes and information flows associated with project communications, both within OSL's organisation and between the team and other stakeholders and also, where appropriate and agreed, between other stakeholders.

22.2  The PMP shall detail any data delivery systems developed for the project.

23    Meetings

23.1 The PMP shall detail the type, normal frequency and subject coverage of the various routine project-related meetings to be held within OSL's organisation and with OSL and other project stakeholders.

24    Human Resources

24.1 The PMP shall contain OSL's staffing strategy, including OSL's approach to recruiting and retaining staff.

25    NIX Resources

25.1 The PMP shall describe OSL's expectations with respect to NIX resources to enable OSL to meet its obligations under the subcontract, including an indication of types, quantities and time scales, and where these requirements will be detailed.

DELIVERY POINT.

26    The PMP shall be delivered to NIX.

DELIVERY SCHEDULE.

27    Initial submission within 40 days following Effective Date.

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                        CONTRACT DELIVERABLE REQUIREMENT

CDR NO.     ODR-PM-105

CDR TITLE   Project Status Report (PSR)

SOW CLAUSE  6.6

CWBS        1.3.1.1

PURPOSE

1 The Project Status Report (PSR) is OSL's principal statement and explanation of the status of the project at the end of each reporting period.

2     OSL uses the PSR to inform NIX and to provide regular updates on:

2.1        progress; and

2.2        planned activities.

3     NIX uses the PSR:

3.1 to assist with monitoring the performance of OSL under the subcontract; and

3.2 as one of the documents that forms the historical record of contractual performance.

STANDARD

4 The inter-relationship of the PSR with other plans is as described in the Project Management Plan (ODR-PM-104).

DETAILS OF THE DELIVERABLE.

5 One electronic copy of the PSR shall be delivered on each occasion of delivery.

6     Project Progress

6.1   The Project Status Report (PSR) shall include the following information:

            a. a summary of significant work activities (including those undertaken by lower tier contractors) undertaken in the period from the date of the last report to the current report;

            b. a summary of significant work activities (including those to be undertaken by lower tier contractors) expected to be undertaken in the period between the current report and the next report;

            c. a summary of progress (including progress by lower tier contractors) against the Contract Master Schedule (CMS);

            d. a report providing the current status of all data item deliverables, including: due dates, delivered dates, review cycles and results;

            e. a financial report, including payments envisaged during the next three months;

            f.    a report on progress of export approvals (where applicable);

            g. an engineering report, giving the status of engineering activity;

            h.    Not Used;

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            i.    a software measurement report, providing the status of agreed measures;

            j.    a list of all progress meeting action items and their status;
                  and

            k. a list of correspondence that requires a response from NIX, but for which no response has been received.

7     Project Risk Report

7.1 The PSR shall include a Project Risk Report, which reflects the current status of risk for the project.

7.2 The Project Risk Report shall include the following information from the Project Risk Register:

            a. the 10 most significant project risks in accordance with the Approved Risk Register details and format;

            b.    the total cost exposure caused by all risks to the project;

            c.    the budget reserve remaining for cost risks;

            d. the total schedule exposure caused by all risks to the project; and

            e.    the total schedule reserve remaining.

7.3 The Project Risk Report shall include highlights of progress in risk mitigation activities and changes in risk status since the previous Project Status Report.

8     Problem Identification Report

8.1 The PSR shall include a Problem Identification Report (PIR), which shall describe the significant problems experienced during the reporting period and any potential problems. For each problem, the description is to include:

            a.    an account of the problem;

            b.    the effect of the problem on the project to date;

            c.    the proposed resolution;

            d.    any requested NIX actions to overcome or mitigate the problem;

            e. the effect on the project if the proposed actions are put into effect; and

            f. the effect on the project if the proposed actions are not taken or fail.

9     Configuration Change Register (CCR)

9.1 The PSR shall include a Configuration Change Register (CCR) which records all activities relating to CCPs, ECPs, Deviations and Waivers during the reporting period. The first section of the CCR shall contain active items, and the second section shall contain brief details of closed and completed items.

9.2 The active items section of the CCR shall include information such as reference number, title, abstract, date raised, date approved, affected subcontract clause number, responsible party, cost/savings involved, date of last action, status at last action, target date for completion of next action, target status at completion of next action, and target date for completion of the CCP, ECP, concession or production permit.

9.3 The closed and completed section of the CCR shall include information such as reference number, title, abstract, affected subcontract clause number, cost/savings involved, and closure/completion date.

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10    Quality Assurance Report

10.1  The PSR shall include a Quality Assurance Report, which shall address:

            a.    Certification status and external audit results;

            b.    internal audit non-conformances;

            c. summary of lower tier contractor audits performed and details of nonconformances detected;

            d. any significant changes to quality management procedures likely to impact the design, development and production program; and

            e. any other quality-related subject on an exception basis nominated by NIX.

11    Lower Tier Contractor Status Report

11.1 The PSR shall include a Lower Tier Contractor Status Report, which shall describe for each of OSL's lower tier contractors:

            a. a summary of significant work activities undertaken in the period from the date of the last report to the current report;

            b. a summary of significant work activities expected to be undertaken in the period between the current report and the next report; and

            c. a summary of progress against the lower tier contract elements of the Contract Master Schedule.

DELIVERY POINT.

12    The PSR shall be delivered to NIX.

DELIVERY SCHEDULE.

13 Initial submission within 35 days following Effective Date. Subsequent reports to be provided at monthly intervals.

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Project Sea 1430 Phase 2A - OSL Contract

                        CONTRACT DELIVERABLE REQUIREMENT

CDR NO.     ODR-FPS-201

CDR TITLE   NDS System Software

SOW CLAUSE  5.0

CWBS        1.5.1.2

PURPOSE.

NDS system software shall be developed in accordance with the Functional and Performance Specification (FPS) for Project Sea 1430 Phase 2A. The FPS is divided into four Sections as follows:

1     SECTION 1. As the NDS is based on an ECDIS standard (ie COTS product),
      Section 1 identifies the essential standards (operational and technical) and requirements that are to form part of a baseline NDS. The requirements of Section 1 are tender deliverables.

2 SECTION 2. This section identifies essential or important or desirable functional requirements necessary to support RAN surface ship navigation that are additional to the requirements nominated in Section 1. (CWBS element 1.5.1.2.2).

3 SECTION 3 This section identifies essential or important or desirable functional requirements necessary to support RAN Submarine navigation and some surface ship related activities that are not identified in Section 1 or Section 2. (CWBS element 1.5.1.2.3)

4 SECTION 4 This section identifies essential functional requirements for the NDS software to perform on Personal Computers that are connected to large networks. (CWBS element 1.5.1.2.4).

STANDARD.

5     NDS system software shall be developed in accordance with:

5.1 the Functional and Performance Specification (FPS) (Section 5 of the Statement of Work);

5.2 IMO Resolution A.817 (19) - Performance standards for electronic navigation systems (as amended);

5.3 IEC 60945 - Maritime Navigation and Radiocommunication Equipment and Systems - General Requirements, Methods of Testing

5.4 IEC 61174 - ECDIS - Operational and performance requirements, methods of testing and required test results; and normative references; and

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5.5   BR 45 - Admiralty Manual of Navigation.

DETAILS OF THE DELIVERABLE.

6 To be developed in accordance with Sections 1, 2 3 and 4 of the Functional and Performance Specification.

7 The NDS software shall be delivered with any peripheral supplies required ensuring that the NDS operates in a standalone PC environment.

8     Verification and acceptance to be in accordance with the CTEMP
      (ODR-ENG-308).

DATA TO BE INCLUDED

9 In accordance with Sections 1, 2 3 and 4 of the Functional and Performance Specification.

DELIVERY POINT.

10    The NDS Software shall be delivered to NIX.

DELIVERY SCHEDULE.

11    Delivery as follows:

11.1  ODR-FPS-201.a - at least 15 days prior to SRR.

11.2  ODR-FPS-201 - at least 15 days prior to SVT.

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                        CONTRACT DELIVERABLE REQUIREMENT

CDR NO.                    ODR-ENG-301

CDR TITLE                  Quality Management Plan (QMP)

SOW CLAUSE                 7.2

CWBS                       1.5.1.5

PURPOSE.

1. The Quality Management Plan (QMP) documents the organisations Quality Management System and, as such, shall detail the proposal for the management and control of quality commensurate with the complexity of the Supplies, the requirements of the subcontract, and the nominated quality standards.

REFERENCE STANDARDS:

2. The QMP shall be developed in accordance with the guidance contained within the following standards or an equivalent alternate standard/s agreed to by both parties:

         a. ISO 10005:1995 Quality management - Guidelines for quality plans.

         b. AS/NZS 9004.5:1998 Quality management and quality system elements, Part 5: Guidelines for Quality Plans

         c.       AS 3925.1 Software Quality Assurance Part 1: Plans

         d.       AS/NZS ISO 9001:2000 Quality management systems - Requirements

         e. AS/NZS ISO 9001:1994 Quality systems - Model for quality assurance in design, development, production, installation and servicing

         f. AS/NZS ISO 9002:1994 Quality systems - Model for quality assurance in production, installation and servicing

DETAILS OF THE DELIVERABLE:

3. The QMP shall be referred to in OSL's Project Management Plan (PMP) (CDR-PM-104), and where applicable interrelate to the requirements of related NDS project Engineering and Management Plans.

4. Where Software is a requirement the software quality aspects of the subcontract shall be addressed in a separate part of the QMP.

5. The QMP shall describe how the OSL's Certified(1) Quality Management System will be applied to fulfil the specific Quality requirements of the Contract and shall detail all relevant Standards, procedures and processes. Where information required by this plan is duplicated in other deliverable plans, this plan need only reference those plans. Any reference provided to other plans should be specific enough to identify only that information which is required.

6. The QMP shall provide sufficient detail to enable the reader to understand OSL's quality practices, resources, activities and responsibilities relevant to the total subcontract requirements.

7. The QMP shall be based on the Statement of Work and the guidelines given therein.

----------------------

(1) Certified by an organisation accredited by the Joint Accreditation System for Australia and New Zealand (JAS-ANZ) or an equivalent international or national accreditation/certification body acceptable to NIX.

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8.       One electronic copy of the QMP shall be delivered on each occasion of delivery.

SPECIFIC CONTENT

9. The QMP shall be developed in OSL's own format and shall include, at a minimum, the following information:

9.1.     Schedule And Timing of Quality Related Activities

         a. The schedule and timing of quality related activities (e.g. tests, walkthroughs, quality reviews etc) to be conducted shall be included in the QMP. Alternatively, specific reference to where such information is contained is to be provided.

9.2.     Standards, Procedures and Codes of practice

         a. The QMP shall describe or provide specific reference to a list of procedures to be used to carry out the quality activities of the subcontract, including any new procedures to be developed. The list of procedures shall provide traceability of each procedure to the relevant aspects of the quality system standard(s) specified in the contract.

         b. The QMP shall reference any international, national or industry specific standards, Codes of practice and conventions adopted by the contractor for ensuring conformance of the supplies with the specified requirements.

9.3.     Quality Organisation

         a. The QMP shall nominate the general organisation, management structure and quality organisation and should identify key appointments, responsibilities and functional relationships.

         b. The QMP shall nominate a senior person with responsibility for the executive control of OSL's quality management system as it is applied to the Project. The QMP shall allocate responsibilities and authority for quality related activities to be performed during the period of the subcontract.

9.4.     Testing and Acceptance

         a. The QMP shall address any specific quality requirements or tests, including Acceptance Test Plans, Test and Evaluation Plans, or procedures nominated in the Statement of Work of the subcontract.

         b. The QMP shall address the preparation for Acceptance from commencement of design, where applicable, through to Acceptance to ensure conformance of the Supplies with the technical requirements of the subcontract. The QMP shall identify the procedures for control and testing of the Supplies prior to release from OSL's facility and the procedures and controls to be instituted at the Acceptance site during installation, final testing and offer (delivery) of the Supplies to NIX.

9.5.     Lower Tier Contractor Requirements

         a. The QMP shall identify for each lower tier contractor, the scope of work to be undertaken, the type of Quality System in place and the proposed method(s) for controlling the lower tier contractor to assure compliance with requirements.

         b. Lower tier contractor Quality Plans shall be provided for those subcontracts where lower tier contractors would in any way be involved in significant Design and Development activities, installation, modification or systems integration, where applicable. Where lower tier contractor Quality Plans are required they shall meet the requirements of this CDR.

9.6.     Audits and Reviews

         a. The QMP shall describe the quality system audits (both internal and external), reviews and functional and physical configuration audits (where required) to be

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                  conducted, including audits and reviews to be conducted by lower tier contractors where applicable, in support of the design, development and manufacture of the supplies.

DELIVERY POINT

10.      The QMP shall be delivered to NIX.

DELIVERY SCHEDULE

11.      Initial submission within 20 days following Effective Date.

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                        CONTRACT DELIVERABLE REQUIREMENT

CDR NO.        ODR-ENG-304

CDR TITLE      Software Measurement Plan (SMP)

SOW CLAUSE     7.7

CWBS           1.5.1.2

PURPOSE

1. The Software Measurement Plan (SMP) details the activities and processes implemented to quantify and monitor the progress of the software development effort for the NDS.

STANDARD

2. The SMP shall be developed in accordance with ISO/IEC 15939 Information Technology-Software Measurement Process or an equivalent alternate standard agreed to by both parties.

DETAILS OF THE DELIVERABLE

3. The SMP shall be referred to in the OSL Project Management Plan (PMP) (ODR-PM-104).

4. The SMP shall incorporate the mutually agreed measurement requirements and processes decided at the Measurement workshop conducted in accordance with Clause 3.11 of the Conditions of Tender.

5. The SMP shall detail the approach and the processes established for the management, collection and correlation of measurement data as applied to the development of the NDS software.

6. One electronic copy of the SMP shall be delivered on each occasion of delivery.

SPECIFIC CONTENT

7. The SMP shall address, at a minimum, the following activities, in accordance with paragraph 4.2 of SO/IEC 15939, for the development of OSL software measurement process:

7.1      Establish and Sustain Measurement Commitment

         a.    Accept the requirements for measurement.

         b.    Assign Competent Resources.

7.2      Plan the Measurement Process

         a.    Characterise the organisational unit.

         b.    Identify information needs.

         c.    Select measures.

         d.    Define data collection, Analysis and reporting procedures.

         e. Define criteria for evaluating the information products and the measurement process.

         f.    Review, approve and staff measurement tasks.

         g.    Acquire and deploy supporting technologies

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7.3      Preform the Measurement Process

         a.    Integrate procedures.

         b.    Collect data.

         c.    Analyse data.

         d.    Communicate information products.

7.4      Evaluate Measurement

         a.    Evaluate measures and measurement process.

         b.    Identify potential improvements to the measurement process.

DELIVERY POINT.

8.       The SMP shall be delivered to NIX.

DELIVERY SCHEDULE

9.       Delivery as follows:

9.1      Initial submission within 20 days following Effective Date.

9.2      Final submission within 50 days following Effective Date.

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                        CONTRACT DELIVERABLE REQUIREMENT

CDR NO.        ODR-ENG-305

CDR TITLE      Software Development Plan (SDP)

SOW CLAUSE     7.8

CWBS           1.5.1.2

PURPOSE

1. The Software Development Plan (SDP) is the document that that comprehensively describes (or references) the software development activities, processes and schedule required to meet the objectives of the subcontract.

STANDARD.

2. The SDP shall be developed in accordance with guidance contained within the following standards or an equivalent alternate standard/s agreed to by both parties:

         a. AS/NZS ISO/IEC 12207 Information Technology-Software Lifecycle Processes

         b. DEF (AUST) 5679 Australian Defence Standard, The Procurement of Computer-Based Safety Critical Systems

DETAILS OF THE DELIVERABLE.

3. The SDP shall be developed in accordance with guidance contained within AS/NZS ISO/IEC 12207 or an equivalent agreed standard and shall embrace the safety activities described within DEF (AUST) 5679.

4. The SDP shall be referred to in the OSL Project Management Plan (PMP) (ODR-PM-104) and be representative of the Contract Master Schedule (ODR-PM-101).

5.       The SDP shall interrelate to the System Safety Management Plan (SSMP).

6. The SDP shall detail and describe the procedures to be implemented and applied to develop the NDS software to meet the functional requirements specified within the Functional Performance Specification (FPS),
         Section 5 of the SOW.

7. One electronic copy of the SDP shall be delivered on each occasion of delivery.

SPECIFIC CONTENT

8. The SDP shall provide a detailed description of any tailoring of the software standards specified at paragraph 2.

9. The SDP shall be provided in the contractors own format and shall detail the following sections of software development as applied to the NDS software functionality:

9.1      NDS Software Development Overview

         Provides an overview of the software development to be under taken detailing the standards and practices to be applied and implemented to ensure the integrity and safety of the software is maintained. The overview shall include, but not be limited to, the following information:

         a.    Assessment of Effort (Overall)

         b.    Assignment of responsibilities;

         c.    Quantification of risks associated with the tasks or process;

         d.    Quality control measures to be employed throughout the process;

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         e.    Methods of Maintaining ECDIS type testing certification of the
               NDS software.

         f.    Applied Standards and Safety Standards,

         g. Reference to the processes and procedures applied to the software development.

9.2      NDS Software Development

         For any software development required, OSL shall provide details of the software development to be conducted to meet each Section of the FPS, including but not limited to the following information:

         a.    Software Item Identifier,

         b.    Brief Description,

         c.    Assessment of Effort for functional development,

         d.    Language,

         e. Size (Reused), The expected size of the software being reused expressed in percentage or as an absolute using the same units as for Size (Total),

         f. Size (Mod), The expect size of the reused software being modified prior to delivery expressed in percentage or as an absolute using the same units as for Size (Total),

         g. Size (New), The expected size of newly developed software expressed in percentage or as an absolute using the same units as for Size (Total),

         h.    Software Integrity Level,

         i.    Developing Organisation, Responsible for creating the item,

         j.    Supporting Organisation, Responsible for supporting the item,

         k. IPR Owner, Identifies the owner of the Intellectual Property (IP) of the software item, and

         l.    Testing verification activities

9.3      NDS Software Support Activities

         Detailing the support activities that may be required to be undertaken for the maintenance of the NDS software. e.g. development requirements as applicable to software upgrades, capability expansion and additional functional requirements.

10. The SDP shall include a Software Development Schedule. The Software Development Schedule shall be provided in the form of a Gantt Chart or similar format and identify all software development tasks and milestones including but not limited to:

         a. NIX nominated goals and milestones, as provided in Table 5, Annex D and the FPS,

         b.    OSL nominated goals and milestones

         c.    completion dates,

         d. Identify the organisational roles and responsibilities for each milestone/goal (OSL, OSL lower tier contractors)

DELIVERY POINT.

11.      The SDP shall be delivered to NIX.

DELIVERY SCHEDULE

12.      Delivery as follows:

12.1     Initial submission within 20 days following Effective Date.

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12.2     Final submission within 50 days following Effective Date.

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                        CONTRACT DELIVERABLE REQUIREMENT

CDR NO.           CDR-ENG-306

CDR TITLE         Platform Installation Data Pack

SOW CLAUSE        7.9

CWBS              1.5.1.3

PURPOSE

1. OSL shall develop a Platform Installation Data Pack (IDP), for the NDS that includes all:

      a.    identification of design standards used in the design of the NDS,

      b.    navigation sensor hardware/software interface definitions,

      c. identification of military and commercial environmental standards satisfied by the NDS,

      d.    environmental qualification test results, and

      e.    engineering drawings.

      necessary to assure that the supplies conform to the NDS FPS.

2. The Platform IDP shall be sufficiently complete, and of sufficient quality, to support:

      a.    the RAN configuration change control process (TM187/188),

      b.    the NDS installation design process by respective platform
            Designers,

      c.    the RAN Acceptance Into Naval Service (AINS) process, and

      d.    in-service management of the NDS system.

STANDARDS.

3. The Platform IDP shall include evidence that the NDS baseline system has been certified to the following standards and environmental conditions.

      a. IMO Resolution A.817(19) Performance Standards for Electronic Chart Display and Information Systems (ECDIS)

      b. IEC 61162 Maritime navigation and radiocommunication equipment and systems - Part 1: Digital interfaces - Single Talker and Multiple Listeners.

4. The IDP shall reflect the Technical Regulatory guidance placed on "suppliers" contained within the following documents:

      a. Defence Instruction (Navy) LOG 47 - 3 Regulation Of Technical Integrity Of Australian Defence Force Maritime Materiel

      b.    ABR 6492 -- Navy Technical Regulations Manual, volumes 1 and 2

DETAILS OF THE DELIVERABLE.

5. OSL shall develop, deliver and maintain a Platform IDP that details the processes, procedures and specifications for installation of the baseline NDS (as developed in accordance with the FPS, section 5 SOW) into a seagoing vessel.

6. The IDP will include type approval documents certifying IMO compliance of the NDS such that the NDS Project Director can issue the Initial Materiel Certificate that the capability satisfies the material requirements for design and construction under the Navy Technical Regulatory System.

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7.    One electronic copy of the Platform IDP shall be delivered on each occasion of delivery.

SPECIFIC CONTENT

8. The Platform IDP shall provide the installation design details and equipment information for a baseline NDS seagoing installation.

9. The Platform IDP shall be provided in OSL's own format and clearly identify, but not be limited to, by sections and headings the following information:

9.1   Standards and Certification

      a. The standards and certifications applied to the NDS to ensure safe operation and installation and to address the ergonomic and OH&S issues associated with the NDS for a sea going environment. OSL shall provide the following information in a tabular format for each standard applied to or achieved by the NDS:

                  i.    Standard Type (Mil Spec, IEC, AUST)

                  ii.   Standard identifier

                  iii.  Standard Title

                  iv.   Purpose;

                  v.    Scope;

                  vi. Test and verification activities required/conducted to prove compliance and the certification status to be achieved.

9.2   Installation Item List

      a. Installation Item List that identifies all units, sub units, cables and equipment to be provided for a sea going baseline NDS installation. The Installation Item List shall be provided in a tabular format and list the following information for each item:

                  i.    The item name,

                  ii.   item description,

                  iii.  the number to be supplied,

                  iv.   the manufacturers part number or identifier, and

                  v.    any other information deemed relevant

9.3   Drawings and Diagrams

      a. Engineering Drawings and Technical Drawings of the baseline NDS that provides, but is not limited to, the following information:

                  i. the exterior detail and dimensions of each physical Unit and Module that comprises the baseline NDS.

                  ii.   mounting and securing equipment; and

                  iii. baseline NDS installation diagram, illustrating the contractors recommended installation for a sea going vessel.

NOTE: ENGINEERING DRAWINGS SHALL IDENTIFY THE PRIMARY AND BACKUP UNITS IF DESIGN DIFFERENCES EXIST BETWEEN UNITS.

      b. Functional Block Diagram of the ship fitted NDS baseline configuration, clearly illustrating but not limited to the following information:

                  i.    Interconnection of NDS internal equipment and units,

                  ii. Interconnection of the NDS to external data sources and equipment, and

                  iii.  Power supply and interconnection;

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9.4   Interface Plan

      a. Interface Plan that outlines the processes and or recommended equipment required to interface the baseline NDS to the existing navigational data sources identified in Section 5, Enclosure 1 of the FPS.

      b. The Interface Plan shall identify any required development, redesign and or modifications to enable the NDS to interface with the existing equipment.

9.5   Objective Quality Evidence

      a. The IDP shall contain the required NDS Designers Certificate & required Objective Quality Evidence (OQE) in accordance with ABR 6492 [Volume 2 Section 2 Chapter 2 including Annex A] to support the Design Certification activity.

9.6   Engineering data

      a. System Interface Control Document showing electrical and mechanical interfaces (footprint and mounting data, maintenance access envelopes, cable connector and pinouts etc);

      b. System test data (shock and vibration test results, EMI/EMC test results);

      c. System component data (weight, dimensions, power requirements, heat loading etc);

      d.    System test and commissioning procedures.

9.7   Configuration management data.

9.8 All measurements and notes are to be in accordance with clause 3.1 of the Conditions of Contract. All Technical drawings are to be developed in accordance with DEF (AUST) 5085 Part 1, AS 1100.101 or an equivalent agreed upon standard.

9.9 All drawings provided shall be identified within the Engineering Drawing Index.

DELIVERY POINT.

10. The Platform IDP shall be delivered to NIX.

DELIVERY SCHEDULE

11.   Delivery as follows:

11.1  Initial submission at least 30 days prior to the Preliminary Design Review
      (PDR).

11.2  Final submission at least 30 days prior to the Critical Design Review
      (CDR).

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                        CONTRACT DELIVERABLE REQUIREMENT

CDR NO.           ODR-ENG-307

CDR TITLE         Shore System Installation Data Pack

SOW CLAUSE        7.10

CWBS              1.5.1.3

PURPOSE

1. The following areas are identified for NDS training and shore network operation:

      a.    HMAS WATSON - operator training

      b.    HMAS STIRLING - operator training

      c.    HMAS CERBERUS - maintainer training

      d. Network installation ashore (ie MHO, MHQ (W), JCSS) - NDS Software only, to be utilised for passage planning and historical voyage analysis.

2. OSL shall develop a Shore System Installation Data Pack (IDP) that includes all technical drawings, interconnection requirements, technical data and standards applied to ensure an effective and safe installation of a NDS shore system.

STANDARD.

3. The Shore System IDP shall be developed in accordance with the guidance contained within the following standards or an equivalent alternate standard/s agreed to by both parties:

      a. IMO Resolution A.817(19) Performance Standards for Electronic Chart Display and Information Systems (ECDIS)

      b. IEC 61162 Maritime navigation and radiocommunication equipment and systems - Part 1: Digital interfaces - Single Talker and Multiple Listeners.

      c. any other standard relevant to the safe operation of the NDS within the shore based training environment.

DETAILS OF THE DELIVERABLE.

4. OSL shall develop, maintain and deliver a Shore System IDP that details and describes OSL's recommended equipment, procedures and processes for the installation of the NDS training system and NDS software into RAN shore training environments and existing Defence computer systems.

5. The Shore System IDP shall detail the Follow On Support and Helpdesk support contact, access details and procedures available to NDS software users.

6. In relation to the support and administration of the NDS software and Training systems (Ref Section 8 of the SOW):, the Shore System IDP shall nominate the roles and responsibilities of the following identified positions:

      a.    NDS Software users

      b.    Defence Network / System Administrators

      c.    FOS Services

      d.    Any other NIX identified position or nominated representative.

7. One electronic copy of the Shore System IDP shall be delivered on each occasion of delivery.

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SPECIFIC CONTENT

8. The Shore System IDP shall be provided in 2 distinct sections to address the areas of NDS software installation to existing Defence computers and the NDS Training Systems to be established at the RAN training centres.

8.1 NDS Software Rollout. The Shore System IDP shall detail the processes and procedures required to be applied for the rollout and introduction of the NDS software into defence networks and computer systems. The information to be provided shall include but not be limited to the following information:

      a. Description of the NDS software installation package detailing the items, equipment and documentation provided in the installation package,

      b. The minimum system specifications and requirements for the NDS software,

      c.    Installation restrictions and requirements to be imposed;

      d. The recommended architecture of the NDS software and any supporting data (Charts, navigation plans, etc) for operation in a network environment,

      e.    The software configuration controls to be implemented;

      f.    Any other information deemed relevant by OSL.

8.2 NDS Training Systems. The Shore System IDP shall provide a generic Shore System IDP for Shore Training NDS installations that provides at minimum the following information:

      a. The standards and methodologies applied or required ensuring the safe operation and installation of the NDS into the training environment. These standards are to address ergonomic and OH&S issues.

      b. Simulation Plan that details the procedures, processes and equipment requirements for the NDS shore system to simulate the voyage progression.

      c. Installation Item List identifying all units, sub units, cables and equipment to be provided for a Shore Training NDS installation. The Installation Item List shall be provided in a tabular format and list the following information for each item:

            i.    The item name,

            ii.   item description,

            iii.  the number to be supplied,

            iv.   the manufacturers part number or identifier, and

            v.    any other information deemed relevant

      d. Technical Drawings of the NDS training installation indicating all requirements for installation including but not limited to:

            i.    Recommended NDS layout and interconnection,

            ii.   equipment mounting and securing, and

            iii.  Interfacing and or Simulation units.

      e. Functional Block Diagram of the recommended NDS training installation clearly illustrating but not limited to the following information:

            i. All units and modules required to provide a simulated training environment for NDS operation. This will include a brief description of each module identifying the equipment and function;

            ii.   Interconnection of NDS internal equipment and units,

            iii. Interconnection of the NDS to external data sources and equipment, and

            iv.   Power supply and interconnection.

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9.    All measurements and notes are to be in accordance with clause 2.2 of the
      Conditions of Tender. All Technical drawings are to be in accordance with DEF (AUST) 5085 Part 1, AS 1100.101 or an equivalent agreed upon standard.

10. All drawings provided shall be identified within the Engineering Drawing Index.

DELIVERY POINT

11.   The Shore System IDP shall be delivered to NIX.

DELIVERY SCHEDULE

12.   Delivery as follows:

12.1  Initial submission at least 30 days prior to the Preliminary Design Review
      (PDR).

12.2  Final submission at least 30 days prior to the Critical Design Review
      (CDR).

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                        CONTRACT DELIVERABLE REQUIREMENT

CDR NO.     ODR-ENG-308

CDR TITLE   Contractor Test and Evaluation Management Plan (CTEMP)

SOW CLAUSE  7.11

CWBS        1.5.1.4

PURPOSE

1. The CTEMP details the test and evaluation processes and procedures to be conducted to demonstrate the compliance of the NDS to the FPS and to propose NIX's involvement at each phase of testing.

STANDARD

2. The CTEMP shall be developed in accordance with the guidance contained within the following standards or an equivalent alternate standard/s agreed to by both parties:

      a. ABR 6205 The Naval Test, Evaluation and Acceptance Manual (NTEAMAN) Annex A Chapter 2.

      b. IMO Resolution A.817(19), Performance Standards for Electronic Chart Display and Information Systems (ECDIS).

      c. IEC 61174, ECDIS Operational and Performance Requirements, Methods of Testing and Required Test Results.

      d. IEC 60945, Maritime navigation and Radiocommunication Equipment and Systems - General Requirements, Methods of Testing.

      e. IEC 61162 - Maritime Navigation and Radio Communication Equipment and Systems - Digital Interfaces.

NDS TEST AND VERIFICATION

3. Test and verification activities for the NDS are to be conducted in an incremental staged approach with OSL's involvement scaled down as confidence in the NDS capabilities is established. Test and Verification activities for the NDS are to be conducted as follows (ref table 1):

      3.1. OSL shall be required to carry out a Set to work (STW) for each NDS physical installation to confirm the NDS physical installation, interfacing to existing navigational systems and operation of the NDS.

      3.2. On successful completion of STW, each First of Class NDS installation will be required to undergo a Contractors Harbour Acceptance Trial (CHAT). The CHAT will confirm the NDS system installation, operation and will verify interfacing of the NDS to the existing navigation systems for each vessel class (Ref Enclosure 2 Section 5 of the SOW).

      3.3. The first major surface vessel (eg ANZAC or FFG vessel class) and first Collins submarine NDS installation will undergo a Contractors Sea Acceptance Trial (CSAT) on successful completion of the CHAT.

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
            FIRST MAJOR                        FIRST OF CLASS
              SURFACE                           SURFACE SHIP
              VESSEL                         (CONFIRMATION OF
             (ANZAC OR     FIRST COLLINS   INTEGRATION TO CLASS     FOLLOW ON VESSEL     SHORE SYSTEM
               FFG)          SUBMARINE         NAV SENSORS)          INSTALLATIONS       INSTALLATIONS
            -----------    -------------   --------------------     ----------------     -------------
STW

CHAT

CSAT

                     -                  -
                 ACCEPTANCE          SYSTEM
                                   ACCEPTANCE

TABLE 1: SCHEDULE OF TESTING

4. System Acceptance (in accordance with Clause 6.6 of the Conditions of Contract) by NIX would be achieved on successful completion of the CSAT's of the first major surface vessel (eg ANZAC or FFG vessel class) and first Collins submarine.

5. NIX shall nominate a Representative/s to be in attendance for all tests indicated as per Table 1. All OSL test results and the procedures undertaken shall be documented and a copy provided to NIX on completion of each phase of testing.

DETAILS OF THE DELIVERABLE

6. The CTEMP shall detail the test and evaluation procedures to be conducted by OSL to provide evidence of the NDS equipment's interconnection, interfacing, operation, supportability and the compliance of the NDS to the FPS.

7. The CTEMP shall be referred to in OSL's Project Management Plan (PMP) (ODR-PM-104) and shall be consistent with and supplement the Contract Master Schedule (CMS) (ODR-PM-101).

8. The CTEMP shall be based on the requirements specified within the Functional Performance Specifications (FPS), Section 5 SOW and detail the tolerances and test parameters for each stage of testing.

9. One electronic copy of the CTEMP shall be delivered on each occasion of delivery.

SPECIFIC CONTENT

10. The CTEMP shall include and identify where applicable the proposed test procedures and evaluation criteria for each area of installation (ie. surface vessels, submarines, networks and training establishments) to address the individual requirements of each platform and the variances imposed on the NDS design to meet these differences.

11. The CTEMP shall identify the testing levels, categories, and stages of each test phase and indicate the testing methodology to be applied (Test, Trial, Demonstration, Inspection, Simulation, observation, etc).

12. The CTEMP shall detail and identify the documentation, reports and processes generated for a successful, degraded or failure performance result arising from the test and evaluation process.

13. The CTEMP shall be provided in the following format listing the test and verification activities to be conducted including but not be limited to the following phases of testing to prove NDS installation, operation and conformance of the NDS to the FPS:

         13.1. DT&E: OSL shall detail the software developmental test and evaluation activities to be conducted for the identified DT&E elements:

      a.    Software Development Test and Evaluation:

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            Conducted to authenticate and to verify compliance with each section of software development detailed in the Functional and Performance Specification (FPS) at Section 5 of the draft SOW;

      b.    NDS Software Verification Testing:

            To provide verification of the attainment of the fully developed NDS software to meet the FPS requirements prior to release. It is anticipated that testing and verification will be conducted in the factory environment on hardware representative of the NDS, as described in the FPS (Primary, Backup, Planning Console and any supporting equipment required for operational use).

         13.2. PT&E: OSL shall detail the processes and procedures to be conducted during the production test and evaluation phase to verify the compliance of the developed NDS system to the FPS:

      a.    Factory Acceptance Testing:

            Verification and Validation (Software and Hardware) of each class specific NDS configuration to be performed prior to delivery to NIX.

      b.    Supportability Testing:

            Supportability Testing shall verify the interface between Organisational Level of Maintenance (OLM) and Contractor (ILM/DLM) support elements to demonstrate to the RAN that the NDS can be supported during it life cycle.

NOTE: THE ACTIVITIES AND PROCEDURES REQUIRED TO ASSESS THE SUPPORTABILITY ASPECTS OF THE NDS WILL BE EVALUATED AS PART OF THE ACCEPTANCE CRITERIA FOR THE NDS. SMA WILL WORK WITH NIX AND OSL WITH RESPECT TO THIS ACTIVITY OF THE CTEMP AND TEST AND EVALUATION PROGRAM.

      c.    Set to Work (STW):

            The STW shall detail specific platform set up procedures and the test and verification activities to be conducted to confirm installation of the NDS and to prove interfacing and interconnection to existing navigation data sources. The STW shall provide, but not be limited to, the following information:

            i. The safety procedures to be implemented and the checks to be conducted to ensure system and personnel safety.

            ii. The set up and verification activities and procedures to be conducted. These activities are to be listed in a progressive order of events and shall include as appropriate the checkpoints and results for each activity.

            iii. The documentation to be raised and submitted to NIX on completion of the STW to indicate a pass, fail or inconclusive result.

      d.    Contractor Harbour Acceptance Trial (CHAT):

            The CHAT shall detail the test and verification activities to be conducted to demonstrate NDS operation and compliance with the FPS within the ship borne environment. The CHAT shall include but not be limited to the following information:

            i. The safety procedures to be implemented and the checks to be conducted to ensure system and personnel safety.

            ii. System Checks and Verification activities listed in a progressive order of events, including as appropriate the checkpoints and expected results for each activity.

            iii. The documentation to be raised and submitted to NIX on completion of the CHAT to indicate a pass, fail or inconclusive result.

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      e.    Contractor Sea Acceptance Trial (CSAT):

            The CSAT shall detail the test and verification activities to be conducted to confirm full NDS operation, system safety and maintainability and the systems compliance to the FPS in the fully operational ship borne operational environment and shall include at a minimum the following information:

            i. The safety procedures to be implemented and the checks to be conducted to ensure system and personnel safety.

            ii. System Checks and Verification activities listed in a progressive order of events, including as appropriate the checkpoints and expected results for each activity.

            iii. The documentation to be raised and submitted to NIX on completion of the CSAT to indicate a pass, fail or inconclusive result.

         13.3. The CTEMP shall provide a list of the equipment required for each PT&E test phase. The list should be provided in a tabular format and clearly identify but not be limited to the following information:

      a.    the phase of testing,

      b.    name of the equipment / tool,

      c.    equipment / tool model or specification description, and

      d.    equipment / tool product or identification code.

14. To demonstrate the relationship of the CTEMP to the FPS, OSL shall provide a Test and Evaluation Matrix that shall provide traceability of the specified Test and Evaluation criteria to the FPS for each phase of system testing.

DELIVERY POINT

15.   The CTEMP shall be delivered to NIX.

DELIVERY SCHEDULE

16.   Delivery as follows:

16.1. Initial submission at least 30 days prior to the Preliminary Design Review
      (PDR).

16.2. Final submission at least 30 days prior to the Critical Design Review
      (CDR).

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Project Sea 1430 Phase 2A - OSL Contract

                        CONTRACT DELIVERABLE REQUIREMENT

CDR NO.       ODR-ENG-322

CDR TITLE     System Specification (SS)

SOW CLAUSE    7.5

CWBS          1.5.1.1

1.       DESCRIPTION AND INTENDED USE

         The System Specification (SS) defines the validated requirements for the system. OSL and NIX use the SS as the basis for common understanding of the system technical requirements.

2.       APPLICABLE DOCUMENTS

         The following documents form part of this DID to the extent specified herein:

         a)   System Specification                           DID-ENG-DEF-SS-VC

3.       PREPARATION INSTRUCTIONS

3.1      GENERIC FORMAT AND CONTENT

3.1.1 The data item shall comply with the general format, content and preparation instructions contained in the ODRL clause entitled "General Requirements for Data Items".

3.2      SPECIFIC CONTENT

3.2.1    The specific SS content shall be in accordance with DI-IPSC-81431A, section 4, "Content Requirements", that describes how System/Subsystem Specifications (SSS) are defined.

4.       DETAILS OF THE DELIVERABLE.

4.1 One electronic copy of the SS shall be delivered on each occasion of delivery.


5.       DELIVERY POINT.

5.1      The System Specification shall be delivered to NIX.


6.       DELIVERY SCHEDULE

6.1      Delivery as follows:

6.1.1 Initial submission at least 30 days prior to the Preliminary Design Review (PDR).

6.1.2    Final submission at least 30 days prior to the Critical Design Review
         (CDR).

ODR-ENG-322 ver 1                                                    Page 1 of 1

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Project Sea 1430 Phase 2A - OSL Subcontract Number 265-004-002

                                  ATTACHMENT R

                                  KEY PERSONNEL

                                    Not Used

Subcontract Attachment R V1.0

                                                                             R-1

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
Project Sea 1430 Phase 2A - OSL Subcontract Number - 265-004-002

                                  ATTACHMENT S

                         INTELLECTUAL PROPERTY SCHEDULE


                                                                                         IP Arrangements
CWBS                                                                                    -----------------
Item              CWBS Item       Not    Not     Not     Not   Background/     IP           IP                 Export
 No.             Description     Used   Used    Used    Used   Foreground    Source       Rights              Approval   Comments
----             -----------     ----   ----    ----    ----   -----------   ------       ------              --------   --------
 A                    B           C      D       E       F          G          H            I           J        M          N
----             -----------     ----   ----    ----    ----   -----------   ------       ------        --    --------   --------
1.1             Supply NDS                                    Background      OSL      Subcontractor           Not
                Items                                         IP                       retains IP              Required
                                                                                       rights to all
                                                                                       software and
                                                                                       hardware
                                                                                       supplied by
                                                                                       OSL
----------------------------------------------------------------------------------------------------------------------------------
1.2             Supply NDS                                    Background      OSL      Subcontractor           Not
                Network/PC                                    IP                       retains IP              Required
                Software                                                               rights to all
                                                                                       software and
                                                                                       hardware
                                                                                       supplied by
                                                                                       OSL
----------------------------------------------------------------------------------------------------------------------------------
1.3             Project                                       Foreground      OSL      Passed to               N/A
                Management                                    IP                       CoA
----------------------------------------------------------------------------------------------------------------------------------
1.5             Engineering                                   Background      OSL      Subcontractor           N/A
                                                              IP                       retains IP
                                                                                       rights

         Abbreviations: OSL : Offshore Systems Ltd;

                        N/A : Not Applicable

Subcontract Attachment S V1.0

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Project Sea 1430 Phase 2A - OSL Subcontract Number - 265-004-002

                            TABLE 1 - SCHEDULE NOTES


Column(A)         Specify the CWBS number of the activity, consistent with the
                  Price and Delivery Schedule. Break down to CI level where necessary.

Column(B)         Specify the CWBS line item description, consistent with the
                  Price and Delivery Schedule.

Column(C)         Not Used

Column(D)         Not Used

Column(E)         Not Used

Column(F)         Not Used

Column(G)         Identify the CWBS item as Background or Foreground.

Column(H)         Specify organisation(s) that currently own/licence background or will develop/own foreground IP.

-        include whether Industry (AU, US, GB, SW) or Government (AU, US, GB,
         SW).

Column(I)         Indicate arrangements, detailed in the draft conditions of contract and relevant deeds, to secure IP rights which satisfy the Commonwealth's IP requirements. This will include, for each CWBS item:

-        Contractor ownership with Commonwealth licence

- Subcontractor ownership with Commonwealth licence Indicate the level and extent to which licence terms do not meet the Commonwealth's IP requirements.

Column (J)        Indicate arrangements, detailed in the draft conditions of contract and the relevant deeds, to secure access to TI that satisfies the Commonwealth's IP requirements. This will include, for each CWBS item:

-        TI that will be delivered immediately

-        TI that will be available/configuration controlled in Escrow

-        TI that will be available/configuration controlled by the Contractor

- TI that will be available/configuration controlled by each Subcontractor

Column(M)         Indicate any Export Approval requirements, including for any
                  Source Code and Software Design Data. Provide evidence of ability to export the required supplies, and details of all restrictions on the use of that material.

Column(N)         Include any further relevant information.

Subcontract Attachment S V1.0

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